Exhibit 10.1

Execution Version

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of February 6, 2019

by and among
LEXINGTON REALTY TRUST,
as Borrower,

THE FINANCIAL INSTITUTIONS INITIALLY SIGNATORY HERETO
AND THEIR ASSIGNEES PURSUANT TO SECTION 12.5,
as Lenders,

and

KEYBANK NATIONAL ASSOCIATION,
as Agent

________________________________________________________

KEYBANC CAPITAL MARKETS, INC., WELLS FARGO SECURITIES, LLC, AND REGIONS CAPITAL MARKETS,
as Joint Lead Arrangers
and
Joint Bookrunners,

WELLS FARGO BANK, NATIONAL ASSOCIATION AND REGIONS BANK,
as Co-Syndication Agents

And

BANK OF AMERICA, N.A., JPMORGAN CHASE BANK, N.A., PNC BANK, NATIONAL ASSOCIATION, TD BANK, N.A., AND U.S. BANK NATIONAL ASSOCIATION,
As Co-Documentation Agents

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- ii-

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SCHEDULE I	Commitments

SCHEDULE 1.1.(A)	Scheduled LIBOR Loans

SCHEDULE 1.1.(B)	List of Loan Parties

SCHEDULE 6.1.(b)	Ownership Structure

SCHEDULE 6.1.(f)	Title to Properties; Liens

SCHEDULE 6.1.(g)	Indebtedness and Guaranties

SCHEDULE 6.1.(h)	Existing Derivatives Contracts

SCHEDULE 6.1.(i)	Litigation

SCHEDULE ELC	KeyBank Existing LCs

SCHEDULE EUP	Existing Eligible Unencumbered Properties

EXHIBIT A	Form of Assignment and Assumption

EXHIBIT B	Form of Notice of Borrowing

EXHIBIT C	Form of Notice of Continuation

EXHIBIT D	Form of Notice of Conversion

EXHIBIT E	Form of Revolving Note

EXHIBIT F	Form of Opinion of Counsel

EXHIBIT G	Form of Compliance Certificate

EXHIBIT H	Form of Guaranty

EXHIBIT I	Form of Bid Rate Note

EXHIBIT J	Form of Notice of Swingline Borrowing

EXHIBIT K	Form of Swingline Note

EXHIBIT L	RESERVED

EXHIBIT M	Form of Term Note

EXHIBIT N	Form of Bid Rate Quote Request

EXHIBIT O	Form of Bid Rate Quote

EXHIBIT P	Form of Bid Rate Quote Acceptance

EXHIBIT Q	Form of Designation Agreement

EXHIBITS R-1 to R-4	Forms of U.S. Tax Compliance Certificates

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AMENDED AND RESTATED CREDIT AGREEMENT
THIS AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of February 6, 2019 by and among LEXINGTON REALTY TRUST, a real estate investment trust formed under the laws of the State of Maryland (the “Trust”), as borrower (the “Borrower”), each of the financial institutions initially a signatory hereto together with their assignees pursuant to Section 12.5. (the “Lenders”), and KEYBANK NATIONAL ASSOCIATION, as Agent (the “Agent”), with KEYBANC CAPITAL MARKETS, INC., WELLS FARGO SECURITIES, LLC, and REGIONS CAPITAL MARKETS, as Joint Lead Arrangers and Joint Bookrunners (collectively, the “Arrangers”), WELLS FARGO BANK, NATIONAL ASSOCIATION and REGIONS BANK, as Co-Syndication Agents (the “Co-Syndication Agents”), and BANK OF AMERICA, N.A., JPMORGAN CHASE BANK, N.A., PNC BANK, NATIONAL ASSOCIATION, TD BANK, N.A., AND U.S. BANK NATIONAL ASSOCIATION, as Co-Documentation Agents (the “Co-Documentation Agents”).

WHEREAS, the Borrower has previously entered into the Existing Credit Agreement with KeyBank, as administrative agent, and certain of the Lenders, pursuant to which the lenders party thereto agreed to extend certain commitments and make certain extensions of credit available to the Borrower;

WHEREAS, the Borrower has requested and, on the terms and conditions contained herein, the Agent and the Lenders desire to make available to the Borrower credit facilities in the aggregate initial amount of $900,000,000, consisting of (a) a senior revolving credit facility in the aggregate initial amount of $600,000,000, which will include a $40,000,000 letter of credit sub-facility and a $40,000,000 swingline subfacility, and (b) a senior term loan facility in the aggregate initial amount of $300,000,000 that will mature in 2021, (the facilities described in clauses (a) through (b), collectively, the “Facility”), all on the terms and conditions contained herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree to amend and restate the Existing Credit Agreement in its entirety as follows:
ARTICLE I. - DEFINITIONS
Section 1.1.    Definitions.
In addition to terms defined elsewhere herein, the following terms shall have the following meanings for the purposes of this Agreement:
“1031 Property” means property held by a “qualified intermediary” (a “QI”), as defined in the Treasury Regulations promulgated pursuant to Section 1031 of the Internal Revenue Code, or an “exchange accommodation titleholder” (an “EAT”), as defined in Revenue Procedure 2000-37, as modified by Revenue Procedure 2004-51, (or in either case, by one or more Wholly Owned Subsidiaries thereof, singly or as tenants in common) which is a single purpose entity and has entered into an “exchange agreement” or a “qualified exchange accommodation agreement” with the Borrower, a Wholly Owned Subsidiary of Borrower, or, (A) so long as the LCIF Ownership Condition is satisfied, LCIF or a Wholly Owned Subsidiary of LCIF, (B) so long as the NLSAF Ownership Condition is satisfied, Net Lease Strategic Assets Fund L.P. or a Wholly Owned Subsidiary of Net Lease Strategic Assets Fund L.P., or (C) so long as the SPC Ownership Condition is satisfied, Six Penn Center L.P. or a Wholly Owned Subsidiary of Six Penn Center L.P., in connection with the acquisition (or possible disposition) of such property by the Borrower or a Wholly Owned Subsidiary of the Borrower, LCIF or a Wholly Owned Subsidiary of LCIF, Net Lease Strategic Assets Fund L.P. or a Wholly Owned Subsidiary of Net Lease Strategic Assets Fund L.P., or Six Penn Center L.P.

or a Wholly Owned Subsidiary of Six Penn Center L.P., as applicable, pursuant to, and qualifying for tax treatment under, Section 1031 of the Internal Revenue Code.
“Absolute Rate” has the meaning set forth in Section 2.3.(c)(ii)(C).

“Absolute Rate Auction” means a solicitation of Bid Rate Quotes setting forth Absolute Rates pursuant to Section 2.3.

“Absolute Rate Loan” means a Bid Rate Loan, the interest rate on which is determined on the basis of an Absolute Rate pursuant to an Absolute Rate Auction.

“Accession Agreement” means an Accession Agreement substantially in the form of Annex I to the Guaranty.
“Additional Costs” has the meaning given that term in Section 4.1.
“Additional Term Loans” has the meaning given that term in Section 2.17.
“Adjusted EBITDA” means, for any given period, (a) the EBITDA of the Trust and its Subsidiaries determined on a consolidated basis for such period, minus (b) Capital Reserves for such period.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. In no event shall the Agent or any Lender be deemed to be an Affiliate of the Borrower.
“Agent” means KeyBank National Association, as contractual representative for the Lenders under the terms of this Agreement, and any of its successors.
“Agreement Date” means the date as of which this Agreement is dated.
“Anti-Corruption Laws” means all Applicable Laws of any jurisdiction concerning or relating to bribery, corruption, including without limitation, the Foreign Corrupt Practices Act of 1977, as amended.
“Anti-Money Laundering Laws” means any and all Applicable Laws related to the financing of terrorism or money laundering, including without limitation, any applicable provision of the Patriot Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12U.S.C. §§ 1818(s), 1820(b) and 1951-1959).
“Applicable Facility Fee” means the percentage set forth in the table below corresponding to the Pricing Level at which the “Applicable Margin” is determined in accordance with the definition thereof:

Pricing Level	Facility Fee
Pricing Level 1	0.125%
Pricing Level 2	0.150%

Pricing Level 3	0.200%
Pricing Level 4	0.250%
Pricing Level 5	0.300%

“Applicable Law” means all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, executive orders, and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Applicable Margin” means from time to time, with respect to a particular Class and Type of Loans, the percentage rate set forth in the immediately following table corresponding to the level (each a “Pricing Level”) into which the Trust’s Debt Rating then falls. Any change in the Trust’s Debt Rating which would cause it to move to a different Pricing Level shall be effective as of the first day of the first calendar month immediately following receipt by the Agent of written notice delivered by the Borrower in accordance with Section 8.4.(k) that the Trust’s Debt Rating has changed; provided, however, if the Borrower has not delivered the notice required by such Section but the Agent becomes aware that the Trust’s Debt Rating has changed, then the Agent may, in its sole discretion, upon written notice to the Borrower, adjust the Pricing Level effective as of the first day of the first calendar month following the date the Agent becomes aware that the Trust’s Debt Rating has changed. During any period that the Trust has received only two Debt Ratings that are not equivalent, the Applicable Margins shall be determined based on the Pricing Level corresponding to the higher of such two Debt Ratings; provided however that if one of the Debt Ratings is from Fitch then the Applicable Margins shall be determined based on the Pricing Level corresponding to the Debt Rating of S&P or Moody’s, as applicable. During any period that the Trust has received Debt Ratings from three Rating Agencies and such Debt Ratings are not equivalent, the Applicable Margins shall be determined based on the Pricing Level corresponding to the lower of the two highest such Debt Ratings. During any period for which the Trust has received a Debt Rating from only one Rating Agency, then the Applicable Margins shall be determined based on such Debt Rating so long as such Debt Rating is from either S&P or Moody’s. During any period that the Trust has (i) not received a Debt Rating from any Rating Agency or (ii) received a Debt Rating from only one Rating Agency that is neither S&P or Moody’s, the Applicable Margins shall be determined based on Pricing Level 5. The provisions of this definition shall be subject to Section 2.6.(c).

Pricing Level	Debt Rating	Applicable Margin for Revolving Loans which are LIBOR Loans	Applicable Margin for Revolving Loans which are Base Rate Loans	Applicable Margin for Term Loans which are LIBOR Loans	Applicable Margin for Term Loans which are Base Rate Loans
Pricing Level 1	At least A- or A3	0.775%	0.00%	0.85%	0.00%
Pricing Level 2	At least BBB+ or Baa1	0.825%	0.00%	0.90%	0.00%
Pricing Level 3	At least BBB or Baa2	0.90%	0.00%	1.00%	0.00%
Pricing Level 4	At least BBB- or Baa3	1.10%	0.10%	1.25%	0.25%
Pricing Level 5	Below BBB-, Baa3 or unrated	1.45%	0.45%	1.65%	0.65%

“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC, and Regions Capital Markets as joint lead arrangers and joint bookrunners, together with their successors and permitted assigns.
“Assignment and Assumption” means an Assignment and Assumption Agreement among a Lender, an Eligible Assignee, the Agent, and, if applicable, the Borrower, substantially in the form of Exhibit A.
“Bail-In Action” means, the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus one-half of one percent (0.50%) and (c) the LIBOR Market Index Rate plus 1.00%. Each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate or the LIBOR Market Index Rate (provided that clause (c) shall not be applicable during any period in which LIBOR is unavailable or unascertainable).
“Base Rate Loan” means a Revolving Loan or Term Loan (or any portion thereof) bearing interest at a rate based on the Base Rate.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.
“Bid Rate Borrowing” has the meaning given that term in Section 2.3.(b).
“Bid Rate Loan” means a loan made by a Revolving Lender under Section 2.3.(f).
“Bid Rate Note” means a promissory note of the Borrower substantially in the form of Exhibit I, payable to a Revolving Lender, or its registered assignee, as originally in effect and otherwise duly completed.
“Bid Rate Quote” means an offer in accordance with Section 2.3.(c) by a Revolving Lender to make a Bid Rate Loan with one single specified interest rate.
“Bid Rate Quote Request” has the meaning given that term in Section 2.3.(b).
“Borrower” means the Trust and its respective successors and permitted assigns.
“Borrower Information” has the meaning set forth in Section 2.6.(c).
“Business Day” means (a) any day other than a Saturday, Sunday or other day on which banks in Boston, Massachusetts are authorized or required to close and (b) with reference to a LIBOR Loan, any such day that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.
“Capital Reserves” means, for any period and with respect to a Property, an amount equal to (a) $0.05 per square foot times (b) a fraction, the numerator of which is the number of days in such period and the denominator of which is 365. If the term Capital Reserves is used without reference to any specific Property, then the amount shall be determined on an aggregate basis with respect to all Properties of the Trust and its Subsidiaries and a proportionate share of all Properties of all Unconsolidated Affiliates.
“Capitalization Rate” means 7.25%.
“Capitalized Lease Obligation” means an obligation under a lease (or other arrangement conveying the right to use property) that is required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet of the applicable Person prepared in accordance with GAAP as of the applicable date.
“Capitalized Value” means the sum of all of the following (without duplication) of the Trust and its Subsidiaries on a consolidated basis determined in accordance with GAAP applied on a consistent basis: (a) cash and Cash Equivalents, plus (b)(i) Adjusted EBITDA for the two most recent quarters multiplied by (ii) 2 divided by (iii) the Capitalization Rate, plus (c) the GAAP book value of Properties acquired during the two most recent quarters, plus (d) Construction-in-Process until the Property is substantially complete, plus (e) the GAAP book value of Unimproved Land, Mortgage Receivables and other promissory notes. Borrower’s Ownership Share of Unconsolidated Affiliates will be included in calculations of Capitalized Value consistent with the above treatment for wholly owned assets. For purposes of determining Capitalized Value, EBITDA attributable to assets described in any of the immediately preceding clauses (c) through (e) or to any assets disposed of during the two most recent quarters shall be excluded from Adjusted EBITDA.

To the extent that (v) the Capitalized Value attributable to assets owned by Unconsolidated Affiliates would exceed 25.0% of Capitalized Value, such excess shall be excluded from Capitalized Value, (w) the Capitalized Value attributable to Unimproved Land would exceed 10.0% of Capitalized Value, such excess shall be excluded from Capitalized Value, (x) the Capitalized Value attributable to Construction-in-Process would exceed 15.0% of Capitalized Value, such excess shall be excluded from Capitalized Value, (y) the Capitalized Value attributable to Mortgage Receivables and other promissory notes would exceed 10.0% of Capitalized Value, such excess shall be excluded from Capitalized Value, and (z) the Capitalized Value attributable to Properties leased under Ground Leases would exceed 20.0% of Capitalized Value, such excess shall be excluded from Capitalized Value. In addition to the limitations set forth in the immediately preceding sentence but after giving effect to any deductions for excesses attributable to Unimproved Land, Construction-in-Process, and Mortgage Receivables and other promissory notes made pursuant to the immediately preceding sentence, to the extent that the Capitalized Value attributable to such assets in the aggregate would exceed 25.0% of Capitalized Value, such excess shall be excluded from Capitalized Value. In addition to the limitations set forth in the immediately preceding two sentences, but after giving effect to any deductions for excesses attributable to assets owned by Unconsolidated Affiliates, Unimproved Land, Construction-in-Process, Mortgage Receivables, other promissory notes, and Properties leased under Ground Leases from Capitalized Value made pursuant to the immediately preceding two sentences, to the extent that the Capitalized Value attributable to such assets in the aggregate would exceed 40% of Capitalized Value, such excess shall be excluded from Capitalized Value.
“Cash Collateralize” means, to pledge and deposit with or deliver to the Agent, for the benefit of the Agent and the Revolving Lenders, as collateral for Letter of Credit Liabilities or obligations of Revolving Lenders to fund participations in respect of Letter of Credit Liabilities, cash or deposit account balances or, if the Agent shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Agent. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $500,000,000.00 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or the equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, as amended, which have net assets of at least $500,000,000.00 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.
“Class” means (a) when used with respect to a Commitment, refers to whether such Commitment is a Revolving Loan Commitment or a Term Loan Commitment, (b) when used with respect to a Loan, refers to whether such Loan is a Revolving Loan or a Term Loan and (c) when used with respect to a Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments.

“Collateral Account” means a special non-interest bearing deposit account maintained by, or on behalf of, the Agent and under its sole dominion and control.
“Commitment” means, as to each Lender, the Revolving Loan Commitment or a Term Loan Commitment of such Lender (including any combination or all of them, as the context requires).
“Compliance Certificate” has the meaning given that term in Section 8.3.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Construction-in-Process” means as of any date of determination, cash expenditures for land and improvements (including indirect costs internally allocated and development costs) determined in accordance with GAAP on all Properties that are under development as of such date or are scheduled to commence development within twelve months from such date of determination.
“Continue”, “Continuation” and “Continued” each refers to the continuation of a LIBOR Loan from one Interest Period to another Interest Period pursuant to Section 2.10.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Convert”, “Conversion” and “Converted” each refers to the conversion of a Loan of one Type into a Loan of another Type pursuant to Section 2.11.
“Credit Event” means any of the following: (a) the making (or deemed making) of any Loan, or (b) the issuance, increase or renewal of a Letter of Credit.
“Debt Rating” means, as of any date of determination, the rating as determined by a Rating Agency of a Person’s non-credit enhanced, senior unsecured long term debt. The Debt Rating in effect at any date is the Debt Rating that is in effect at the close of business on such date.
“Debt Service” means, for any period, the sum of (a) Interest Expense, and (b) all regularly scheduled principal payments made with respect to Indebtedness of the Trust and its Subsidiaries during such period, other than any balloon, bullet, early repayment or similar principal payment which, in each case, repays such Indebtedness in full. Debt Service shall include a proportionate share of items (a) and (b) of all Unconsolidated Affiliates.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Applicable Laws relating to the relief of debtors of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any of the events specified in Section 10.1., whether or not there has been satisfied any requirement for the giving of notice, the lapse of time, or both.
“Defaulting Lender” means, subject to Section 3.11.(c), any Lender that (a) has failed to (i) fund all or any portion of its Loans within 2 Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Agent, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including, in the case of a Revolving Lender, in respect of its participation in Letters of Credit or Swingline Loans) within 2 Business Days of the date when due, (b) has notified the Borrower, the Agent or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within 3 Business Days after written request by the Agent or the Borrower, to confirm in writing to the Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.11.(c)) upon delivery of written notice of such determination to the Borrower, the Swingline Lender and each Lender.
“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.
“Delaware Divided LLC” means any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.
“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.
“Derivatives Contract” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement. Not in limitation of the foregoing, the term “Derivatives Contract” includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master

Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.
“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include Agent or any Lender).
“Designated Lender” means a special purpose corporation which is an Affiliate of, or sponsored by, a Revolving Lender, that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and that issues (or the parent of which issues) commercial paper rated at least P-1 (or the then equivalent grade) by Moody’s or A-1 (or the then equivalent grade) by S&P that, in either case, (a) is organized under the laws of the United States of America or any state thereof, (b) shall have become a party to this Agreement pursuant to Section 12.5.(g), and (c) is not otherwise a Lender.
“Designating Lender” has the meaning given that term in Section 12.5.(g).
“Designation Agreement” means a Designation Agreement between a Revolving Lender and a Designated Lender and accepted by the Agent, substantially in the form of Exhibit Q or such other form as may be agreed to by such Revolving Lender, such Designated Lender and the Agent.
“Development Property” means a Property which is being developed to become an office, industrial or retail property.
“Dollars” or “$” means the lawful currency of the United States of America.
“EAT” has the meaning given that term in the definition of 1031 Property.
“EBITDA” means, with respect to a Person for any period (without duplication): (a) net income (loss) of such Person for such period determined on a consolidated basis, in accordance with GAAP, excluding the following (but only to the extent included in determination of such net income (loss)): (i) depreciation and amortization; (ii) Interest Expense; (iii) income tax expense (benefit); (iv) extraordinary or non-recurring gains and losses; (v) noncash charges and credits; (vi) gains and losses from sales of assets and (vii) equity in net income (loss) of its Unconsolidated Affiliates; plus (b) such Person’s Ownership Share of EBITDA of its Unconsolidated Affiliates. EBITDA shall be adjusted to remove any impact from straight line rent leveling adjustments required under GAAP and amortization of intangibles associated with the amortization of above or below market rents pursuant to FASB ASC 805.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the later of: (a) the Agreement Date; and (b) the date on which all of the conditions precedent set forth in Section 5.1. shall have been fulfilled or waived in writing by all of the Lenders.
“Eligible 1031 Property” means a 1031 Property which satisfies all of the following requirements: (a) such 1031 Property is (i) an office, industrial or retail property or (ii) such other commercial Property as the Agent may approve in its reasonable discretion; (b) the Borrower or a Wholly Owned Subsidiary of the Borrower, or, (A) so long as the LCIF Ownership Condition is satisfied, LCIF or a Wholly Owned Subsidiary of LCIF, (B) so long as the NLSAF Ownership Condition is satisfied, Net Lease Strategic Assets Fund L.P. or a Wholly Owned Subsidiary of Net Lease Strategic Assets Fund L.P., or (C) so long as the SPC Ownership Condition is satisfied, Six Penn Center L.P. or a Wholly Owned Subsidiary of Six Penn Center L.P. leases such 1031 Property from the applicable QI or EAT (or Wholly Owned Subsidiary(ies) thereof, as applicable) and the Borrower or a Wholly Owned Subsidiary of the Borrower, LCIF or a Wholly Owned Subsidiary of LCIF, Net Lease Strategic Assets Fund L.P. or a Wholly Owned Subsidiary of Net Lease Strategic Assets Fund L.P., or Six Penn Center L.P. or a Wholly Owned Subsidiary of Six Penn Center L.P., as applicable, manages such 1031 Property; (c) the Borrower or a Wholly Owned Subsidiary of Borrower, or, (A) so long as the LCIF Ownership Condition is satisfied, LCIF or a Wholly Owned Subsidiary of LCIF, (B) so long as the NLSAF Ownership Condition is satisfied, Net Lease Strategic Assets Fund L.P. or a Wholly Owned Subsidiary of Net Lease Strategic Assets Fund L.P., or (C) so long as the SPC Ownership Condition is satisfied, Six Penn Center L.P. or a Wholly Owned Subsidiary of Six Penn Center L.P. is obligated to purchase such 1031 Property (or Wholly Owned Subsidiary(ies) of the applicable QI or EAT that owns such 1031 Property) from the applicable QI or EAT and the applicable QI or EAT is obligated to sell such 1031 Property (or Wholly Owned Subsidiary(ies) thereof that owns such 1031 Property, as applicable) to the Borrower or a Wholly Owned Subsidiary of the Borrower, LCIF or a Wholly Owned Subsidiary of LCIF, Net Lease Strategic Assets Fund L.P. or a Wholly Owned Subsidiary of Net Lease Strategic Assets Fund L.P., or Six Penn Center L.P. or a Wholly Owned Subsidiary of Six Penn Center L.P., as applicable; provided, however that in the case of a disposition of a 1031 Property by the Borrower or a Wholly Owned Subsidiary of the Borrower, LCIF or a Wholly Owned Subsidiary of LCIF, Net Lease Strategic Assets Fund L.P. or a Wholly Owned Subsidiary of Net Lease Strategic Assets Fund L.P., or Six Penn Center L.P. or a Wholly Owned Subsidiary of Six Penn Center L.P. (a “Relinquished Property”), the Borrower or a Wholly Owned Subsidiary of the Borrower, LCIF or a Wholly Owned Subsidiary of LCIF, Net Lease Strategic Assets Fund L.P. or a Wholly Owned Subsidiary of Net Lease Strategic Assets Fund L.P., or Six Penn Center L.P. or a Wholly Owned Subsidiary of Six Penn Center L.P. shall not be obligated to repurchase such 1031 Property (or Wholly Owned Subsidiary(ies) thereof that owns such 1031 Property, as applicable) from the applicable QI or EAT (or Wholly Owned Subsidiary(ies) thereof that owns such 1031 Property, as applicable) and the applicable QI or EAT (or Wholly Owned Subsidiary(ies) thereof that owns such 1031 Property, as applicable) shall not be obligated to resell such 1031 Property (or Wholly Owned Subsidiary(ies) thereof that owns such 1031 Property, as applicable) to the Borrower or a Wholly Owned Subsidiary of the Borrower, LCIF or a Wholly Owned Subsidiary of LCIF, Net Lease Strategic Assets Fund L.P. or a Wholly Owned Subsidiary of Net Lease Strategic Assets Fund L.P., or Six Penn Center L.P. or a Wholly Owned Subsidiary of Six Penn Center L.P. unless such 1031 Property (or Wholly Owned Subsidiary(ies) thereof that owns such 1031 Property, as applicable) is not transferred or assigned, within 180 days of its acquisition by the applicable QI or EAT (or Wholly Owned Subsidiary(ies) thereof that owns such 1031 Property, as applicable), to a Person other than the Borrower or a Wholly Owned Subsidiary of the Borrower, LCIF or a Wholly Owned Subsidiary of LCIF, Net Lease Strategic Assets Fund L.P. or a Wholly Owned Subsidiary of Net Lease Strategic Assets Fund

L.P., or Six Penn Center L.P. or a Wholly Owned Subsidiary of Six Penn Center L.P. or Subsidiary; (d) the applicable QI or EAT (or Wholly Owned Subsidiary(ies) thereof that owns such 1031 Property, as applicable) acquired such 1031 Property with the proceeds of a loan made by the Borrower or a Wholly Owned Subsidiary of the Borrower, or, (A) so long as the LCIF Ownership Condition is satisfied, LCIF or a Wholly Owned Subsidiary of LCIF, (B) so long as the NLSAF Ownership Condition is satisfied, Net Lease Strategic Assets Fund L.P. or a Wholly Owned Subsidiary of Net Lease Strategic Assets Fund L.P., or (C) so long as the SPC Ownership Condition is satisfied, Six Penn Center L.P. or a Wholly Owned Subsidiary of Six Penn Center L.P. which loan is secured either by a Mortgage on such 1031 Property or a pledge of all of the Equity Interests of the applicable QI or EAT (or Wholly Owned Subsidiary(ies) thereof that owns such 1031 Property, as applicable); (e) neither such 1031 Property, nor any interest of the Borrower, any Subsidiary of the Borrower, LCIF, any Subsidiary of LCIF, Net Lease Strategic Assets Fund L.P. or a Subsidiary of Net Lease Strategic Assets Fund L.P., or Six Penn Center L.P. or a Subsidiary of Six Penn Center L.P. therein, is subject to any Lien (other than (i) Permitted Liens and (ii) the Lien of a Mortgage or pledge referred to in the immediately preceding clause (d)) or a Negative Pledge; and (f) such 1031 Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are not material to the profitable operation of such 1031 Property. In no event shall a 1031 Property qualify as an Eligible 1031 Property for a period in excess of 180 consecutive days. For purposes of determining Unencumbered Property Value, such 1031 Property shall be deemed to have been owned or leased by the Borrower or a Wholly Owned Subsidiary of the Borrower, LCIF or a Wholly Owned Subsidiary of LCIF, Net Lease Strategic Assets Fund L.P. or a Wholly Owned Subsidiary of Net Lease Strategic Assets Fund L.P., or Six Penn Center L.P. or a Wholly Owned Subsidiary of Six Penn Center L.P., as applicable, from the date acquired by the applicable QI or EAT (or Wholly Owned Subsidiary(ies) thereof that owns such 1031 Property, as applicable).
“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund and (d) any other Person (other than a natural person) approved by the Agent (such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include (i) the Borrower or any Affiliates or Subsidiaries of the Borrower or (ii) any Defaulting Lender or any of its Subsidiaries, or any Person who upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (ii).
“Eligible Unencumbered Property” means a Property which satisfies all of the following requirements: (a) such Property is located in a state of the United States of America or in the District of Columbia and is wholly owned in fee simple by, or subject to a Ground Lease in favor of, the Borrower or a Wholly Owned Subsidiary of the Borrower; provided, however, that (1) the non-wholly owned Property owned by CTO Associates Limited Partnership shall be deemed to satisfy this requirement so long as the Trust’s relative percentage ownership of the voting Equity Interests in such Person does not decrease from the Trust’s relative percentage ownership interest on September 30, 2018; (2) the Properties wholly owned in fee simple by, or subject to a Ground Lease in favor of, LCIF or a Wholly Owned Subsidiary of LCIF which are (i) set forth on Part 1 of Schedule EUP or (ii) exchanged for any Property listed on such Schedule (and owned by LCIF or such Wholly Owned Subsidiary) pursuant to Section 1031 of the Internal Revenue Code, shall be deemed to satisfy this requirement so long as the LCIF Ownership Condition is satisfied; (3) the Properties wholly owned in fee simple by, or subject to a Ground Lease in favor of, Net Lease Strategic Assets Fund L.P. or a Wholly Owned Subsidiary of Net Lease Strategic Assets Fund L.P. which are (i) set forth on Part 2 of Schedule EUP or (ii) exchanged for a Property listed on such Schedule (and owned by Net Lease Strategic Assets Fund L.P. or such Wholly Owned Subsidiary thereof) pursuant to Section 1031 of the Internal Revenue Code, shall be deemed to satisfy this requirement so long as the NLSAF Ownership Condition is satisfied and (4) the Properties wholly owned in fee simple by, or subject to a Ground Lease in favor of, Six Penn Center L.P. or a Wholly Owned Subsidiary of Six Penn Center L.P. which are (i) set forth on Part 2 of Schedule EUP or (ii) exchanged for a Property listed on such Schedule (and owned by Six Penn Center L.P. or such Wholly Owned Subsidiary) pursuant to Section 1031 of the Internal Revenue Code, shall be deemed to satisfy this requirement so long as the SPC Ownership Condition is satisfied; (b) such Property is (i) an office, industrial or retail Property, or (ii) such other commercial Property as the Agent may approve in its reasonable discretion; (c) tenants of such Property are not more than 30 days past due in respect of lease payments; (d) such Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are not material to the profitable operation of such Property; (e) regardless of whether such Property is owned or leased by the Borrower, LCIF, or any of their Subsidiaries, the Borrower has the right directly or through its Subsidiary, to take the following actions without the need to obtain the consent of any Person: (i) to create Liens on such Property as security for Indebtedness of the Borrower, LCIF or such Subsidiaries, as applicable, (ii) to sell, transfer or otherwise dispose of such Property and (iii) if such Property is owned by a Subsidiary, to cause such Subsidiary to provide guarantees and incur, repay and prepay debt; and (f) neither such Property nor, if such Property is owned by a Subsidiary of the Borrower or LCIF, any of the Borrower’s direct or indirect ownership interest in such Subsidiary or LCIF, is subject to (i) any Liens other than Permitted Liens of the types described in clauses (a) through (f) of the definition of such term and (ii) any Negative Pledge. An Eligible 1031 Property shall also constitute an Eligible Unencumbered Property.
“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, treatment, remediation, disposal or clean-up of Hazardous Materials including, without limitation, the following: Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the United States Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to environmental protection or Hazardous Materials, and any analogous or comparable state or local laws, regulations or ordinances that concern Hazardous Materials or protection of the environment.
“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.
“Equity Issuance” means any issuance by a Person of any Equity Interest in such Person and shall in any event include the issuance of any Equity Interest upon the conversion or exchange of any security constituting Indebtedness that is convertible or exchangeable, or is being converted or exchanged, for Equity Interests.
“ERISA” means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

“ERISA Group” means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control, which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” means any of the events specified in Section 10.1., provided that any requirement for notice or lapse of time or any other condition has been satisfied.
“Excluded Subsidiary” means any Subsidiary (a) holding title to assets that are or are to become collateral for any Secured Indebtedness of such Subsidiary and (b) that is prohibited from Guarantying the Indebtedness of any other Person pursuant to (i) any document, instrument or agreement evidencing such Secured Indebtedness or (ii) a provision of such Subsidiary’s organizational documents which provision was included in such Subsidiary’s organizational documents as a condition to the extension of such Secured Indebtedness.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to an Applicable Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 4.5.) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.12., amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.12.(g), (d) any backup withholding Taxes, and (e) any Taxes imposed under FATCA.
“Existing Credit Agreement” means that (i) certain Credit Agreement dated as of September 1, 2015, as amended through the date hereof, by and among the Borrower, the institutions from time to time party thereto as Lenders and KeyBank, as Agent, and (ii) the agreements, instruments and other documents executed in connection with such credit agreement.
“Existing LC” means, collectively, the letters of credit issued by KeyBank under the Existing Credit Agreement outstanding on the Agreement Date set forth on Schedule ELC annexed hereto.
“Extended Letter of Credit” has the meaning given that term in Section 2.5.(b).
“Facility” has the meaning set forth in the second introductory paragraph hereof.
“Fair Market Value” means, (a) with respect to  a security listed on a national securities exchange or the NASDAQ National Market, the price of such security as reported on such exchange or market by any widely recognized reporting method customarily relied upon by financial institutions and (b) with respect to any other property, the price which could be negotiated in an arm’s-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.
“Federal Funds Rate” means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent. If the Federal Funds Rate determined as provided above would be less than zero, the Federal Funds Rate shall be deemed to be zero.
“Fee Letter” means that certain Fee Letter dated December 19, 2018 by and among the Trust, the Arrangers (other than Regions Capital Markets), KeyBank and Wells Fargo.
“Fees” means the fees and commissions provided for or referred to in Section 3.6. and any other fees payable by the Borrower hereunder or under any other Loan Document.
“Fitch” means Fitch, Inc., and its successors.
“Fixed Charges” means, for any period, the sum of (a) Debt Service for such period and (b) all Preferred Dividends paid during such period. The Trust’s Ownership Share of the Fixed Charges of Unconsolidated Affiliates of the Trust shall be included in determinations of Fixed Charges.
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia.
“Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving Lender, (a) with respect to the Agent, such Defaulting Lender’s Revolving Loan Commitment Percentage of the outstanding Letter of Credit Liabilities other than Letter of Credit Liabilities as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Loan Commitment Percentage of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Funds From Operations” means, for a given period, net income (loss) of the Trust and its Subsidiaries determined on a consolidated basis for such period exclusive of the following (to the extent included in the determination of such net income (loss)): (a) gains (or losses) from debt restructuring and sales of property during such period, (b) any non-cash charges recorded from asset impairments and (c) depreciation with respect to real estate assets and amortization (other than amortization of deferred financing costs) of such Person for such period, all after adjustment for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated entities will be calculated to reflect funds from operations on the same basis. Funds From Operations will be adjusted to remove all impact of straight lining of rents, amortization of intangibles associated with the amortization of above or below market rents, pursuant to Statement of Financial Accounting Standards No. 141 and calculation of interest expense in accordance with FSB APB 14-1.
“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (including Statement of Financial Accounting Standards No. 168, “The FASB Accounting Standards Codification”) or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination; provided that, for any calculations hereunder, to the extent GAAP requires balance sheet or income statement accounts to be stated at fair market value, the impact of such change in GAAP shall be excluded. In addition, notwithstanding anything to the contrary contained herein or any other Loan Document, FASB ASC 842 (Leases) (and any interpretations thereof) shall be disregarded for all purposes under this Agreement or any other Loan Document regardless of when adopted or implemented and the Borrower may account for leases as if FASB ASC 840 was in effect and without giving effect to FASB ASC 842 (Leases) (and any interpretations thereof).
“Governmental Approvals” means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.
“Governmental Authority” means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi governmental, judicial, administrative, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank), or any arbitrator with authority to bind a party at law.
“Ground Lease” means a ground lease containing the following terms and conditions: (a) a remaining term (including any unexercised extension options that the lessee can unilaterally exercise without the need to obtain the consent of the lessor or to pay the lessor any amount as a condition to the effectiveness of such extension) of 15 years or more from the Agreement Date; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage Lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; (d) reasonable transferability of the lessee’s interest under such lease, including ability to sublease; and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease; provided that the ground lease with respect to the Property located in Palo Alto,

California owned by Newkirk Orper L.P. in the form in effect as of February 12, 2013, shall be deemed to satisfy the requirements of a Ground Lease hereunder.
“Guarantor” means any Person that is a party to the Guaranty as a “Guarantor”.
“Guaranty”, “Guaranteed”, “Guarantying” or to “Guarantee” as applied to any obligation means and includes: (a) a guaranty (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by: (i) the purchase of securities or obligations, (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (iv) repayment of amounts drawn down by beneficiaries of letters of credit (including Letters of Credit), or (v) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation. As the context requires, “Guaranty” shall also mean the Guaranty to which the Guarantors are parties substantially in the form of Exhibit H.
“Hazardous Materials” means all or any of the following: (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances”, “hazardous materials”, “hazardous wastes”, “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP” toxicity or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) toxic mold; and (f) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.
“Increase Effective Date” has the meaning given that term in Section 2.17.
“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed or for the deferred purchase price of property or services (excluding trade debt incurred in the ordinary course of business); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations (contingent or otherwise) of such Person in respect of letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Obligations of such Person; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than Mandatorily Redeemable Stock)); (h) net obligations under any Derivatives Contract not entered into as a hedge against existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof; (i) all Indebtedness of other Persons which such Person has Guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities and other similar events, and other similar exceptions to nonrecourse liability (but not exceptions relating to voluntary bankruptcy, collusive involuntary bankruptcy, insolvency, or receivership or other similar events)); (j) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; and (k) such Person’s Ownership Share of the Indebtedness of any Unconsolidated Affiliate of such Person. Notwithstanding the preceding sentence, the calculation of liabilities shall not include any fair value adjustments to the carrying value of liabilities to record such liabilities at fair value pursuant to electing the fair value option election under FASB ASC 825-10-25 (formerly known as FAS 159, The Fair Value Option for Financial Assets and Financial Liabilities) or other FASB standards allowing entities to elect fair value option for financial liabilities. All Loans and Letter of Credit Liabilities shall constitute Indebtedness of the Borrower. Indebtedness shall be adjusted to remove (i) any impact of intangibles pursuant to ASC 805, as codified by the Financial Accounting Standards Board in June of 2009, (ii) any impact from Asset Retirement Obligations pursuant to ASC 410, as codified by the Financial Accounting Standards Board in June of 2009, (iii) any potential impact from an accounting standard substantially similar to that proposed in the exposure draft issued by the Financial Accounting Standards Board in August of 2010 related to Leases (Topic 840), and (iv) any indebtedness that can be fully satisfied by issuing Equity Interests (other than Mandatorily Redeemable Stock) at the Borrower’s option. Indebtedness of a Person shall include Indebtedness of any other Person to the extent such Indebtedness is recourse to the first Person.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.
“Information Materials” has the meaning given to such term in Section 12.15.
“Intellectual Property” has the meaning given that term in Section 6.1.(t).
“Interest Expense” means, for any period, without duplication, (a) total interest expense of the Trust and its Subsidiaries, including capitalized interest not funded under a construction loan interest reserve account, determined on a consolidated basis for such period, plus (b) the Trust’s Ownership Share of Interest Expense of Unconsolidated Affiliates for such period. Notwithstanding anything to the contrary, Interest Expense shall not include any amortization of deferred financing costs or the impact of ASC 470.20, as codified by the Financial Accounting Standards Board, in accordance with GAAP, or any interest or amortization that would be required under FASB ASC 842.
“Interest Period” means,
(a)    with respect to each LIBOR Loan, each period commencing on the date such LIBOR Loan is made, or in the case of the Continuation of a LIBOR Loan the last day of the preceding Interest Period for such Loan, and ending on the numerically corresponding day in the first, second or third calendar month thereafter (or in the case of each Scheduled LIBOR Loan, ending on the date set forth in the column titled

“Last Day of Initial Interest Period” of the table on Schedule 1.1.(A) that corresponds to such Scheduled LIBOR Loan), as the Borrower may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month.
(b)    with respect to each Bid Rate Loan, the period commencing on the date such Bid Rate Loan is made and ending on any Business Day not less than 7 nor more than 180 days thereafter, as the Borrower may select as provided in Section 2.3.(b).
Notwithstanding the foregoing: (a) the Borrower shall not select any Interest Period for a Class of Loans that ends after the Termination Date for such Class of Loans; and (b) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the immediately following Business Day (or, if such immediately following Business Day falls in the next calendar month, on the immediately preceding Business Day).
“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.
“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, whether by means of: (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person. Any binding commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment. Except as expressly provided otherwise, for purposes of determining compliance with any covenant contained in a Loan Document, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“Investment Grade Rating” means a Debt Rating of BBB- or better from S&P or Fitch, or Baa3 or better from Moody’s.
“KeyBank” means KeyBank National Association, together with its successors and assigns.
“L/C Commitment Amount” equals up to $40,000,000.00.
“LCIF” means LEPERCQ CORPORATE INCOME FUND L.P., a limited partnership formed under the laws of the State of Delaware.
“LCIF Ownership Condition” means that (a) the Trust or a Wholly Owned Subsidiary of the Trust is the sole general partner of LCIF and (b) the Trust is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of no less than 95.5% of the total voting power and economic interest of LCIF.
“Lender” shall mean the various Lenders which have each issued or hereafter issue a Commitment hereunder, together with their respective successors and permitted assigns, and as the context requires, includes the Swingline Lender; provided, however, that the term “Lender” shall exclude each Designated Lender when used in reference to any Loan other than a Bid Rate Loan, the Commitments or terms relating to any Loan other than a Bid Rate Loan and shall further exclude each Designated Lender for all other purposes under the Loan Documents except that any Designated Lender which funds a Bid Rate Loan shall, subject to Section 12.5.(d), have only the rights (including the rights given to a Lender contained in Sections 12.2. and 12.9.) and obligations of a Lender associated with holding such Bid Rate Loan.
“Lender Assigned Rights and Obligations” has the meaning specified in Section 2.18(a).
“Lending Office” means, for each Lender and for each Type of Loan, the office of such Lender specified as such on its signature page hereto or in the applicable Assignment and Assumption, or such other office of such Lender as such Lender may notify the Agent in writing from time to time.
“Letter of Credit” has the meaning given that term in Section 2.5.(a).
“Letter of Credit Documents” means, with respect to any Letter of Credit, collectively, any application therefor, any certificate or other document presented in connection with a drawing under such Letter of Credit and any other agreement, instrument or other document governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to such Letter of Credit or (b) any collateral security for any of such obligations.
“Letter of Credit Liabilities” means, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the Stated Amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, (i) a Revolving Lender (other than the Revolving Lender acting as the Agent) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.5(i), and the Revolving Lender acting as the Agent shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Revolving Lenders other than the Lender acting as the Agent of their participation interests under such Section and (ii) if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Leverage Ratio” has the meaning given that term in Section 9.1.(a).
“LIBOR” means, with respect to any LIBOR Loan for any Interest Period, subject to Section 4.2(b), the rate of interest obtained by dividing (i) the rate of interest per annum (expressed to the fifth decimal place) determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America). If, for any reason, the rate referred to in the preceding clause (i) does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then the rate to be used for such clause (i) shall be determined by the Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Agent at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period. Any change in the maximum rate of reserves described in the preceding clause (ii) shall result in a change in LIBOR on the date on which such change in such maximum rate becomes effective. If LIBOR determined as provided above would be less than zero, LIBOR shall be deemed to be zero for each LIBOR Loan that has not been identified by the Borrower in accordance with the terms of this Agreement as being subject to a Derivatives Contract that has been entered into to hedge against fluctuations in interest rates. Notwithstanding anything to the contrary set forth in this definition, with respect to each Scheduled LIBOR Loan, solely for the Interest Period commencing on the Effective Date and ending on the date corresponding to such Scheduled LIBOR Loan set forth in the column titled “Last Day of Initial Interest Period” of the table on Schedule 1.1.(A), LIBOR means the rate of interest corresponding to such Scheduled LIBOR Loan set forth in the column titled “LIBOR” of the table on Schedule 1.1.(A).
“LIBOR Auction” means a solicitation of Bid Rate Quotes setting forth LIBOR Margin Loans based on LIBOR pursuant to Section 2.3.
“LIBOR Loan” means a Revolving Loan or Term Loan (or any portion thereof) (other than a Base Rate Loan) bearing interest at a rate based on LIBOR.
“LIBOR Margin” has the meaning given that term in Section 2.3.(c)(ii)(D).
“LIBOR Margin Loan” means a Bid Rate Loan the interest rate on which is determined on the basis of LIBOR pursuant to a LIBOR Auction.

“LIBOR Market Index Rate” means, for any day, LIBOR as of that day that would be applicable for a LIBOR Loan (other than a Scheduled LIBOR Loan) having a one-month Interest Period determined at approximately 10:00 a.m. for such day (rather than 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period as otherwise provided in the definition of “LIBOR”), or if such day is not a Business Day, the immediately preceding Business Day. The LIBOR Market Index Rate shall be determined on a daily basis.
“Lien” as applied to the property of any Person means: (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases and rents, pledge, lien, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the UCC or its equivalent in any jurisdiction, other than any precautionary filing not otherwise constituting or giving rise to a Lien, including a financing statement filed (i) in respect of a lease not constituting a Capitalized Lease Obligation pursuant to Section 9-505 (or a successor provision) of the UCC or its equivalent as in effect in an applicable jurisdiction or (ii) in connection with a sale or other disposition of accounts or other assets not prohibited by this Agreement in a transaction not otherwise constituting or giving rise to a Lien; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.
“Loan” means a Revolving Loan, a Term Loan, a Bid Rate Loan or a Swingline Loan, as the context may require, made by a Lender to the Borrower pursuant to the terms hereof.
“Loan Document” means this Agreement, each Note, each Letter of Credit Document, the Guaranty, and each other document or instrument now or hereafter executed and delivered by a Loan Party in connection with, pursuant to or relating to this Agreement (other than any Derivatives Contract).

“Loan Party” means the Borrower and each Person who guarantees all or a portion of the Obligations. Schedule 1.1.(B) sets forth the Loan Parties in addition to the Borrower as of the Agreement Date.
“Mandatorily Redeemable Stock” means, with respect to the Trust or any Subsidiary, any Equity Interest thereof which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests), in each case on or prior to the date that is the latest date on which all Loans are scheduled to be due and payable. For the avoidance of doubt, the parties hereto agree that the following Equity Interests of the Trust do not qualify as Mandatorily Redeemable Stock based on their terms as in effect on the Agreement Date: 6.50% Series C Cumulative Convertible Preferred Stock established pursuant to Articles Supplementary filed by the Trust on December 8, 2004 with the Department of Assessments and Taxation of the State of Maryland.
“Material Acquisition”  means (i) any single transaction for the purpose of, or resulting, directly or indirectly, in, the acquisition (including, without limitation, a merger or consolidation or any other combination with another Person) of a Person or assets by the Borrower (directly or indirectly) that has a gross purchase price equal to or greater than ten percent (10.0%) of the then current Capitalized Value (without giving effect to such transaction), or (ii) one or more transactions for the purpose of, or resulting, directly or indirectly, in, the acquisition (including, without limitation, a merger or consolidation or any other combination with another Person) of one or more Persons or assets by the Borrower (directly or indirectly) in any (2) consecutive calendar quarters which in the aggregate have a gross purchase price equal to or greater than ten percent (10.0%) of the then current Capitalized Value (without giving effect to such transactions).
“Material Adverse Effect” means a materially adverse effect on (a) the business or financial condition of the Trust and its Subsidiaries taken as a whole, (b) the ability of the Borrower and the Guarantors, taken as a whole, to perform their obligations under the Loan Documents, (c) the validity or enforceability of any of the Loan Documents, or (d) the rights and remedies of the Lenders or the Agent under any of the Loan Documents.
“Material Contract” means any contract or other arrangement (other than Loan Documents), whether written or oral, to which the Borrower, any other Loan Party or any other Subsidiary is a party as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect.
“Moody’s” means Moody’s Investors Service, Inc., and its successors.
“Mortgage” means a mortgage, deed of trust, deed to secure debt or similar security instrument made by a Person owning an interest in real property granting a Lien on such interest in real property as security for the payment of Indebtedness of such Person or another Person.
“Mortgage Receivable” means a promissory note made by a Person other than the Borrower or one of its Subsidiaries that is secured by a Mortgage of which the Borrower or one of its Subsidiaries is the holder and retains the rights of collection of all payments thereunder.

“Multiemployer Plan” means at any time a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.
“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than any Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.
“Net Operating Income” means, for any Property and for a given period, the sum of the following (without duplication and determined on a consistent basis with prior periods): (a) rents and other revenues received in the ordinary course from such Property (including proceeds of rent loss or business interruption insurance (but not in excess of the actual rent otherwise payable) but excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent) minus (b) all expenses paid (excluding interest but including an appropriate accrual for property taxes and insurance) related to the ownership, operation or maintenance of such Property, including but not limited to property taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, but specifically excluding general overhead expenses of the Borrower or any Subsidiary and any property management fees).
“NLSAF Ownership Condition” means that either (a)(i) the Trust or a Wholly Owned Subsidiary of the Trust is the sole general partner of Net Lease Strategic Assets Fund, L.P., (ii) the Trust is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of no less than 98% of the total voting power and economic interest of Net Lease Strategic Assets Fund, L.P. and (iii) the LCIF Ownership Condition is satisfied and LCIF is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of the remaining equity interest of Net Lease Strategic Assets Fund, L.P. or (b) Net Lease Strategic Assets Fund, L.P. is a Wholly Owned Subsidiary of the Trust.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all or all directly affected Lenders in accordance with the terms of Section 12.6. and (ii) has been approved by the Requisite Lenders (and, in the case of any consent, waiver or amendment that require the approval of all or all directly affected Lenders of a particular Class, Requisite Class Lenders of such Class).
“Nonrecourse Indebtedness” means, with respect to a Person, Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, bankruptcy, insolvency, receivership and other similar events, and other similar exceptions to nonrecourse liability) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness. Liability of a Person under a completion guarantee for a Development Property, to the extent relating to the Nonrecourse Indebtedness of another Person, shall not, in and of itself, prevent such liability from being characterized as Nonrecourse Indebtedness.
“Note” means a Revolving Note, a Term Note, a Bid Rate Note or a Swingline Note, as the context may require.

“Notice of Borrowing” means a notice in the form of Exhibit B to be delivered to the Agent pursuant to Section 2.1.(b) and/or Section 2.2.(b) evidencing the Borrower’s request for a borrowing of Loans.
“Notice of Continuation” means a notice in the form of Exhibit C to be delivered to the Agent pursuant to Section 2.10. evidencing the Borrower’s request for the Continuation of a LIBOR Loan.
“Notice of Conversion” means a notice in the form of Exhibit D to be delivered to the Agent pursuant to Section 2.11. evidencing the Borrower’s request for the Conversion of a Loan from one Type to another Type.
“Notice of Swingline Borrowing” means a notice in the form of Exhibit I to be delivered to the Agent pursuant to Section 2.4. evidencing the Borrower’s request for a Swingline Loan.
“Obligations” means, individually and collectively: (a) the aggregate principal balance of, and all accrued and unpaid interest on, all Loans; (b) all Reimbursement Obligations and all other Letter of Credit Liabilities; and (c) all other indebtedness, liabilities, obligations, covenants and duties of the Borrower and the other Loan Parties owing to the Agent or any Lender of every kind, nature and description, under or in respect of this Agreement or any of the other Loan Documents, including, without limitation, the Fees and indemnification obligations, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any promissory note, and including interest and fees that accrue after the commencement by or against any Loan Party of any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest or fees are allowed claims in such proceeding.
“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Off-Balance Sheet Obligations” means liabilities and obligations of the Trust, any Subsidiary or any other Person in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act) which the Trust would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Trust’s report on Form 10‑Q or Form 10‑K (or their equivalents) which the Trust is required to file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor).
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.5.).
“Ownership Share” means, with respect to any Subsidiary of a Person (other than a Wholly Owned Subsidiary) or any Unconsolidated Affiliate of a Person, the greater of (a) such Person’s relative nominal direct and indirect ownership interest (expressed as a percentage) in such Subsidiary or Unconsolidated Affiliate or (b) such Person’s relative direct and indirect economic interest (calculated as a percentage) in such Subsidiary or Unconsolidated Affiliate determined in accordance with the applicable provisions of the declaration of trust, articles or certificate of incorporation, articles of organization, partnership agreement, joint venture agreement or other applicable organizational documents of such Subsidiary or Unconsolidated Affiliate.
“Participant” has the meaning given that term in Section 12.5.(d).
“Participant Register” has the meaning given that term in Section 12.5.(d).
“Patriot Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).
“PBGC” means the Pension Benefit Guaranty Corporation and any successor agency.
“Permitted Intercompany Indebtedness” means Indebtedness consisting of unsecured loans and advances made among one or more of the Borrower’s Subsidiaries or among the Borrower and one or more of its Subsidiaries; provided that any Indebtedness of any Loan Party or owner of an Eligible Unencumbered Property owing to any Subsidiary that is not a Loan Party must be, if requested by the Agent, expressly subordinated to the Obligations on terms and subject to documentation that are reasonably acceptable to the Agent.
“Permitted Liens” means, as to any Person: (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under Section 7.6; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar Applicable Laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property for its intended business use or impair the intended business use thereof in the business of such Person; (d) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person; (e) Liens in favor of the Agent for the benefit of the Lenders as security for the Obligations; (f) Liens in favor of the Borrower or a Guarantor securing obligations owed by a Subsidiary to the Borrower or such Guarantor; and (g) Liens in existence as of the Agreement Date and set forth in Part II of Schedule 6.1.(f).
“Person” means any natural person, corporation, limited partnership, general partnership, joint stock company, limited liability company, limited liability partnership, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, or any other nongovernmental entity, or any Governmental Authority.
“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Post-Default Rate” means, in respect of any principal of any Class of Loans or any other Obligation, a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans for such Class plus two percent (2.0%).
“Preferred Dividends” means, for any period and without duplication, all Restricted Payments paid during such period on Preferred Equity Interests issued by the Borrower or another Subsidiary. Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Equity Interests (other than Mandatorily Redeemable Stock) payable to holders of such class of Equity Interests, (b) paid or payable to the Borrower or another Subsidiary which is a Loan Party, or (c) constituting or resulting in the redemption of Preferred Equity Interests, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.
“Preferred Equity Interests” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.
“Pricing Level” has the meaning given that term in the definition of Applicable Margin.
“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Lender then acting as the Agent as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by the Lender acting as Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.
“Principal Office” means the office of the Agent located at 225 Franklin Street, Boston, Massachusetts, or such other office of the Agent as the Agent may designate from time to time.
“Pro Rata Share” means, as to each Lender, the ratio, expressed as a percentage of (a)(i) the amount of such Lender’s Revolving Loan Commitment plus (ii) the aggregate outstanding principal amount of such Lender’s Term Loans, if any, to (b)(i) the aggregate amount of the Revolving Loan Commitments of all Lenders plus (ii) the aggregate amount of all outstanding Term Loans; provided, however, that if at the time of determination the Revolving Loan Commitments have terminated or been reduced to zero, the “Pro Rata Share” of each Lender shall be the ratio, expressed as a percentage of (A) the sum of the unpaid principal amount of all outstanding Revolving Loans, Term Loans, Swingline Loans and Letter of Credit Liabilities owing to such Lender as of such date to (B) the sum of the aggregate unpaid principal amount of all outstanding Revolving Loans, Term Loans, Swingline Loans and Letter of Credit Liabilities of all Lenders as of such date. If at the time of determination the Revolving Loan Commitments have been terminated and there are no outstanding Loans or Letter of Credit Liabilities, then the Pro Rata Shares of the Lenders shall be determined as of the most recent date on which any Loans and/or Letters of Credit Liabilities were outstanding. For purposes of this definition, a Revolving Lender shall be deemed to hold a Swingline Loan or a Letter of Credit Liability to the extent such Revolving Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.
“Property” means any parcel of real property owned or leased (in whole or in part) or operated by the Borrower, any Subsidiary or any Unconsolidated Affiliate of the Borrower.
“Purchasing Lender” has the meaning specified in Section 2.18(a).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“QI” has the meaning given that term in the definition of 1031 Property.
“Qualified Plan” means a Benefit Arrangement that is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code.
“Rating Agency” means any of S&P, Moody’s and Fitch.
“Recipient” means (a) the Agent and (b) any Lender, as applicable.
“Recourse Indebtedness” means with respect to a Person, Indebtedness for borrowed money that is not Nonrecourse Indebtedness.
“Reference Debt” means all Unsecured Indebtedness of the Trust and its Subsidiaries.
“Register” has the meaning given that term in Section 12.5.(c).
“Regulatory Change” means, with respect to any Lender, any change or new interpretation effective after the Agreement Date in Applicable Law (including without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks, including such Lender, of or under any Applicable Law (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any Governmental Authority or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy; provided, that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in implementation thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Regulatory Change,” regardless of the date enacted, adopted, issued or implemented.
“Reimbursement Obligation” means the absolute, unconditional and irrevocable obligation of the Borrower to reimburse the Agent for any drawing honored by the Agent under a Letter of Credit.
“REIT” means a Person qualifying for treatment as a “real estate investment trust” under the Internal Revenue Code.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates.
“Replacement Rate” has the meaning given that term in Section 4.2(b).
“Requisite Class Lenders” means, with respect to a Class of Lenders on any date of determination, Lenders of such Class (a) having more than 50% of the aggregate amount of the Commitments of such Class, or (b) if the Commitments of such Class have terminated, holding more than 50% of the principal amount of the aggregate outstanding Loans of such Class, and in the case of Revolving Lenders, outstanding Letter of Credit Liabilities and Swingline Loans; provided that in determining such percentage at any given time, all then existing Defaulting Lenders of such Class will be disregarded and excluded. For purposes of this definition, a Revolving Lender shall be deemed to hold a Swingline Loan or a Letter of Credit Liability to the extent such Revolving Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.
“Requisite Lenders” means, as of any date, Lenders having more than 50% of the aggregate amount of (a) the Revolving Loan Commitments (or if the Revolving Loan Commitments have been terminated or reduced to zero, the principal amount of the aggregate outstanding Revolving Loans, Bid Rate Loans, Swingline Loans and Letter of Credit Liabilities) and (b) the aggregate outstanding principal amount of the Term Loans; provided that (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and (ii) at all times when there are two or more Lenders (excluding Defaulting Lenders), the term “Requisite Lenders” shall in no event mean less than two Lenders. For purposes of this definition, a Revolving Lender shall be deemed to hold a Swingline Loan or Letter of Credit Liability to the extent such Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.
“Responsible Officer” means with respect to the Borrower or any other Subsidiary, the chief executive officer and the chief financial officer of the Borrower or such Subsidiary.
“Restricted Payment” means: (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of the Trust or any Subsidiary now or hereafter outstanding, except a dividend payable solely in Equity Interests of identical class to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of the Trust or any Subsidiary now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Trust or any Subsidiary now or hereafter outstanding, except also, in the case of the foregoing clauses (a), (b) or (c), a dividend or distribution payable or other payment made solely in (i) shares in any other class of Equity Interests not constituting Mandatorily Redeemable Stock, with terms that are not materially more favorable, taken as a whole and in the good faith determination of the Borrower, than the Equity Interests with respect to which such dividend, distribution or other payment was made and (ii) shares of any class of common Equity Interests.
“Revolving Lenders” shall mean the various Lenders which have a Revolving Loan Commitment and/or hold Revolving Loans hereunder.
“Revolving Loan” means a loan made by a Lender to the Borrower pursuant to Section 2.2.(a).
“Revolving Loan Commitment” means, as to each Revolving Lender, such Revolving Lender’s obligation to make Revolving Loans pursuant to Section 2.2., to issue (in the case of the Agent) and to participate (in the case of the other Revolving Lenders) in Letters of Credit pursuant to Section 2.5.(i), and to participate in Swingline Loans pursuant to Section 2.4.(e), in an amount up to, but not exceeding the amount set forth for such Revolving Lender on Schedule I as such Revolving Lender’s “Revolving Loan Commitment” or as set forth in any applicable Assignment and Assumption Agreement or agreement executed by a Person becoming a Revolving Lender hereunder in accordance with Section 2.17., as the same may be reduced from time to time pursuant to Section 2.13. or increased or reduced as appropriate to reflect any assignments to or by such Revolving Lender effected in accordance with Section 12.5. or increased as appropriate to reflect any increase effected in accordance with Section 2.17.

“Revolving Loan Commitment Percentage” means, as to each Lender with a Revolving Loan Commitment, the ratio, expressed as a percentage, of (a) the aggregate amount of such Lender’s Revolving Loan Commitment to (b) the aggregate amount of the Revolving Loan Commitments of all Lenders; provided, however, that if at the time of determination the Revolving Loan Commitments have terminated or been reduced to zero, the “Revolving Loan Commitment Percentage” of each Lender shall be the Revolving Loan Commitment Percentage of such Lender in effect immediately prior to such termination or reduction.
“Revolving Loan Exposure” means, as to any Revolving Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Revolving Lender’s participation in Letter of Credit Liabilities and Swingline Loans at such time.
“Revolving Note” means a promissory note of the Borrower substantially in the form of Exhibit E, payable to a Revolving Lender, or its registered assignee, in a principal amount equal to the amount of such Lender’s Revolving Loan Commitment as originally in effect and otherwise duly completed and shall include any new Revolving Note that may be issued from time to time pursuant to Section 2.17.
“Revolving Termination Date” shall mean the earliest of (i) the date on which the Revolving Loan Commitments are reduced to zero under Section 2.13., (ii) February 6, 2023 (or such later date to which the Revolving Termination Date may be extended pursuant to Section 2.14.) or (iii) the date the Commitments are terminated pursuant to Section 10.2. or 10.3.
“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and its successors.
“Sanctioned Country” means, at any time, a country, region, or territory which is, or whose government is, the subject or target of any Sanctions.
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by any Governmental Authority of the United States of America, including without limitation, OFAC or the U.S. Department of State, or by the United Nations Security Council, Her Majesty’s Treasury, the European Union or any other Governmental Authority, (b) any Person located, operating, organized or resident in a Sanctioned Country, (c) an agency, political subdivision or instrumentality of the government of a Sanctioned County or (d) any Person Controlled by any Person or agency described in any of the preceding clauses (a) through (c).
“Sanctions” means any sanctions or trade embargoes imposed, administered or enforced by any Governmental Authority of the United States of America, including without limitation, OFAC or the U.S. Department of State, or by the United Nations Security Council, Her Majesty’s Treasury, the European Union or any other Governmental Authority.
“Scheduled LIBOR Loan” means each portion of the Term Loans set forth on Schedule 1.1.(A).
“Secured Indebtedness” means, with respect to a Person, (a) all Indebtedness of such Person that is secured in any manner by any Lien on any property, plus (b) such Person’s Ownership Share of the Secured Indebtedness of any such Person’s Unconsolidated Affiliates; provided that any loan facilities, if secured only by pledges of Equity Interests in any Subsidiaries of the Trust, shall not be deemed Secured Indebtedness.
“Secured Indebtedness Adjustment” has the meaning given that term in Section 9.1(e).

“Securities Act” means the Securities Act of 1933, as amended from time to time, together with all rules and regulations issued thereunder.
“Selling Lender” has the meaning specified in Section 2.18(a).
“Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any Affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.
“SPC Ownership Condition” means that either (a)(i) the Trust or a Wholly Owned Subsidiary of the Trust is the sole general partner of Six Penn Center L.P., (ii) the Trust is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of no less than 99% of the total voting power and economic interest of Six Penn Center L.P. and (iii) the LCIF Ownership Condition is satisfied and LCIF is the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of the remaining equity interest of Six Penn Center L.P. or (b) Six Penn Center L.P. is a Wholly Owned Subsidiary of the Trust.
“Stated Amount” means the amount available to be drawn by a beneficiary under a Letter of Credit from time to time, as such amount may be increased or reduced from time to time in accordance with the terms of such Letter of Credit.
“Subsidiary” means, for any Person, any corporation, partnership or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP. Notwithstanding the foregoing, CTO Associates Limited Partnership shall be a Subsidiary hereunder, with the Net Operating Income and Unencumbered Property Value of the Property owned by such entity being adjusted in a manner acceptable to the Agent to reflect the Borrower’s Ownership Share in such entity.
“Swingline Commitment” means the Swingline Lender’s obligation to make Swingline Loans pursuant to Section 2.4. in an amount up to, but not exceeding, $40,000,000, as such amount may be reduced from time to time in accordance with the terms hereof.
“Swingline Lender” means KeyBank.
“Swingline Loan” means a loan made by the Swingline Lender to the Borrower pursuant to Section 2.4.(a).
“Swingline Note” means the promissory note of the Borrower payable to the Swingline Lender, or its registered assignee, in a principal amount equal to the amount of the Swingline Commitment as originally in effect and otherwise duly completed, substantially in the form of Exhibit K.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Lender” means a Lender having a Term Loan Commitment, or if such Term Loan Commitment has terminated, a Lender holding a Term Loan.
“Term Loan” means a loan made by a Term Lender to the Borrower pursuant to Section 2.1.(a) (in the form of a “2021 Term Loan” under the Existing Credit Agreement) or Section 2.17 in the form of an Additional Term Loan.
“Term Loan Commitment” means, for each Term Lender, the amount set forth for such Lender on Schedule I as such Lender’s “Term Loan Commitment”, or as set forth in the applicable Assignment and Assumption Agreement, as the same may be increased or reduced as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 12.5. As of the Effective Date, the Term Loan Commitments have been terminated and the Term Lenders have no obligation to make further Term Loans in connection therewith.
“Term Note” means a promissory note of the Borrower substantially in the form of Exhibit M payable to a Term Lender, or its registered assignee, in a principal amount equal to the amount of such Term Lender’s Term Loan at the time of the making or acquisition of such Loan.
“Term Loan Percentage” means, as to each Term Lender, the ratio, expressed as a percentage, of (a) the aggregate principal amount of such Lender’s Term Loans to (b) the aggregate amount of the Term Loans of all Term Lenders.
“Termination Date” means (a) with respect to Revolving Loans and the Revolving Loan Commitments, the Revolving Termination Date, and (b) with respect to Term Loans, January 11, 2021.
“Titled Agents” means each of the Arrangers, the Co-Syndication Agents, the Co-Documentation Agents, and their respective successors and permitted assigns.
“Total Indebtedness” means, as of a given date of determination and without duplication, (a) all Indebtedness of the Trust and all of its Subsidiaries determined on a consolidated basis, and (b) the Trust’s Ownership Share of all Indebtedness of its Unconsolidated Affiliates.
“Type” with respect to any Revolving Loan or Term Loan, refers to whether such Loan is a LIBOR Loan or Base Rate Loan, or in the case of a Bid Rate Loan only, an Absolute Rate Loan or a LIBOR Margin Loan.
“UCC” means the Uniform Commercial Code from time to time in any relevant jurisdiction.
“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.
“Unencumbered Leverage Ratio” has the meaning given that term in Section 9.1.(c).
“Unencumbered NOI” means, at any given time, the Net Operating Income for all Eligible Unencumbered Properties for the two consecutive fiscal quarters most recently ended. To the extent that the amount of Net Operating Income attributable to Eligible Unencumbered Properties subject to Ground Leases with a remaining term of thirty (30) years or less from the Agreement Date would exceed 10.0% of Unencumbered NOI, such excess shall be excluded from Unencumbered NOI.
“Unencumbered Property Value” means, at any given time, without duplication, the sum of (a) with respect to all Eligible Unencumbered Properties that have been owned for at least four fiscal quarters, (i) the Net Operating Income from all such Properties for the two fiscal quarters most recently ended, times (ii) 2 divided by (iii) the Capitalization Rate, plus (b) with respect to all other Eligible Unencumbered Properties not described in the preceding clause (a), the value of such each such Property based on cost determined in accordance with GAAP, plus (c) Unrestricted Cash. To the extent that Eligible Unencumbered Properties subject to Ground Leases with a remaining term of thirty (30) years or less would exceed ten percent (10.0%) of Unencumbered Property Value, such excess shall be excluded from Unencumbered Property Value.
“Unimproved Land” means land on which no development (other than paving or other improvements that are not material and are temporary in nature) has occurred and for which no construction is planned in the following 12 months.
“Unrestricted Cash” means, as of any date of determination, cash and Cash Equivalents held by the Trust and its Subsidiaries (or by an EAT with respect to a 1031 Property) other than tenant deposits and other cash and Cash Equivalents that are subject to a Lien (other than Liens of a depository institution or securities intermediary arising by virtue of any statutory or common law provisions, rights of set-off or similar rights or remedies as to deposit accounts or securities accounts or other funds maintained with such depository institution or securities intermediary (other than any of the foregoing intended as cash collateral)) or a Negative Pledge or the disposition of which is restricted in any way that would prohibit the use thereof for the payment of Indebtedness.
“Unsecured Debt Service” means, at any time of determination, the Interest Expense (without giving effect to clause (b) of the definition thereof) in respect of all Reference Debt (including all Loans hereunder) for the two consecutive fiscal quarter period most recently ended.
“Unsecured Debt Service Coverage Ratio” shall mean the ratio of (a) Unencumbered NOI to (b) Unsecured Debt Service.
“Unsecured Indebtedness” means, with respect to a Person, any Indebtedness of such Person which is not Secured Indebtedness (including all Loans hereunder); provided, however, that any Indebtedness that is secured only by a pledge of Equity Interests in any Subsidiaries of the Trust shall be deemed to be Unsecured Indebtedness.
“Unsecured Indebtedness Adjustment” has the meaning given that term in Section 9.1.(c).
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Internal Revenue Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.12.(g)(ii)(B)(III).
“Wells Fargo” means Wells Fargo Bank, National Association, and its successors and assigns.
“Wholly Owned Subsidiary” means any Subsidiary of a Person in respect of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors’ qualifying shares)

are at the time directly or indirectly owned or controlled by such Person or one or more other Subsidiaries of such Person or by such Person, one or more other Subsidiaries of such Person or any combination thereof. In no event shall a 1031 exchange intermediary be deemed to be a Wholly Owned Subsidiary. For purposes of calculating financial covenants under this Agreement, LCIF and each of its Wholly Owned Subsidiaries shall be deemed to be Wholly Owned Subsidiaries of the Trust so long as the LCIF Ownership Condition is satisfied.
“Withholding Agent” means (a) the Borrower, (b) any other Loan Party and (c) the Agent, as applicable.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.2.    General; References to Times.
Unless otherwise indicated, all accounting terms, ratios and measurements shall be interpreted or determined in accordance with GAAP; provided that, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Requisite Lenders shall so request, the Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Requisite Lenders); provided further that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. References in this Agreement to “Sections”, “Articles”, “Exhibits” and “Schedules” are to sections, articles, exhibits and schedules herein and hereto unless otherwise indicated. References in this Agreement to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, to the extent permitted hereby and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, supplemented, restated or otherwise modified as of the date of this Agreement and from time to time thereafter to the extent not prohibited hereby and in effect at any given time. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Unless explicitly set forth to the contrary, a reference to “Subsidiary” means a Subsidiary of the Trust or a Subsidiary of such Subsidiary and a reference to an “Affiliate” means a reference to an Affiliate of the Trust. Titles and captions of Articles, Sections, subsections and clauses in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. Unless otherwise indicated, all references to time are references to New York, New York time.
Section 1.3.    Financial Attributes of Non-Wholly Owned Subsidiaries.
When determining the Trust’s compliance with any financial covenant contained in any of the Loan Documents, only the Trust’s Ownership Share of the financial attributes of a Subsidiary that is not a Wholly Owned Subsidiary shall be included.

ARTICLE II. - CREDIT FACILITY
Section 2.1.    Term Loans.
(a)    Making of Term Loans. The Term Loans were advanced in full as “2021 Term Loans” under and as defined in the Existing Credit Agreement and are subject to the provisions of Section 2.18.
(b)    Requests for Term Loans. The Borrower shall give the Agent notice pursuant to a Notice of Borrowing or telephonic notice of each borrowing of Term Loans after the Effective Date. Each Notice of Borrowing shall be delivered to the Agent before 11:00 a.m. (i) in the case of LIBOR Loans, on the date three Business Days prior to the proposed date of such borrowing and (ii) in the case of Base Rate Loans, on the date one Business Day prior to the proposed date of such borrowing. Any such telephonic notice shall include all information to be specified in a written Notice of Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Borrowing sent to the Agent by telecopy on the same day of the giving of such telephonic notice. The Agent will transmit by telecopy the Notice of Borrowing (or the information contained in such Notice of Borrowing) to each Term Lender promptly upon receipt by the Agent. Each Notice of Borrowing or telephonic notice shall be irrevocable once given and binding on the Borrower.
(c)    Funding of Term Loans. No later than 1:00 p.m. on the date specified in the Notice of Borrowing, each Term Lender of the Class of Term Loans being requested will make available for the account of its applicable Lending Office to the Agent at the Principal Office, in immediately available funds, the proceeds of such Class of Term Loans to be made by such Term Lender. With respect to a Class of Term Loans to be made after the Effective Date as Additional Term Loans pursuant to Section 2.17. below, unless the Agent shall have been notified by any Term Lender of the Class of Term Loans being requested prior to the specified date of borrowing that such Term Lender does not intend to make available to the Agent the Term Loan to be made by such Term Lender on such date, the Agent may assume that such Term Lender will make the proceeds of such Term Loan available to the Agent on the date of the requested borrowing as set forth in the Notice of Borrowing and the Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Term Loan to be provided by such Term Lender. Subject to satisfaction of the applicable conditions set forth in Article V for such borrowing, the Agent will make the proceeds of such borrowing available to the Borrower no later than 2:00 p.m. on the date and at the account specified by the Borrower in such Notice of Borrowing. No Term Lender of a Class making Additional Term Loans under Section 2.17. below shall be responsible for the failure of any other Term Lender in such Class to advance its portion of the requested Class of Term Loans to be made as Additional Term Loans made pursuant to Section 2.17. below or to perform any other obligation to be made or performed by such other Term Lender hereunder, and the failure of any Term Lender of a Class of Term Loans to advance its portion of such Class of Term Loans or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Term Lender of such Class of Term Loans to advance its portion of such Class of Term Loans or to perform any other obligation to be made or performed by such other Lender.
Section 2.2.    Revolving Loans.
(a)    Making of Revolving Loans. Subject to the terms and conditions hereof, during the period from the Effective Date to but excluding the Revolving Termination Date, each Revolving Lender severally and not jointly agrees to make Revolving Loans to the Borrower in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of such Revolving Lender’s Revolving Loan Commitment. Notwithstanding Section 3.5.(a) but subject to Section 2.16., a borrowing of Revolving Loans may be in the aggregate amount of the unused Revolving Commitments. Subject to the terms and conditions of this Agreement, during the period from the Effective Date to but excluding the Revolving Termination Date, the Borrower may borrow, repay and reborrow Revolving Loans hereunder.
(b)    Requests for Revolving Loans. The Borrower shall give the Agent notice pursuant to a Notice of Borrowing or telephonic notice of each borrowing of Revolving Loans. Each Notice of Borrowing shall be delivered to the Agent before 11:00 a.m. (i) in the case of LIBOR Loans, on the date three Business Days prior to the proposed date of such borrowing and (ii) in the case of Base Rate Loans, on the date one Business Day prior to the proposed date of such borrowing. Any such telephonic notice shall include all information to be specified in a written Notice of Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Borrowing sent to the Agent by telecopy on the same day of the giving of such telephonic notice. The Agent will transmit by telecopy the Notice of Borrowing (or the information contained in such Notice of Borrowing) to each Revolving Lender promptly upon receipt by the Agent. Each Notice of Borrowing or telephonic notice of each borrowing shall be irrevocable once given and binding on the Borrower.
(c)    Funding of Revolving Loans. No later than 1:00 p.m. on the date specified in the Notice of Borrowing, each Revolving Lender will make available for the account of its applicable Lending Office to the Agent at the Principal Office, in immediately available funds, the proceeds of the Revolving Loan to be made by such Revolving Lender. With respect to Revolving Loans to be made after the Effective Date, unless the Agent shall have been notified by any Revolving Lender prior to the specified date of borrowing that such Revolving Lender does not intend to make available to the Agent the Revolving Loan to be made by such Revolving Lender on such date, the Agent may, but shall not be obligated to, assume that such Revolving Lender will make the proceeds of such Revolving Loan available to the Agent on the date of the requested borrowing as set forth in the Notice of Borrowing and the Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower the amount of such Revolving Loan to be provided by such Revolving Lender. In such event, if such Revolving Lender does not make available to the Agent the proceeds of such Revolving Loan, then such Revolving Lender and the Borrower severally agree to pay to the Agent on demand the amount of such Revolving Loan with interest thereon, for each day from and including the date such Loan is made available to the Borrower but excluding the date of payment to the Agent, at (i) in the case of a payment to be made by such Revolving Lender, the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable hereunder to such Revolving Loans. If the Borrower and such Revolving Lender shall pay the amount of such interest to the Agent for the same or overlapping period, the Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Revolving Lender pays to the Agent the amount of such Revolving Loan, the amount so paid shall constitute such Revolving Lender’s Revolving Loan included in the borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Revolving Lender that shall have failed to make available the proceeds of a Revolving Loan to be made by such Revolving Lender. Subject to satisfaction of the applicable conditions set forth in Article V for such borrowing, the Agent will make the proceeds of such borrowing available to the Borrower no later than 2:00 p.m. on the date and at the account specified by the Borrower in such Notice of Borrowing.
Section 2.3.    Bid Rate Loans.
(a)    Bid Rate Loans. At any time during the period from the Effective Date to but excluding the Revolving Termination Date, and so long as the Trust continues to maintain an Investment Grade Rating from at least two Rating Agencies, the Borrower may, as set forth in this Section, request the Revolving Lenders to make offers to make Bid Rate Loans to the Borrower in Dollars. The Revolving Lenders may,

but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

(b)    Requests for Bid Rate Loans. When the Borrower wishes to request from the Revolving Lenders offers to make Bid Rate Loans, the Borrower shall give the Agent notice (a “Bid Rate Quote Request”) so as to be received no later than 11:00 a.m. on (x) the Business Day immediately preceding the date of borrowing proposed therein, in the case of an Absolute Rate Auction and (y) the date four (4) Business Days prior to the proposed date of borrowing, in the case of a LIBOR Auction. The Agent shall deliver to each Revolving Lender a copy of each Bid Rate Quote Request promptly upon receipt thereof by the Agent. The Borrower may request offers to make Bid Rate Loans for up to 3 different Interest Periods in any one Bid Rate Quote Request; provided that if granted each separate Interest Period shall be deemed to be a separate borrowing (a “Bid Rate Borrowing”). Each Bid Rate Quote Request shall be substantially in the form of Exhibit N and shall specify as to each Bid Rate Borrowing all of the following:

(i)    the proposed date of such Bid Rate Borrowing, which shall be a Business Day;

(ii)    the aggregate amount of such Bid Rate Borrowing which shall be in a minimum amount of $10,000,000 and integral multiples of $1,000,000 in excess thereof which shall not cause any of the limits specified in Section 2.16. to be violated;

(iii)    whether the Bid Rate Quote Request is for LIBOR Margin Loans or Absolute Rate Loans; and

(iv)    the duration of the Interest Period applicable thereto, which shall not extend beyond the Revolving Termination Date.

The Borrower shall not deliver any Bid Rate Quote Request within five Business Days of the giving of any other Bid Rate Quote Request and the Borrower shall not deliver more than two Bid Rate Quote Requests in any calendar month.

(c)    Bid Rate Quotes.

(i)    Each Revolving Lender may submit one or more Bid Rate Quotes, each containing an offer to make a Bid Rate Loan in response to any Bid Rate Quote Request; provided that, if the Borrower request under Section 2.3.(b) specified more than one Interest Period, such Revolving Lender may make a single submission containing only one Bid Rate Quote for each such Interest Period. Each Bid Rate Quote must be submitted to the Agent not later than 10:30 a.m. (x) on the proposed date of borrowing, in the case of an Absolute Rate Auction and (y) on the date three (3) Business Days prior to the proposed date of borrowing, in the case of a LIBOR Auction, and in either case the Agent shall disregard any Bid Rate Quote received after such time; provided that the Revolving Lender then acting as the Agent may submit a Bid Rate Quote only if it notifies the Borrower of the terms of the offer contained therein not later than 30 minutes prior to the latest time by which the Revolving Lenders must submit applicable Bid Rate Quotes. Any Bid Rate Quote so made shall be irrevocable except with the consent of the Agent given at the request of the Borrower. Such Bid Rate Loans may be funded by a Revolving Lender’s Designated Lender (if any) as provided in Section 12.5.(g); however, such Revolving Lender shall not be required to specify in its Bid Rate Quote whether such Bid Rate Loan will be funded by such Designated Lender.

(ii)    Each Bid Rate Quote shall be substantially in the form of Exhibit O and shall specify:

(A)    the proposed date of borrowing and the Interest Period therefor;

(B)    the principal amount of the Bid Rate Loan for which each such offer is being made; provided that the aggregate principal amount of all Bid Rate Loans for which a Revolving Lender submits Bid Rate Quotes (x) may be greater or less than the Revolving Loan Commitment of such Revolving Lender but (y) shall not exceed the principal amount of the Bid Rate Borrowing for a particular Interest Period for which offers were requested; provided further that any Bid Rate Quote shall be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof;

(C)    in the case of an Absolute Rate Auction, the rate of interest per annum (rounded upwards, if necessary, to the nearest 1/1,000th of 1%) offered for each such Absolute Rate Loan (the “Absolute Rate”);

(D)    in the case of a LIBOR Auction, the margin above or below applicable LIBOR (the “LIBOR Margin”) offered for each such LIBOR Margin Loan, expressed as a percentage (rounded upwards, if necessary, to the nearest 1/1,000th of 1%) to be added to (or subtracted from) the applicable LIBOR; and

(E)    the identity of the quoting Revolving Lender.

Unless otherwise agreed by the Agent and the Borrower, no Bid Rate Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Bid Rate Quote Request and, in particular, no Bid Rate Quote may be conditioned upon acceptance by the Borrower of all (or some specified minimum) of the principal amount of the Bid Rate Loan for which such Bid Rate Quote is being made.

(d)    Notification by Agent. The Agent shall, as promptly as practicable after the Bid Rate Quotes are submitted (but in any event not later than 11:30 a.m. (x) on the proposed date of borrowing, in the case of an Absolute Rate Auction or (y) on the date three (3) Business Days prior to the proposed date of borrowing, in the case of a LIBOR Auction), notify the Borrower of the terms (i) of any Bid Rate Quote submitted by a Revolving Lender that is in accordance with Section 2.3.(c) and (ii) of any Bid Rate Quote that amends, modifies or is otherwise inconsistent with a previous Bid Rate Quote submitted by such Revolving Lender with respect to the same Bid Rate Quote Request. Any such subsequent Bid Rate Quote shall be disregarded by the Agent unless such subsequent Bid Rate Quote is submitted solely to correct a manifest error in such former Bid Rate Quote. The Agent’s notice to the Borrower shall specify (A) the aggregate principal amount of the Bid Rate Borrowing for which offers have been received and (B) the principal amounts and Absolute Rates or LIBOR Margins, as applicable, so offered by each Revolving Lender (identifying the Revolving Lender that made such Bid Rate Quote).

(e)    Acceptance by Borrower.

(i)    Not later than 12:30 p.m. (x) on the proposed date of borrowing, in the case of an Absolute Rate Auction and (y) on the date three (3) Business Days prior to the proposed date of borrowing, in the case of a LIBOR Auction, the Borrower shall notify the Agent of the Borrower’s acceptance or nonacceptance of the Bid Rate Quotes so notified to it pursuant to Section 2.3.(d), which notice shall be in the form of Exhibit P. In the case of acceptance, such notice shall specify the aggregate principal amount of Bid Rate Quotes for each Interest Period that are accepted. The failure of the Borrower to give such notice by such time shall constitute nonacceptance. The Borrower may accept any Bid Rate Quote in whole or in part; provided that:
(A)    the aggregate principal amount of each Bid Rate Borrowing may not exceed the applicable amount set forth in the related Bid Rate Quote Request;

(B)    the aggregate principal amount of each Bid Rate Borrowing shall comply with the provisions of Section 2.3.(b)(ii) and together with all other Bid Rate Loans then outstanding shall not cause the limits specified in Section 2.16. to be violated;

(C)    acceptance of Bid Rate Quotes may be made only in ascending order of Absolute Rates or LIBOR Margins, as applicable, in each case beginning with the lowest rate so offered;

(D)    any acceptance in part by the Borrower shall be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof; and

(E)    the Borrower may not accept any Bid Rate Quote that fails to comply with Section 2.3.(c) or otherwise fails to comply with the requirements of this Agreement.

(ii)    If Bid Rate Quotes are made by two or more Revolving Lenders with the same Absolute Rates or LIBOR Margins, as applicable, for a greater aggregate principal amount than the amount in respect of which Bid Rate Quotes are permitted to be accepted for the related Interest Period, the principal amount of Bid Rate Loans in respect of which such Bid Rate Quotes are accepted shall be allocated by the Agent among such Revolving Lenders in proportion to the aggregate principal amount of such Bid Rate Quotes. Determinations by the Agent of the amounts of Bid Rate Loans shall be conclusive in the absence of manifest error.

(f)    Obligation to Make Bid Rate Loans. The Agent shall promptly (and in any event not later than (x) 1:30 p.m. on the proposed date of borrowing of Absolute Rate Loans and (y) on the date three (3) Business Days prior to the proposed date of borrowing of LIBOR Margin Loans) notify each Revolving Lender as to whose Bid Rate Quote has been accepted and the amount and rate thereof. A Revolving Lender who is notified that it has been selected to make a Bid Rate Loan may designate its Designated Lender (if any) to fund such Bid Rate Loan on its behalf, as described in Section 12.5.(g). Any Designated Lender which funds a Bid Rate Loan shall on and after the time of such funding become the obligee in respect of such Bid Rate Loan and be entitled to receive payment thereof when due. No Revolving Lender shall be relieved of its obligation to fund a Bid Rate Loan, and no Designated Lender shall assume such obligation, prior to the time the applicable Bid Rate Loan is funded. Any Revolving Lender whose offer to make any Bid Rate Loan has been accepted shall, not later than 2:30 p.m. on the date specified for the making of such Loan, make the amount of such Loan available to the Agent at its Principal Office in immediately available funds, for the account of the Borrower. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower not later than 3:30 p.m. on such date by depositing the same, in immediately available funds, in an account of the Borrower designated by the Borrower.
(g)    No Effect on Revolving Loan Commitment. Except for the purpose and to the extent expressly stated in Section 2.13. and 2.16., the amount of any Bid Rate Loan made by any Revolving Lender shall not constitute a utilization of such Revolving Lender’s Revolving Loan Commitment.

Section 2.4.    Swingline Loans.
(a)    Swingline Loans. Subject to the terms and conditions hereof, during the period from the Effective Date to but excluding the Revolving Termination Date, the Swingline Lender agrees to make Swingline Loans to the Borrower in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of the Swingline Commitment. If at any time the aggregate principal amount of the Swingline Loans outstanding at such time exceeds the Swingline Commitment in effect at such time, the Borrower shall pay the Agent for the account of the Swingline Lender the amount of such excess within one Business Day of demand therefor. Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Swingline Loans hereunder.
(b)    Procedure for Borrowing Swingline Loans. The Borrower shall give the Agent and the Swingline Lender notice pursuant to a Notice of Swingline Borrowing or telephonic notice of each borrowing of a Swingline Loan. Each Notice of Swingline Borrowing shall be delivered to the Swingline Lender no later than 3:00 p.m. on the proposed date of such borrowing. Any such notice given telephonically shall include all information to be specified in a written Notice of Swingline Borrowing and shall be promptly confirmed in writing by the Borrower pursuant to a Notice of Swingline Borrowing sent to the Swingline Lender by telecopy on the same day of the giving of such telephonic notice. On the date of the requested Swingline Loan and subject to satisfaction of the applicable conditions set forth in Article V. for such borrowing, the Swingline Lender will make the proceeds of such Swingline Loan available to the Borrower in Dollars, in immediately available funds, at the account specified by the Borrower in the Notice of Swingline Borrowing not later than 4:00 p.m. on such date.
(c)    Interest. Swingline Loans shall bear interest at a per annum rate equal to the Base Rate plus the Applicable Margin for Revolving Loans that are Base Rate Loans. Interest payable on Swingline Loans is solely for the account of the Swingline Lender. All accrued and unpaid interest on Swingline Loans shall be payable on the dates and in the manner provided in Section 2.6. with respect to interest on Revolving Loans that are Base Rate Loans (except as the Swingline Lender and the Borrower may otherwise agree in writing in connection with any particular Swingline Loan).
(d)    Swingline Loan Amounts, Etc. Each Swingline Loan shall be in the minimum amount of $1,000,000 and integral multiples of $500,000 or such other minimum amounts agreed to by the Swingline Lender and the Borrower. Any voluntary prepayment of a Swingline Loan must be in integral multiples of $100,000 or the aggregate principal amount of all outstanding Swingline Loans (or such other minimum amounts upon which the Swingline Lender and the Borrower may agree) and in connection with any such prepayment, the Borrower must give the Swingline Lender prior written notice thereof no later than 10:00 a.m. on the date of such prepayment. The Swingline Loans shall, in addition to this Agreement, be evidenced by the Swingline Note.
(e)    Repayment and Participations of Swingline Loans. The Borrower agrees to repay each Swingline Loan within one Business Day of demand therefor by the Swingline Lender and in any event, within 5 Business Days after the date such Swingline Loan was made. Notwithstanding the foregoing, the Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Swingline Loans on the Revolving Termination Date (or such earlier date as the Swingline Lender and the Borrower may agree in writing). In lieu of demanding repayment of any outstanding Swingline Loan from the Borrower and if the Borrower has not already submitted a timely Notice of Borrowing for the purpose of repaying such Swingline Loan, the Swingline Lender may, on behalf of the Borrower (each of which hereby irrevocably directs the Swingline Lender to act on its behalf for such purpose), request a borrowing of Base Rate Loans from the Revolving Lenders in an amount equal to the principal balance of such Swingline Loan. The amount limitations of Section 3.5.(a) shall not apply to any borrowing of Base Rate Loans made pursuant to this subsection. The Swingline Lender shall give notice to the Agent of any such borrowing of Base Rate Loans not later than 12:00 noon on the proposed date of such borrowing, and the Agent shall give prompt notice of such borrowing to the Revolving Lenders. No later than 2:00 p.m. on such date, each Revolving Lender will make available to the Agent at the Principal Office for the account of the Swingline Lender in immediately available funds, the proceeds of the Base Rate Loan to be made by such Revolving Lender, and, to the extent of such Base Rate Loan, such Revolving Lender’s participation in the Swingline Loan so repaid shall be deemed to be funded by the Base Rate Loan. The Agent shall pay the proceeds of such Base Rate Loans to the Swingline Lender, which shall apply such proceeds to repay such Swingline Loan. At the time each Swingline Loan is made, each Revolving Lender shall automatically (and without any further notice or action) be deemed to have purchased from the Swingline Lender, without recourse or warranty, an undivided interest and participation to the extent of such Revolving Lender’s Revolving Loan Commitment Percentage in such Swingline Loan. If the Revolving Lenders are prohibited from making Loans required to be made under this subsection for any reason, including without limitation, the occurrence of any Default or Event of Default described in Section 10.1.(f) or 10.1.(g), upon notice from the Agent or the Swingline Lender, each Revolving Lender severally agrees to pay to the Agent for the account of the Swingline Lender in respect of such participation the amount of such Revolving Lender’s Revolving Loan Commitment Percentage of each outstanding Swingline Loan. If such amount is not in fact made available to the Agent by any Revolving Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Revolving Lender, together with accrued interest thereon for each day from the date of demand thereof, at the Federal Funds Rate. If such Revolving Lender does not pay such amount forthwith upon demand therefor by the Agent or the Swingline Lender, and until such time as such Revolving Lender makes the required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of such unpaid participation obligation for all purposes of the Loan Documents (other than those provisions requiring the other Revolving Lenders to purchase a participation therein). Further, such Revolving Lender shall be deemed to have assigned any and all payments made of principal and interest on its Revolving Loans, and any other amounts due to it hereunder, to the Swingline Lender to fund Swingline Loans in the amount of the participation in Swingline Loans that such Revolving Lender failed to purchase pursuant to this Section until such amount has been purchased (as a result of such assignment or otherwise). A Revolving Lender’s obligation to make payments in respect of a participation in a Swingline Loan shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, (i) any claim of setoff, counterclaim, recoupment, defense or other right which such Revolving Lender or any other Person may have or claim against the Agent, the Swingline Lender or any other Person whatsoever, (ii) the occurrence or continuation of a Default or Event of Default (including, without limitation, any of the Defaults or Events of Default described in Sections 10.1.(f) or 10.1.(g)) or the termination of any Revolving Lender’s Revolving Loan Commitment, (iii) the existence (or alleged existence) of an event or condition which has had or could have a Material Adverse Effect, (iv) any breach of any Loan Document by the Agent, any Lender or the Borrower or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.
Section 2.5.    Letters of Credit.
(a)    Letters of Credit. Subject to the terms and conditions of this Agreement, the Agent, on behalf of the Revolving Lenders, agrees to issue for the account of the Borrower during the period from and including the Effective Date to, but excluding, the date 30 days prior to the Revolving Termination Date one or more letters of credit (each a “Letter of Credit”) up to a maximum aggregate Stated Amount at any one time outstanding not to exceed the L/C Commitment Amount; provided, that in the event that the Agent’s ratings assigned by a Rating Agency are below a contractual threshold binding on the Borrower or any Subsidiary, then a Revolving Lender meeting or exceeding such threshold may, upon the request of the Borrower, issue a Letter of Credit requested by the Borrower and such Revolving Lender shall be entitled to the various benefits of the Agent under this Agreement as issuer of such Letter of Credit and each other Revolving Lender shall have the obligations set forth herein to such Revolving Lender with respect to such Letter of Credit. For the purposes of this Agreement, the Existing LC shall be deemed issued pursuant to the terms of this Agreement and shall be considered a Letter of Credit under this Agreement, KeyBank shall be entitled to the various benefits of the Agent under this Agreement as issuer of the Existing LC and each Revolving Lender shall have the obligations set forth herein to KeyBank with respect to the Existing LC.
(b)    Terms of Letters of Credit. At the time of issuance, renewal or increase, the amount, form, terms and conditions of each Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to the reasonable approval by the Agent and the Borrower. Notwithstanding the foregoing, in no event may the expiration date of any Letter of Credit extend beyond the earlier of (i) the date one year from its date of issuance or (ii) the date that is 30 days prior to the Revolving Termination Date; provided, however, a Letter of Credit may contain a provision providing for the automatic extension of the expiration date in the absence of a notice of non-renewal from the Agent but in no event shall any such provision permit the extension of the expiration date of such Letter of Credit to a date later than 30 days prior to the Revolving Termination Date. Notwithstanding the foregoing, a Letter of Credit may, as a result of its express terms or as the result of the effect of an automatic extension provision, have an expiration date of not more than one year beyond the Revolving Termination Date (any such Letter of Credit being referred to as an “Extended Letter of Credit”), so long as the Borrower delivers to the Agent for its benefit and the benefit of the Revolving Lenders no later than 30 days prior to the Revolving Termination Date, Cash Collateral for such Letter of Credit for deposit into the Collateral Account in an amount equal to the Stated Amount of such Letter of Credit; provided, that the obligations of the Borrower under this Section in respect of such Extended Letters of Credit shall survive the termination of this Agreement and shall remain in effect until no such Extended Letters of Credit remain outstanding. If the Borrower fails to provide Cash Collateral with respect to any Extended Letter of Credit by the date 30 days prior to the Revolving Termination Date, such failure shall be treated as a drawing under such Extended Letter of Credit (in an amount equal to the maximum Stated Amount of such Letter of Credit), which shall be reimbursed (or participations therein funded) by the Revolving Lenders in accordance with the immediately following subsections (i) and (j), with the proceeds being utilized to provide Cash Collateral for such Letter of Credit.
(c)    Requests for Issuance of Letters of Credit. The Borrower shall give the Agent written notice (or telephonic notice promptly confirmed in writing) at least 5 Business Days prior to the requested date of issuance of a Letter of Credit, such notice to describe in reasonable detail the proposed terms of such Letter of Credit and the nature of the transactions or obligations proposed to be supported by such Letter of Credit, and in any event shall set forth with respect to such Letter of Credit the proposed (i) Stated Amount, (ii) beneficiary, and (iii) expiration date. The Borrower shall also execute and deliver such customary letter of credit application forms as requested from time to time by the Agent. Provided the Borrower has given the notice prescribed by the first sentence of this subsection and subject to the other terms and conditions of this Agreement, including the satisfaction of any applicable conditions precedent set forth in Article V, the Agent shall issue the requested Letter of Credit on the requested date of issuance for the benefit of the stipulated beneficiary. Upon the written request of the Borrower, the Agent shall deliver to the Borrower a copy of each issued Letter of Credit within a reasonable time after the date of issuance thereof. To the extent any term of a Letter of Credit Document is inconsistent with a term of any Loan Document, the term of such Loan Document shall control.
(d)    Reimbursement Obligations. Upon receipt by the Agent from the beneficiary of a Letter of Credit of any demand for payment under such Letter of Credit, the Agent shall promptly notify the Borrower of the amount to be paid by the Agent as a result of such demand and the date on which payment is to be made by the Agent to such beneficiary in respect of such demand; provided, however, the Agent’s failure to give, or delay in giving, such notice shall not discharge the Borrower in any respect from the applicable

Reimbursement Obligation. The Borrower hereby unconditionally and irrevocably agrees to pay and reimburse the Agent for the amount of each demand for payment under such Letter of Credit on or prior to the date on which payment is to be made by the Agent to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind (other than notice as provided in this subsection). Upon receipt by the Agent of any payment in respect of any Reimbursement Obligation, the Agent shall promptly pay to each Revolving Lender that has acquired a participation therein under the second sentence of Section 2.5.(i) such Lender’s Revolving Loan Commitment Percentage of such payment.
(e)    Manner of Reimbursement. Upon its receipt of a notice referred to in the immediately preceding subsection (d), the Borrower shall advise the Agent whether or not the Borrower intends to borrow hereunder to finance its obligation to reimburse the Agent for the amount of the related demand for payment and, if they do, the Borrower shall submit a timely request for such borrowing as provided in the applicable provisions of this Agreement. If the Borrower fails to so advise the Agent, or if the Borrower fails to reimburse the Agent for a demand for payment under a Letter of Credit by the date of such payment, then (i) if the applicable conditions contained in Article V would permit the making of Revolving Loans, the Borrower shall be deemed to have requested a borrowing of Revolving Loans (which shall be Base Rate Loans) in an amount equal to the unpaid Reimbursement Obligation and the Agent shall give each Revolving Lender prompt notice of the amount of the Revolving Loan to be made available to the Agent not later than 1:00 p.m. or (ii) if such conditions would not permit the making of Revolving Loans, the provisions of subsection (j) of this Section shall apply. The limitations of Section 3.5(a) shall not apply to any borrowing of Base Rate Loans under this subsection.
(f)    Effect of Letters of Credit on Revolving Loan Commitments. Upon the issuance by the Agent of any Letter of Credit and until such Letter of Credit shall have expired or been terminated, the Revolving Loan Commitment of each Revolving Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the product of (i) such Lender’s Revolving Loan Commitment Percentage and (ii) the sum of (A) the Stated Amount of such Letter of Credit plus (B) any related Reimbursement Obligations then outstanding.
(g)    Agent’s Duties Regarding Letters of Credit; Unconditional Nature of Reimbursement Obligations. In examining documents presented in connection with drawings under Letters of Credit and making payments under Letters of Credit against such documents, the Agent shall only be required to use the same standard of care as it uses in connection with examining documents presented in connection with drawings under letters of credit in which it has not sold participations and making payments under such letters of credit. The Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Agent nor any of the Lenders shall be responsible for, and the Borrower’s obligations in respect of the Letters of Credit shall not be affected in any manner by, (i) the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under any Letter of Credit even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telex, telecopy or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit, or of the proceeds thereof; (vii) the misapplication by the beneficiary of the proceeds of any drawing under any Letter of Credit;

or (viii) any consequences arising from causes beyond the control of the Agent or the Lenders. None of the above shall affect, impair or prevent the vesting of any of the Agent’s or any Lender’s rights or powers hereunder. Any action taken or omitted to be taken by the Agent under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable judgment), shall not create against the Agent or any Lender any liability to the Borrower or any Lender. In this regard, the obligation of the Borrower to reimburse the Agent for any drawing made under any Letter of Credit, and to repay any Revolving Loan made pursuant to the second sentence of the immediately preceding subsection (e), shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement and any other applicable Letter of Credit Document under all circumstances whatsoever, including without limitation, the following circumstances: (A) any lack of validity or enforceability of any Letter of Credit Document or any term or provisions therein; (B) any amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents; (C) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against the Agent, any Lender, any beneficiary of a Letter of Credit or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or in the Letter of Credit Documents or any unrelated transaction; (D) any breach of contract or dispute between the Borrower, the Agent, any Lender or any other Person; (E) any demand, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein or made in connection therewith being untrue or inaccurate in any respect whatsoever; (F) any non-application or misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; (G) payment by the Agent under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; and (H) any other act, omission to act, delay or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable defense to or discharge of the Borrower’s Reimbursement Obligations. Notwithstanding anything to the contrary contained in this Section or Section 12.9., but not in limitation of the Borrower’s unconditional obligation to reimburse the Agent for any drawing made under a Letter of Credit as provided in this Section and to repay any Revolving Loan made pursuant to the second sentence of the immediately preceding subsection (e), the Borrower shall have no obligation to indemnify the Agent or any Lender in respect of any liability incurred by the Agent or such Lender arising solely out of the gross negligence or willful misconduct of the Agent or such Lender in respect of a Letter of Credit as determined by a court of competent jurisdiction in a final, non-appealable judgment. Except as otherwise provided in this Section, nothing in this Section shall affect any rights the Borrower may have with respect to the gross negligence or willful misconduct of the Agent or any Lender with respect to any Letter of Credit.
(h)    Amendments, Etc. The issuance by the Agent of any amendment, supplement or other modification to any Letter of Credit shall be subject to the same conditions applicable under this Agreement to the issuance of new Letters of Credit (including, without limitation, that the request therefor be made through the Agent), and no such amendment, supplement or other modification shall be issued unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such amended, supplemented or modified form or (ii) the Requisite Class Lenders of the Class of Lenders with Revolving Commitments and/or holding Revolving Loans (or each Revolving Lender directly affected thereby, if required by Section 12.6.) shall have consented thereto. In connection with any such amendment, supplement or other modification, the Borrower shall pay the Fees, if any, payable under the last sentence of Section 3.6(b).
(i)    Revolving Lenders’ Participation in Letters of Credit. Immediately upon the issuance by the Agent of any Letter of Credit (or in the case of the Existing LC, upon the Effective Date) each Revolving Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Agent, without recourse or warranty, an undivided interest and participation to the extent of such Revolving Lender’s

Revolving Loan Commitment Percentage of the liability of the Agent with respect to such Letter of Credit, and each Revolving Lender thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to the Agent to pay and discharge when due, such Revolving Lender’s Revolving Loan Commitment Percentage of the Agent’s liability under such Letter of Credit. In addition, upon the making of each payment by a Revolving Lender to the Agent in respect of any Letter of Credit pursuant to the immediately following subsection (j), such Revolving Lender shall, automatically and without any further action on the part of the Agent or such Revolving Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to the Agent by the Borrower in respect of such Letter of Credit and (ii) a participation in a percentage equal to such Revolving Lender’s Revolving Loan Commitment Percentage in any interest or other amounts payable by the Borrower in respect of such Reimbursement Obligation (other than the Fees payable solely to the Agent pursuant to Section 3.6.(b)). Notwithstanding the foregoing, in the event of a default in any Revolving Lender's obligations to fund under this Agreement exists or any Revolving Lender is at such time a Defaulting Lender, the Agent shall have the right, but not the obligation, to refuse to issue any Letter of Credit unless the Agent has entered into satisfactory arrangements with the Borrower and/or such Defaulting Lender to eliminate the Agent’s risk with respect to such Defaulting Lender.
(j)    Payment Obligation of Revolving Lenders. Each Revolving Lender severally agrees to pay to the Agent on demand in immediately available funds in Dollars the amount of such Revolving Lender’s Revolving Loan Commitment Percentage of each drawing paid by the Agent under each Letter of Credit to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.5.(d); provided, however, that in respect of any drawing under any Letter of Credit, the maximum amount that any Revolving Lender shall be required to fund, whether as a Revolving Loan or as a participation, shall not exceed such Revolving Lender’s Revolving Loan Commitment Percentage of such drawing except as otherwise provided in Section 3.11(a)(iv). If the notice referenced in the second sentence of Section 2.5(e) is received by a Revolving Lender not later than 11:00 a.m., then such Revolving Lender shall make such payment available to the Agent not later than 2:00 p.m. on the date of demand therefor; otherwise, such payment shall be made available to the Agent not later than 1:00 p.m. on the next succeeding Business Day. The obligation of each Revolving Lender to make such payments to the Agent under this subsection, and the Agent’s right to receive the same, shall be absolute, irrevocable and unconditional and shall not be affected in any way by any circumstance whatsoever, including without limitation, (i) the failure of any other Revolving Lender to make its payment under this subsection, (ii) the financial condition of the Borrower or any other Loan Party, (iii) the existence of any Default or Event of Default, including any Event of Default described in Section 10.1.(f) or 10.1.(g), (iv) the termination of the Revolving Commitments, or (v) the delivery of Cash Collateral in respect of any Extended Letter of Credit. Each such payment to the Agent shall be made without any offset, abatement, withholding or deduction whatsoever.
(k)    Information to Revolving Lenders. The Agent shall periodically deliver to the Revolving Lenders information setting forth the Stated Amount of all outstanding Letters of Credit. Other than as set forth in this subsection, the Agent shall have no duty to notify the Revolving Lenders regarding the issuance or other matters regarding Letters of Credit issued hereunder. The failure of the Agent to perform its requirements under this subsection shall not relieve any Revolving Lender from its obligations under Section 2.5.(j).
(l)    Extended Letters of Credit. Each Revolving Lender confirms that its obligations under the immediately preceding subsections (i) and (j) shall be reinstated in full and apply if the delivery of any Cash Collateral in respect of an Extended Letter of Credit is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise.

Section 2.6.    Rates and Payment of Interest on Loans.
(a)    Rates. The Borrower promises to pay to the Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender for the period from and including the date of the making of such Loan to but excluding the date such Loan shall be paid in full, at the following per annum rates:
(i)    in the case of a Revolving Loan, during such periods as such Revolving Loan is (x) a Base Rate Loan, at the Base Rate (as in effect from time to time) plus the Applicable Margin for Revolving Loans that are Base Rate Loans and (y) a LIBOR Loan, at LIBOR for such Revolving Loan for the Interest Period therefor, plus the Applicable Margin for Revolving Loans that are LIBOR Loans;
(ii)    in the case of a Term Loan, during such periods as such Term Loan is (x) a Base Rate Loan, at the Base Rate (as in effect from time to time) plus the Applicable Margin for Term Loans that are Base Rate Loans and (y) a LIBOR Loan, at LIBOR for such Term Loan for the Interest Period therefor, plus the Applicable Margin for Term Loans that are LIBOR Loans;
(iii)    if such Loan is an Absolute Rate Loan, at the Absolute Rate for such Loan for the Interest Period therefor quoted by the Lender making such Loan in accordance with Section 2.3.; and
(iv)    if such Loan is a LIBOR Margin Loan, at LIBOR for such Loan for the Interest Period therefor plus (or minus) the LIBOR Margin quoted by the Lender making such Loan in accordance with Section 2.3.
Notwithstanding the foregoing, (x) while an Event of Default under Section 10.1.(a), Section 10.1.(b), Section 10.1.(f) or Section 10.1.(g) shall exist or (y) upon the vote of the Requisite Lenders in the case of the existence of any other Event of Default not described in the preceding clause (x), in each case, the Borrower shall pay to the Agent for the account of each Class of Lenders, the Swingline Lender, and the Agent, as the issuer of Letters of Credit, as the case may be, interest at the Post-Default Rate on the outstanding principal amount of each Class of Loans made by such Lender, on all Reimbursement Obligations, respectively, and on any other amount payable by the Borrower hereunder or under the Notes held by such Lender to or for the account of such Lender (including without limitation, accrued but unpaid interest to the extent permitted under Applicable Law).
(b)    Payment of Interest. Accrued and unpaid interest on each Loan shall be payable monthly in arrears on the first day of each calendar month, provided if such day is not a Business Day, interest shall be due on the next succeeding Business Day. Interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, the Agent shall give notice thereof to the Lenders to which such interest is payable and to the Borrower. All determinations by the Agent of an interest rate hereunder shall be conclusive and binding on the Lenders and the Borrower for all purposes, absent manifest error.
(c)    Borrower Information Used to Determine Applicable Interest Rates. The parties understand that the applicable interest rate for the Obligations and certain fees set forth herein may be determined and/or adjusted from time to time based upon certain financial ratios and/or other information to be provided or certified to the Lenders by the Borrower (the “Borrower Information”). If it is subsequently determined that any such Borrower Information was incorrect (for whatever reason, including without limitation because of a subsequent restatement of earnings by the Borrower) at the time it was delivered to the Agent, and if the applicable interest rate or fees calculated for any period were lower than they should have been had the correct information been timely provided, then, such interest rate and such fees for such period shall be automatically recalculated using correct Borrower Information. The Agent shall promptly notify the Borrower in writing of any additional interest and fees due because of such recalculation, and the Borrower shall pay such additional interest or fees due to the Agent, for the account of each Lender, within five (5) Business Days of receipt of such written notice. Any recalculation of interest or fees required by this provision shall survive the termination of this Agreement, and this provision shall not in any way limit any of the Agent’s or any Lender’s other rights under this Agreement or any other Loan Document.
Section 2.7.    Number of Interest Periods.
There may be no more than (a) six (6) different Interest Periods for Revolving Loans that are LIBOR Loans outstanding at the same time, (b) six (6) different Interest Periods for Term Loans that are LIBOR Loans outstanding at the same time, and (c) six (6) different Interest Periods for Bid Rate Loans outstanding at the same time.
Section 2.8.    Repayment of Loans.
(a)    Revolving Credit Loans. The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Revolving Loans on the Revolving Termination Date (or such earlier date on which the Revolving Loan Commitments are terminated in full in accordance with this Agreement).
(b)    Term Loans. The Borrower shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on the Term Loans on the Termination Date for the Term Loans (or such earlier date on which the Term Loans become due or are declared due in accordance with this Agreement).
(c)    Bid Rate Loans. The Borrower shall repay the entire outstanding principal amount of, and all accrued interest on, each Bid Rate Loan on the last day of the Interest Period of such Bid Rate Loan.
Section 2.9.    Prepayments.
(a)    Optional. Subject to Section 4.4., the Borrower may prepay any Loan (other than a Bid Rate Loan), in whole or in part, at any time without premium or penalty, provided that such prepayments shall be applied in such a manner as to limit, to the extent possible, the amounts due under Section 4.4. A Bid Rate Loan may be prepaid with the prior written consent of the Revolving Lender (such consent not to be unreasonably withheld or delayed) holding such Bid Rate Loan. The Borrower shall give the Agent at least one Business Day’s prior written notice of the prepayment of any Loan.
(b)    Mandatory.
(i)    Revolving Loan Commitment Overadvance. If at any time the aggregate amount of all outstanding Revolving Loans, Swingline Loans and Bid Rate Loans, together with the aggregate amount of all Letter of Credit Liabilities exceeds the aggregate amount of the Revolving Loan Commitments in effect at such time, the Borrower shall within two (2) Business Days after demand pay to the Agent for the account of the Revolving Lenders the amount of such excess.

(ii)    Bid Rate Facility Overadvance. If at any time the aggregate principal amount of all outstanding Bid Rate Loans exceeds one‑half of the aggregate amount of all Revolving Loan Commitments at such time, then the Borrower shall pay to the Agent for the accounts of the applicable Revolving Lenders holding Bid Rate Loans the amount of such excess within one (1) Business Day of demand therefor.
(iii)    Application of Mandatory Prepayments. Amounts paid under the preceding subsection (b)(i) shall be applied to pay all amounts of principal outstanding on the applicable Revolving Loans pro rata in accordance with Section 3.2. If the Borrower is required to pay any outstanding LIBOR Loans by reason of this Section prior to the end of the applicable Interest Period therefor, the Borrower shall pay all amounts due under Section 4.4., provided that such prepayments shall be applied in such a manner as to limit, to the extent possible, the amounts due under Section 4.4.
Section 2.10.    Continuation.
So long as no Default or Event of Default shall exist, the Borrower may on any Business Day, with respect to any LIBOR Loan, elect to maintain such LIBOR Loan or any portion thereof as a LIBOR Loan by selecting a new Interest Period for such LIBOR Loan. Each new Interest Period selected under this Section shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the Borrower giving to the Agent a Notice of Continuation not later than 11:00 a.m. on the third Business Day prior to the date of any such Continuation. Such notice by the Borrower of a Continuation shall be by telephone or telecopy, confirmed immediately in writing if by telephone, in the form of a Notice of Continuation, specifying (a) the proposed date of such Continuation, (b) the LIBOR Loans, Class and portions thereof subject to such Continuation, (c) the duration of the selected Interest Period, all of which of the foregoing (a), (b) and (c) shall be specified in such manner as is necessary to comply with all limitations on Loans outstanding hereunder, and (d) the amount of such LIBOR Loan, or portion thereof, that the Borrower has elected to have subject to a Derivatives Contract that provides a hedge against interest rate risk and the Derivatives Contract(s) to which such amount is subject. Each Notice of Continuation shall be irrevocable by and binding on the Borrower once given. Promptly after receipt of a Notice of Continuation, the Agent shall notify each Lender holding Loans being Continued by telecopy, or other similar form of transmission, of the proposed Continuation. If the Borrower shall fail to select in a timely manner a new Interest Period for any LIBOR Loan in accordance with this Section, or if a Default or Event of Default shall exist, such Loan will automatically, on the last day of the current Interest Period therefor, Convert into a Base Rate Loan notwithstanding the first sentence of Section 2.11. or the Borrower’s failure to comply with any of the terms of such Section.
Section 2.11.    Conversion.
The Borrower may on any Business Day, upon the Borrower’s giving of a Notice of Conversion to the Agent, Convert all or a portion of a Loan of one Type into a Loan of another Type but of the same Class; provided, however, a Base Rate Loan may not be Converted to a LIBOR Loan if a Default or Event of Default shall exist. Any Conversion of a LIBOR Loan of a Class into a Base Rate Loan of such Class shall be made on, and only on, the last day of an Interest Period for such LIBOR Loan and, upon Conversion of a Base Rate Loan into a LIBOR Loan, the Borrower shall pay accrued interest to the date of Conversion on the principal amount so Converted. Each such Notice of Conversion shall be given not later than 11:00 a.m. on the Business Day prior to the date of any proposed Conversion into Base Rate Loans and on the third Business Day prior to the date of any proposed Conversion into LIBOR Loans. Promptly after receipt of a Notice of Conversion, the Agent shall notify each Lender holding Loans being Converted by telecopy, or other similar form of transmission, of the proposed Conversion. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone (confirmed immediately in writing) or telecopy in the form of a Notice of Conversion specifying (a) the requested date of such Conversion, (b) the Type and Class of Loan to be Converted, (c) the portion of such Type of Loan to be Converted, (d) the Type of Loan such Loan is to be Converted into and (e) if such Conversion is into a LIBOR Loan, the requested duration of the Interest Period of such Loan and the amount of such LIBOR Loan, if any, that the Borrower has elected to have subject to a Derivatives Contract that provides a hedge against interest rate risk and the Derivatives Contract(s) to which such amount is subject. Each Notice of Conversion shall be irrevocable by and binding on the Borrower once given.
Section 2.12.    Notes.
(a)    Note. The Loans of a Class made by a Lender shall, in addition to this Agreement, if requested by such Lender, also be evidenced by a promissory note of the Borrower payable to such Lender, or its registered assignee, in a principal amount equal to, in the case of a Revolving Lender, or its registered assignee, the amount of its Revolving Loan Commitment as originally in effect and otherwise duly completed, and in the case of a Term Lender, or its registered assignee, the initial principal amount of its Term Loan, as applicable, at the time of the making or acquisition of such Term Loan as originally in effect and, in each case, otherwise duly completed. The Swingline Loans made by the Swingline Lender to the Borrower shall, in addition to this Agreement, also be evidenced by a Swingline Note payable to the Swingline Lender, or its registered assignee. If requested by a Revolving Lender, the Bid Rate Loans made by such Revolving Lender to the Borrower shall, in addition to this Agreement, be evidenced by a Bid Rate Note.
(b)    Records. The date, amount, interest rate, Class, Type and duration of Interest Periods (if applicable) of each Loan made by each Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and such entries shall be binding on the Borrower absent manifest error; provided, however, that the failure of a Lender to make any such record shall not affect the obligations of the Borrower under any of the Loan Documents.
(c)    Lost, Stolen, Destroyed or Mutilated Notes. Upon receipt by the Borrower of (i) written notice from a Lender that a Note of such Lender has been lost, stolen, destroyed or mutilated, and (ii) (A) in the case of loss, theft or destruction, an unsecured agreement of indemnity from such Lender in form reasonably satisfactory to the Borrower, or (B) in the case of mutilation, upon surrender and cancellation of such Note, the Borrower shall at its own expense execute and deliver to such Lender a new Note dated the date of such lost, stolen, destroyed or mutilated Note.
Section 2.13.    Voluntary Reduction of the Revolving Loan Commitment.
The Borrower shall have the right to terminate or reduce the aggregate unused amount of the Revolving Loan Commitments (for which purpose use of the Revolving Loan Commitments shall be deemed to include the aggregate amount of Letter of Credit Liabilities and the aggregate principal amount of all outstanding Bid Rate Loans and Swingline Loans, without duplication) at any time and from time to time without penalty or premium upon not less than 5 Business Days prior written notice from the Borrower to the Agent of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction and shall be irrevocable once given (but may be conditioned upon the consummation of a financing to refinance such Revolving Loan Commitments) and effective only upon receipt by the Agent; provided, however, (a) that the Revolving Lenders shall be indemnified for any breakage and redeployment costs associated with any LIBOR Loans, (b) any reductions shall be in the minimum increments set forth in Section 3.5.(c), and (c) the Borrower may not reduce the aggregate amount of the Commitments below $100,000,000 unless the Borrower is terminating the Commitments in full. The Agent will promptly transmit such notice to each Revolving Lender. Without limiting the provisions of Section 2.17.(c), the Revolving Loan Commitments, once terminated or reduced may not be increased or reinstated.

Section 2.14.    Extension of Revolving Termination Date.
The Borrower shall have the right, exercisable on two separate occasions, to extend the Revolving Termination Date by six (6) months on each such occasion, first to August 6, 2023 and then to February 6, 2024. The Borrower may exercise such right only by executing and delivering to the Agent at least 60 days but not more than 90 days prior to the then-effective Revolving Termination Date, a written request for such extension (an “Extension Request”). The Agent shall forward to each Lender a copy of the Extension Request delivered to the Agent promptly upon receipt thereof. Subject to satisfaction of the following conditions, the Revolving Termination Date shall be extended for six (6) months effective upon receipt of the Extension Request and payment of the fee referred to in the following clause (b) in connection with each such extension: (a) immediately prior to such extension and immediately after giving effect thereto, (i) no Default or Event of Default shall exist, and (ii) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the date of such extension with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents, (b) the Borrower shall have paid the Fees payable under Section 3.6(c), and (c) for the extension to February 6, 2024, the extension to August 6, 2023 shall first have been exercised in accordance with the terms hereof.
Section 2.15.    Expiration or Maturity Date of Letters of Credit Past Revolving Termination Date.
(a)    If on the date the Revolving Loan Commitments are terminated or reduced to zero (whether voluntarily, by reason of the occurrence of an Event of Default or otherwise), there are any Letters of Credit outstanding and the aggregate Stated Amount of such Letters of Credit exceeds the balance of available funds on deposit in the Collateral Account, the Borrower shall, on such date, pay to the Agent, for its benefit and the benefit of the Revolving Lenders, for deposit into the Collateral Account an amount of money equal to such excess.
(b)    As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities, the Borrower hereby pledges and grants to the Agent, for the ratable benefit of the Agent and the Revolving Lenders as provided herein, a security interest in all of its right, title and interest in and to the Collateral Account and the balances from time to time in the Collateral Account (including the investments and reinvestments therein provided for below). The balances from time to time in the Collateral Account shall not constitute payment of any Letter of Credit Liabilities until applied by the Agent as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Collateral Account shall be subject to withdrawal only as provided in this Section.
(c)    The Agent shall exercise reasonable care in the custody and preservation of any funds held in the Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Agent accords other funds deposited with the Agent, it being understood that the Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Collateral Account.

(d)    If a drawing pursuant to any Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrower and the Revolving Lenders authorize the Agent to use the monies deposited in the Collateral Account and proceeds thereof to make payment to the beneficiary with respect to such drawing or the payee with respect to such presentment.
(e)    If an Event of Default exists, the Requisite Class Lenders of Revolving Lenders may, in their discretion, at any time and from time to time, instruct the Agent to liquidate any such investments and reinvestments and apply proceeds thereof to the Obligations in accordance with Section 10.4. Notwithstanding the foregoing, the Agent shall not be required to liquidate and release any such amounts if such liquidation or release would result in the amount available in the Collateral Account to be less than the Stated Amount of all Extended Letters of Credit that remain outstanding.
(f)    So long as no Default or Event of Default exists, and to the extent amounts on deposit in or credited to the Collateral Account exceed the aggregate amount of the Letter of Credit Liabilities then due and owing, the Agent shall, from time to time, at the request of the Borrower, deliver to the Borrower within 10 Business Days after the Agent’s receipt of such request from the Borrower, against receipt but without any recourse, warranty or representation whatsoever, such amount of the credit balances in the Collateral Account as exceeds the aggregate amount of the Letter of Credit Liabilities at such time. Upon the expiration, termination or cancellation of an Extended Letter of Credit for which the Lenders reimbursed (or funded participations in) a drawing deemed to have occurred under the fourth sentence of Section 2.5. (b) for deposit into the Collateral Account but in respect of which the Lenders have not otherwise received payment for the amount so reimbursed or funded, the Agent shall promptly remit to the Lenders the amount so reimbursed or funded for such Extended Letter of Credit that remains in the Collateral Account, pro rata in accordance with the respective unpaid reimbursements or funded participations of the Lenders in respect of such Extended Letter of Credit, against receipt but without any recourse, warranty or representation whatsoever.
(g)    The Borrower shall pay to the Agent from time to time such fees as the Agent normally charges for similar services in connection with the Agent’s administration of the Collateral Account and investments and reinvestments of funds therein.
Section 2.16.    Amount Limitations.
Notwithstanding any other term of this Agreement or any other Loan Document, no Revolving Lender shall be required to make a Revolving Loan, the Swingline Lender shall not be required to make a Swingline Loan, no Revolving Lender shall make any Bid Rate Loan, the Agent shall not be required to issue a Letter of Credit and no reduction of the Revolving Loan Commitments pursuant to Section 2.13. shall take effect, if immediately after the making of any such Loan or such reduction in the Revolving Loan Commitments:
(a)    the aggregate principal amount of all outstanding Revolving Loans, Bid Rate Loans and Swingline Loans, together with the aggregate amount of all Letter of Credit Liabilities, would exceed the aggregate amount of the Revolving Loan Commitments at such time; or
(b)    the aggregate principal amount of all outstanding Bid Rate Loans would exceed 50.0% of the aggregate amount of the Revolving Loan Commitments.
Section 2.17.    Increase in Revolving Loan Commitments; Additional Term Loans.
(a)    [Intentionally Omitted].

(b)    The Borrower shall have the right at any time and from time to time beginning on the Effective Date to but excluding the Termination Date for the Term Loans to request the making of additional Term Loans (the “Additional Term Loans”) (provided that after giving effect to any Additional Term Loans pursuant to this Section, the aggregate amount of the Revolving Loan Commitments and outstanding Term Loans of the Lenders shall not exceed $1,800,000,000.00 less any prepayments of the Term Loans) by providing written notice to the Agent, which notice shall be irrevocable once given. Each such borrowing of Additional Term Loans must be in a minimum amount of $25,000,000.00.
(c)    The Borrower shall have the right at any time and from time to time beginning on the Effective Date to but excluding the Revolving Termination Date to request increases in the amount of the Revolving Loan Commitments (provided that after giving effect to any increases in the Revolving Loan Commitments pursuant to this Section, the aggregate amount of the Revolving Loan Commitments and outstanding Term Loans of the Lenders shall not exceed $1,800,000,000.00 less any prepayments of the Term Loans) by providing written notice to the Agent, which notice shall be irrevocable once given. Each such increase in the Revolving Loan Commitments must be in an aggregate minimum amount of $25,000,000.00.
(d)    No Lender shall be required to increase its Revolving Loan Commitment, to provide a new Revolving Commitment or to make an Additional Term Loan, including by way of increasing the principal amount of its existing Term Loans, and any new Lender becoming a party to this Agreement in connection with any such requested increase must be an Eligible Assignee. If a new Revolving Lender becomes a party to this Agreement, or if any existing Revolving Lender agrees to increase its Revolving Loan Commitment, such Lender shall on the date it becomes a Revolving Lender hereunder (or increases its Revolving Loan Commitment, in the case of an existing Revolving Lender) (and as a condition thereto) purchase from the other Revolving Lenders its applicable Revolving Loan Commitment Percentage (or in the case of an existing Revolving Lender, the increase in the amount of its applicable Revolving Loan Commitment Percentage, in each case as determined after giving effect to the increase of Revolving Loan Commitments) of any outstanding Revolving Loans, by making available to the Agent for the account of such other Revolving Lenders at the Principal Office, in same day funds, an amount equal to the sum of (A) the portion of the outstanding principal amount of such Revolving Loans to be purchased by such Revolving Lender plus (B) the aggregate amount of payments previously made by the other Revolving Lenders under Section 2.5(j) which have not been repaid plus (C) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Revolving Loans. The Borrower shall pay to the Revolving Lenders amounts payable, if any, to such Revolving Lenders under Section 4.4 as a result of the prepayment of any such Revolving Loans. No increase of the Revolving Loan Commitments may be effected, and no Additional Term Loans may be made, under this Section if (x) a Default or Event of Default shall be in existence on the effective date of such increase or (y) any representation or warranty made or deemed made by the Borrower or any other Loan Party in any Loan Document to which any such Loan Party is a party is not (or would not be) true or correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on the effective date of such increase except to the extent that such representations and warranties expressly related solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall have been true and correct in all respects) on and as of such earlier date). In connection with any increase in the aggregate amount of the Revolving Loan Commitments or the making of Additional Term Loans pursuant to this subsection, (a) any Lender becoming a party hereto shall execute such documents and agreements as the Agent may reasonably request and (b) the Borrower shall make appropriate arrangements so that each new Lender, and any existing Lender increasing its Revolving Loan Commitment or making Additional Term

Loans, receives new or replacement Notes, as appropriate, in the amount of such Lender's Revolving Loan Commitment or reflecting such Additional Term Loans of the Class of Term Loans made by such Lender within 2 Business Days of the effectiveness of the applicable increase in the aggregate amount of Revolving Loan Commitments or the making of Additional Term Loans. Any increase in the Revolving Loan Commitments or making of Additional Term Loans pursuant to this Section 2.17. shall be subject to the condition that the Borrower shall have paid to the Agent, such fees as shall be due to Agent and/or the Lenders at such time under the Fee Letter or as may be agreed-upon between the Borrower, on the one hand, and each new Lender and/or any existing Lender increasing its Revolving Loan Commitment or making Additional Term Loans, on the other hand. The provisions of this Section 2.17. shall not constitute a “commitment” to lend, and the Revolving Loan Commitments of the Lenders shall not be increased and no Additional Term Loans may be made until satisfaction of the provisions of this Section 2.17. and, in the case of an increase of the Revolving Loan Commitments, until the actual increase of the Revolving Loan Commitments as provided herein. The date an increase of the Revolving Loan Commitments or the making of Additional Term Loans, as applicable, becomes effective pursuant to this Section 2.17. is referred to herein as an “Increase Effective Date”, with any such increase or making of Additional Term Loans being conditioned upon, as required by any such new Lender and/or existing Lender increasing its Revolving Loan Commitment or making Additional Term Loans, receipt of (A) a certificate from the Borrower (1) certifying and attaching resolutions authorizing the increase in Revolving Loan Commitments and/or borrowing of Additional Term Loans, as applicable, (2) resolutions of each Guarantor, if any, authorizing the Guaranty of such increase in Revolving Loans and/or the borrowing of Additional Term Loans and (3) confirming the conditions set forth in (x) and (y) above have been satisfied, and (B) a customary legal opinion from Borrower’s counsel.
Section 2.18.    Reallocation of Lender Pro Rata Shares; No Novation.
On the Effective Date, the Loans and related Obligations made under the Existing Credit Agreement shall be deemed to have been made under this Agreement, without the execution by the Borrower or the Lenders of any other documentation, and all such Loans currently outstanding shall be deemed to have been simultaneously reallocated among the Lenders as follows:
(a)    On the Effective Date, each Lender that will have a greater Revolving Loan Commitment Percentage or Term Loan Percentage upon the Effective Date than its Revolving Loan Commitment Percentage (under and as defined in the Existing Credit Agreement) or Term Loan Percentage (calculated with respect to “2021 Term Loans” under and as defined in the Existing Credit Agreement only), respectively, immediately prior to the Effective Date (each, a “Purchasing Lender”), without executing an Assignment and Acceptance, shall be deemed to have purchased assignments pro rata from each Lender in the applicable Class that will have a smaller Revolving Loan Commitment Percentage (under and as defined in the Existing Credit Agreement) or Term Loan Percentage (calculated with respect to “2021 Term Loans” under and as defined in the Existing Credit Agreement only), respectively, upon the Effective Date than its Revolving Loan Commitment Percentage (under and as defined in the Existing Credit Agreement) or Term Loan Percentage (calculated with respect to “2021 Term Loans” under and as defined in the Existing Credit Agreement only), respectively, immediately prior to the Effective Date (each, a “Selling Lender”) in all such Selling Lender’s rights and obligations under this Agreement and the other Loan Documents as a Lender (collectively, the “Lender Assigned Rights and Obligations”) so that, after giving effect to such assignments, each Lender shall have its respective Commitments as set forth in Schedule I hereto and a corresponding Revolving Loan Commitment Percentage or Term Loan Percentage, as applicable, of all Loans and other Revolving Credit Exposure then outstanding under such Class. Each such purchase hereunder shall be at par for a purchase price equal to the principal amount of the loans and other participation and without recourse, representation or warranty, except that each Selling Lender shall be deemed to represent and warrant to each applicable Purchasing Lender that the Lender Assigned Rights and Obligations of such Selling Lender being assigned to such Purchasing Lender are not subject to any Liens created by that Selling Lender. For the avoidance of doubt, in no event shall the aggregate amount of each Lender’s Revolving Loan Exposure outstanding at any time exceed its Revolving Loan Commitment or the principal amount of its Term Loans exceed its Term Loan Commitment, in each case, as set forth in Schedule I hereto.
(b)    The Agent shall calculate the net amount to be paid or received by each Lender in connection with the assignments effected hereunder on the Effective Date. Each Lender required to make a payment pursuant to this Section shall make the net amount of its required payment available to the Agent, in same day funds, at the office of the Agent not later than 12:00 P.M. (New York time) on the Effective Date. The Agent shall distribute on the Effective Date the proceeds of such amounts to the Lenders entitled to receive payments pursuant to this Section, pro rata in proportion to the amount each such Lender is entitled to receive at the primary address set forth in Schedule I hereto or at such other address as such Lender may request in writing to the Agent.
(c)    Nothing in this Agreement shall be construed as a discharge, extinguishment or novation of the Obligations of the Loan Parties outstanding under the Existing Credit Agreement, which Obligations shall remain outstanding under this Agreement after the date hereof as “Revolving Loans” or “Term Loans”, as applicable, except as expressly modified hereby or by instruments executed concurrently with this Agreement.
ARTICLE III. - PAYMENTS, FEES AND OTHER GENERAL PROVISIONS
Section 3.1.    Payments.
(a)    Payments by Borrower. Except to the extent otherwise provided herein, all payments of principal, interest, Fees and other amounts to be made by the Borrower under this Agreement or any other Loan Document shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent at its Principal Office, not later than 2:00 p.m. on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Subject to Section 10.4., the Borrower shall, at the time of making each payment under this Agreement or any other Loan Document, specify to the Agent the amounts payable by the Borrower hereunder to which such payment is to be applied. Each payment received by the Agent for the account of a Lender under this Agreement or any Note shall be paid to such Lender by wire transfer of immediately available funds in accordance with the wiring instructions provided by such Lender to the Agent from time to time at the applicable Lending Office of such Lender. If the Agent fails to pay such amount to a Lender within one Business Day of receipt of such amount, the Agent shall pay interest on such amount until paid at a rate per annum equal to the Federal Funds Rate from time to time in effect. If the due date of any payment under this Agreement or any other Loan Document would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for the period of such extension.
(b)    Presumptions Regarding Payments by Borrower. Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Agent may assume that the Borrower has made such payment on such date in accordance herewith and may (but shall not be obligated to), in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Agent on demand that amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Agent, at the greater of the Federal Funds Rate and a rate determined by the Agent in accordance with banking industry rules on interbank compensation.

Section 3.2.    Pro Rata Treatment.
Except to the extent otherwise provided herein: (a) each borrowing from the Revolving Lenders under Sections 2.2.(a), 2.4.(e) and 2.5.(e) shall be made from the Revolving Lenders, each payment of the fees under Sections 3.6.(a), the first sentence of Section 3.6.(b), and Section 3.6.(c) shall be made for the account of the Revolving Lenders, and each termination or reduction of the amount of the Revolving Loan Commitments under Section 2.13. shall be applied to the respective Revolving Loan Commitments of the Revolving Lenders, pro rata according to the amounts of their respective Revolving Loan Commitment Percentages; (b) each payment or prepayment of principal of Revolving Loans shall be made for the account of the Revolving Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Loans held by them, provided that, subject to Section 3.11., if immediately prior to giving effect to any such payment in respect of any Revolving Loans the outstanding amount of the Revolving Loans shall not be held by the Revolving Lenders pro rata in accordance with their respective Revolving Loan Commitments in effect at the time such Revolving Loans were made, then such payment shall be applied to the Revolving Loans in such manner as shall result, as nearly as is practicable, in the outstanding amount of the Revolving Loans being held by the Revolving Lenders pro rata in accordance with such respective Revolving Loan Commitment Percentages; (c) the making of a Class of Term Loans under Section 2.1.(a) shall be made from the applicable Class of Term Lenders, pro rata according to the amounts of their respective Term Loan Commitments of such Class; (d) each payment or prepayment of principal of a Class of Term Loans shall be made for the account of the Term Lenders of such Class pro rata in accordance with the respective unpaid principal amounts of such Class of Term Loans held by them; (e) each payment of interest of a Class of Loans shall be made for the account of the Lenders of such Class pro rata in accordance with the amounts of interest on such Class of Loans then due and payable to the respective Class of Lenders; (f) the making, Conversion and Continuation of Loans of a particular Class and Type (other than Conversions provided for by Sections 4.1.(c) and 4.6.) shall be made pro rata among the Lenders of such Class according to the outstanding amounts of their respective Loans of such Class and the then current Interest Period for each Lender’s portion of each such Loan of such Class and Type shall be coterminous; (g) the Revolving Lenders’ participation in, and payment obligations in respect of, Letters of Credit under Section 2.5., shall be in accordance with their respective Revolving Loan Commitment Percentages; (h) the Revolving Lenders’ participation in, and payment obligations in respect of, Swingline Loans under Section 2.4., shall be in accordance with their respective Revolving Loan Commitment Percentages; and (i) each prepayment of principal of Bid Rate Loans by the Borrower pursuant to Section 2.9.(b)(ii) shall be made for account of the Revolving Lenders then owed Bid Rate Loans pro rata in accordance with the respective unpaid principal amounts of the Bid Rate Loans then owing to each such Revolving Lender. All payments of principal, interest, fees and other amounts in respect of the Swingline Loans shall be for the account of the Swingline Lender only (except to the extent any Revolving Lender shall have acquired and funded a participating interest in any such Swingline Loan pursuant to Section 2.4.(e), in which case such payments shall be pro rata in accordance with such participating interests).
Section 3.3.    Sharing of Payments, Etc.
If a Lender shall obtain payment of any principal of, or interest on, any Loan of a Class made by it to the Borrower under this Agreement, or shall obtain payment on any other Obligation owing by the Borrowers or any other Loan Party through the exercise of any right of set-off, banker’s lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by or on behalf of the Borrower or any other Loan Party to a Lender not in accordance with the terms of this Agreement and such payment should be distributed to the Lenders of the same Class of such Lender pro rata in accordance with Section 3.2. or Section 10.4., as applicable, such Lender shall promptly purchase from the other Lenders of such Class participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans of such Class made by the other Lenders of such Class or other Obligations owed to such other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders of such Class shall share the benefit of such payment (net of any reasonable expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with Section 3.2. or Section 10.4., as applicable. To such end, all the Lenders of such Class shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender of a Class so purchasing a participation (or direct interest) in the Loans or other Obligations owed to such other Lenders of such Class may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans of such Class in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.
Section 3.4.    Several Obligations.
No Lender shall be responsible for the failure of any other Lender to make a Loan or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or to perform any other obligation to be made or performed by such other Lender.
Section 3.5.    Minimum Amounts.
(a)    Borrowings and Conversions. Except as otherwise provided in Sections 2.4.(e) and 2.5(e), each borrowing of Base Rate Loans shall be in an aggregate minimum amount of $1,000,000.00 and integral multiples of $100,000.00 in excess thereof. Each borrowing of, Conversion to and Continuation of LIBOR Loans shall be in an aggregate minimum amount of $1,000,000.00 and integral multiples of $100,000.00 in excess of that amount.
(b)    Prepayments. Each voluntary prepayment of Loans shall be in an aggregate minimum amount of $1,000,000.00 and integral multiples of $100,000.00 in excess thereof (or, if less, the aggregate principal amount of Loans then outstanding).
(c)    Reductions of Revolving Loan Commitments. Each reduction of the Revolving Loan Commitments under Section 2.13. shall be in minimum decrements of $10,000,000.00.
(d)    Letters of Credit. The initial Stated Amount of each Letter of Credit shall be at least $100,000.00.
Section 3.6.    Fees.
(a)    Facility Fee. Commencing on the Effective Date and until the Revolving Termination Date, the Borrower agrees to pay to the Agent for the pro rata account of each Revolving Lender (based on each Revolving Lender’s Revolving Loan Commitment) a facility fee which shall accrue at a rate per annum equal to the Applicable Facility Fee times the aggregate amount of the Revolving Loan Commitments. Such fee shall be payable quarterly in arrears on the last day of each March, June, September and December during the term of this Agreement and on the Revolving Termination Date or any earlier date of termination of the Revolving Loan Commitments or reduction of the Revolving Loan Commitments to zero. The Borrower acknowledges that the fee payable hereunder is a bona fide commitment fee and is intended as reasonable compensation to the Revolving Lenders for committing to make funds available to the Borrower as described herein and for no other purposes.

(b)    Letter of Credit Fees. The Borrower agrees to pay to the Agent for the pro rata account of each Revolving Lender a letter of credit fee at a rate per annum equal to the Applicable Margin for Revolving Loans that are LIBOR Loans times the daily average Stated Amount of each Letter of Credit for the period from and including the date of issuance of such Letter of Credit (x) through and including the date such Letter of Credit expires or is terminated or (y) to but excluding the date such Letter of Credit is drawn in full and is not subject to reinstatement, as the case may be. The fees provided for in the immediately preceding sentence shall be nonrefundable and payable in arrears on (i) the last day of March, June, September and December in each year, (ii) the Revolving Termination Date, (iii) the date the Revolving Loan Commitments are terminated or reduced to zero and (iv) thereafter from time to time on demand of the Agent. In addition, the Borrower shall pay to the Agent for its own account and not the account of any Lender, an issuance fee (with such issuance fee being paid to any Revolving Lender other than Agent that issues a Letter of Credit hereunder) in respect of each Letter of Credit equal to the greater of (i) $500.00 or (ii) one-eighth of one percent (0.125%) of the initial Stated Amount of such Letter of Credit. The fees provided for in the immediately preceding sentence shall be nonrefundable and payable upon issuance (or in the case of an extension of the expiration date, on the previous expiration date). The Borrower shall pay directly to the Agent from time to time on demand all commissions, charges, costs and expenses in the amounts customarily charged by the Agent from time to time in like circumstances with respect to the issuance of each Letter of Credit, drawings, amendments and other transactions relating thereto.
(c)    Revolving Credit Extension Fee. If the Borrower exercises its right to extend the Revolving Termination Date in accordance with Section 2.14., the Borrower agrees to pay to the Agent for the pro rata account of each Revolving Lender (based on each Revolving Lender’s respective Revolving Loan Commitment) a fee in connection with each extension of the Revolving Termination Date equal to seven and one-half hundredths of one percent (0.075%) of the amount of such Lender’s Revolving Loan Commitment (whether or not utilized) at the time of each such extension. Such fee shall be due and payable in full on the date the Agent receives each Extension Request pursuant to such Section.
(d)    Administrative and Other Fees. The Borrower agrees to pay the administrative and other fees of the Agent pursuant to the Fee Letter and as may otherwise be agreed to in writing by the Borrower and the Agent from time to time.
(e)    Bid Rate Loan Fees. The Borrower agrees to pay to the Agent a fee equal to $2,500 at the time of each Bid Rate Quote Request made hereunder for services rendered by the Agent in connection with Bid Rate Loans.
Section 3.7.    Computations.
Unless otherwise expressly set forth herein, any accrued interest on any Loan, any Fees or any other Obligations due hereunder shall be computed on the basis of a year of 365 or 366 days, as applicable, and the actual number of days elapsed; provided, however, any accrued interest on any LIBOR Loan shall be computed on the basis of a year of 360 days and the actual number of days elapsed.
Section 3.8.    Usury.
In no event shall the amount of interest due or payable on the Loans or other Obligations exceed the maximum rate of interest allowed by Applicable Law and, if any such payment is paid by the Borrower or any other Loan Party or received by any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the respective Lender in writing that the Borrower elects to have such excess sum returned to them forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may be lawfully paid by the Borrower under Applicable Law.

Section 3.9.    Agreement Regarding Interest and Charges.
The parties hereto hereby agree and stipulate that the only charge imposed upon the Borrower for the use of money in connection with this Agreement is and shall be the interest specifically described in Section 2.6.(a). Notwithstanding the foregoing, the parties hereto further agree and stipulate that all agency fees, syndication fees, facility fees, closing fees, letter of credit fees, underwriting fees, default charges, late charges, funding or “breakage” charges, increased cost charges, attorneys’ fees and reimbursement for costs and expenses paid by the Agent or any Lender to third parties or for damages incurred by the Agent or any Lender, in each case in connection with the transactions contemplated by this Agreement and the other Loan Documents, are charges made to compensate the Agent or any such Lender for underwriting or administrative services and costs or losses performed or incurred, and to be performed or incurred, by the Agent and the Lenders in connection with this Agreement and shall under no circumstances be deemed to be charges for the use of money. All charges other than charges for the use of money shall be fully earned and nonrefundable when due.
Section 3.10.    Statements of Account.
The Agent will account to the Borrower monthly with a statement of Loans, Letters of Credit, accrued interest and Fees, charges and payments made pursuant to this Agreement and the other Loan Documents, and such account rendered by the Agent shall be deemed conclusive upon the Borrower absent manifest error. The failure of the Agent to deliver such a statement of accounts shall not relieve or discharge the Borrower from any of its obligations hereunder.
Section 3.11.    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then the Agent shall give prompt notice thereof to the Lenders, and until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)    Waivers and Amendments. That Defaulting Lender's right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of Requisite Lenders and Requisite Class Lenders and in Section 12.6(c).
(ii)    Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise, and including any amounts made available to the Agent by that Defaulting Lender pursuant to Section 12.3.), shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Agent hereunder; second, in the case of a Defaulting Lender that is a Revolving Lender, if so determined by the Agent, to be held as cash collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit; third, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent, unless funded by another Lender; fourth, in the case of a Defaulting Lender that is a Revolving Lender, if so determined by the Agent and the Borrower (so long as no Default or Event of Default exists), to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fifth, the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender's breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender's breach of its obligations under this Agreement; and seventh, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) (A) such payment is a payment of the principal amount of any Revolving Loans (or participations, if applicable, under Section 2.5.(j)) in respect of which such Defaulting Lender has not fully funded its appropriate share, and (B) such Revolving Loans were made at a time when the conditions set forth in Section 5.2. were satisfied or waived (or were Revolving Loans made or participations acquired pursuant to Section 2.5.(j)), such payment shall be applied solely to pay the Revolving Loans (or participations) of all non-Defaulting Revolving Lenders on a pro rata basis prior to being applied to the payment of any Revolving Loans of such Defaulting Lender until such time as all Revolving Loans and funded and unfunded participations in Letter of Credit Obligations and Swingline Loans are held by the Revolving Lenders pro rata in accordance with the Revolving Loan Commitments without giving effect to subsection (a)(iv) below and (y)(A) such payment is a payment of the principal amount of any Class of Term Loans in respect of which such Defaulting Lender has not fully funded its share, and (B) such Term Loans were made at a time when the conditions set forth in Section 5.2. were satisfied or waived, such payment shall be applied solely to pay the Term Loans of such Class of all non-Defaulting Lenders of such Class on a pro rata basis prior to being applied to the payment of any Term Loans of such Defaulting Lender until such time as all Term Loans of such Class are held by the Term Lenders of such Class pro rata in accordance with the Term Loan Commitments for such Class of Term Loans. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 3.11.(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees. During any period that a Lender is a Defaulting Lender, such Defaulting Lender’s Commitment and outstanding Loans shall be excluded for purposes of calculating any Fees payable to the Lenders under Section 3.6.(a), 3.6.(b) and 3.6.(c) (provided, as to Section 3.6.(c), such Defaulting Lender shall be paid a pro rata (based on the remaining time to the extended Revolving Termination Date) amount of extension fee at such time as it ceases to be a Defaulting Lender), and during such period the Borrower shall not be required to pay, and such Defaulting Lender shall not be entitled to receive, any such Fees otherwise payable to such Defaulting Lender under such Sections, provided the Borrower shall be required to pay the pro rata amount of such fees to the Revolving Lenders assuming the participation exposure with respect to any Letters of Credit or Swingline Loan or related to any funding made by any Revolving Lender covering such Defaulting Lender’s share of any Loan.
(iv)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Revolving Lender which is a Defaulting Lender, for purposes of computing the amount of the obligation of each Revolving Lender which is not a Defaulting Lender to acquire, refinance or fund participations in (A) Letters of Credit pursuant to Section 2.5. or (B) Swingline Loans pursuant to Section 2.4., the Revolving Loan Commitment Percentage of each Revolving Lender which is not a Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, each such reallocation shall be given effect only if (i) the conditions set forth in Section 5.2. are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time) and (ii) such reallocation would not cause the aggregate Revolving Loan Exposure of such Non-Defaulting Lender to exceed such non-Defaulting Lender’s Revolving Loan Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.
(b)    Cash Collateral, Repayment of Swingline Loans.
(i)    If the reallocation described in the immediately preceding subsection (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize the Agent’s Fronting Exposure in accordance with the procedures set forth in this subsection.

(ii)    At any time that there shall exist a Defaulting Lender that is a Revolving Lender, within 1 Business Day following the written request of the Agent, the Borrower shall Cash Collateralize the Agent’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to the immediately preceding subsection (a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the aggregate Fronting Exposure of the Agent with respect to Letters of Credit issued and outstanding at such time.

(iii)    The Borrower, and to the extent provided by any Defaulting Lender that is a Revolving Lender, such Defaulting Lender, hereby grant to the Agent, and agree to maintain, a perfected security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letter of Credit Liabilities, to be applied pursuant to the immediately following clause (iv). If at any time the Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Agent as herein provided, or that the total amount of such Cash Collateral is less than the aggregate Fronting Exposure of the Agent with respect to Letters of Credit issued and outstanding at such time, the Borrower will, promptly upon demand by the Agent, pay or provide to the Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(iv)    Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section in respect of Letters of Credit shall be applied to the satisfaction of the obligations of the Defaulting Lender that is a Revolving Lender to fund participations in respect of Letter of Credit Liabilities (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(v)    Cash Collateral (or the appropriate portion thereof) provided to reduce the Agent’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this subsection following (x) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender in accordance with the immediately following subsection (c)), or (y) the determination by the Agent that there exists excess Cash Collateral; provided that, subject to the immediately preceding subsection (b), the Person providing Cash Collateral and the Agent may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

(c)    Defaulting Lender Cure. If the Borrower and the Agent, and solely in the case of a Defaulting Lender that is a Revolving Lender, the Swingline Lender, agree in writing in their sole discretion (with no consent required from the Borrower if any Default or Event of Default exists) that a Defaulting Lender that is a Lender should no longer be deemed to be a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which, in the case of a Defaulting Lender that is a Revolving Lender, may include arrangements with respect to any cash collateral), that Lender (i) if a Revolving Lender, will, to the extent applicable, purchase that portion of outstanding Revolving Loans of the other Revolving Lenders or take such other actions as the Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the Revolving Lenders in accordance with their applicable Revolving Loan Commitment Percentages (without giving effect to Section 3.11.(a)(iv)) and/or (ii) if a Term Lender of a Class of Term Loans will, if at such time the Term Loan Commitments of such Class have not been fully utilized or terminated and to the extent applicable, purchase that portion of the outstanding Term Loans of such Class of the other Term Lenders of such Class to cause the Term Loans of such Class to be held by the Term Lenders of such Class pro rata in accordance with the Term Loan Commitments for such Class of Term Loans as if there had been no Defaulting Lender of such Class, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender's having been a Defaulting Lender.
(d)    New Swingline Loans/Letters of Credit. So long as any Revolving Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the Agent shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
(e)    Purchase or Cancellation of Defaulting Lender’s Commitment. Any Lender who is not a Defaulting Lender may, but shall not be obligated, in its sole discretion, to acquire all or a portion of a Defaulting Lender’s Commitment and/or Loans. Any Lender desiring to exercise such right shall give written notice thereof to the Agent and the Borrower no sooner than 2 Business Days and not later than 5 Business Days after such Defaulting Lender became a Defaulting Lender. If more than one Lender exercises such right, each such Lender shall have the right to acquire an amount of such Defaulting Lender’s Commitment and/or Loans in proportion to the Commitments and/or Loans of the other Lenders exercising such right. If after such 5th Business Day, the Lenders have not elected to purchase all of the Commitment of such Defaulting Lender, then the Borrower may, by giving written notice thereof to the Agent, such Defaulting Lender and the other Lenders, either (i) demand that such Defaulting Lender assign its Commitment to an Eligible Assignee subject to and in accordance with the provisions of Section 12.5. for the purchase price provided for below or (ii) terminate the Commitment of such Defaulting Lender, whereupon such Defaulting Lender shall no longer be a party hereto or have any rights or obligations hereunder or under any of the other Loan Documents. No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. Upon any such purchase or assignment, the Defaulting Lender’s interest in the Loans and its rights hereunder (but not its liability in respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase except to the extent assigned pursuant to such purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser or assignee thereof, including an appropriate Assignment and Assumption Agreement and, notwithstanding Section 12.5., shall pay to the Agent an assignment fee in the amount of $7,000.00. The purchase price for the Commitment of a Defaulting Lender shall be equal to the amount of the principal balance of the Loans outstanding and owed by the Borrower to the Defaulting Lender. Prior to payment of such purchase price to a Defaulting Lender, the Agent shall apply against such purchase price any amounts retained by the Agent pursuant to the last sentence of the immediately preceding subsection (a). Notwithstanding the foregoing, the Defaulting Lender shall be entitled to receive amounts owed to it by the Borrower under the Loan Documents which accrued prior to the date of the default by the Defaulting Lender, to the extent the same are received by the Agent from or on behalf of the Borrower. There shall be no recourse against any Lender or the Agent for the payment of such sums except to the extent of the receipt of payments from any other party or in respect of the Loans.
Section 3.12.    Taxes.
(a)    Issuing Bank. For purposes of this Section, the term “Lender” includes the Agent in its capacity as issuer of Letters of Credit hereunder and the term “Applicable Law” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any other Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or other applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by the Borrower. The Borrower and the other Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.

(d)    Indemnification by the Borrower. The Borrower and the other Loan Parties shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) other than any penalties and interest resulting from the gross negligence or willful misconduct of such Recipient, payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that if the Borrower or such other Loan Party reasonably believes that such Taxes were not correctly or legally asserted, such Recipient will use reasonable efforts to cooperate with the Borrower or such other Loan Party to obtain a refund of such Taxes (which shall be repaid to the Borrower or such other Loan Party in accordance with subsection 3.12(h)) so long as such efforts would not, in the sole determination of such Recipient, result in any additional out-of-pocket costs or expenses not reimbursed by the Borrower or such other Loan Party or be otherwise materially disadvantageous to such Recipient, and provided further that neither the Borrower nor any other Loan Party will be required to compensate any Recipient pursuant to this Section 3.12(d) for any interest, additions to tax or penalties that accrue after 270 days after the date such Recipient first receives notice of the relevant Indemnified Taxes. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or another Loan Party has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower and the other Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.5 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this subsection. The provisions of this subsection shall continue to inure to the benefit of an Agent following its resignation or removal as Agent.
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower or any other Loan Party to a Governmental Authority pursuant to this Section, the Borrower or such other Loan Party shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.
(g)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), an electronic copy (or an original if requested by the Borrower or the Agent) of an executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(I)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN, or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)    executed copies of IRS Form W-8ECI;

(III)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit R-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(IV)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit R-2 or Exhibit R-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit R-4 on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), an electronic copy (or an original if requested by the Borrower or the Agent) of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(E)    On or before the date it becomes a party to this Agreement, if the Agent is a U.S. Person, it shall deliver to the Borrower (in such number as shall be requested by the recipient) executed copies of the IRS Form W-9, or any subsequent versions or successors to such form, certifying that it is exempt from U.S. federal backup withholding. Notwithstanding anything to the contrary, nothing in this Section 3.12(g)(ii)(E) shall require the Agent to deliver any documentation that it is not legally eligible to deliver as a result of any Regulatory Change after the date hereof. The Agent, and any successor or supplemental Agent, that is not a U.S. Person, shall deliver to the Borrower (in such number as shall be requested by the recipient) executed copies of IRS Form W-8IMY certifying that it is a "U.S. branch" and that the payments are not effectively connected with the conduct of a trade or business in the United States and that it is using such form as evidence of its agreement with the Borrower to be treated as a U.S. Person with respect to such payments (and the Borrower and the Agent agree to so treat the Agent as a U.S. Person with respect to such payments as contemplated by Treasury Regulations Section 1.1441-1(b)(2)(iv)(A)).

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.

(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.

Notwithstanding anything to the contrary in this subsection, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
ARTICLE IV. - YIELD PROTECTION, ETC.
Section 4.1.    Additional Costs; Capital Adequacy.
(a)    Capital Adequacy. If any Lender determines that any Regulatory Change affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Regulatory Change (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(b)    Additional Costs. In addition to, and not in limitation of the immediately preceding subsection, the Borrower shall pay to the Agent for the account of each affected Lender from time to time, within thirty (30) days after written demand, such amounts as such Lender may reasonably determine to be necessary to compensate such Lender for any costs incurred by such Lender that it determines are attributable to its making or maintaining of any LIBOR Loans or LIBOR Margin Loans or its obligation to make any LIBOR Loans or LIBOR Margin Loans hereunder, any reduction in any amount receivable by such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or such obligation or the maintenance by such Lender of capital in respect of its LIBOR Loans or LIBOR Margin Loans or its Commitments (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), to the extent resulting from any Regulatory Change that: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any of the other Loan Documents in respect of any of such Loans or its Commitments (other than Indemnified Taxes, Taxes described in clauses (b) through (e) of the definition of Excluded Taxes and Connection Income Taxes)); or (ii) imposes or modifies any reserve, special deposit or similar requirements (other than Regulation D of the Board of Governors of the Federal Reserve System or other reserve requirement to the extent utilized in the determination of LIBOR or LIBOR Margin, as applicable, for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (or corporation controlling such Lender), or any commitment of such Lender (including, without limitation, the Commitments of such Lender hereunder); or (iii) has or would have the effect of reducing the rate of return on capital of such Lender (or a corporation controlling such Lender) to a level below that which such Lender (or such corporation) could have achieved but for such Regulatory Change (taking into consideration such Lender’s (or such corporation’s) policies with respect to capital adequacy); or (iv) imposes on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or the Loans made by such Lender.
(c)    Lender’s Suspension of LIBOR Loans and LIBOR Margin Loans. Without limiting the effect of the provisions of the immediately preceding subsections (a) and (b), if, by reason of any Regulatory Change, any Lender either (i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender that includes deposits by reference to which the interest rate on LIBOR Loans or LIBOR Margin Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender that includes LIBOR Loans or LIBOR Margin Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets that it may hold, then, if such Lender so elects by notice to the Borrower (with a copy to the Agent), the obligation of such Lender to make or Continue, or to Convert any other Type of Loans into, LIBOR Loans and/or the obligation of a Revolving Lender that has outstanding a Bid Rate Quote to make LIBOR Margin Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect (in which case the provisions of Section 4.6 shall apply).
(d)    Additional Costs in Respect of Letters of Credit. Without limiting the obligations of the Borrower under the preceding subsections of this Section (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any Governmental Authority there shall be imposed, modified or deemed applicable any Tax (other than Indemnified Taxes, Taxes described in clauses (b) through (e) of the definition of Excluded Taxes and Connection Income Taxes), reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit and the result shall be to increase the cost to the Agent of issuing (or any Revolving Lender of purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit or reduce any amount receivable by the Agent or any Revolving Lender hereunder in respect of any Letter of Credit, then, upon demand by the Agent or such Lender, the Borrower shall pay promptly, and in any event within 3 Business Days of demand, to the Agent for its account or the account of such Lender, as applicable, from time to time as specified by the Agent or a Lender, such additional amounts as shall be sufficient to compensate the Agent or such Lender for such increased costs or reductions in amount.
(e)    Notification and Determination of Additional Costs. The Agent and each Lender agree to notify the Borrower of any event occurring after the Agreement Date entitling the Agent or such Lender to compensation under any of the preceding subsections of this Section as promptly as practicable; provided, however, except as provided below, the failure of the Agent or any Lender to give such notice shall not release the Borrower from any of their obligations hereunder (and in the case of a Lender, to the Agent). The Agent or such Lender agrees to furnish to the Borrower (and in the case of a Lender, to the Agent) a certificate setting forth in reasonable detail the basis and amount of each request by the Agent or such Lender for compensation under this Section. Absent manifest error, determinations by the Agent or any Lender of the effect of any Regulatory Change shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith. The Borrower shall pay the Agent or any Lender, as the case may be, the amount shown as due on any such certificate within 15 days after receipt thereof. Notwithstanding the foregoing, the Borrower shall not be required to pay Additional Costs pursuant to this Section if such Additional Costs were incurred more than 270 days prior to the date that the Agent or an applicable Lender notifies the Borrower of the events giving rise to such notice and of the Agent’s or such Lender’s intention to claim compensation therefor (except that, if the event giving rise to such Additional Costs is retroactive then such 270 day period referred to above shall be extended to include the period of retroactive effect thereof).
Section 4.2.    Suspension of LIBOR Loans and LIBOR Margin Loans.

(a)    Anything herein to the contrary notwithstanding, if, on or prior to the determination of LIBOR for any Interest Period:
(i)    the Agent reasonably determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining LIBOR for such Interest Period;
(ii)    the Agent reasonably determines (which determination shall be conclusive) that quotations of interest rates for the relevant deposits referred to in the definition of LIBOR are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein;
(iii)    the Agent reasonably determines (which determination shall be conclusive) that LIBOR will not adequately and fairly reflect the cost to the Lenders of making or maintaining LIBOR Loans for such Interest Period; or
(iv)    any Revolving Lender that has outstanding a Bid Rate Quote with respect to a LIBOR Margin Loan reasonably determines (which determination shall be conclusive) that LIBOR will not adequately and fairly reflect the cost to such Lender of making and maintaining such LIBOR Margin Loan;
then the Agent shall give the Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, (i) the Lenders shall be under no obligation to, and shall not, make additional LIBOR Loans, Continue LIBOR Loans or Convert Loans into LIBOR Loans and the Borrower shall, on the last day of each current Interest Period for each outstanding LIBOR Loan, either repay such Loan or Convert such Loan into a Base Rate Loan and (ii) in the case of clause (c) above, no Revolving Lender that has outstanding a Bid Rate Quote with respect to a LIBOR Margin Loan shall be under any obligation to make such Loan.
(b)    Notwithstanding anything to the contrary in clause (a) above, if at any time the Agent determines (which determination shall be conclusive absent manifest error), or the Required Lenders notify the Agent (with a copy to Borrower) that the Required Lenders have determined, that (i) any of the circumstances set forth in clause (a) have arisen and such circumstances are unlikely to be temporary, (ii) any applicable interest rate specified herein is no longer a widely recognized benchmark rate for newly originated loans in the U.S. syndicated loan market in the applicable currency or (iii) the circumstances set forth in clause (a) have not arisen but the supervisor for the administrator of the LIBOR or a Governmental Authority having jurisdiction over the Agent has made a public statement identifying a specific date after which LIBOR shall no longer be used for determining interest rates for loans, then the Agent and the Borrower shall endeavor to establish an alternate rate of interest (the “Replacement Rate”) that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, in which case, the Replacement Rate shall, subject to this Section 4.2(b), replace such applicable interest rate, for all purposes under the Loan Documents unless and until (A) an event described in Section 4.2.(a) occurs with respect to the Replacement Rate or (B) the Agent (or the Requisite Lenders through the Agent) notifies the Borrower that the Replacement Rate does not adequately and fairly reflect the cost to the Lenders of funding the Loans bearing interest at the Replacement Rate. In connection with the establishment and application of the Replacement Rate, the Agent and the Borrower shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be necessary or appropriate, in the opinion of the Agent, to effect the provisions of this Section 4.2(b). Notwithstanding anything to the contrary in Section 12.6, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Agent shall not have received, within five (5) Business Days of the date a copy of such amendment is provided to the Lenders, a written notice from the Requisite Lenders stating that such Requisite Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (iii) of the first sentence of this Section 4.2(b), only to the extent LIBOR for such Interest Period is not available or published at such time on a current basis), (1) any notice of conversion/continuation that requests the conversion of any Loan to, or continuation of any Loan as, a LIBOR Loan shall be ineffective and any such Loan shall be converted to a Base Rate Loan on the last day of the then current Interest Period applicable thereto and (2) if any Notice of Borrowing requests a LIBOR Loan, such Loan shall be made as Base Rate Loan. To the extent a Replacement Rate is approved by the Agent and the Borrower in connection with this clause (b), such rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Agent, such Replacement Rate shall be applied as otherwise reasonably determined by the Agent (it being understood that any such modification by the Agent shall not require the consent of, or consultation with, any of the Lenders). If the Replacement Rate determined as provided above would be less than zero, the Replacement Rate shall be deemed to be zero
Section 4.3.    Illegality.
Notwithstanding any other provision of this Agreement, (a) if any Lender shall reasonably determine (which determination shall be conclusive and binding) that it has become unlawful for such Lender to honor its obligation to make or maintain LIBOR Loans hereunder and/or (b) if any Lender that has an outstanding Bid Rate Quote shall determine (which determination shall be conclusive and binding) that it is unlawful for such Lender to honor its obligation to make or maintain LIBOR Margin Loans hereunder, then such Lender shall promptly notify the Borrower thereof (with a copy to the Agent) and such Lender’s obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR Loans and/or such Lender’s obligation to make LIBOR Margin Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans or LIBOR Margin Loans (in which case the provisions of Section 4.6. shall be applicable).
Section 4.4.    Compensation.
The Borrower shall pay to the Agent for the account of each Lender, upon the request of such Lender through the Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender reasonably determines is directly attributable to:
(a)    any payment or prepayment (whether mandatory or optional) of a LIBOR Loan or a Bid Rate Loan, or Conversion of a LIBOR Loan, made by such Lender for any reason (including, without limitation, acceleration) on a date other than the last day of the Interest Period for such Loan; or
(b)    any failure by the Borrower for any reason (including, without limitation, the failure of any of the applicable conditions precedent specified in Article V to be satisfied) to borrow a LIBOR Loan or a Bid Rate Loan from such Lender on the requested date for such borrowing, or to Convert a Base Rate Loan into a LIBOR Loan or Continue a LIBOR Loan on the requested date of such Conversion or Continuation.
Upon the Borrower’s request, any Lender requesting compensation under this Section shall provide the Borrower with a statement setting forth in reasonable detail the basis for requesting such compensation and the method for determining the amount thereof. Absent manifest error, determinations by any Lender in any such statement shall be conclusive, provided that such determinations are made on a reasonable basis and in good faith.

Section 4.5.    Affected Lenders.
If (a) a Lender requests compensation pursuant to Section 3.12. or 4.1., and the Requisite Lenders are not also doing the same, or (b) the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1(c) or 4.3. but the obligation of the Requisite Lenders shall not have been suspended under such Sections, then, so long as there does not then exist any Default or Event of Default, the Borrower may demand that such Lender (the “Affected Lender”), and upon such demand the Affected Lender shall promptly, assign its Commitment and Loans to an Eligible Assignee subject to and in accordance with the provisions of Section 12.5.(b) for a purchase price equal to the aggregate principal balance of all Loans then owing to the Affected Lender plus any accrued but unpaid interest thereon and accrued but unpaid fees owing to the Affected Lender, or any other amount as may be mutually agreed upon by such Affected Lender and Eligible Assignee. The Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of such Affected Lender under this Section, but at no time shall the Agent, such Affected Lender nor any other Lender be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by the Borrower of its rights under this Section shall be at the Borrower’s sole cost and expense and at no cost or expense to the Agent, the Affected Lender or any of the other Lenders. The terms of this Section shall not in any way limit the Borrower’s obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to this Agreement (including without limitation, pursuant to Section 3.12. or 4.1.) with respect to periods up to the date of replacement.
Section 4.6.    Treatment of Affected Loans.
If the obligation of any Lender to make LIBOR Loans or to Continue, or to Convert Base Rate Loans into, LIBOR Loans shall be suspended pursuant to Section 4.1(c) or 4.3., then such Lender’s LIBOR Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for LIBOR Loans (or, in the case of a Conversion required by Section 4.1(c) or 4.3., on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 4.1. or 4.3. that gave rise to such Conversion no longer exist:
(a)    to the extent that such Lender’s LIBOR Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s LIBOR Loans shall be applied instead to its Base Rate Loans; and
(b)    all Loans that would otherwise be made or Continued by such Lender as LIBOR Loans shall be made or Continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be Converted into LIBOR Loans shall remain as Base Rate Loans.
If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 4.1. or 4.3. that gave rise to the Conversion of such Lender’s LIBOR Loans pursuant to this Section no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR Loans made by other Lenders are outstanding, then such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR Loans, to the extent necessary so that, after giving effect thereto, (A) if such Lender is a Revolving Lender, all Revolving Loans held by the Revolving Lenders holding LIBOR Loans and by such Revolving Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with their respective Revolving Loan Commitments and (B) if such Lender is a Term Lender, all Term Loans held by the Term Lenders holding LIBOR Loans and by such Term Lender are held pro rata (as to principal amounts, Types and Interest Periods) in accordance with, prior to full utilization or termination of the Term Loan

Commitments, their respective Term Loan Commitments and thereafter, the respective principal amount of their Term Loans.
Section 4.7.    Change of Lending Office.
Each Lender agrees that it will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate an alternate Lending Office with respect to any of its Loans affected by the matters or circumstances described in Section 3.12., 4.1. or 4.3. to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender in its sole discretion, except that such Lender shall have no obligation to designate a Lending Office located in the United States of America.
Section 4.8.    Assumptions Concerning Funding of LIBOR Loans.
Calculation of all amounts payable to a Lender under this Article IV shall be made as though such Lender had actually funded LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of the LIBOR Loans and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under this Article IV.
ARTICLE V. - CONDITIONS PRECEDENT
Section 5.1.    Initial Conditions Precedent.
The obligation of the Lenders to effect or permit the occurrence of the first Credit Event hereunder, whether as the making of a Loan or the issuance or continuation of a Letter of Credit, is subject to the following conditions precedent:
(a)    The Agent shall have received each of the following, in form and substance satisfactory to the Agent:
(i)    Counterparts of this Agreement executed by each of the parties hereto;
(ii)    Notes executed by the Borrower, payable to each Lender (if requested by such Lender) and complying with the applicable provisions of Section 2.12.;
(iii)    [Reserved];
(iv)    Opinions of counsel to the Loan Parties, addressed to the Agent and the Lenders and the Swingline Lender, addressing the matters set forth in Exhibit F;
(v)    The articles of incorporation, articles of organization, certificate of limited partnership or other comparable organizational instrument (if any) of each Loan Party certified as of a recent date by the Secretary of State of the state of formation of such Loan Party;
(vi)    A certificate of good standing or certificate of similar meaning with respect to each Loan Party issued as of a recent date by the Secretary of State of the state of formation of each such Loan Party and certificates of qualification to transact business or other comparable certificates issued by each Secretary of State (and any state department of taxation, as applicable) of each state in which such Loan Party is required to be so qualified and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect;

(vii)    A certificate of incumbency signed by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party with respect to each of the officers of such Loan Party authorized to execute and deliver the Loan Documents to which such Loan Party is a party, and in the case of the Borrower, the officers of the Borrower then authorized to deliver Notices of Borrowing, Notices of Continuation, Notices of Conversion, Notices of Swingline Borrowing and to request the issuance of Letters of Credit;
(viii)    Copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party of (i) the by-laws of such Loan Party, if a corporation, the operating agreement of such Loan Party, if a limited liability company, the partnership agreement of such Loan Party, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (ii) all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution, delivery and performance of the Loan Documents to which it is a party;
(ix)    Evidence that the Fees then due and payable under Section 3.6., and any other Fees, expenses and reimbursable amounts due and payable to the Agent, the Titled Agents and the Lenders on or prior to the Effective Date, for which invoices have been presented to the Borrower at least 2 Business Days prior to the Effective Date, have been paid;
(x)    A Compliance Certificate to be calculated based on the financial statements for the period ending as of September 30, 2018, after giving pro forma effect to the financing contemplated by this Agreement and the use of the proceeds of any Loans to be funded on the Effective Date;
(xi)    [reserved];
(xii)    Such other documents, agreements and instruments as the Agent on behalf of the Lenders may reasonably request;
(b)    There shall not have occurred or become known to the Agent or any of the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Trust and its Subsidiaries delivered to the Agent and the Lenders prior to the Agreement Date that has had or could reasonably be expected to result in a Material Adverse Effect;
(c)    No litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be expected to (1) result in a Material Adverse Effect or (2) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party;
(d)    The Trust and its Subsidiaries shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices, as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (1) any Applicable Law or (2) any agreement, document or instrument to which the Borrower or any other Loan Party is a party or by which any of them or their respective properties is bound, except for such approvals, consents, waivers, filings and notices the receipt, making or giving of which would not reasonably be likely to (A) have a Material Adverse Effect, or (B) restrain or enjoin, impose materially burdensome conditions on, or otherwise materially and adversely affect the ability of the Borrower or any other Loan Party to fulfill its obligations under the Loan Documents to which it is a party;

(e)    There shall not have occurred or exist any other material disruption of financial or capital markets that could reasonably be expected to materially and adversely affect the transactions contemplated by the Loan Documents;
(f)    Upon the reasonable request of any Lender made through the Agent at least seven (7) Business Days prior to the Agreement Date, the Borrower shall have provided to the Agent (and Agent shall forward to such Lender), and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and Anti-Money-Laundering Laws, including, without limitation, the Patriot Act, in each case at least three (3) Business Days prior to the Agreement Date; and
(g)    At least five (5) Business Days prior to the Agreement Date, the Borrower shall deliver, to the Agent a Beneficial Ownership Certification in relation to the Borrower for any Lender that so requests through the Agent at least three (3) Business Days prior to the Agreement Date.
Section 5.2.    Conditions Precedent to All Loans and Letters of Credit.
The obligations of the Lenders to make any Loans, of the Agent to issue Letters of Credit and of the Swingline Lender to make any Swingline Loan are all subject to the further condition precedent that: (a) no Default or Event of Default shall exist as of the date of the making of such Loan or date of issuance of such Letter of Credit or would exist immediately after giving effect thereto; (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the date of the making of such Loan or date of issuance of such Letter of Credit with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents and (c) in the case of a borrowing of Revolving Loans or Term Loans, the Agent shall have received a timely Notice of Borrowing, and in the case of a Swingline Loan, the Swingline Lender shall have received a timely Notice of Swingline Borrowing. Each Credit Event shall constitute a certification by the Borrower to the effect set forth in the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event). In addition, if such Credit Event is the making of a Loan or the issuance, increase or renewal of a Letter of Credit, the Borrower shall be deemed to have represented to the Agent and the Lenders at the time such Loan is made or Letter of Credit issued that all conditions to the occurrence of such Credit Event contained in this Article V have been satisfied.
ARTICLE VI. - REPRESENTATIONS AND WARRANTIES
Section 6.1.    Representations and Warranties.
In order to induce the Agent and each Lender to enter into this Agreement and to make Loans and issue Letters of Credit, the Borrower represents and warrants to the Agent and each Lender as follows:

(a)    Organization; Power; Qualification. The Borrower, the other Loan Parties and the other Subsidiaries is a corporation, partnership or other legal entity, duly organized or formed, validly existing and in good standing under the jurisdiction of its incorporation or formation, has the power and authority to own or lease its respective properties and to carry on its respective business as now being conducted and is duly qualified and is in good standing as a foreign corporation, partnership or other legal entity, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization and where the failure to be so qualified or authorized could reasonably be expected to have, in each instance, a Material Adverse Effect. None of the Borrower, any other Loan Party or any other Subsidiary is an EEA Financial Institution.
(b)    Ownership Structure. As of the Agreement Date, Part I of Schedule 6.1.(b) is a complete and correct list of all Subsidiaries of the Trust setting forth for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding any Equity Interests in such Subsidiary, (iii) the nature of the Equity Interests held by each such Person, and (iv) the percentage of ownership of such Subsidiary represented by such Equity Interests. Except as disclosed in such Schedule or the periodic reports filed by the Trust with the Securities and Exchange Commission, as of the Agreement Date (i) each of the Trust and its Subsidiaries owns, free and clear of all Liens (other than Permitted Liens), and has the unencumbered right to vote, all outstanding Equity Interests in each Subsidiary shown to be held by it on such Schedule, (ii) all of the issued and outstanding capital stock of each such Subsidiary organized as a corporation is validly issued, fully paid and nonassessable and (iii) there are no outstanding subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders’ or voting trust agreements) for the issuance, sale, registration or voting of, or outstanding securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, any such Subsidiary. As of the Agreement Date, Part II of Schedule 6.1.(b) correctly sets forth all Unconsolidated Affiliates of the Trust, including the correct legal name of such Person, the type of legal entity which each such Person is, and all Equity Interests in such Person held directly or indirectly by the Trust. As of the Effective Date, the information included in each Beneficial Ownership Certification is true and correct in all material respects.
(c)    Authorization of Agreement, Etc. The Borrower has the corporate or other organizational right and power, and has taken all necessary corporate or other organizational action to authorize it, to borrow and obtain other extensions of credit hereunder. The Borrower and the other Loan Parties has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated hereby and thereby. The Loan Documents to which the Borrower or any other Loan Party is a party have been duly executed and delivered by the duly authorized officers of such Person and each is a legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.
(d)    Compliance of Loan Documents with Laws, Etc. The execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which the Borrower or any other Loan Party is a party in accordance with their respective terms and the borrowings and other extensions of credit hereunder do not and will not, by the passage of time, the giving of notice, or both: (i) require any Governmental Approval or violate any Applicable Law (including all Environmental Laws) relating to the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under (A) the organizational documents of the Borrower or any other Loan Party, or (B) any indenture, agreement or other instrument to which the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any other Loan Party, other than Liens permitted under this Agreement.
(e)    Compliance with Law; Governmental Approvals. The Borrower, each other Loan Party and each other Subsidiary is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws (including without limitation, Environmental Laws) relating to the Borrower, a Subsidiary or such other Loan Party except for noncompliances which, and Governmental Approvals the failure to possess which, could not, individually or in the aggregate, reasonably be expected to cause a Default or Event of Default or have a Material Adverse Effect.
(f)    Title to Properties; Liens. As of the Agreement Date, Schedule 6.1.(f) is a complete and correct listing of all of the real property owned or leased by the Borrower, each other Loan Party and each other Subsidiary. Each such Person has good, marketable and legal title to, or a valid leasehold interest in, its respective assets that are material assets of the Trust and its Subsidiaries, taken as a whole. As of the Agreement Date, there are no Liens against any assets of the Borrower, any other Loan Party or any other Subsidiary except for Permitted Liens.
(g)    Existing Indebtedness. Schedule 6.1.(g)(i) sets forth as of September 30, 2018, a complete and correct listing of all Indebtedness of the Trust and its Subsidiaries, including without limitation, Guarantees of the Trust and its Subsidiaries, and indicates whether such Indebtedness is Secured Indebtedness and Schedule 6.1.(g)(ii) sets forth an estimate of all Indebtedness of the Trust and its Subsidiaries incurred from October 1, 2018, to but excluding the date hereof, including without limitation, Guarantees of the Trust and its Subsidiaries, and indicates whether such Indebtedness is Secured Indebtedness.
(h)    Existing Derivatives Contracts. Schedule 6.1.(h) is, as of Agreement Date, a true, correct and complete listing of each Derivatives Contract to which the Borrower is a party in existence on such date that has been entered into to hedge against fluctuations in interest rates.
(i)    Litigation. Except as set forth on Schedule 6.1.(i), there are no actions, suits, investigations or proceedings pending (nor, to the knowledge of the Borrower, are there any actions, suits or proceedings threatened) against or in any other way relating adversely to or affecting the Borrower, any other Loan Party or any other Subsidiary or any of their respective property in any court or before any arbitrator of any kind or before or by any other Governmental Authority which (i) could reasonably be expected to have a Material Adverse Effect or (ii) in any manner draw into question the validity or enforceability of any Loan Document. There are no strikes, slow downs, work stoppages or walkouts or other labor disputes in progress or threatened relating to the Borrower, any other Loan Party or any other Subsidiary which could reasonably be expected to have a Material Adverse Effect.
(j)    Taxes. All federal, state and other tax returns of the Borrower, each other Loan Party and each other Subsidiary required by Applicable Law to be filed have been duly filed, and all federal, state and other taxes, assessments and other governmental charges or levies upon the Borrower, each other Loan Party and each other Subsidiary and their respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 7.6 and except in each case for noncompliance with respect to filing or payment which could not reasonably be expected to have a Material Adverse Effect. As of the Agreement Date, none of the United States income tax returns of the Borrower, any other Loan Party or any other Subsidiary is under an audit. All charges, accruals and reserves on the books of the Trust and each of its Subsidiaries in respect of any taxes or other governmental charges are in accordance with GAAP.

(k)    Financial Statements. The Trust has furnished to each Lender copies of (i) the audited consolidated balance sheet of the Trust and its consolidated Subsidiaries as of December 31, 2017, and the related audited consolidated statements of operations, cash flows and changes in shareholders’ equity for the fiscal year ended on such date, with the opinion thereon of Deloitte & Touche LLP, and (ii) the unaudited consolidated balance sheet of the Trust and its consolidated Subsidiaries as of September 30, 2018, and the related unaudited consolidated statements of operations and cash flows of the Trust and its consolidated Subsidiaries for the two fiscal quarters ended on such date. Such financial statements (including in each case related schedules and notes) present fairly, in all material respects and in accordance with GAAP consistently applied throughout the periods involved, the consolidated financial position of the Trust and its consolidated Subsidiaries at their respective dates and the results of operations and the cash flow for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments and the absence of footnote disclosures). Neither the Trust nor any of its Subsidiaries has on the Agreement Date any contingent liabilities, liabilities, liabilities for taxes, unusual or long-term commitments or unrealized or forward anticipated losses from any unfavorable commitments, in each case, that could reasonably be expected to have a Material Adverse Effect and that would not be required to be set forth in its financial statements or in the notes thereto, except as referred to or reflected or provided for in said financial statements.
(l)    No Material Adverse Change. Since December 31, 2017, except as disclosed in the documents filed or furnished by the Borrower with the Securities and Exchange Commission in accordance with Section 12.14(c), there has been no material adverse change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Trust and its Subsidiaries taken as a whole. The Borrower is Solvent, and the Borrower, the other Loan Parties and the other Subsidiaries, taken as a whole, are Solvent.
(m)    ERISA.
(i)    Each Benefit Arrangement is in compliance with the applicable provisions of ERISA, the Internal Revenue Code and other Applicable Laws in all material respects. Except with respect to Multiemployer Plans, each Qualified Plan (A) has received a favorable determination from the Internal Revenue Service applicable to such Qualified Plan’s current remedial amendment cycle (as defined in Revenue Procedure 2007-44 or “2007-44” for short), (B) has timely filed for a favorable determination letter from the Internal Revenue Service during its staggered remedial amendment cycle (as defined in 2007-44) and such application is currently being processed by the Internal Revenue Service, (C) had filed for a determination letter prior to its “GUST remedial amendment period” (as defined in 2007-44) and received such determination letter and the staggered remedial amendment cycle first following the GUST remedial amendment period for such Qualified Plan has not yet expired, or (D) is maintained under a prototype plan and may rely upon a favorable opinion letter issued by the Internal Revenue Service with respect to such prototype plan. To the best knowledge of the Trust, nothing has occurred which would cause the loss of its reliance on each Qualified Plan’s favorable determination letter or opinion letter.

(ii)    With respect to any Benefit Arrangement that is a retiree welfare benefit arrangement, all amounts have been accrued on the applicable ERISA Group’s financial statements in accordance with FASB ASC 715. The “benefit obligation” of all Plans does not exceed the “fair market value of plan assets” for such Plans by more than $10,000,000 all as determined by and with such terms defined in accordance with FASB ASC 715.

(iii)    Except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (i) no ERISA Event has occurred or is expected to occur; (ii) there are no pending, or to the best knowledge of the Borrower, threatened, claims, actions or lawsuits or other action by any Governmental Authority, plan participant or beneficiary with respect to a Benefit Arrangement; (iii) there are no violations of the fiduciary responsibility rules with respect to any Benefit Arrangement; and (iv) no member of the ERISA Group has engaged in a non-exempt “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code, in connection with any Plan, that would subject any member of the ERISA Group to a tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Internal Revenue Code.
(n)    Not Plan Assets; No Prohibited Transaction. None of the assets of the Borrower, any other Loan Party or any other Subsidiary constitute “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder. The execution, delivery and performance of this Agreement and the other Loan Documents, and the borrowing and repayment of amounts hereunder, do not and will not constitute non-exempt “prohibited transactions” under ERISA or the Internal Revenue Code.
(o)    Absence of Defaults. None of the Borrower, any of the other Loan Parties or any of the other Subsidiaries is in default under its certificate or articles of incorporation or formation, bylaws, partnership agreement or other similar organizational documents, and no event has occurred, which has not been remedied, cured or waived, which, in any such case: (i) constitutes a Default or an Event of Default; or (ii) constitutes, or which with the passage of time, the giving of notice, or both, would constitute, a default or event of default by the Borrower, any other Loan Party or any other Subsidiary under any Material Contract (other than this Agreement) or judgment, decree or order to which the Borrower, any other Loan Party or any other Subsidiary is a party or by which the Borrower, any other Loan Party or any other Subsidiary, or any of their respective properties may be bound where, in the case of (ii), such default or event of default could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(p)    Environmental Laws. The Borrower, the other Loan Parties and the other Subsidiaries has obtained all Governmental Approvals which are required under Environmental Laws and is in compliance with all terms and conditions of such Governmental Approvals which the failure to obtain or to comply with could reasonably be expected to have a Material Adverse Effect. Except for any of the following matters that could not reasonably be expected to have a Material Adverse Effect, (i) the Trust is not aware of, and has not received notice of, any past, present, or future events, conditions, circumstances, activities, practices, incidents, actions, or plans which, with respect to the Borrower, any other Loan Party or any other Subsidiary, may interfere with or prevent compliance or continued compliance with Environmental Laws, or may give rise to any common-law or legal liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release or threatened release into the environment, of any Hazardous Material; and (ii) there is no civil, criminal, or administrative action, suit, demand, claim, hearing, notice, or demand letter, notice of violation, investigation, or proceeding pending or, to the Trust’s knowledge, threatened, against the Borrower, any other Loan Party or any other Subsidiary relating to any Environmental Laws. None of the Properties is listed on or, to the Trust’s knowledge, proposed for listing on the National Priority List promulgated pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and its implementing regulations, or any state or local priority list promulgated pursuant to any analogous state or local law, except in each case, such listings and the liability or clean-up or remedial actions to be taken as a result of such listings that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. To the Trust’s knowledge, no Hazardous Materials generated at or transported from the Properties are or have been transported to, or disposed of at, any location that is listed or, to the best of the Trust’s knowledge, proposed for listing on the National Priority List or any analogous state or local priority list, or any other location that is or has been the subject of a clean-up, removal or remedial action pursuant to any Environmental Law, except to the extent that such transportation or disposal could not reasonably be expected to have or result in a Material Adverse Effect.
(q)    Investment Company. None of the Borrower, any of the other Loan Parties or any of the other Subsidiaries (i) is required to register as an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or (ii) is subject to any other Applicable Law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or to perform its obligations under any Loan Document to which it is a party.
(r)    Margin Stock. None of the Borrower, any of the other Loan Parties or any of the other Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System.
(s)    Eligible Unencumbered Properties. As of the Agreement Date, Schedule EUP is a correct and complete list of all Eligible Unencumbered Properties. Each of the Properties included by the Borrower in the calculations of Unencumbered NOI and Unencumbered Property Value satisfies all of the requirements in the definition of “Eligible Unencumbered Property”.
(t)    Intellectual Property. The Borrower, the other Loan Parties and the other Subsidiaries owns or has the right to use, under valid license agreements or otherwise, all material patents, licenses, franchises, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, trade secrets and copyrights (collectively, “Intellectual Property”) necessary to the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trademark right, service mark, service mark right, trade secret, trade name, copyright or other proprietary right of any other Person. The Borrower, the other Loan Parties and the other Subsidiaries have taken all such steps as they deem reasonably necessary to protect their respective rights under and with respect to such Intellectual Property. No material claim has been asserted by any Person with respect to the use of any such Intellectual Property by the Borrower, any other Loan Party or any other Subsidiary, or challenging or questioning the validity or effectiveness of any such Intellectual Property. The use of such Intellectual Property by the Borrower, the other Loan Parties and the other Subsidiaries, does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Borrower, any other Loan Party or any other Subsidiary that could reasonably be expected to have a Material Adverse Effect.
(u)    Business. As of the Agreement Date, the Trust and its Subsidiaries are engaged in the business of acquiring, owning, investing in and managing net leased properties, together with other business activities incidental thereto.
(v)    Broker’s Fees. No broker’s or finder’s fee, commission or similar compensation will be payable with respect to the transactions contemplated hereby, other than fees payable to Lenders and the Agent. No other similar fees or commissions will be payable by any Loan Party for any other services rendered to the Trust or any of its Subsidiaries ancillary to the transactions contemplated hereby.
(w)    Accuracy and Completeness of Information. No written information, report or other papers or data (excluding financial projections and other forward looking statements) furnished to the Agent or any Lender by, on behalf of, or at the direction of, the Borrower, any other Loan Party or any other Subsidiary in connection with, pursuant to or relating in any way to this Agreement, contained any untrue statement of a fact material to the Borrower, the other Loan Parties and the other Subsidiaries taken as a whole or omitted to state a material fact necessary in order to make such statements contained therein, in light of the circumstances under which they were made, not misleading, after giving effect to, in the case of information, reports or other papers or data provided prior to the Agreement Date, all supplements and additions to such written information, reports papers and data also provided prior to the Agreement Date. All financial statements (including in each case all related schedules and notes) furnished to the Agent or any Lender by, on behalf of, or at the direction of, the Borrower, any other Loan Party or any other Subsidiary in connection with, pursuant to or relating in any way to this Agreement, present fairly, in all material respects and in accordance with GAAP consistently applied throughout the periods involved, the financial position of the Persons involved as at the date thereof and the results of operations for such periods (subject, as to interim statements, to changes resulting from normal year-end audit adjustments and the absence of footnote disclosures). All financial projections and other forward looking statements prepared by or on behalf of the Borrower, any other Loan Party or any other Subsidiary that have been or may hereafter be made available to the Agent or any Lender were or will be prepared in good faith based on reasonable assumptions as of the date of such information; provided, however, the Agent and the Lenders recognize that such projections as to future events are not to be viewed as facts or guarantees of future performance and that actual results during the period or periods covered by any such projections may differ from the projected results. As of the Effective Date, no fact is known to the Borrower which has had, or could reasonably be expected in the future to have (so far as the Borrower can reasonably foresee), a Material Adverse Effect which has not been set forth in the financial statements referred to in Section 6.1(k) or the periodic reports filed by the Trust with the Securities and Exchange Commission or in such information, reports or other papers or data or otherwise disclosed in writing to the Agent and the Lenders.
(x)    REIT Status. The Trust has elected to be treated as, and qualifies as, a REIT and is in compliance with all requirements and conditions imposed under the Internal Revenue Code to allow the Trust to maintain its status as a REIT.
(y)    Anti-Corruption Laws and Sanctions; Anti-Money Laundering Laws. None of the Borrower, Subsidiaries of the Borrower, the Borrower’s or its Subsidiaries’ respective directors, or officers, or, to the knowledge of the Borrower, the Borrower’s or any of the Borrower’s respective Subsidiaries’ employees and agents (i) is a Sanctioned Person or currently the subject or target of any Sanctions, (ii) has its assets located in a Sanctioned Country, (ii) directly or indirectly derives revenues from investments in, or transactions with, Sanctioned Persons or (iii) has violated any Anti-Money Laundering Law in any material respect. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and the Borrower’s and its Subsidiaries’ respective directors, officers, employees and agents (in their capacities as such) with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and Borrower’s and its Subsidiaries’ respective directors, officers, employees and agents are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.
Section 6.2.    Survival of Representations and Warranties, Etc.
All statements contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower, any other Loan Party or any other Subsidiary to the Agent or any Lender pursuant to or in connection with this Agreement or any of the other Loan Documents (including, but not limited to, any such statement made in or in connection with any amendment hereto or thereto or any such statement contained in any certificate, financial statement or other instrument delivered by or on behalf of the Borrower, any other Loan Party or any other Subsidiary prior to the Agreement Date and delivered to the Agent or any Lender in connection with the underwriting or closing of the transactions contemplated hereby) shall constitute representations and warranties made by the Borrower in favor of the Agent and the Lenders under this Agreement. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date, the Effective Date, the date on which any extension of the Revolving Termination Date is effectuated pursuant to Section 2.14. and the date of the occurrence of any Credit Event, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents. All such representations and warranties shall survive the effectiveness of this Agreement, the execution and delivery of the Loan Documents and the making of the Loans and the issuance of the Letters of Credit.
ARTICLE VII. - AFFIRMATIVE COVENANTS
For so long as this Agreement is in effect, the Borrower shall comply with the following covenants:
Section 7.1.    Preservation of Existence and Similar Matters.
Except as otherwise permitted under Section 9.7., the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, preserve and maintain its respective existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or formation and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization and where the failure to be so authorized and qualified could reasonably be expected to have a Material Adverse Effect.
Section 7.2.    Compliance with Applicable Law.
The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, comply with all Applicable Laws, including the obtaining of all Governmental Approvals, the failure with which to comply could reasonably be expected to have a Material Adverse Effect. The Borrower shall maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.
Section 7.3.    Maintenance of Property.
In addition to the requirements of any of the other Loan Documents, the Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, (a) protect and preserve all of its respective properties, including, but not limited to, all Intellectual Property, and maintain in good repair, working order and condition all tangible properties, ordinary wear and tear, casualty and condemnation excepted, and (b)  make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties, so that the business carried on in connection therewith may be properly and advantageously conducted at all times, except in the case of either (a) or (b), where the failure to do so could not reasonably be expected to cause a Material Adverse Effect.
Section 7.4.    Conduct of Business.
The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, carry on, their respective businesses as described in Section 6.1(u).

Section 7.5.    Insurance.
In addition to the requirements of any of the other Loan Documents, the Borrower shall, and shall cause each other Loan Party and each other Subsidiary or with respect to Properties where the tenant is responsible for providing insurance, the Subsidiary shall cause such tenant to maintain insurance (on a replacement cost basis) with financially sound and reputable insurance companies against such risks and in such amounts as is customarily maintained by Persons engaged in similar businesses or as may be required by Applicable Law, and the Borrower shall from time to time deliver to the Agent upon its request a detailed list, together with copies of all policies of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.
Section 7.6.    Payment of Taxes and Claims.
The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, pay and discharge when due (a) all federal and state income taxes and all other material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) by not later than 30 days past the due date therefor, all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, would without further passage of time become a Lien on any properties of such Person; provided, however, that this Section shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings which operate to suspend the collection thereof and for which adequate reserves have been established on the books of the applicable Borrower, or Subsidiary, in accordance with GAAP.
Section 7.7.    Visits and Inspections.
The Borrower shall, and shall cause each other Loan Party and each other Subsidiary to, permit representatives or agents of any Lender or the Agent, from time to time after reasonable prior notice if no Event of Default shall be in existence, and as often as may be reasonably requested, but only during normal business hours, to: (a) visit and inspect all properties of the Borrower, the other Loan Parties and the other Subsidiaries to the extent any such right to visit or inspect is within the control of such Person; (b) inspect and make extracts from their respective books and records, including but not limited to management letters prepared by independent accountants; and (c) discuss with its officers and employees, and its independent accountants, its business, properties, condition (financial or otherwise), results of operations and performance; provided, that, in the case of this clause (c), if no Event of Default exists, the Borrower is given an opportunity to have an officer of the Borrower present for such discussions. If requested by the Agent, the Borrower shall execute an authorization letter addressed to its accountants authorizing the Agent or any Lender to discuss the financial affairs of the Borrower, any other Loan Party or any other Subsidiary with its accountants; provided, that, if no Event of Default exists, the Borrower is given an opportunity to have an officer of the Borrower present for such discussions. The exercise by the Agent or a Lender of its rights under this Section shall be at the expense of the Agent or such Lender, as the case may be, unless an Event of Default shall exist in which case it shall be at the expense of the Borrowers.
Section 7.8.    Use of Proceeds; Letters of Credit.
The Borrower shall use the proceeds of the Loans and request the issuance of Letters of Credit for general corporate purposes only, including repayment of Indebtedness, payment of fees, costs and expenses in connection with the consummation of this Agreement, working capital, and the acquisition, renovation and improvement of real property by means of the direct or indirect investment by the Borrower, including, in joint ventures.
Section 7.9.    Environmental Matters.
The Borrower shall, and shall cause all of the other Loan Parties and all of the other Subsidiaries to, comply with all Environmental Laws the failure with which to comply could reasonably be expected to have a Material Adverse Effect. If the Borrower, any other Loan Party or any other Subsidiary: (a) receives notice that any violation of any Environmental Law may have been committed or is about to be committed by such Person, (b) receives notice that any administrative or judicial complaint or order has been filed or is about to be filed against the Borrower, any other Loan Party or any other Subsidiary alleging violations of any Environmental Law or requiring the Borrower, any other Loan Party or any other Subsidiary to take any action in connection with the release of Hazardous Materials or (c) receives any notice from a Governmental Authority or private party alleging that the Borrower, any other Loan Party or any other Subsidiary may be liable or responsible for costs associated with a response to or cleanup of a release of Hazardous Materials or any damages caused thereby, and the matters referred to in such notices, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, the Borrower shall provide the Agent with a copy of such notice promptly, and in any event within 10 Business Days, after the receipt thereof by the Borrower, any other Loan Party or any other Subsidiary. The Borrower shall, and shall cause the other Loan Parties and the other Subsidiaries to, take promptly all actions necessary to prevent the imposition of any Liens on any of their respective properties arising out of or related to any Environmental Laws.
Section 7.10.    Books and Records.
The Borrower shall, and shall cause each of the other Loan Parties and each of the other Subsidiaries to, maintain books and records pertaining to its respective business operations in such detail, form and scope as is consistent with good business practice and in accordance with GAAP.
Section 7.11.    Further Assurances.
The Borrower shall, at its cost and expense and upon request of the Agent, execute and deliver or cause to be executed and delivered, to the Agent such further instruments, documents and certificates, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.
Section 7.12.    Guarantors.
(a)    Within ten (10) Business Days (or such later date as may be agreed to by the Agent in its reasonable discretion) following the date on which any of the following conditions first applies to any Subsidiary of the Borrower that is not already a Guarantor, the Borrower shall deliver to the Agent each of the following in form and substance reasonably satisfactory to the Agent: (i) a Guaranty, substantially in the form of Exhibit H, or, if such Guaranty has been previously executed, an Accession Agreement (or if at any such time all Guarantors have been released from the Guaranty and as a result of such releases the Guaranty has terminated, a Guaranty substantially in the form of the Exhibit H) executed by such Subsidiary, and (ii) the items that would have been delivered under Section 5.1.(a)(iv) through (a)(viii) and Section 5.1.(a)(xii) had any such Subsidiary been a Guarantor on the Agreement Date, with each reference to “Agreement Date” in such subsections deemed to be a reference to the date the Accession Agreement referenced in the immediately preceding clause (i) is delivered to the Agent:

(A) such Subsidiary Guarantees, or otherwise becomes obligated in respect of, any Indebtedness of the Borrower or any Subsidiary of the Borrower (except for (i) Guarantees by LCIF or Net Lease Strategic Assets Fund, L.P. of customary exceptions to nonrecourse indebtedness of Subsidiaries of LCIF or Net Lease Strategic Assets Fund, L.P., respectively, for fraud, misapplication of funds, environmental indemnities and other similar events, and other similar exceptions to nonrecourse liability (but not exceptions relating to voluntary bankruptcy, collusive involuntary bankruptcy, insolvency, or receivership or other similar events) or (ii) any Permitted Intercompany Indebtedness); or
(B) (i) such Subsidiary owns an Eligible Unencumbered Property and (ii) such Subsidiary (or any other Subsidiary that directly or indirectly owns an Equity Interest in such Subsidiary) has incurred, acquired or suffered to exist any Recourse Indebtedness (other than Permitted Intercompany Indebtedness that is Recourse Indebtedness); or
(C) LCIF or Net Lease Strategic Assets Fund, L.P. has incurred, acquired or suffered to exist any Recourse Indebtedness other than Permitted Intercompany Indebtedness that is Recourse Indebtedness or Guarantees by LCIF or Net Lease Strategic Assets Fund, L.P. permitted under (A) above with respect to which no claim has been made.
(b)    The Borrower may request in writing that the Agent release, and upon receipt of such request the Agent shall release, a Guarantor from the Guaranty so long as: (i) such Guarantor is not required to be a party to the Guaranty under the immediately preceding subsection (a) (including by reason of a transfer of all of the Equity Interests of a Guarantor permitted by Section 9.7. that results in such Guarantor no longer being a Subsidiary); (ii) no Default or Event of Default shall then be in existence or would occur as a result of such release, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.; (iii) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of the date of such release with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents and (iv) the Agent shall have received such written request at least 5 Business Days (or such shorter period as may be acceptable to the Agent) prior to the requested date of release. Delivery by the Borrower to the Agent of any such request shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request.
Section 7.13.    REIT Status.
The Trust shall at all times maintain its status as, and election to be treated as, a REIT unless (a) the Board of Trustees believes it is in the best interest of the Trust not to maintain its status as a REIT and (b) failure to maintain its status as a REIT would not be adverse to the interest of the Agent and the Lenders as determined by the Requisite Lenders.
Section 7.14.    Exchange Listing.

The Trust shall maintain at least one class of common shares of the Trust having trading privileges on the New York Stock Exchange or the NYSE AMEX Equities or which is the subject of price quotations in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System.
ARTICLE VIII. - INFORMATION

For so long as this Agreement is in effect, the Borrower shall furnish to each Lender (or to the Agent if so provided below) at its Lending Office:
Section 8.1.    Quarterly Financial Statements.
As soon as available and in any event within 10 days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 55 days after the end of each of the first, second and third fiscal quarters of the Trust), the unaudited consolidated balance sheet of the Trust and its Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and cash flows of the Trust and its Subsidiaries for such period, setting forth in each case in comparative form the figures as of the end of and for the corresponding periods of the previous fiscal year, all of which shall be in form and substance reasonably satisfactory to the Agent and shall be certified by the chief financial officer or chief accounting officer of the Trust, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Trust and its Subsidiaries as at the date thereof and the results of operations for such period (subject to normal year-end audit adjustments and the absence of footnote disclosures); provided, however, the Borrower shall not be required to deliver an item required under this Section if such item is contained in a Form 10-Q filed by the Trust with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) and is publicly available to the Agent and the Lenders.
Section 8.2.    Year-End Statements.
As soon as available and in any event within 10 days after the same is required to be filed with the Securities and Exchange Commission (but in no event later than 100 days after the end of each fiscal year of the Trust), the audited consolidated balance sheet of the Trust and its Subsidiaries as at the end of such fiscal year and the related audited consolidated statements of income, changes in shareholders’ equity and cash flows of the Trust and its Subsidiaries for such fiscal year, setting forth in comparative form the figures as at the end of and for the previous fiscal year, all of which shall be (a) in form and substance reasonably satisfactory to the Agent, (b) certified by the chief financial officer or chief accounting officer of the Trust, in his or her opinion, to present fairly, in accordance with GAAP and in all material respects, the consolidated financial position of the Trust and its Subsidiaries as at the date thereof and the results of operations for such period and (c) accompanied by the report thereon of independent certified public accountants of recognized national standing, whose certificate shall be without a “going concern” or like qualification or exception (other than a qualification indicating that the Obligations under this Agreement have become current liabilities within the year prior to the then applicable Termination Date, as the case may be), or a qualification arising out of the scope of the audit, and who shall have authorized the Trust to deliver such financial statements and report to the Agent and the Lenders; provided, however, the Borrower shall not be required to deliver an item required under this Section if such item is contained in a Form 10-K filed by the Trust with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) and is publicly available to the Agent and the Lenders.
Section 8.3.    Compliance Certificate.

At the time financial statements are furnished pursuant to Sections 8.1. and 8.2., or within five (5) Business Days following any deemed delivery thereof pursuant to Section 12.14., and if the Agent or the Requisite Lenders reasonably believe that a Default or Event of Default may exist or may be likely to occur, within 5 Business Days of the Agent’s request with respect to any other fiscal period, a certificate substantially in the form of Exhibit G (a “Compliance Certificate”) executed by the chief financial officer or chief accounting officer of the Trust: (a) setting forth in reasonable detail as at the end of such quarterly accounting period, fiscal year, or other fiscal period, as the case may be, the calculations required to establish whether or not the Borrower was in compliance with the covenants contained in Sections 9.1. and (b) stating that, to the best of his or her knowledge, information and belief after due inquiry, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such event, condition or failure.
Section 8.4.    Other Information.
(a)    Management Reports. Promptly upon receipt thereof, copies of all management reports, if any, submitted to the Borrower or its Board of Trustees/Directors by its independent public accountants;
(b)    Securities Filings. Prompt notice of the filing of all registration statements, reports on Forms 10-K, 10-Q and 8-K (or their equivalents) and all other periodic reports which the Borrower, any other Loan Party or any other Subsidiary shall file with the Securities and Exchange Commission (or any Governmental Authority substituted therefor) or any national securities exchange, and promptly upon the filing thereof copies of any of the foregoing that is not publicly available to the Agent and the Lenders or that the Agent or any Lender may request;
(c)    Shareholder Information; Press Releases. Promptly upon the mailing thereof to the shareholders of the Trust generally, copies of all financial statements, reports and proxy statements so mailed and promptly upon the issuance thereof copies of all press releases issued by the Borrower or any other Subsidiary to the extent not publicly available;
(d)    ERISA. If and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement, and such failure or amendment has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security, a certificate of a duly authorized executive of the Trust setting forth details as to such occurrence and the action, if any, which the Trust or applicable member of the ERISA Group is required or proposes to take;

(e)    Litigation. To the extent the Borrower or any other Subsidiary is aware of the same, prompt notice of the commencement of any proceeding or investigation by or before any Governmental Authority and any action or proceeding in any court or other tribunal or before any arbitrator against or in any other way relating adversely to, or adversely affecting, the Borrower or any other Subsidiary or any of their respective properties, assets or businesses which could reasonably be expected to have a Material Adverse Effect, and prompt notice of the receipt of notice that any United States income tax returns of the Trust or any of its Subsidiaries are being audited, if such audit could reasonably be expected to have a Material Adverse Effect;
(f)    Change of Management or Financial Condition. Prompt notice of any change in the executive officers of the Trust and any change in the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower or any other Subsidiary which has had or could reasonably be expected to have a Material Adverse Effect;
(g)    Default. Notice of the occurrence of any of the following promptly upon a Responsible Officer of the Trust obtaining knowledge thereof: (i) any Default or Event of Default or (ii) any event which constitutes or which with the passage of time, the giving of notice, or otherwise, would constitute a default or event of default by the Borrower or any other Subsidiary under any Material Contract to which any such Person is a party or by which any such Person or any of its respective properties may be bound;
(h)    Judgments. Prompt notice of any order, judgment or decree in excess of $20,000,000.00 having been entered against the Borrower or any other Subsidiary or any of their respective properties or assets;
(i)    Material Asset Sales. Prompt notice of the sale, transfer or other disposition of any material assets of the Borrower or any other Subsidiary to any Person other than the Borrower or another Subsidiary, except to the extent disclosed in periodic reports filed by the Trust with the Securities and Exchange Commission;
(j)    Patriot Act Information. From time to time and promptly upon each request, information identifying the Borrower or any other Loan Party as a Lender may request in order to comply with the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001));
(k)    Change in Debt Rating. Promptly, upon any change in the Trust’s Debt Rating, a certificate stating that the Trust’s Debt Rating has changed and the new Debt Rating that is in effect;
(l)    Beneficial Ownership Certification. Promptly following any change in beneficial ownership of the Borrower that would render any statement in the existing Beneficial Ownership Certification materially untrue or inaccurate, an updated Beneficial Ownership Certification for the Borrower;
(m)    KYC. Promptly, upon each request, such information and documentation as any Lender may reasonably request in order to comply with applicable “know your customer” and Anti-Money Laundering Laws, including without limitation, the Patriot Act; and
(n)    Other Information. From time to time and promptly upon each request, such data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of the Borrower, any other Loan Party or any other Subsidiary as the Agent or any Lender may reasonably request.

ARTICLE IX. - NEGATIVE COVENANTS
For so long as this Agreement is in effect, the Borrower shall comply with the following covenants:
Section 9.1.    Financial Covenants.
The Borrower shall not permit:
(a)    Maximum Leverage Ratio. The ratio (the “Leverage Ratio”) of (i) Total Indebtedness to (ii) Capitalized Value, to exceed 0.60 to 1.00 at any time; provided, that the Leverage Ratio may increase to up to 0.65 to 1.00 in connection with a Material Acquisition so long as (a) the Borrower completed a Material Acquisition during the quarter in which the Leverage Ratio first exceeded 0.60 to 1.00, (b) the Leverage Ratio does not exceed 0.60 to 1.00 for a period of more than two fiscal quarters immediately following the fiscal quarter in which such Material Acquisition was completed, (c) the Borrower has not maintained compliance with this Section 9.1.(a) in reliance on this proviso more than three times during the term of this Agreement, and (d) the Leverage Ratio is not greater than 0.65 to 1.00 at any time. For purposes of calculating this ratio, (A) Total Indebtedness shall be adjusted by deducting therefrom an amount equal to the lesser of (x) Total Indebtedness that by its terms is scheduled to mature on or before the date that is 24 months from the date of such calculation or is prepayable at par at any time and (y) the amount by which Unrestricted Cash exceeds $30,000,000, and (B) Capitalized Value shall be adjusted by deducting therefrom the amount by which Total Indebtedness is adjusted under the immediately preceding clause (A).
(b)    Minimum Fixed Charge Coverage Ratio. The ratio of (i) Adjusted EBITDA for the period of two consecutive fiscal quarters of the Trust most recently ended to (ii) Fixed Charges for such period, to be less than 1.50 to 1.00 at any time.
(c)    Unencumbered Leverage Ratio. The ratio (the “Unencumbered Leverage Ratio”) of (i) Unsecured Indebtedness of the Trust and its Subsidiaries on a consolidated basis to (ii) Unencumbered Property Value, to be greater than 0.60 to 1.00 at any time; provided, that the Unencumbered Leverage Ratio may increase to up to 0.65 to 1.00 in connection with a Material Acquisition so long as (a) the Borrower completed a Material Acquisition during the quarter in which the Unencumbered Leverage Ratio first exceeded 0.60 to 1.00, (b) the Unencumbered Leverage Ratio does not exceed 0.60 to 1.00 for a period of more than two fiscal quarters immediately following the fiscal quarter in which such Material Acquisition was completed, (c) the Borrower has not maintained compliance with this Section 9.1.(c) in reliance on this proviso more than three times during the term of this Agreement, and (d) the Unencumbered Leverage Ratio is not greater than 0.65 to 1.00 at any time. For purposes of calculating such ratio, (A) Unsecured Indebtedness shall be adjusted by deducting an amount equal to the lesser of (1) the amount by which Unrestricted Cash exceeds $30,000,000 and (2) the amount of Unsecured Indebtedness that by its terms is scheduled to mature within 24 months or is prepayable at par at any time and (B) Unencumbered Property Value shall be adjusted by deducting therefrom the amount by which Unsecured Indebtedness is adjusted under the preceding clause (A) (the “Unsecured Indebtedness Adjustment”). For the purpose of determining the amount in clause (A)(1) of the preceding sentence, Unrestricted Cash used to make the Unsecured Indebtedness Adjustment shall be adjusted to deduct therefrom any Unrestricted Cash used to reduce Secured Indebtedness as part of the Secured Indebtedness Adjustment.
(d)    [Intentionally Omitted].
(e)    Maximum Secured Indebtedness Ratio. The ratio of (i) Secured Indebtedness of the Trust and its Subsidiaries determined on a consolidated basis to (ii) Capitalized Value, to be greater than 0.40 to

1.00 at any time. For purposes of calculating such ratio, (A) Secured Indebtedness shall be adjusted by deducting an amount equal to the lesser of (1) the amount by which Unrestricted Cash exceeds $30,000,000 and (2) the amount of Secured Indebtedness that by its terms is scheduled to mature within 24 months or is prepayable at par at any time, and (B) Capitalized Value shall be adjusted by deducting therefrom the amount by which Total Indebtedness is adjusted in the determination of the Leverage Ratio (the “Secured Indebtedness Adjustment”). For the purpose of determining the amount in clause (A)(1) in the preceding sentence, Unrestricted Cash shall be adjusted to deduct therefrom any Unrestricted Cash used to reduce Unsecured Indebtedness as part of the Unsecured Indebtedness Adjustment.
(f)    Unsecured Debt Service Coverage. The Unsecured Debt Service Coverage Ratio to be less than 2.0 to 1.0 at any time.
Section 9.2.    Restricted Payments.
Subject to the following sentence, if an Event of Default exists, the Borrower shall not, and shall not permit any of its Subsidiaries to, declare or make any Restricted Payment (including by way of a Delaware LLC Division) except that LCIF may pay cash distributions to the Trust and other holders of the partnership interest of LCIF with respect to any fiscal year ending during the term of this Agreement to the extent necessary for the Trust to distribute, and the Trust may so distribute cash distributions to its shareholders in an aggregate amount not to exceed the minimum amount necessary for the Trust to remain in compliance with Section 7.13. If an Event of Default specified in Section 10.1.(a), Section 10.1.(b), Section 10.1(f) or Section 10.1.(g) shall exist, or if as a result of any other Event of Default any of the Obligations have been accelerated pursuant to Section 10.2.(a), the Borrower shall not, and shall not permit any of its Subsidiaries to, make any Restricted Payment, except that Subsidiaries may pay Restricted Payments to the Borrower or any other Subsidiary.

Section 9.3.    Indebtedness.
The Borrower shall not, and shall not permit any other Loan Party or any Subsidiary to, incur, assume, or otherwise become obligated in respect of any Indebtedness after the Agreement Date if immediately prior to the assumption, incurring or becoming obligated in respect thereof, or immediately thereafter and after giving effect thereto, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.
Section 9.4.    [Reserved].
Section 9.5.    [Reserved].
Section 9.6.    Liens; Negative Pledges; Other Matters.
(a)    The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, create, assume, or incur any Lien (other than Permitted Liens) upon any of its properties, assets, income or profits of any character whether now owned or hereafter acquired if immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9.1.
(b)    The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary (other than an Excluded Subsidiary) to, enter into, assume or otherwise be bound by any Negative Pledge except for a Negative Pledge contained in (i) an agreement (x) evidencing Indebtedness which the Borrower, Loan Party or Subsidiary may create, incur, assume, or permit or suffer to exist under Section 9.3., (y) which

Indebtedness is secured by a Lien permitted to exist under the Loan Documents, and (z) which prohibits the creation of any other Lien on only the property securing such Indebtedness as of the date such agreement was entered into; (ii) an agreement relating to the sale of a Subsidiary or assets pending such sale, provided that in any such case the Negative Pledge applies only to the Subsidiary or the assets that are the subject of such sale or (iii) any agreement that evidences Unsecured Indebtedness which contains restrictions on encumbering assets that are substantially similar to those restrictions contained in the Loan Documents.
(c)    The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary (other than an Excluded Subsidiary) to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary to: (i) pay dividends or make any other distribution on any of such Subsidiary’s capital stock or other equity interests owned by the Borrower or any Subsidiary; (ii) pay any Indebtedness owed to the Borrower or any Subsidiary; (iii) make loans or advances to the Borrower or any Subsidiary; or (iv) transfer any of its property or assets to the Borrower or any Subsidiary, other than (i) with respect to clauses (i) through (iv), those encumbrances or restrictions (A) contained in any Loan Document, (B) contained in any other agreement that evidences Unsecured Indebtedness containing encumbrances or restrictions on the actions described above that are substantially similar to those contained in the Loan Documents.
Section 9.7.    Merger, Consolidation, Sales of Assets and Other Arrangements.
The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to: (i) enter into any transaction of merger or consolidation; (ii) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or (iii) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its business or assets, whether now owned or hereafter acquired (including, in the case of each of the foregoing clauses, pursuant to a Delaware LLC Division); provided, however, that:
(a)    any of the actions described in the immediately preceding clauses (i) through (iii) may be taken with respect to any Subsidiary or any other Loan Party (other than the Borrower) so long as immediately prior to the taking of such action, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence; notwithstanding the foregoing, any such Loan Party (other than the Borrower) may enter into a transaction of merger pursuant to which such Loan Party is not the survivor of such merger only if (i) the Borrower shall have given the Agent and the Lenders at least 10 Business Days’ prior written notice of such merger, such notice to include a certification to the effect that immediately prior, and after giving effect, to such action, no Default or Event of Default is or would be in existence; (ii) if the survivor entity is a Guarantor within 5 Business Days of consummation of such merger, the survivor entity (or in the case of a Delaware LLC Division, each survivor entity, in each case, if not already a Guarantor) shall have executed and delivered an assumption agreement in form and substance reasonably satisfactory to the Agent pursuant to which such survivor entity shall expressly assume all of such Loan Party’s Obligations under the Loan Documents to which it is a party; (iii) within 10 Business Days of consummation of such merger, the survivor entity (or in the case of a Delaware LLC Division, each survivor entity) delivers to the Agent the following: (A) items of the type referred to in Sections 5.1(a)(v) through (viii) with respect to the survivor entity as in effect after consummation of such merger (if not previously delivered to the Agent and still in effect), (B) copies of all documents entered into by such Loan Party or the survivor entity to effectuate the consummation of such merger, including, but not limited to, articles of merger and the plan of merger, (C) copies, certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of such Loan Party or the survivor entity, of all corporate and shareholder action authorizing such merger and (D) copies of any filings with the Securities and Exchange Commission in connection with such merger; and (iv) such Loan Party and the survivor entity (or in the case of a Delaware LLC Division, each survivor entity) each takes such other action and delivers such other documents, instruments, opinions and agreements as the Agent may reasonably request, including all documents required in order for the Lenders to complete any due diligence described in Section 12.13. below;
(b)    the Borrower, the other Loan Parties and the other Subsidiaries may lease and sublease their respective assets, as lessor or sublessor (as the case may be), in the ordinary course of their business;
(c)    a Person may merge with and into the Borrower so long as (i) the Borrower is the survivor of such merger, (ii) immediately prior to such merger, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence, and (iii) the Borrower shall have given the Agent and the Lenders at least 10 Business Days’ prior written notice of such merger, such notice to include a certification as to the matters described in the immediately preceding clause (ii) (except that such prior notice shall not be required in the case of the merger of a Subsidiary with and into the Borrower); and
(d)    the Borrower and its Subsidiaries may sell, transfer or dispose of assets among themselves.
Section 9.8.    Fiscal Year.
The Trust shall not change its fiscal year from that in effect as of the Agreement Date.
Section 9.9.    Use of Proceeds; Letters of Credit.
The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary, to use any part of the proceeds of any Loan or the issuance of any Letter of Credit for the purpose of buying or carrying “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or to extend credit to others for the purpose of purchasing or carrying any such margin stock. The Borrower shall not, and shall not permit any other Loan Party or Subsidiary to, use any proceeds of any Loan or have issued any Letter of Credit in any manner which would violate Anti-Corruption Laws, Anti-Money Laundering Laws or applicable Sanctions.
Section 9.10.    Modifications of Organizational Documents.
The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, amend, supplement, restate or otherwise modify its articles or certificate of incorporation, by-laws, operating agreement, declaration of trust, partnership agreement or other applicable organizational document if such amendment, supplement, restatement or other modification could reasonably be expected to impair the Trust’s ability to, directly or indirectly, control the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any Eligible Unencumbered Properties or otherwise have a Material Adverse Effect.
Section 9.11.    Transactions with Affiliates.
The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (other than a Loan Party), except transactions in the ordinary course of and pursuant to the reasonable requirements of the business of the Borrower, other Loan Party or other Subsidiary and upon fair and reasonable terms which are no less favorable to the Borrower, other Loan Party or other Subsidiary than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate.
Section 9.12.    ERISA Exemptions.

The Borrower shall not, and shall not permit any other Loan Party or any other Subsidiary to, permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Internal Revenue Code and the respective regulations promulgated thereunder.
ARTICLE X. - DEFAULT
Section 10.1.    Events of Default.
Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of Applicable Law or pursuant to any judgment or order of any Governmental Authority:
(a)    Default in Payment of Principal. The Borrower shall fail to pay when due (whether upon demand, at maturity, by reason of acceleration or otherwise) the principal of any of the Loans, or any Reimbursement Obligation.
(b)    Default in Payment of Interest and Other Obligations. The Borrower shall fail to pay when due any interest on any of the Loans or any of the other payment Obligations owing by the Borrower under this Agreement or any other Loan Document, or any other Loan Party shall fail to pay when due any payment Obligation owing by such other Loan Party under any Loan Document to which it is a party, and such failure shall continue for a period of 5 Business Days.
(c)    Default in Performance. (i) The Borrower shall fail to perform or observe any term, covenant, condition or agreement contained in the third sentence of Section 2.5.(b), in Section 8.4.(g) or in Article IX or (ii) the Borrower or any other Loan Party shall fail to perform or observe any term, covenant, condition or agreement contained in this Agreement or any other Loan Document to which it is a party and not otherwise mentioned in this Section and in the case of this clause (ii) only such failure shall continue for a period of 30 days after the earlier of (x) the date upon which a Responsible Officer of the Borrower or such other Loan Party obtains actual knowledge of such failure or (y) the date upon which the Borrower has received written notice of such failure from the Agent.
(d)    Misrepresentations. Any written statement, representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party under this Agreement or under any other Loan Document, or any amendment hereto or thereto, or in any other writing or statement at any time furnished or made or deemed made by or on behalf of the Borrower or any other Loan Party to the Agent or any Lender, shall at any time prove to have been incorrect or misleading, in light of the circumstances in which made or deemed made, in any material respect when furnished or made or deemed made.
(e)    Indebtedness Cross-Default; Derivatives Contracts.
(i)    The Borrower, any other Loan Party or any other Subsidiary shall fail to pay when due and payable, within any applicable grace or cure period, the principal of, or interest on, any Indebtedness (other than the Loans, Reimbursement Obligations and Nonrecourse Indebtedness) having an aggregate outstanding principal amount at the time of default, in each case individually or in the aggregate with all other Indebtedness as to which such a failure exists, of $50,000,000.00 or more (all such Indebtedness being referred to as “Material Indebtedness”);
(ii)    (x) the maturity of any Material Indebtedness shall have been accelerated in accordance with the provisions of any indenture, contract or instrument evidencing, providing for the creation of or otherwise concerning such Material Indebtedness or (y) any Material Indebtedness shall have been required to be prepaid, repurchased, defeased or redeemed prior to the stated maturity thereof;
(iii)    any other event shall have occurred and be continuing which permits any holder or holders of Material Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person, to accelerate the maturity of any such Material Indebtedness or require any such Material Indebtedness to be prepaid, repurchased, defeased or redeemed prior to its stated maturity; or
(iv)    there occurs under any Derivatives Contract an “Early Termination Date” (as defined in such Derivatives Contract) resulting from (A) any event of default under such Derivatives Contract as to which any Loan Party is the Defaulting Party (as defined in such Derivatives Contract) or (B) any Termination Event (as so defined) under such Derivatives Contract as to which any Loan Party is an Affected Party (as so defined) and, in either event, the Derivatives Termination Value owed by any Loan Party as a result thereof is $50,000,000.00 or more.
(f)    Voluntary Bankruptcy Proceeding. The Borrower, any other Loan Party or any other Subsidiary (other than a Subsidiary that, together with all other Subsidiaries then subject to a bankruptcy proceeding or other proceeding or condition described in this subsection or the immediately following subsection, does not account for more than $50,000,000.00 of Capitalized Value) shall: (i) commence a voluntary case under the Bankruptcy Code of 1978, as amended, or other federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; (iii) consent to, or fail to contest in a timely and appropriate manner, any petition filed against it in an involuntary case under such bankruptcy laws or other Applicable Laws or consent to any proceeding or action described in the immediately following subsection; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; (vii) make a conveyance fraudulent as to creditors under any Applicable Law; or (viii) take any corporate or partnership action for the purpose of effecting any of the foregoing.
(g)    Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Borrower, any other Loan Party or any other Subsidiary (other than a Subsidiary that, together with all other Subsidiaries then subject to a bankruptcy proceeding or other proceeding or condition described in this subsection or the immediately preceding subsection, does not account for more than $50,000,000.00 of Capitalized Value) in any court of competent jurisdiction seeking: (i) relief under the Bankruptcy Code of 1978, as amended, or other federal bankruptcy laws (as now or hereafter in effect) or under any other Applicable Laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Person, or of all or any substantial part of the assets, domestic or foreign, of such Person, and in the case of either clause (i) or (ii), such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the remedy or other relief requested in such case or proceeding against the Borrower, such other Loan Party or such other Subsidiary (including, but not limited to, an order for relief under such Bankruptcy Code or such other federal bankruptcy laws) shall be entered.

(h)    Litigation; Enforceability. The Borrower or any other Loan Party shall (or shall attempt to) disavow, revoke or terminate any Loan Document to which it is a party or shall otherwise challenge or contest in any action, suit or proceeding in any court or before any Governmental Authority the validity or enforceability of any Loan Document, or any Loan Document shall cease to be in full force and effect (except as a result of the express terms thereof).
(i)    Judgment. A judgment or order for the payment of money or for an injunction or other non-monetary relief shall be entered against the Borrower, any other Loan Party, or any other Subsidiary by any court or other tribunal and (i) such judgment or order shall continue for a period of 60 days without being paid, stayed or dismissed through appropriate appellate proceedings and (ii) either (A) the amount of such judgment or order for which insurance has not been acknowledged in writing by the applicable insurance carrier (or the amount as to which the insurer has denied liability) exceeds, individually or together with all other such outstanding judgments or orders entered against (x) in the case of the Borrower and the other Loan Parties, $25,000,000.00 or (y) in the case of the other Subsidiaries, $50,000,000.00 or (B) in the case of an injunction or other non-monetary relief, such injunction, judgment or order could reasonably be expected to have a Material Adverse Effect.
(j)    Attachment. A warrant, writ of attachment, execution or similar process shall be issued against any property of the Borrower, any other Loan Party or any other Subsidiary which (i) exceeds, individually or together with all other such warrants, writs, executions and processes, (x) against the Borrower and other Loan Parties, $25,000,000.00 in amount or (y) against the other Subsidiaries, $50,000,000.00 in amount, and in any such case such warrant, writ, execution or process shall not be discharged, vacated, stayed or bonded for a period of 60 days; provided, however, that if a bond has been issued in favor of the claimant or other Person obtaining such warrant, writ, execution or process, the issuer of such bond shall execute a waiver or subordination agreement in form and substance satisfactory to the Agent pursuant to which the issuer of such bond subordinates its right of reimbursement, contribution or subrogation to the Obligations and waives or subordinates any Lien it may have on the assets of any Loan Party.
(k)    ERISA.
(i)    Any ERISA Event shall have occurred that results or could reasonably be expected to result in liability to any member of the ERISA Group aggregating in excess of $50,000,000.00; or
(ii)    The “benefit obligation” of all Plans exceeds the “fair market value of plan assets” for such Plans by more than $50,000,000.00, all as determined, and with such terms defined, in accordance with FASB ASC 715.
(l)    Loan Documents. An Event of Default (as defined therein) shall occur under any of the other Loan Documents.
(m)    Change of Control.
(i)    Any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 20.0% of the total voting power of the then outstanding voting stock of the Trust other than Vornado Realty Trust and/or a “group” of which Vornado Realty Trust is a member; or
(ii)    During any period of 12 consecutive months ending after the Agreement Date, individuals who at the beginning of any such 12-month period constituted the Board of Trustees of the Trust (together with any new trustees whose election by such Board or whose nomination for election by the shareholders of the Trust was approved by a vote of a majority of the trustees then still in office who were either trustees at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Trustees of the Trust then in office.
Section 10.2.    Remedies Upon Event of Default.

Upon the occurrence of an Event of Default the following provisions shall apply:
(a)    Acceleration; Termination of Facilities.
(i)    Automatic. Upon the occurrence of an Event of Default specified in Section 10.1(f) or 10.1(g), (A)(1) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding, (2) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default for deposit into the Collateral Account pursuant to Section 2.15. and (3) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders, the Swingline Lender and the Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower on behalf of itself and the other Loan Parties and (B) all of the Commitments, the obligation of the Lenders to make Loans, the Swingline Commitment, the obligation of the Swingline Lender to make Swingline Loans and the obligation of the Agent to issue Letters of Credit hereunder shall all immediately and automatically terminate.
(ii)    Optional. If any other Event of Default shall exist, the Agent shall at the direction of the Requisite Lenders: (A) declare (1) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding, (2) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default for deposit into the Collateral Account pursuant to Section 2.15. and (3) all of the other Obligations, including, but not limited to, the other amounts owed to the Lenders and the Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower on behalf of itself and the other Loan Parties and (B) terminate the Commitments, the Swingline Commitment and the obligation of the Lenders to make Loans and the obligation of the Agent to issue Letters of Credit hereunder.
(b)    Loan Documents. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise any and all of its rights under any and all of the other Loan Documents.
(c)    Applicable Law. The Requisite Lenders may direct the Agent to, and the Agent if so directed shall, exercise all other rights and remedies it may have under any Applicable Law.

(d)    Appointment of Receiver. To the extent permitted by Applicable Law, the Agent and the Lenders shall be entitled to the appointment of a receiver for the assets and properties of the Loan Parties and their Subsidiaries, without notice of any kind whatsoever and without regard to the adequacy of any security for the Obligations or the solvency of any party bound for its payment, to take possession of all or any portion of the business operations of the Loan Parties and their Subsidiaries and to exercise such power as the court shall confer upon such receiver.
Section 10.3.    Remedies Upon Default.
Upon the occurrence of a Default specified in Section 10.1(g), the Commitments, the Swingline Commitment and the obligation of the Agent to issue Letters of Credit shall immediately and automatically terminate.
Section 10.4.    Allocation of Proceeds.
If (i) an Event of Default exists, (ii) the maturity of any of the Obligations has been accelerated, or (iii) the Termination Date for a Class of Loans has occurred, all payments received by the Agent under any of the Loan Documents, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower or the other Loan Parties hereunder or thereunder, shall be applied in the following order and priority:
(a)    to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Agent in its capacity as such, the Agent, in its capacity as the issuer of Letters or Credit, and the Swingline Lender in its capacity as such, ratably among the Agent and Swingline Lender in proportion to the respective amounts described in this clause (a) payable to them;
(b)    to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause (b) payable to them;
(c)    to payment of that portion of the Obligations constituting accrued and unpaid interest on the Swingline Loans;
(d)    to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations, ratably among the Lenders and the Agent in proportion to the respective amounts described in this clause (d) payable to them;
(e)    to payment of that portion of the Obligations constituting unpaid principal of the Swingline Loans;
(f)    to payment of that portion of the Obligations constituting unpaid principal of all Loans, Reimbursement Obligations and other Letter of Credit Liabilities, to be applied for the ratable benefit of the Lenders; provided, however, to the extent that any amounts available for distribution pursuant to this subsection are attributable to the issued but undrawn amount of an outstanding Letter of Credit, such amounts shall be paid to the Agent for deposit into the Collateral Account;
(g)    to payment of all other Obligations and other amounts due and owing by the Borrower and the other Loan Parties under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders; and

(h)    any amount remaining after application as provided above, shall be paid to the Borrower or whomever else may be legally entitled thereto.
Section 10.5.    Performance by Agent.
If the Borrower or any other Loan Party shall fail to perform any covenant, duty or agreement contained in any of the Loan Documents, the Agent may, after notice to the Borrower, perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower or such other Loan Party after the expiration of any cure or grace periods set forth herein. In such event, the Borrower shall, at the request of the Agent, promptly pay any amount reasonably expended by the Agent in such performance or attempted performance to the Agent, together with interest thereon at the applicable Post-Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, neither the Agent nor any Lender shall have any liability or responsibility whatsoever for the performance of any obligation of the Borrower or any other Loan Party under this Agreement or any other Loan Document.
Section 10.6.    Rights Cumulative.
(a)    Generally. The rights and remedies of the Agent and the Lenders under this Agreement and each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law. In exercising their respective rights and remedies the Agent and the Lenders may be selective and no failure or delay by the Agent or any of the Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.
(b)    Enforcement by Agent. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Agent in accordance with Article XI. for the benefit of all the Lenders; provided that the foregoing shall not prohibit (i) the Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents, (ii) the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as the Swingline Lender, as the case may be) hereunder or under the other Loan Documents, (iii) any Lender from exercising setoff rights in accordance with Section 12.3. (subject to the terms of Section 3.3.), or (iv) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Agent hereunder and under the other Loan Documents, then (x) the Requisite Lenders shall have the rights otherwise ascribed to the Agent pursuant to Article XI. and (y) in addition to the matters set forth in clauses (ii) and (iv) of the preceding proviso and subject to Section 3.3., any Lender may, with the consent of the Requisite Lenders, enforce any rights and remedies available to it and as authorized by the Requisite Lenders.
Section 10.7.    Marshaling; Payments Set Aside.
None of the Agent or any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other party or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to the Agent or any Lender, or the Agent or any Lender enforce any Liens or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the Obligations, or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.
Section 10.8.    Rescission of Acceleration by Requisite Lenders.
If at any time after acceleration of the maturity of the Loans and the other Obligations, the Borrower shall pay all arrears of interest and all payments on account of principal of the Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by Applicable Law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Defaults (other than nonpayment of principal of and accrued interest on the Obligations due and payable solely by virtue of acceleration) shall become remedied or waived to the satisfaction of the Requisite Lenders and, if applicable, the Lenders required to waive a Default or Event of Default under Section 12.6.(b)(xiv), then by written notice to the Borrower, the Requisite Lenders and, if applicable, the Lenders required to waive a Default or Event of Default under Section 12.6.(b)(xiv) may elect, in the sole discretion of such Requisite Lenders and if applicable, the Lenders required to waive a Default or Event of Default under Section 12.6.(b)(xiv), to rescind and annul the acceleration and its consequences. The provisions of the preceding sentence are intended merely to bind all of the Lenders to a decision which may be made at the election of the Requisite Lenders, and if applicable, the Lenders required to waive a Default or Event of Default under Section 12.6.(b)(xiv) and are not intended to benefit the Borrower and do not give the Borrower the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are satisfied.
ARTICLE XI. - THE AGENT
Section 11.1.    Authorization and Action.
Each Lender hereby appoints and authorizes the Agent to take such action as contractual representative on such Lender’s behalf and to exercise such powers under this Agreement and the other Loan Documents as are specifically delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Not in limitation of the foregoing, each Lender authorizes and directs the Agent to enter into the Loan Documents for the benefit of the Lenders. Each Lender hereby agrees that, except as otherwise set forth herein, any action taken by the Requisite Lenders in accordance with the provisions of this Agreement or the Loan Documents, and the exercise by the Requisite Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. Nothing herein shall be construed to deem the Agent a trustee or fiduciary for any Lender or to impose on the Agent duties or obligations other than those expressly provided for herein. Without limiting the generality of the foregoing, the use of the terms “Administrative Agent”, “Agent”, “agent” and similar terms in the Loan Documents with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, use of such terms is merely a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Agent will promptly forward to such Lender copies or, where appropriate, originals of the documents delivered to the Agent pursuant to this Agreement or the other Loan Documents. The Agent will also furnish to any Lender, upon the request of such Lender, a copy of any certificate or notice furnished to the Agent by the Borrower, any other Loan Party or any other Affiliate of the Borrower, pursuant to this Agreement or any other Loan Document not already delivered to such Lender pursuant to the terms of this Agreement or any such other Loan Document. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of any of the Obligations), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders (or all of the Lenders if explicitly required under any other provision of this Agreement), and such instructions shall be binding upon all Lenders and all holders of any of the Obligations; provided, however, that, notwithstanding anything in this Agreement to the contrary, the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or Applicable Law. Not in limitation of the foregoing, the Agent shall not exercise any right or remedy it or the Lenders may have under any Loan Document upon the occurrence of a Default or an Event of Default unless the Requisite Lenders (or all of the Lenders if explicitly required under any provision of this Agreement) have so directed the Agent to exercise such right or remedy. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Requisite Lenders, or where applicable, all the Lenders.
Section 11.2.    Agent’s Reliance, Etc.
Notwithstanding any other provisions of this Agreement or any other Loan Documents, neither the Agent nor any of its directors, officers, agents, employees or counsel shall be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document, except for its or their own gross negligence or willful misconduct in connection with its duties expressly set forth herein or therein as determined by a court of competent jurisdiction in a final non-appealable judgment. Without limiting the generality of the foregoing, the Agent: (a) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (b) may consult with legal counsel (including its own counsel or counsel for the Borrower or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. Neither the Agent nor any of its directors, officers, agents, employees or counsel: (a) makes any warranty or representation to any Lender or any other Person, or shall be responsible to any Lender or any other Person for any statement, warranty or representation made or deemed made by the Borrower, any other Loan Party or any other Person in or in connection with this Agreement or any other Loan Document; (b) shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document or the satisfaction of any conditions precedent under this Agreement or any Loan Document on the part of the Borrower or other Persons (except for the delivery to it of any certificate or document specifically required to be delivered to it pursuant to Section 5.1 or that is a condition to a Credit Event) or inspect the property, books or records of the Borrower or any other Person; (c) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document, any other instrument or document furnished pursuant thereto or any collateral covered thereby or the perfection or priority of any Lien in favor of the Agent on behalf of the Lenders in any such collateral; (d) shall have any liability in respect of any recitals, statements, certifications, representations or warranties contained in any of the Loan Documents or any other document, instrument, agreement, certificate or statement delivered in connection therewith; and (e) shall incur any liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telephone or telecopy) believed by it to be genuine and signed, sent or given by the proper party or parties. Unless set forth in writing to the contrary, the making of its initial Loan by a Lender shall constitute a certification by such Lender to the Agent and the other Lenders that the Borrower has satisfied the conditions precedent for initial Loans set forth in Sections 5.1. and 5.2. that have not previously been waived by the Lenders. The Agent may execute any of its duties under the Loan Documents by or through agents, employees or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct in the selection of such agent or attorney-in-fact as determined by a court of competent jurisdiction in a final non-appealable judgment.

Section 11.3.    Notice of Defaults.
The Agent shall not be deemed to have knowledge or notice of the occurrence of a Default or Event of Default unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default.” If any Lender (excluding the Lender which is also serving as the Agent) becomes aware of any Default or Event of Default, it shall promptly send to the Agent such a “notice of default.” Further, if the Agent receives such a “notice of default”, the Agent shall give prompt notice thereof to the Lenders.
Section 11.4.    Agent as Lender.
The Lender acting as Agent shall have the same rights and powers as a Lender under this Agreement or any other Loan Document as any other Lender and may exercise the same as though it were not the Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include the Lender acting as Agent in each case in its individual capacity. Such Lender and its Affiliates may each accept deposits from, maintain deposits or credit balances for, invest in, lend money to, act as trustee under indentures of, serve as financial advisor to, and generally engage in any kind of business with the Borrower, any other Loan Party or any other Affiliate thereof as if it were any other bank and without any duty to account therefor to the other Lenders. Further, the Agent and any Affiliate may accept fees and other consideration from the Borrower for services in connection with this Agreement or otherwise without having to account for the same to the other Lenders. The Lenders acknowledge that, pursuant to such activities, the Lender acting as Agent or its Affiliates may receive information regarding the Borrower, other Loan Parties, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent shall be under no obligation to provide such information to them.
Section 11.5.    Approvals of Lenders.
All communications from the Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, and (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to the Agent by the Borrower in respect of the matter or issue to be resolved. Each Lender shall reply promptly, but in any event within 10 Business Days (or such lesser or greater period as may be specifically required under the Loan Documents) of receipt of such communication. Except as otherwise provided in this Agreement, unless a Lender shall give written notice to the Agent that it specifically objects to the requested determination within the applicable time period for reply, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.
Section 11.6.    Lender Credit Decision, Etc.

Each Lender expressly acknowledges and agrees that neither the Agent nor any of its officers, directors, employees, agents, counsel, attorneys-in-fact or other affiliates has made any representations or warranties as to the financial condition, operations, creditworthiness, solvency or other information concerning the business or affairs of the Borrower, any other Loan Party, any Subsidiary or any other Person to such Lender and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower, any other Loan Party or any other Subsidiary, shall be deemed to constitute any such representation or warranty by the Agent to any Lender. Each Lender acknowledges that it has made its own credit and legal analysis and decision to enter into this Agreement and the transactions contemplated hereby, independently and without reliance upon the Agent, any other Lender or counsel to the Agent, or any of their respective officers, directors, employees and agents, and based on the financial statements of the Trust, the Subsidiaries or any other Affiliate thereof, and inquiries of such Persons, its independent due diligence of the business and affairs of the Trust, the other Loan Parties, the Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered to it hereunder, the advice of its own counsel and such other documents and information as it has deemed appropriate. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, any other Lender or counsel to the Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower or any other Loan Party of the Loan Documents or any other document referred to or provided for therein or to inspect the properties or books of, or make any other investigation of, the Borrower, any other Loan Party or any other Subsidiary. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Agent under this Agreement or any of the other Loan Documents, the Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower, any other Loan Party or any other Affiliate thereof which may come into possession of the Agent, or any of its officers, directors, employees, agents, attorneys-in-fact or other affiliates; provided Agent, shall, upon any Lender’s request and at such Lender’s expense, provide copies of any such material received by Agent from the Borrower related to the Facility. Each Lender acknowledges that the Agent’s legal counsel in connection with the transactions contemplated by this Agreement is only acting as counsel to the Agent and is not acting as counsel to such Lender.
Section 11.7.    Indemnification of Agent.
Each Lender agrees to indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender’s respective Pro Rata Share, from and against any and all actual out-of-pocket liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable out-of-pocket costs and expenses, or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent (in its capacity as Agent but not as a Lender) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Agent’s gross negligence, willful misconduct or breach of this Agreement as determined by a court of competent jurisdiction in a final, non-appealable judgment or if the Agent fails to follow the written direction of the Requisite Lenders (or all of the Lenders if expressly required hereunder) unless such failure results from the Agent following the advice of counsel to the Agent of which advice the Lenders have received notice. Without limiting the generality of the foregoing but subject to the preceding proviso, each Lender agrees to reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), promptly upon demand for its Pro Rata Share of any out-of-pocket expenses (including reasonable counsel fees of the counsel(s) of the Agent’s own choosing) incurred by the Agent in connection with the preparation, negotiation, execution, or enforcement of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against the Agent and/or the Lenders, and any claim or suit brought against the Agent, and/or the Lenders arising under any Environmental Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Agent notwithstanding any claim or assertion that the Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Agent that the Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement. If the Borrower shall reimburse the Agent for any Indemnifiable Amount following payment by any Lender to the Agent in respect of such Indemnifiable Amount pursuant to this Section, the Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.
Section 11.8.    Successor Agent.
The Agent may resign at any time as Agent under the Loan Documents by giving written notice thereof to the Lenders and the Borrower. The Agent may be removed as Agent under the Loan Documents for good cause by all of the Lenders (other than the Lender then acting as Agent) upon 30-days’ prior written notice to the Agent. Upon any such resignation or removal, the Requisite Lenders (other than the Lender then acting as Agent, in the case of the removal of the Agent under the immediately preceding sentence) shall have the right to appoint a successor Agent which appointment shall, provided no Default or Event of Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender and its affiliates as a successor Agent). If no successor Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within 30 days after the resigning Agent’s giving of notice of resignation or the Lenders’ removal of the resigning Agent, then the resigning or removed Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be a commercial bank having total combined assets of at least $50,000,000,000.00. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring or removed Agent shall be discharged from its duties and obligations under the Loan Documents. Such successor Agent shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or shall make other arrangements satisfactory to the current Agent, in either case, to assume effectively the obligations of the current Agent with respect to such Letters of Credit. Any resignation by, or removal of, an Agent shall also constitute the resignation or removal of such Lender as the Swingline Lender. After any Agent’s resignation or removal hereunder as Agent, the provisions of this Article XI shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.
Section 11.9.    Titled Agents.
Each of the Titled Agents in each such respective capacity, assumes no responsibility or obligation hereunder, including, without limitation, for servicing, enforcement or collection of any of the Loans, or for any duties as an agent hereunder for the Lenders. The titles of “Arrangers”, “Syndication Agent”, and “Documentation Agent” are solely honorific and imply no fiduciary responsibility on the part of the Titled Agents to the Agent, the Borrower or any Lender and the use of such titles does not impose on the Titled Agents any duties or obligations greater than those of any other Lender or entitle the Titled Agents to any rights other than those to which any other Lender is entitled.

Section 11.10.    ERISA Representations of the Lenders.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more employee benefit plans in connection with the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.
(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:
(i)    none of the Agent or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),
(iii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),
(iv)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Internal Revenue Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and
(v)    no fee or other compensation is being paid directly to the Agent or any Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.
(c)    The Agent and each Arranger hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, Agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
ARTICLE XII. - MISCELLANEOUS
Section 12.1.    Notices.
Unless otherwise provided herein, communications provided for hereunder shall be in writing and shall be mailed, telecopied or delivered as follows:
If to the Borrower:
Lexington Realty Trust
One Penn Plaza, Suite 4015
New York, New York 10119
Attn: Patrick Carroll
Telephone:    (212) 692-7215
Telecopy:     (212) 594-6600

With a copy to:
Paul Hastings LLP
71 South Wacker Drive
Suite 4500
Chicago, Illinois 60606
Attention:     Holly Snow, Esquire
Telephone:     (312) 499- 6024
Telecopy:     (312) 499- 6124
If to the Agent:
KeyBank, National Association
1200 Abernathy Road NE
Suite 1500
Atlanta, Georgia 30328
Attn: Tayven Hike
Telephone:     (770) 510-2100
Telecopy:     (770) 510-2195
If to a Lender:
To such Lender’s address or telecopy number, as applicable, set forth on its signature page hereto or in the applicable Assignment and Assumption Agreement;
or, as to each party at such other address as shall be designated by such party in a written notice to the other parties delivered in compliance with this Section; provided a Lender shall only be required to give notice of any such other address to the Agent and the Borrower. All such notices and other communications shall be effective: (i) if mailed, when received; (ii) if telecopied, when transmitted; (iii) if hand delivered or sent by overnight courier, when delivered; or (iv) if delivered in accordance with Section 12.14. to the extent applicable; provided, however, that, in the case of the immediately preceding clauses (i), (ii) and (iii), non-receipt of any communication as of the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication. Notwithstanding the immediately preceding sentence, all notices or communications sent to the Agent or any Lender under Article II shall be effective only when actually received by the intended addressee. Neither the Agent nor any Lender shall incur any liability to the Borrower or any other Loan Party (nor shall the Agent incur any liability to the Lenders) for acting upon any telephonic notice referred to in this Agreement which the Agent or such Lender, as the case may be, believes in good faith to have been given by a Person authorized to deliver such notice or for otherwise acting in good faith hereunder. Failure of a Person designated to get a copy of a notice to receive such copy shall not affect the validity of notice properly given to any other Person.
Section 12.2.    Expenses.
The Borrower agrees (a) to pay or reimburse the Agent and the Arrangers for all of the reasonable out-of-pocket costs and expenses actually incurred in connection with the preparation, negotiation, execution, delivery and administration of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expenses and travel expenses relating to closing), and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to the Agent and the Arrangers and costs and expenses in connection with the use of IntraLinks, Inc. or other similar information transmission systems in connection with the Loan Documents, and of the Agent in obtaining

CUSIP numbers, limited in the case of attorneys’ fees, to the actual reasonable and documented fees, charges and disbursements of one legal counsel (absent a conflict of interest, in which case, one additional counsel may be engaged), and, if necessary, of one local counsel in any relevant jurisdiction, (b) to pay or reimburse the Agent and the Lenders for all their reasonable costs and expenses actually incurred in connection with the enforcement or preservation of any rights under the Loan Documents in connection with the enforcement or preservation of any rights under the Loan Documents, and any payments in indemnification or otherwise payable by the Lenders to the Agent pursuant to the Loan Documents, (c) to pay, and indemnify and hold harmless the Agent and the Lenders from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document and (d) to the extent not already covered by any of the preceding subsections, to pay or reimburse the Agent and the Lenders for all their costs and expenses incurred in connection with any bankruptcy or other proceeding of the type described in Section 10.1(f) or 10.1(g), including the reasonable fees and disbursements of counsel, whether such fees and expenses are incurred prior to, during or after the commencement of such proceeding or the confirmation or conclusion of any such proceeding. If the Borrower shall fail to pay any amounts required to be paid by them pursuant to this Section, the Agent and/or the Lenders may pay such amounts on behalf of the Borrower and either deem the same to be Loans outstanding hereunder or otherwise Obligations owing hereunder. Upon the written request of the Borrower, the Agent or any Lender requesting payment of any amounts under this Section shall provide the Borrower with a statement setting forth in reasonable detail the basis for requesting such amounts.
Section 12.3.    Setoff.
Subject to Section 3.3. and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Agent, each Lender and each Participant is hereby authorized by the Borrower, at any time or from time to time while an Event of Default exists, without prior notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender or Participant subject to receipt of the prior written consent of the Requisite Lenders exercised in their sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Agent, such Lender or any Affiliate of the Agent or such Lender, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 10.2., and although such obligations shall be contingent or unmatured. Notwithstanding anything to the contrary in this Section, if any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of Section 3.11. and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent and the Lenders, and (y) such Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.
Section 12.4.    Litigation; Jurisdiction; Other Matters; Waivers.
(a)    EACH PARTY HERETO ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT

PERMITTED BY APPLICABLE LAW, EACH OF THE LENDERS, THE AGENT AND THE BORROWER HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS AGREEMENT, THE NOTES, OR ANY OTHER LOAN DOCUMENT OR BY REASON OF ANY OTHER SUIT, CAUSE OF ACTION OR DISPUTE WHATSOEVER BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS OF ANY KIND OR NATURE RELATING TO ANY OF THE LOAN DOCUMENTS.
(b)    EACH OF THE BORROWER, THE AGENT AND EACH LENDER HEREBY AGREES THAT THE FEDERAL DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK AND ANY STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE BORROWER, THE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOANS AND LETTERS OF CREDIT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. THE BORROWER AND EACH OF THE LENDERS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS WITH RESPECT TO SUCH CLAIMS OR DISPUTES. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM, AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.
(c)    THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS, THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS AGREEMENT.
Section 12.5.    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of the immediately following subsection (b), (ii) by way of participation in accordance with the provisions of the immediately following subsection (d) or (iii) by way of pledge or assignment of a security interest subject to the restrictions of the immediately following subsection (f) (and, subject to the last sentence of the immediately following subsection (b), any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in the immediately following subsection (d) and, to the extent expressly contemplated hereby, the Related Parties of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.

(A)    in the case of (w) an assignment of the entire remaining amount of an assigning Lender’s Revolving Loan Commitment and/or Revolving Loans at the time owing to it, (x) contemporaneous assignments to related Approved Funds that equal at least the amount specified in the immediately following clause (B) in the aggregate, (y) an assignment of the entire remaining amount of an assigning Term Lender’s Term Loan Commitment or Term Loans of a Class at the time owing to it, or (z) an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)    in any case not described in the immediately preceding subsection (A), the aggregate amount of a specific Class of Commitments (which for this purpose includes outstanding Loans made by a Lender in respect of its Commitment) or, if the applicable Class of Commitments is not then in effect, the principal outstanding balance of the applicable Class of Loans of the assigning Lender subject to each such assignment (in each case, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000 in the case of any assignment of a Commitment or Loan (and may be integral multiples of $500,000 in excess thereof), unless each of the Agent and, so long as no Default or Event of Default shall exist, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that if, after giving effect to such assignment, the amount of the Commitment of the applicable Class held by such assigning Lender or the outstanding principal balance of the Loans of the applicable Class of such assigning Lender, as applicable, would be less than $5,000,000, then such assigning Lender shall assign the entire amount of its Commitment and Loans at the time owing to it; provided, further, that, notwithstanding the foregoing, a Term Lender holding a particular Class of Term Loans may assign the entire remaining amount of such Class of Term Loans without having to assign any other Loan or Commitment or otherwise comply with this subsection (B).

(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this clause (ii) shall not (x) apply to rights in respect of a Bid Rate Loan or (y) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Classes of Loans and Commitments on a non-pro rata basis.

(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by clause (i)(B) of this subsection (b) and, in addition:

(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) a Default or Event of Default shall exist at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless the Borrower shall object thereto by written notice to the Agent within 5 Business Days after having received notice thereof;

(B)    the consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (x) a Commitment of a Class if such assignment is to a Person that is not already a Lender with a Commitment of such Class, an Affiliate of such a Lender or an Approved Fund with respect to such a Lender or (y) a Term Loan to a Person who is not a Lender, an Affiliate of a Lender or an Approved Fund; and

(C)    the consent of the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of a Revolving Loan Commitment to a Person that is not already a Revolving Lender.

(iv)    Assignment and Acceptance; Notes. The parties to each assignment shall execute and deliver to the Agent an Assignment and Assumption, together with a processing and recordation fee of $4,500 for each assignment (which fee the Agent may, in its sole discretion, elect to waive), and the assignee, if it is not a Lender, shall deliver to the Agent an Administrative Questionnaire. If requested by the transferor Lender or the assignee, upon the consummation of any assignment, the transferor Lender, the Agent and the Borrower shall make appropriate arrangements so that new Notes are issued to the assignee and such transferor Lender, as appropriate.

(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) the Borrower or any of the Affiliates or Subsidiaries of the Borrower or (B) to any Defaulting Lender or any of its Subsidiaries, or to any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural person.

(vii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent, the Swingline Lender and each Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) (1) its full pro rata share of all Revolving Loans and participations in Letters of Credit and Swingline Loans in accordance with its Revolving Loan Commitment Percentage and (2) all Term Loans and any Term Loan Commitment held by such Defaulting Lender. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Agent pursuant to the immediately following subsection (c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.4., 12.2. and 12.9. and the other provisions of this Agreement and the other Loan Documents as provided in Section 12.10. with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with the immediately following subsection (d).

(c)    Register. The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Principal Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person, or the Borrower or any of the Affiliates or Subsidiaries of the Borrower) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Loan Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to (w) increase such Lender’s Commitment, (x) extend the date fixed for the payment of principal on the Loans or portions thereof owing to such Lender, (y) reduce the rate at which interest is payable thereon or (z) except as otherwise permitted by this Agreement, release any Guarantor from its Obligations under the Guaranty. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.12., 4.1., 4.4. (subject to the requirements and limitations therein, including the requirements under Section 3.12(g) (it being understood that the documentation required under Section 3.12(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Section 4.5. as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 4.1. or 3.12., with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Regulatory Change that occurs after the

Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 4.5. with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.3. as though it were a Lender; provided that such Participant agrees to be subject to Section 3.3. as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)    No Registration. Each Lender agrees that, without the prior written consent of the Borrower and the Agent, it will not make any assignment hereunder in any manner or under any circumstances that would require registration or qualification of, or filings in respect of, any Loan or Note under the Securities Act or any other securities laws of the United States of America or of any other jurisdiction.
(g)    Designated Lenders. Any Revolving Lender (each, a “Designating Lender”) may at any time while the Trust has been assigned an Investment Grade Rating from at least two of the Rating Agencies designate one Designated Lender to fund Bid Rate Loans on behalf of such Designating Lender subject to the terms of this subsection, and the provisions in the immediately preceding subsections (b) and (d) shall not apply to such designation. No Lender may designate more than one Designated Lender. The parties to each such designation shall execute and deliver to the Agent for its acceptance a Designation Agreement. Upon such receipt of an appropriately completed Designation Agreement executed by a Designating Lender and a designee representing that it is a Designated Lender, the Agent will accept such Designation Agreement and give prompt notice thereof to the Borrower, whereupon (i) the Borrower shall execute and deliver to the Designating Lender a Bid Rate Note payable to the Designated Lender, (ii) from and after the effective date specified in the Designation Agreement, the Designated Lender shall become a party to this Agreement with a right to make Bid Rate Loans on behalf of its Designating Lender pursuant to Section 2.3. after the Borrower has accepted a Bid Rate Loan (or portion thereof) of the Designating Lender, and (iii) the Designated Lender shall not be required to make payments with respect to any obligations in this Agreement except to the extent of excess cash flow of such Designated Lender which is not otherwise required to repay obligations of such Designated Lender which are then due and payable; provided, however, that regardless of such designation and assumption by the Designated Lender, the Designating Lender shall be and remain obligated to the Borrower, the Agent and the Lenders for each and every of the obligations of the Designating Lender and its related Designated Lender with respect to this Agreement, including, without limitation, any indemnification obligations under Section 11.7. and any sums otherwise payable to the Borrower by the

Designated Lender. Each Designating Lender shall serve as the agent of the Designated Lender and shall on behalf of, and to the exclusion of, the Designated Lender: (i) receive any and all payments made for the benefit of the Designated Lender and (ii) give and receive all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Agreement and the other Loan Documents. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by the Designating Lender as agent for the Designated Lender and shall not be signed by the Designated Lender on its own behalf and shall be binding on the Designated Lender to the same extent as if signed by the Designated Lender on its own behalf. The Borrower, the Agent and the Lenders may rely thereon without any requirement that the Designated Lender sign or acknowledge the same. No Designated Lender may assign or transfer all or any portion of its interest hereunder or under any other Loan Document, other than assignments to the Designating Lender which originally designated such Designated Lender. The Borrower, the Lenders and the Agent each hereby agrees that it will not institute against any Designated Lender or join any other Person in instituting against any Designated Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, until the later to occur of (x) one year and one day after the payment in full of the latest maturing commercial paper note issued by such Designated Lender and (y) the Revolving Termination Date. In connection with any such designation, the Designating Lender shall pay to the Agent an administrative fee for processing such designation in the amount of $4,500.
Section 12.6.    Amendments.
(a)    Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement or any other Loan Document to be given by the Lenders may be given, and any term of this Agreement or of any other Loan Document may be amended, and the performance or observance by the Borrower or any other Loan Party or any other Subsidiary of any terms of this Agreement or such other Loan Document or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Lenders (or the Agent at the written direction of the Requisite Lenders) and, in the case of an amendment to any Loan Document, the written consent of each Loan Party a party thereto. Subject to the immediately following subsection (b), any term of this Agreement or of any other Loan Document relating to the rights or obligations of the Lenders of a particular Class, and not Lenders of any other Class, may be amended, and the performance or observance by the Borrower or any other Loan Party or any Subsidiary of any such terms may be waived (either generally or in a particular instance and either retroactively or prospectively) with, and only with, the written consent of the Requisite Class Lenders for such Class of Lenders (and, in the case of an amendment to any Loan Document, the written consent of each Loan Party which is a party thereto). Notwithstanding anything to the contrary contained in this Section, the Fee Letter may only be amended, and the performance or observance by any Loan Party thereunder may only be waived, in a writing executed by the parties thereto.
(b)    In addition to the foregoing requirements, no amendment waiver or consent shall do any of the following:
(i)    (A) increase (or reinstate) the Commitments of a Lender or subject a Lender to any additional obligations without the written consent of such Lender or (B) increase the aggregate Commitments other than in connection with an increase under Section 2.17. as provided therein without the consent of each Lender;

(ii)    reduce the principal of, or interest that has accrued or the rates of interest that will be charged on the outstanding principal amount of, any Loans or other Obligations without the written consent of each Lender directly affected thereby; provided, however, only the written consent of the Requisite Lenders shall be required for the waiver of interest payable at the Post-Default Rate, retraction of the imposition of interest at the Post-Default Rate and amendment of the definition of “Post-Default Rate”;

(iii)    reduce the amount of any Fees payable to a Lender without the written consent of such Lender;

(iv)    modify the definition of “Revolving Loan Commitment Percentage” without the written consent of each Revolving Lender;

(v)    modify the definition of “Revolving Termination Date” (except in accordance with Section 2.14.), or extend the expiration date of any Letter of Credit beyond the Revolving Termination Date (except in accordance with Section 2.5.(b)), in each case, without the written consent of each Revolving Lender directly affected thereby;

(vi)    modify the definition of “Termination Date” as it applies to a Class of Loans (except as set forth in clause (v) above) or otherwise postpone any date fixed for, or forgive, any payment of principal of, or interest on, any Loans of a Class or for the payment of Fees or any other Obligations owing to the Lenders of such Class, in each case, without the written consent of each Lender of such Class directly affected thereby;

(vii)    while any Term Loans are outstanding, amend, modify or waive (A) Section 5.2. or any other provision of this Agreement if the effect of such amendment, modification or waiver is to require the Revolving Lenders to make Revolving Loans when such Lenders would not otherwise be required to do so, (B) the amount of the Swingline Commitment or (C) the L/C Commitment Amount, in each case, without the prior written consent of the Requisite Class Lenders of the Revolving Lenders;

(viii)    modify the definition of “Pro Rata Share” or amend or otherwise modify the provisions of Section 3.2. without the written consent of each Lender;

(ix)    amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section, modify the definition of the term “Requisite Lenders” or (except as otherwise provided in the immediately following clause (x)), modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof without the written consent of each Lender;

(x)    modify the definition of the term “Requisite Class Lenders” as it relates to a particular Class of Lenders or modify in any other manner the number or percentage of a Class of Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof, in each case, solely with respect to such Class of Lenders, without the written consent of each Lender in such Class;

(xi)    release any Guarantor from its obligations under the Guaranty (except as expressly permitted by Section 7.12.(b)) without the written consent of each Lender; provided, however, that this clause (xi) shall not apply to any amendment to Section 7.12. unless such amendment has the effect of releasing any Person that has already become a Guarantor;
(xii)    amend, or waive the Borrower’s compliance with, Section 2.16. without the written consent of each Revolving Lender;
(xiii) modify Section 2.17. to change the aggregate amount of Revolving Commitments and Term Loans that may be outstanding after giving effect to any increases of the Revolving Commitments or making any Term Loans without the written consent of each Lender; or
(xiv)    waive any Default or Event of Default occurring under Section 10.1.(a) or Section 10.1.(b) without the written consent of each Lender owed the Obligations that were not paid when due resulting in such Default or Event of Default.
(c)    No amendment, waiver or consent, unless in writing and signed by the Agent, in such capacity, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Agent under this Agreement (including Section 2.5) or any of the other Loan Documents. Any amendment, waiver or consent relating to Section 2.4. or the obligations of the Swingline Lender under this Agreement or any other Loan Document shall, in addition to the Lenders required hereinabove to take such action, require the written consent of the Swingline Lender. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (a) the Commitment of such Lender may not be increased or extended without the consent of such Lender (except an extension in accordance with Section 2.5.(b)), and (b) no such amendment, waiver or consent may uniquely and negatively impact such Defaulting Lender without the approval of such Defaulting Lender.
(d)    No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein. Except as otherwise provided in Section 11.5., no course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Any Event of Default occurring hereunder shall continue to exist until such time as such Event of Default is waived in writing in accordance with the terms of this Section, notwithstanding any attempted cure or other action by the Borrower, any other Loan Party or any other Person subsequent to the occurrence of such Event of Default. Except as otherwise explicitly provided for herein or in any other Loan Document, no notice to or demand upon the Borrower shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.
(e)    If any Lender is a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Agent, require that such Lender assign and delegate, without recourse in accordance with and subject to the restrictions contained in and consents required pursuant to Section 12.5.(b), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.3. and Section 4.1.) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be a Lender, if a Lender accepts such assignment); provided, that (i) the Borrower shall have paid to the Agent the assignment fee specified in Section 12.5., (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and funded participations in Letters of Credit and Swingline Loans, accrued interest thereon, and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 4.4. from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of other amounts); (iii) such assignment does not conflict with Applicable Law; and the applicable assignee shall have consented to the applicable amendment, waiver or consent. A Lender shall not be required to make any such assignment or delegation, if prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
(f)    Notwithstanding anything to the contrary in this Section 12.6, if the Agent and the Borrower have jointly identified an ambiguity, omission, mistake or defect in any provision of this Agreement or an inconsistency between provisions of this Agreement, the Agent and the Borrower shall be permitted to amend such provision or provisions to cure such ambiguity, omission, mistake, defect or inconsistency so long as to do so would not adversely impair the interests of the Lenders. Any such amendment shall become effective without any further action or consent of any of other party to this Agreement. The Administrative Agent shall provide a copy of any such amendment to the Lenders promptly after execution thereof.
Section 12.7.    Nonliability of Agent and Lenders.
The relationship between the Borrower, on the one hand, and the Lenders and the Agent, on the other hand, shall be solely that of borrower and lender. Neither the Agent nor any Lender shall have any fiduciary responsibilities to the Borrower and no provision in this Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by the Agent or any Lender to any Lender, the Borrower, any other Loan Party or any other Subsidiary. Neither the Agent nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.
Section 12.8.    Confidentiality.
Except as otherwise provided by Applicable Law, the Agent and each Lender shall maintain the confidentiality of all Information (as defined below) in accordance with its customary procedure for handling confidential information of this nature and in accordance with safe and sound banking practices but in any event may make disclosure: (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any actual or proposed assignee, Participant or other transferee in connection with a potential transfer of any Commitment or participation therein as permitted hereunder, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any of its Obligations; (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process or in connection with any legal proceedings, or as otherwise required by Applicable Law; provided that unless specifically prohibited by applicable law or court order, the Agent or such Lender shall make reasonable efforts to notify the Borrower of any request by any Governmental Authority (other than any such request in connection with any regulatory examination of the Agent or such Lender or in accordance with the regulatory compliance policy of the Agent or such Lender) for disclosure of any confidential information prior to disclosure thereof; (d) to the Agent’s or such Lender’s independent auditors, consultants, and other professional advisors (provided they shall be notified of the confidential nature of the information); (e) in connection with the exercise of any remedies under any Loan Document or any action or proceeding relating to any Loan Document or the enforcement of rights hereunder or thereunder; (f) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section actually known by the Agent or such Lender to be a breach of this Section or (ii) becomes available to the Agent, any Lender or any Affiliate of the Agent or any Lender on a nonconfidential basis from a source other than the Borrower or any Affiliate of the Borrower; (g) to the extent requested by, or required to be disclosed to, any nationally recognized rating agency or regulatory or similar authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners)

having or purporting to have jurisdiction over it; (h) to bank trade publications, such information to consist of deal terms and other information customarily found in such publications; (i) to any other party hereto; (j) for purposes of establishing a “due diligence” defense; and (k) with the consent of the Borrower. For the avoidance of doubt, the Agent and each Lender may disclose any such confidential information, without notice to the Borrower or any other Loan Party, to Governmental Authorities in connection with any regulatory examination of the Agent or such Lender or in accordance with the regulatory compliance policy of the Agent or such Lender. As used in this Section, the term “Information” means all information received from the Borrower, the Borrower, any other Loan Party, any other Subsidiary or Affiliate relating to any Loan Party or any of their respective businesses, other than any such information that is available to the Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower, any other Loan Party, any other Subsidiary or any Affiliate, provided that, in the case of any such information received from the Borrower, any other Loan Party, any other Subsidiary or any Affiliate after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Section 12.9.    Indemnification.
(a)    The Borrower shall and hereby agrees to indemnify, defend and hold harmless the Agent, each of the Lenders, any Affiliate of the Agent or any Lender, and their respective directors, officers, shareholders, agents, employees and counsel (each referred to herein as an “Indemnified Party”) from and against any and all of the following (collectively, the “Indemnified Costs”): losses, costs, claims, damages, liabilities, deficiencies, judgments or reasonable expenses of every kind and nature (including, without limitation, amounts paid in settlement, court costs and the reasonable and documented out-of pocket fees, disbursements of one counsel to such Indemnified Parties and, if reasonably necessary, a single local counsel for the Indemnified Parties in each relevant jurisdiction and with respect to each relevant specialty, and in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to the affected Indemnified Parties similarly situated incurred in connection with any litigation, investigation, claim or proceeding or any advice rendered in connection therewith, but excluding Indemnified Costs indemnification in respect of which is specifically covered by Section 3.12. or 4.1. or expressly excluded from the coverage of such Section 3.12. or 4.1.) incurred by an Indemnified Party in connection with, arising out of, or by reason of, any suit, cause of action, claim, arbitration, investigation or settlement, consent decree or other proceeding (the foregoing referred to herein as an “Indemnity Proceeding”) which is in any way related directly or indirectly to: (i) this Agreement or any other Loan Document or the transactions contemplated thereby; (ii) the making of any Loans or issuance of Letters of Credit hereunder; (iii) any actual or proposed use by the Borrower of the proceeds of the Loans or Letters of Credit; (iv) the Agent’s or any Lender’s entering into this Agreement; (v) the fact that the Agent and the Lenders have established the Facility evidenced by this Agreement and the Loan Documents in favor of the Borrower; (vi) the fact that the Agent and the Lenders are creditors of the Borrower and have or are alleged to have information regarding the financial condition, strategic plans or business operations of the Trust and the Subsidiaries; (vii) the fact that the Agent and the Lenders are material creditors of the Borrower and are alleged to influence directly or indirectly the business decisions or affairs of the Borrower and the other Subsidiaries or their financial condition; (viii) the exercise of any right or remedy the Agent or the Lenders may have under this Agreement or the other Loan Documents; including without limitation, reasonable and documented out‑of‑pocket attorneys and consultant’s fees; (ix) any civil penalty or fine assessed by the OFAC against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with defense thereof by, the Agent or any Lender as a result of conduct of the Borrower, any other Loan Party or any Subsidiary that violates a sanction administered or enforced by the OFAC; or (x) any violation or non-compliance by the Borrower or any Subsidiary of any Applicable Law (including any Environmental Law) including, but not limited to, any Indemnity Proceeding commenced by (A) the Internal Revenue Service or state taxing authority or (B) any Governmental Authority or other Person under any Environmental Law, including any Indemnity Proceeding commenced by a Governmental Authority or other Person seeking remedial or other action to cause the Trust or its Subsidiaries (or its respective properties) (or the Agent and/or the Lenders as successors to the Borrower) to be in compliance with such Environmental Laws; provided, however, that the Borrower shall not be obligated to indemnify any Indemnified Party for any acts or omissions of such Indemnified Party in connection with matters described in this subsection to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnified Party or (B) arise from any dispute solely among Indemnified Parties (except in connection with claims or disputes (1) relating to whether the conditions to any Credit Event have been satisfied, (2) with respect to a Defaulting Lender or the determination of whether a Lender is a Defaulting Lender, (3) against the Agent or the Arrangers in their respective capacities as such, or (4) directly resulting from any act or omission on part of the Borrower, any other Loan Party or any other Subsidiary).
(b)    The Borrower’s indemnification obligations under this Section 12.9. shall apply to all Indemnity Proceedings arising out of, or related to, the foregoing whether or not an Indemnified Party is a named party in such Indemnity Proceeding. In this regard, this indemnification shall cover all Indemnified Costs of any Indemnified Party in connection with any deposition of any Indemnified Party or compliance with any subpoena (including any subpoena requesting the production of documents). This indemnification shall, among other things, apply to any Indemnity Proceeding commenced by other creditors of the Borrower or any Subsidiary, any shareholder of the Borrower or any Subsidiary (whether such shareholder(s) are prosecuting such Indemnity Proceeding in their individual capacity or derivatively on behalf of the Borrower), any account debtor of the Borrower or any Subsidiary or by any Governmental Authority. If indemnification is to be sought hereunder by an Indemnified Party, then such Indemnified Party shall notify the Borrower of the commencement of any Indemnity Proceeding; provided, however, that the failure to so notify the Borrower shall not relieve the Borrower from any liability that it may have to such Indemnified Party pursuant to this Section 12.9.
(c)    This indemnification shall apply to any Indemnity Proceeding arising during the pendency of any bankruptcy proceeding filed by or against the Borrower and/or any Subsidiary.
(d)    All out-of-pocket fees and expenses of, and all amounts paid to third-persons by, an Indemnified Party shall be advanced by the Borrower at the request of such Indemnified Party notwithstanding any claim or assertion by the Borrower that such Indemnified Party is not entitled to indemnification hereunder, upon receipt of an undertaking by such Indemnified Party that such Indemnified Party will reimburse the Borrower if it is actually and finally determined by a court of competent jurisdiction that such Indemnified Party is not so entitled to indemnification hereunder.
(e)    An Indemnified Party may conduct its own investigation and defense of, and may formulate its own strategy with respect to, any Indemnity Proceeding covered by this Section and, as provided above, all Indemnified Costs incurred by such Indemnified Party shall be reimbursed by the Borrower. No action taken by legal counsel chosen by an Indemnified Party in investigating or defending against any such Indemnity Proceeding shall vitiate or in any way impair the obligations and duties of the Borrower hereunder to indemnify and hold harmless each such Indemnified Party; provided, however, that if (i) the Borrower is required to indemnify an Indemnified Party pursuant hereto and (ii) the Borrower has provided evidence reasonably satisfactory to such Indemnified Party that the Borrower has the financial wherewithal to reimburse such Indemnified Party for any amount paid by such Indemnified Party with respect to such Indemnity Proceeding, such Indemnified Party shall not settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed). Notwithstanding the foregoing, an Indemnified Party may settle or compromise any such Indemnity Proceeding without the prior written consent of the Borrower where (x) no monetary relief is sought against such Indemnified Party in such Indemnity Proceeding or (y) there is an allegation of a violation of law by such Indemnified Party.
(f)    If and to the extent that the obligations of the Borrower under this Section are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under Applicable Law.
(g)    The Borrower’s obligations under this Section shall survive any termination of this Agreement and the other Loan Documents and the payment in full in cash of the Obligations, and are in addition to, and not in substitution of, any other of their obligations set forth in this Agreement or any other Loan Document to which it is a party.
Section 12.10.     Termination; Survival.
At such time as (a) all of the Commitments have been terminated, (b) all Letters of Credit have terminated or expired or been cancelled (other than Extended Letters of Credit in respect of which the Borrower has satisfied the requirements of Section 2.5.(b)), (c) none of the Lenders or the Swingline Lender is obligated any longer under this Agreement to make any Loans and the Agent is no longer obligated under this Agreement to issue Letters of Credit and (d) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full, this Agreement shall terminate. The indemnities to which the Agent, the Lenders and the Swingline Lender are entitled under the provisions of Sections 3.12., 4.1., 4.4., 11.7., 12.2. and 12.9. and any other provision of this Agreement and the other Loan Documents, and the provisions of Section 12.4., shall continue in full force and effect and shall protect the Agent, the Lenders and the Swingline Lender (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.
Section 12.11.     Severability of Provisions.
Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.
Section 12.12.     GOVERNING LAW.
THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE (INCLUDING, FOR SUCH PURPOSE, SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAWS OF THE STATE OF NEW YORK).
Section 12.13.     Patriot Act.
The Lenders and the Agent each hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower, a Beneficial Ownership Certification, and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower in accordance with such Act and the Beneficial Ownership Regulation.
Section 12.14.     Electronic Delivery of Certain Information.
(a)    Documents required to be delivered pursuant to the Loan Documents shall be delivered by electronic communication and delivery, including, the Internet, e-mail or intranet websites to which the Agent and each Lender have access (including a commercial, third-party website such as www.sec.gov <http://www.sec.gov> or a website sponsored or hosted by the Agent or the Borrower) provided that the foregoing shall not apply to (i) notices to any Lender pursuant to Article II. and (ii) any Lender that has notified the Agent and the Borrower that it cannot or does not want to receive electronic communications. The Agent or the Borrower may, in their discretion, agree to accept notices and other communications to them hereunder by electronic delivery pursuant to procedures approved by them for all or particular notices or communications. Documents or notices delivered electronically shall be deemed to have been delivered twenty-four (24) hours after the date and time on which the Agent or the Borrower posts such documents or the documents become available on a commercial website and the Agent or the Borrower notifies each Lender of said posting and provides a link thereto provided if such notice or other communication is not sent or posted during the normal business hours of the recipient, said posting date and time shall be deemed to have commenced as of 10:00 a.m. Eastern time on the opening of business on the next Business Day for the recipient. Subject to Section 12.8., no Indemnified Party shall be liable for any damages arising from the use by third parties of any information or other materials obtained by such third party through IntraLinks or other similar information transmission systems in connection with this Agreement. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificate required by Section 8.3. to the Agent and shall deliver paper copies of any documents to the Agent or to any Lender that requests such paper copies until a written request to cease delivering paper copies is given by the Agent or such Lender. Except for the certificates required by Section 8.3., the Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents delivered electronically, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery. Each Lender shall be solely responsible for requesting delivery to it of paper copies and maintaining its paper or electronic documents.
(b)    Documents required to be delivered pursuant to Article II. may be delivered electronically to a website provided for such purpose by the Agent pursuant to the procedures provided to the Borrower by the Agent.
(c)    Notwithstanding anything to the contrary herein, documents and notices required to be delivered by the Loan Parties pursuant to the Loan Documents shall be deemed delivered by, and delivery effective at the time of, the public filing of the same in electronic format with the Securities and Exchange Commission.
Section 12.15.     Public/Private Information.
The Borrower shall cooperate with the Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Borrower. Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of the Borrower to the Agent and the Lenders (collectively, “Information Materials”) pursuant to Article VIII and the Borrower shall designate Information Materials (a) that are either available to the public or not material with respect to the Borrower and its Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (b) that are not Public Information as “Private Information”.
Section 12.16.     Counterparts.

To facilitate execution, this Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts as may be convenient or required (which may be effectively delivered by facsimile, in portable document format (“PDF”) or other similar electronic means). It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all Persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.
Section 12.17.     Obligations with Respect to Loan Parties.
The obligations of the Borrower to direct or prohibit the taking of certain actions by the other Loan Parties as specified herein shall be absolute and not subject to any defense the Borrower may have that the Borrower does not control such Loan Parties.
Section 12.18.     Independence of Covenants.
All covenants hereunder shall be given in any jurisdiction independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.
Section 12.19.     Limitation of Liability.
Neither the Agent nor any Lender, nor any Affiliate, officer, director, employee, attorney, or agent of the Agent or any Lender shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower hereby waives, releases, and agrees not to sue the Agent or any Lender or any of the Agent’s or any Lender’s Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or financed hereby.
Section 12.20.     Entire Agreement.
This Agreement and the other Loan Documents embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and thereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto.
Section 12.21.     Construction.
The Agent, the Borrower and each Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Agent, the Borrower and the Lenders.
Section 12.22.     Time is of the Essence.
Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower under this Agreement and the other Loan Documents.

Section 12.23.     Headings.
The paragraph and section headings in this Agreement are provided for convenience of reference only and shall not affect its construction or interpretation.
Section 12.24.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

[Signatures on Following Pages]

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be executed by their authorized officers all as of the day and year first above written.

LEXINGTON REALTY TRUST

By:	/s/ Joseph Bonventre
Name: Joseph Bonventre
Title: Executive Vice President

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[Signature Page to Amended and Restated Credit Agreement with Lexington Realty Trust]

KEYBANK NATIONAL ASSOCIATION, as Agent, as a Lender

By:	/s/ Tayven Hike
Tayven Hike
Vice President

Lending Office (all Types of Loans):

KeyBank, National Association
1200 Abernathy Road NE
Suite 1500
Atlanta, Georgia 30328
Attn: Tayven Hike
Telephone:     (770) 510-2100
Telecopy:     (770) 510-2195

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WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ D. Bryan Gregory
D. Bryan Gregory
Director

Lending Office (all Types of Loans):

Wells Fargo Bank, N.A.
550 South Tryon Street, 6th Floor
MAC D1086-061
Charlotte, North Carolina 28202-4200
Attn:    D. Bryan Gregory
Telephone:     (704) 410-1776

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REGIONS BANK, as a Lender

By:	/s/ T. Barrett Vawter
T. Barrett Vawter
Vice President

Lending Office (all Types of Loans):

Regions Bank
1900 5th Avenue North, 15th Floor
Birmingham, AL 35203
Attn:    Terri Crowe
Telephone: (205) 581-7614
Telecopy: (205) 264-5456

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PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Shari Reams-Henofer
Shari Reams-Henofer
Senior Vice President

Lending Office:

PNC Bank, National Association
1600 Market Street, 9th Floor
Philadelphia, PA 19103
Attn:    Shari Reams-Henofer
Telephone: (215) 585-5352
shari.reams@pnc.com

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TD BANK, N.A., as a Lender

By:	/s/ Jessica Trombly
Jessica Trombly
Vice President

Lending Office (all Types of Loans):

TD Bank, N.A.
Commercial Real Estate Development
200 State Street, 8th Floor
Attn:    Jessica Trombly
Telephone: (617) 737-3678
Telecopy: ______________________

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U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Kimberly Gill
Kimberly Gill
Assistant Vice President

Lending Office:

U.S. Bank National Association
One Federal Street, 9th Floor
Boston, Massachusetts 02110
Attn:    Kimberly Gill
Telephone: (617) 603-7659

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JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Paul Choi
Paul Choi
Executive Director

Lending Office:

JPMorgan Chase Bank, N.A.
270 Park Avenue, 45th Floor
New York, New York 10017
Attn:    Paul Choi
Telephone: (212) 648-1281
Telecopy (646) 645-8851

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BANK OF AMERICA, N.A., as a Lender

By:	/s/ Thomas W. Nowak
Thomas W. Nowak
Vice President

Lending Office:

Bank of America, N.A.
135 S. LaSalle Street
IL4-135-06-11
Chicago, Illinois 60603-4157
Attn:    Thomas W. Nowak
Telephone: (312) 828-4353

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CITIZENS BANK, N.A., as a Lender

By:	/s/ Nan E. Delahunt
Nan E. Delahunt
Vice President

Lending Office:

Citizens Bank, N.A.
1215 Superior Avenue, 6th Floor
Mailcode OHS675
Cleveland, Ohio 44114
Attn:    Ellen D. Pallotta
Email:     Ellen.D.Pallotta@citizensbank.com
Telephone: (216) 277-3346
Facsimile: (216) 277-7106

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BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Ahaz Armstrong
Ahaz Armstrong
Senior Vice President

Lending Office:

BB&T
200 W. 2nd Street, Floor 16
Winston Salem, North Carolina 27101
Attn:    Ahaz Armstrong
Telephone: (336) 733-2575

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FIRST TENNESSEE BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Thomas C. Owens
Thomas C. Owens
Senior Vice President

Lending Office:

First Tennessee Bank National Association
800 South Gay Street, 4th Floor
Knoxville, Tennessee 37929
Attn:    Thomas C. Owens
Telephone: (865) 971-2439
Facsimile: (865) 971-2468

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MIZUHO BANK, LTD., as a Lender

By:	/s/ Raymond Ventura
Raymond Ventura
Managing Director

Lending Office:

MIZUHO BANK, LTD.
1251 Avenue of the Americas
New York, New York 10020
Attn: James Cubbon
Telephone: (212) 282-3234
Fax: (212) 282-4488
Email: james.cubbon@mizuhocbus.com

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ASSOCIATED BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Mitchell Vega
Mitchell Vega
Vice President

Lending Office:

ASSOCIATED BANK, NATIONAL ASSOCIATION
525 W. Monroe, 24th Floor
Chicago, IL 60606
Attn: Nathan Huppert
Telephone: (312) 544-4301
Fax: (312) 544-4667

[Signature Page to Amended and Restated Credit Agreement with Lexington Realty Trust]

SCHEDULE I

Commitments

Lender	Revolving Loan Commitment	Term Loan Commitment
KeyBank National Association	$60,000,000	$62,704,545
Wells Fargo Bank, National Association	$60,000,000	$77,704,546
Regions Bank	$60,000,000	$54,142,046
PNC Bank, National Association	$50,000,000	$29,142,045
TD Bank, N.A.	$50,000,000	$23,142,045
U.S. Bank National Association	$50,000,000	$13,142,045
JPMorgan Chase Bank, N.A.	$50,000,000	$13,142,046
Bank of America, N.A.	$50,000,000	$4,142,045
Branch Banking and Trust Company	$40,000,000	$12,142,046
Citizens Bank, N.A.	$40,000,000	$4,142,045
Mizuho Bank, Ltd.	$40,000,000	$0
First Tennessee Bank, N.A.	$25,000,000	$6,454,546
Associated Bank, National Association	$25,000,000	$0
TOTAL	$600,000,000	$300,000,000

[Signature Page to Amended and Restated Credit Agreement with Lexington Realty Trust]

SCHEDULE 1.1.(A)

Scheduled LIBOR Loans

Portion of Term Loan	Last Day of Initial Interest Period	LIBOR
$45,000,000	February 28, 2019	2.509130%
$255,000,000	February 28, 2019	2.509130%

Schedule 1.1(A) - 1

SCHEDULE 1.1.(B) List of Loan Parties

None.

Schedule 1.1(B) - 1

SCHEDULE 6.1.(b) Ownership Structure

Part I - Subsidiaries

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)
ACQUIPORT LAURENS LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
ACQUIPORT LENEXA LLC	DE	Limited Liability Company	Acquiport Lenexa Manager LLC (100%)
ACQUIPORT LENEXA MANAGER LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P. (100%)
ACQUIPORT MERIDIAN LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P. (100%) MGR: LXP Manager Corp. (0%)
ACQUIPORT OAKLAND L.P.	DE	Limited Partnership	GP: Acquiport Oakland Manager LLC (0%) LP: Net Lease Strategic Assets Fund L.P. (100%)
ACQUIPORT OAKLAND MANAGER LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P. (100%)
ACQUIPORT WINCHESTER LLC	DE	Limited Liability Company	Lexington Acquiport Company LLC (100%) MGR: LXP Manager Corp., (0%)
ADGOLD MANAGER LLC	NY	Limited Liability Company	Newkirk GP LLC (100%) MGR: LXP Manager Corp. (0%)
BATTIN CORP.	CT	Corporation	Newkirk GP LLC (100%)
BP LESSEE GP LLC	DE	Limited Liability Company	Lexington Realty Advisors, Inc. (100%) MGR: LRA Manager Corp. (0%)
BSH LESSEE GP LLC	DE	Limited Liability Company	LXP Manager Corp. (100%)
CHADAN MANAGER LLC	NY	Limited Liability Company	Newkirk GP LLC (100%) MGR: LXP Manager Corp. (0%)
CTO ASSOCIATES LIMITED PARTNERSHIP	MD	Limited Partnership	GP - Winthrop CTO LLC (1%) LP – Newkirk MLP Unit LLC (71.12%) LP – Unaffiliated Third Parties (27.88%)
ETNA GL 66 LLC	DE	Limited Liability Company	Xel-EP 70 REIT LLC
FARRAGUT REMAINDER III L.L.C.	NJ	Limited Liability Company	Lexington Wall L.P. (100%) MGR: LRA Manager Corp. (0%)
GENERAL CLARK STREET ASSOCIATES III, LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)

Schedule 6.1(b) - 1

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)
JERMOR ASSOCIATES LIMITED PARTNERSHIP	CT	Limited Partnership	GP – Battin Corp. (.5%) LP – Lexington Realty Trust (99.5%)
LEPERCQ CORPORATE INCOME FUND L.P.	DE	Limited Partnership	GP: Lex GP-1 Trust < 1% LP: Lex LP-1 Trust majority LP: Third Parties minority
LEX ALBANY L.P.	DE	Limited Partnership	GP: Lex Albany GP LLC (0%) LP: Phoenix Hotel Associates Limited Partnership (100%)
LEX ALBANY GP LLC	DE	Limited Liability Company	Phoenix Hotel Associates Limited Partnership (100%) MGR: LXP Manager Corp. (0%)
LEX ANDERSON GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEX ANDERSON L.P.	DE	Limited Partnership	GP: Lex Anderson GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX ANNISTON GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEX ANNISTON L.P.	DE	Limited Partnership	GP: Lex Anniston GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX AUBURN HILLS GP LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P. (100%) MGR: LXP Manager Corp. (0%)
LEX AUBURN HILLS L.P.	DE	Limited Partnership	GP: Lex Auburn Hills GP LLC (0%) LP: Net Lease Strategic Assets Fund L.P.(100%)
LEX BINGEN GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEX BINGEN L.P.	DE	Limited Partnership	GP: Lex Bingen GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX BYHALIA MC GP LLC	DE	Limited Liability Company	Lexington Realty Trust MGR: LXP Manager Corp. (0%)
LEX BYHALIA MC L.P.	DE	Limited Partnership	GP: Lex Byhalia MC GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX CANTON MS GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEX CANTON MS L.P	DE	Limited Partnership	GP: Lex Canton MS GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX CARROLLTON GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEX CARROLLTON L.P.	DE	Limited Partnership	GP: Lex Carrollton GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX CARROLLTON 1031 LLC	DE	Limited Liability Company	Lexington Realty Trust (100%)
LEX CHESTER LLC**	DE	Limited Liability Company	Lexington Realty Trust (100%)

Schedule 6.1(b) - 2

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)
LEX CHESTER 1031 LLC**	DE	Limited Liability Company	Lexington Realty Trust (100%)
LEX CHILLICOTHE GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEX CHILLICOTHE L.P.	DE	Limited Partnership	GP: Lex Chillicothe GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX CLEVELAND TN LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEX DANVILLE GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEX DANVILLE L.P.	DE	Limited Partnership	GP: Lex Danville GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX EDWARDSVILLE GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEX EDWARDSVILLE L.P.	DE	Limited Partnership	GP: Lex Edwardsville GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX EDWARDSVILLE GP II LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P. (100%) MGR: LXP Manager Corp. (0%)
LEX EDWARDSVILLE II L.P.	DE	Limited Partnership	GP: Lex Edwardsville GP II LLC (0%) LP: Lepercq Corporate Income Fund L.P. (100%)
LEX EDWARDSVILLE II 1031 LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P. (100%)
LEX EUGENE GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEX EUGENE L.P.	DE	Limited Partnership	GP: Lex Eugene GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX GOODYEAR GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEX GOODYEAR L.P.	DE	Limited Partnership	GP: Lex Goodyear GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX GP HOLDING LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEX GP-1 TRUST	DE	Statutory Trust	Lexington Realty Trust (100%)
LEX GRAND PRAIRIE GP LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P. (100%) MGR: LXP Manager Corp. (0%)
LEX GRAND PRAIRIE L.P.	DE	Limited Partnership	GP: Lex Grand Prairie GP LLC (0%) LP: Lepercq Corporate Income Fund L.P. (100%)
LEX HOUSTON GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)

Schedule 6.1(b) - 3

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)
LEX HOUSTON L.P.	DE	Limited Partnership	GP: Lex Houston GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX HOUSTON II GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEX HOUSTON II L.P.	DE	Limited Partnership	GP: Lex Houston II GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX JACKSON GP LLC	DE	Limited Liability Company	Lexington Realty Trust MGR: LXP Manager Corp. (0%)
LEX KANSAS CITY GP LLC	DE	Limited Liability Company	Net Lease Strategic Funds L.P. (100%) MGR: LXP Manager Corp. (0%)
LEX KANSAS CITY L.P.	DE	Limited Partnership	GP: Lex Kansas City GP LLC (0%) LP: Net Lease Strategic Funds L.P. (100%)
LEX LAFAYETTE GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEX LAFAYETTE L.P.	DE	Limited Partnership	GP: Lex Lafayette GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX LAKE JACKSON GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEX LAKE JACKSON L.P.	DE	Limited Partnership	GP: Lex Lake Jackson GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX LAS VEGAS L.P.	DE	Limited Partnership	GP: Lex Las Vegas GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX LAS VEGAS GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEX LEBANON L.P.	DE	Limited Partnership	GP: Lex Lebanon GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX LEBANON GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEX LP-1 TRUST	DE	Statutory Trust	Lexington Realty Trust
LEX LEWISBURG LLC	DE	Limited Liability Company	Lexington Realty Trust (99.99%) Lepercq Corporate Income Fund L.P. (.01%) MGR: LXP Manager Corp. (0%)
LEX MIAMI LAKES GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEX MIAMI LAKES L.P.	DE	Limited Partnership	GP: Lex Miami Lakes GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX MISSOURI CITY GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEX MISSOURI CITY L.P.	DE	Limited Partnership	GP: Lex Missouri City GP LLC (0%) LP: Lexington Realty Trust (100%)

Schedule 6.1(b) - 4

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)
LEX OAK CREEK GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEX OAK CREEK L.P.	DE	Limited Partnership	GP: Lex Oak Creek GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX OB 1031 LLC	DE	Limited Liability Company	Lexington Realty Trust (100%)
LEX OB HB GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEX OB HB L.P.	DE	Limited Partnership	GP: Lex OB HB GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX OB SEP GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEX OB SEP L.P.	DE	Limited Partnership	GP: Lex OB Sep GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX OCDES LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEX OCDES I LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEX OCDES III LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEX OCDES IV LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEX OMAHA GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEX OMAHA L.P.	DE	Limited Partnership	GP: Lex Omaha GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX OPELIKA II GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEX OPELIKA II L.P.	DE	Limited Partnership	GP: Lex Opelika II GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX PALM BEACH GP LLC	DE	Limited Liability Company	Lexington Realty Advisors, Inc. (100%) MGR: LRA Manager Corp. (0%)
LEX PASADENA GP LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P. (100%) MGR: LXP Manager Corp. (0%)
LEX PASADENA L.P.	DE	Limited Partnership	GP: Lex Pasadena GP LLC (0%) LP: Lepercq Corporate Income Fund L.P. (100%)
LEX PELICAN GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)

Schedule 6.1(b) - 5

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)
LEX PELICAN L.P.	DE	Limited Partnership	GP: Lex Pelican GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX PHOENIX ASSOC LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEX-PROPERTY HOLDINGS LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEX RANTOUL GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEX RANTOUL L.P.	DE	Limited Partnership	GP: Lex Rantoul GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX RICHLAND GP LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P. (100%)
LEX RICHLAND L.P.	DE	Limited Partnership	GP: Lex Richland GP LLC (0%) LP: Lepercq Corporate Income Fund L.P (100%)
LEX ROMEOVILLE GP LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P. (100%) MGR: LXP Manager Corp. (0%)
LEX ROMEOVILLE L.P.	DE	Limited Partnership	GP: Lex Romeoville GP LLC (0%) LP: Lepercq Corporate Income Fund L.P (100%)
LEX ROMULUS GP LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P. (100%) MGR: LXP Manager Corp. (0%)
LEX ROMULUS L.P.	DE	Limited Partnership	GP: Lex Romulus GP LLC (0%) LP: Net Lease Strategic Assets Fund L.P. (100%)
LEX SAN AN GP LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P. (100%) MGR: LXP Manager Corp. (0%)
LEX SAN AN L.P.	DE	Limited Partnership	GP: Lex San An GP LLC (0%) LP: Net Lease Strategic Assets Fund L.P. (100%)
LEX SHREVEPORT GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEX SHREVEPORT L.P.	DE	Limited Partnership	GP: Lex Shreveport GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX SHREVEPORT II GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEX SHREVEPORT II L.P.	DE	Limited Partnership	GP: Lex Shreveport II GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX SMYRNA GP LLC	DE	Limited Liability Company	Lexington Realty Trust MGR: LXP Manager Corp. (0%)
LEX SPARTANBURG 1031 LLC	DE	Limited Liability Company	Lexington Realty Trust (100%)

Schedule 6.1(b) - 6

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)
LEX SPARTANBURG GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEX SPARTANBURG L.P.	DE	Limited Partnership	GP: Lex Spartanburg GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX-SPRINGING MEMBER LLC	DE	Limited Liability Company	Lexington Realty Trust (100%)
LEX SUNCAP HP GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LRA Manager Corp. (0%)
LEX SUNCAP HP L.P.	DE	Limited Partnership	GP: Lex Suncap HP GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX THOMSON GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEX THOMSON L.P.	DE	Limited Partnership	GP: Lex Thomson GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX VINELAND GP LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P. (100%) MGR: LXP Manager Corp. (0%)
LEX VINELAND L.P.	DE	Limited Partnership	GP: Lex Vineland GP LCC (0%) LP: Lepercq Corporate Income Fund L.P. (100%)
LEX WARREN GP LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P. (100%) MGR: LXP Manager Corp. (0%)
LEX WARREN L.P.	DE	Limited Partnership	GP: Lex Warren GP LLC (0%) LP: Lepercq Corporate Income Fund L.P. (100%)
LEX WESTRIDGE PKWY GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEX WESTRIDGE PKWY L.P.	DE	Limited Partnership	GP: Lex Westridge Pkwy GP LLC (0%) LP: Lexington Realty Trust (100%)
LEX WINCHESTER GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%)
LEX WINCHESTER L.P.	DE	Limited Partnership	GP: Lex Winchester GP LLC (0%) LP: Lexington Realty Trust (100%)
LEXINGTON ACQUIPORT COMPANY LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEXINGTON ACQUIPORT COMPANY II LLC	DE	Limited Liability Company	Lexington Realty Trust (100%)
LEXINGTON AMERICAN WAY LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P. (100%) MGR: LXP Manager Corp. (0%)
LEXINGTON ANTIOCH LLC	DE	Limited Liability Company	Triple Net Investment Company LLC (100%) MGR: LXP Manager Corp. (0%)

Schedule 6.1(b) - 7

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)
LEXINGTON ARLINGTON L.P.	DE	Limited Partnership	GP: Lexington Arlington Manager LLC (0.5%) LP: Net Lease Strategic Assets Fund L.P. (99.5%)
LEXINGTON ARLINGTON MANAGER LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P. (100%) MGR: LXP Manager Corp. (0%)
LEXINGTON BOCA LLC	FL	Limited Liability Company	Lexington Boca Manager LLC (100%)
LEXINGTON BOCA MANAGER LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P. (100%)
LEXINGTON BRISTOL L.P.	DE	Limited Partnership	GP: Lexington Bristol GP LLC (0%) LP: Phoenix Hotel Associates Limited Partnership (100%)
LEXINGTON BRISTOL GP LLC	DE	Limited Liability Company	Phoenix Hotel Associates Limited Partnership (100%) MGR: LXP Manager Corp. (0%)
LEXINGTON BROADFIELD L.P.	DE	Limited Partnership	GP: Lexington Broadfield Manager LLC (0%) LP: Lexington Realty Trust (100%)
LEXINGTON BROADFIELD MANAGER LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEXINGTON CENTERPOINT LLC	DE	Limited Liability Company	LSAC Operating Partnership L.P. (99.99%) Lepercq Corporate Income Fund L.P. (.01%) MGR: LXP Manager Corp. (0%)
LEXINGTON CHARLESTON L.P.	DE	Limited Partnership	GP: Lexington Charleston Manager LLC (0%) LP: Lepercq Corporate Income Fund L.P. (100%)
LEXINGTON CHARLESTON MANAGER LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P. (100%)
LEXINGTON CHESTER INDUSTRIAL LLC	SC	Limited Liability Company	Net Lease Strategic Assets Fund L.P. (100%)
LEXINGTON CHESTER MANAGER LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P. (100%)
LEXINGTON COLUMBUS (JACKSON STREET) L.P.	DE	Limited Partnership	GP – Lexington Columbus (Jackson Street) Manager LLC (0%) LP –Lexington Realty Trust (100%)
LEXINGTON COLUMBUS (JACKSON STREET) MANAGER LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LRA Manager Corp. (0%)
LEXINGTON CROSSPOINT L.P.	DE	Limited Partnership	GP: Lexington Crosspoint Manager LLC (0%) LP: Lexington Realty Trust (100%)

Schedule 6.1(b) - 8

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)
LEXINGTON CROSSPOINT MANAGER LLC	DE	Limited Liability Company	Lexington Realty Trust (100%)
LEXINGTON DISSOLVED LLC	DE	Limited Liability Company	Lexington Realty Trust (100%)
LEXINGTON DRY RIDGE CORP.	DE	Corporation	Lexington Dry Ridge Mezz Corp. (100%)
LEXINGTON DRY RIDGE MEZZ CORP.	DE	Corporation	Lexington Realty Trust (100%)
LEXINGTON DULLES LLC	DE	Limited Liability Company	Lexington Dulles Manager LLC (100%)
LEXINGTON DULLES MANAGER LLC	DE	Limited Liability Company	Phoenix Hotel Associates Limited Partnership (100%) MGR: LXP Manager Corp. (0%)
LEXINGTON DUNCAN L.P.	DE	Limited Partnership	GP: Lexington Duncan Manager LLC (0%) LP: Lexington Realty Trust (100%)
LEXINGTON DUNCAN MANAGER LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEXINGTON DURHAM LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEXINGTON DURHAM LIMITED PARTNERSHIP	DE	Limited Partnership	GP: Lexington Durham LLC (0%) LP: Lexington Realty Trust (100%)
LEXINGTON ELIZABETHTOWN 730 CORP.	DE	Corporation	Lexington Elizabethtown 730 Mezz Corp. (100%)
LEXINGTON ELIZABETHTOWN 730 MEZZ CORP.	DE	Corporation	Lexington Realty Trust (100%)
LEXINGTON ELIZABETHTOWN 750 CORP.	DE	Corporation	Lexington Elizabethtown 750 Mezz Corp. (100%)
LEXINGTON ELIZABETHTOWN 750 MEZZ CORP.	DE	Corporation	Lexington Realty Trust (100%)
LEXINGTON FLORENCE LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P. (100%) MGR: LXP Manager Corp. (0%)
LEXINGTON FLORENCE MANAGER LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P. (100%) MGR: LXP Manager Corp. (0%)
LEXINGTON FORT MILL II LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P. (100%) MGR: LXP Manager Corp. (0%)
LEXINGTON FORT MILL LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P. (100%) MGR: LXP Manager Corp. (0%)
LEXINGTON GEARS L.P.	DE	Limited Partnership	GP: Lexington Gears Manager LLC (0%) LP: Lexington Realty Trust (100%)
LEXINGTON GEARS MANAGER LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)

Schedule 6.1(b) - 9

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)
LEXINGTON GLENDALE LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P. (100%) MGR: LXP Manager Corp. (0%)
LEXINGTON HIGH POINT L.P.	DE	Limited Partnership	GP: Lexington High Point Manager LLC (0%) LP: Lepercq Corporate Income Fund L.P. (100%)
LEXINGTON HIGH POINT MANAGER LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P. (100%) MGR: LXP Manager Corp. (0%)
LEXINGTON HONOLULU L.P.	DE	Limited Partnership	GP: Lexington Honolulu Manager LLC (0%) LP: Lepercq Corporate Income Fund L.P. (100%)
LEXINGTON HONOLULU MANAGER LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P. (100%) MGR: LXP Manager Corp. (0%)
LEXINGTON HOPKINSVILLE CORP.	DE	Corporation	Lexington Hopkinsville Mezz Corp. (100%)
LEXINGTON HOPKINSVILLE MEZZ CORP.	DE	Corporation	Lexington Realty Trust (100%)
LEXINGTON INDIANAPOLIS PARCEL LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LEXINGTON KALAMAZOO L.P.	DE	Limited Partnership	GP: Lexington Kalamazoo Manager LLC (0%) LP: Net Lease Strategic Assets Fund L.P. (100%)
LEXINGTON KALAMAZOO MANAGER LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P. (100%)
LEXINGTON KANSAS CITY LLC	DE	Limited Liability Company	Lexington Kansas City Manager LLC (100%)
LEXINGTON KANSAS CITY MANAGER LLC	DE	Limited Liability Company	Lexington Acquiport Company II, LLC (100%)
LEXINGTON KNOXVILLE LLC	DE	Limited Liability Company	Lexington Knoxville Manager LLC (99.99%) Lexington Realty Trust (.01%)
LEXINGTON KNOXVILLE MANAGER LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P. (100%) MGR: LXP Manager Corp. (0%)
LEXINGTON LAC LENEXA L.P.	DE	Limited Partnership	GP: Lexington LAC Lenexa GP LLC (0%) LP: Lexington Realty Trust (100%)
LEXINGTON LAC LENEXA GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LRA Manager Corp. (0%)
LEXINGTON LION FARMERS BRANCH GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)

Schedule 6.1(b) - 10

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)
LEXINGTON LION FARMERS BRANCH L.P.	DE	Limited Partnership	GP: Lexington Lion Farmers Branch GP LLC (0%) LP: Lexington Realty Trust (100%)
LEXINGTON LION MCLEAREN GP LLC	DE	Limited Liability Company	Lexington/Lion Venture L.P. (100%)
LEXINGTON LION MCLEAREN L.P.	DE	Limited Partnership	GP: Lexington Lion McLearen GP LLC (0.5%) LP: Lexington/Lion Venture L.P. (99.5%)
LEXINGTON LION PLYMOUTH GP LLC	DE	Limited Liability Company	Lexington/Lion Venture L.P. (100%) MGR: LXP Manager Corp. (0%)
LEXINGTON LION PLYMOUTH L.P.	DE	Limited Partnership	GP: Lexington Lion Plymouth GP LLC (0.5%) LP: Lexington/Lion Venture L.P. (99.5%)
LEXINGTON/LION VENTURE L.P.	DE	Limited Partnership	GP: LXP GP LLC (0.15%) LP: Lexington Realty Trust (99.85%)
LEXINGTON LIVONIA TI L.P.	DE	Limited Partnership	GP: Lexington Livonia TI Manager LLC (0%) LP: Net Lease Strategic Assets Fund L.P. (100%)
LEXINGTON LIVONIA TI MANAGER LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P. (100%)
LEXINGTON MARSHALL MS GP LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P. (100%)
LEXINGTON MARSHALL MS L.P.	DE	Limited Partnership	GP: Lexington Marshall MS GP LLC (0%) LP: Lepercq Corporate Income Fund L.P. (100%)
LEXINGTON MEMPHIS (JVF) LLC	DE	Limited Liability Company	Lexington Realty Trust (99.99%) Lepercq Corporate Income Fund L.P. (.01%) MGR: LXP Manager Corp. (0%)
LEXINGTON MIDLOTHIAN L.P.	DE	Limited Partnership	GP: Lexington Midlothian Manager LLC (0%) LP: Lexington Realty Trust (100%)
LEXINGTON MIDLOTHIAN MANAGER LLC	DE	Limited Liability Company	Lexington Realty Trust (100%)
LEXINGTON MILLINGTON LLC	DE	Limited Liability Company	Lexington Realty Trust (99.99%) Lepercq Corporate Income Fund L.P. (.01%) MGR: LXP Manager Corp. (0%)
LEXINGTON MINNEAPOLIS LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P. (100%) MGR: LXP Manager Corp. (0%)
LEXINGTON MISSION L.P.	DE	Limited Partnership	GP: Lexington Mission Manager LLC (0.5%) LP: Net Lease Strategic Assets Fund L.P. (99.5%)

Schedule 6.1(b) - 11

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)
LEXINGTON MISSION MANAGER LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P. (100%)
LEXINGTON MKP MANAGEMENT L.P.	DE	Limited Partnership	GP: LRA GP LLC (0%) GP: MKP LXP GP LLC (0%) LP: LXP Limited L.P. (50%) LP: MKP LXP GP LLC (50%)
LEXINGTON MLP SHREVEPORT L.P.	DE	Limited Partnership	GP: Lexington MLP Shreveport Manager LLC (1%) LP: Jermor Associates Limited Partnership (99%)
LEXINGTON MLP SHREVEPORT MANAGER LLC	DE	Limited Liability Company	Jermor Associates Limited Partnership (100%)
LEXINGTON MOODY L.P.	DE	Limited Partnership	GP: Lexington Moody LLC (1%) LP: Lepercq Corporate Income Fund L.P. (99%)
LEXINGTON MOODY LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P. (100%) MGR: LXP Manager Corp. (0%)
LEXINGTON MORTGAGE TRUSTEE LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P. (100%)
LEXINGTON OC LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P. (100%) MGR: LXP Manager Corp. (0%)
LEXINGTON OLIVE BRANCH LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P. (100%) MGR: LXP Manager Corp. (0%)
LEXINGTON OVERLAND PARK LLC	DE	Limited Liability Company	Lexington Overland Park Manager LLC (100%)
LEXINGTON OVERLAND PARK MANAGER LLC	DE	Limited Liability Company	Union Hills Associates (100%)
LEXINGTON OWENSBORO CORP.	DE	Corporation	Lexington Owensboro Mezz Corp. (100%)
LEXINGTON OWENSBORO MEZZ CORP.	DE	Corporation	Lexington Realty Trust (100%)
LEXINGTON PHILADELPHIA TRUST	DE	Statutory Trust	Lexington Realty Trust (100%)
LEXINGTON REALTY ADVISORS INC.	DE	Corporation	Lexington Realty Trust (100%)
LEXINGTON REDMOND LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P. (100%) MGR: LXP Manager Corp. (0%)
LEXINGTON SHELBY L.P.	DE	Limited Partnership	GP: Lexington Shelby GP LLC (0%) LP: Lepercq Corporate Income Fund L.P. (100%)
LEXINGTON SHELBY GP LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P. (100%) MGR: LXP Manager Corp. (0%)

Schedule 6.1(b) - 12

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)
LEXINGTON SIX PENN LLC	DE	Limited Liability Company	Lexington Realty Trust (100%)
LEXINGTON STREETSBORO LLC	DE	Limited Liability Company	Lexington Streetsboro Manager LLC (100%)
LEXINGTON STREETSBORO MANAGER LLC	DE	Limited Liability Company	Lexington Acquiport Company II, LLC (100%)
LEXINGTON TAMPA L.P.	DE	Limited Partnership	GP: Lexington Tampa GP LLC (0%) LP: Lepercq Corporate Income Fund L.P. (100%)
LEXINGTON TAMPA GP LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P. (100%) MGR: LXP Manager Corp. (0%)
LEXINGTON TEMPE L.P.	DE	Limited Partnership	GP: Lexington Tempe Manager LLC (0%) LP: Net Lease Strategic Assets Fund L.P. (100%)
LEXINGTON TEMPE MANAGER LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P. (100%) MGR: LXP Manager Corp. (0%)
LEXINGTON TENNESSEE HOLDINGS LLC	DE	Limited Liability Company	Lexington Realty Trust (99.99%) Lepercq Corporate Income Fund L.P. (.01%) MGR: LXP Manager Corp. (0%)
LEXINGTON TNI DES MOINES L.P.	DE	Limited Partnership	GP: Lexington TNI Des Moines Manager LLC (0%) LP: Net Lease Strategic Assets Fund L.P (100%)
LEXINGTON TNI DES MOINES MANAGER LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P. (100%) MGR: LXP Manager Corp. (0%)
LEXINGTON TNI ERWIN L.P.	DE	Limited Partnership	GP: Lexington TNI Erwin Manager LLC (0%) LP: Net Lease Strategic Assets Fund L.P (100%)
LEXINGTON TNI ERWIN MANAGER LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P. (100%)
LEXINGTON TNI WESTLAKE L.P.	DE	Limited Partnership	LP: Lepercq Corporate Income Fund L.P. (100%) GP: Lexington TNI Westlake Manger LLC (0%)
LEXINGTON TNI WESTLAKE MANAGER LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P. (100%) MGR: LXP Manager Corp. (0%)
LEXINGTON TRAMK GALESBURG LLC	DE	Limited Liability Company	Triple Net Investment Company LLC (100%)
LEXINGTON TRAMK GALESBURG REMAINDERMAN LLC	DE	Limited Liability Company	Triple Net Investment Company LLC (100%)

Schedule 6.1(b) - 13

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)
LEXINGTON TRAMK LEWISBURG LLC	DE	Limited Liability Company	Triple Net Investment Company LLC (100%)
LEXINGTON TRAMK LEWISBURG REMAINDERMAN LLC	DE	Limited Liability Company	Triple Net Investment Company LLC (100%)
LEXINGTON TRAMK MANTECA L.P.	DE	Limited Partnership	GP: Lexington Tramk Manteca Manager LLC (0.5%) LP: Triple Net Investment Company LLC (99.5%)
LEXINGTON TRAMK MANTECA MANAGER LLC	DE	Limited Liability Company	Triple Net Investment Company LLC (100%)
LEXINGTON TRAMK MANTECA REMAINDERMAN L.P.	DE	Limited Partnership	GP: Lexington Tramk Manteca Manager LLC (0.5%) LP: Triple Net Investment Company LLC (99.5%)
LEXINGTON TRAMK SAN DIEGO L.P.	DE	Limited Partnership	GP: Lexington Tramk San Diego Manager LLC (0.5%) LP: Triple Net Investment Company LLC (99.5%)
LEXINGTON TRAMK SAN DIEGO MANAGER LLC	DE	Limited Liability Company	Triple Net Investment Company LLC (100%)
LEXINGTON TRAMK WATERTOWN LLC	DE	Limited Liability Company	Triple Net Investment Company LLC (100%)
LEXINGTON TRAMK WATERTOWN REMAINDERMAN LLC	DE	Limited Liability Company	Triple Net Investment Company LLC (100%)
LEXINGTON WALL L.P.	DE	Limited Partnership	GP: Lexington Wall LLC (0%) LP: Lexington Realty Trust (100%)
LEXINGTON WALL LLC	DE	Limited Liability Company	Lexington Realty Trust (100%)
LEXINGTON WALLINGFORD LLC	DE	Limited Liability Company	Lepercq Corporate Income Fund L.P. (100%)
LEXINGTON WILSONVILLE L.P.	DE	Limited Partnership	GP: Lexington Wilsonville GP LLC (0%) LP: Lexington Realty Trust (100%)
LEXINGTON WILSONVILLE GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LMLP GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LOMBARD STREET LOTS, LLC	MD	Limited Liability Company	NK-Lombard Street Manager LLC – Managing Member (44.1%) Ethel Blumfeld Revocable Trust – Member (55.9%)
LRA CAFÉ LLC	DE	Limited Liability Company	Lexington Realty Advisors, Inc. (100%)

Schedule 6.1(b) - 14

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)
LRA GP LLC	DE	Limited Liability Company	Lexington Realty Advisors, Inc. (100%)
LRA LIMITED L.P.	DE	Limited Partnership	GP: LRA Limited GP LLC (0%) LP: Lexington Realty Advisors, Inc. (100%)
LRA LIMITED GP LLC	DE	Limited Liability Company	Lexington Realty Advisors, Inc. (100%)
LRA MANAGER CORP.	DE	Corporation	Lexington Realty Advisors, Inc. (100%)
LRA MKP TRS L.P.	DE	Limited Partnership	GP: LRA GP LLC (0%) GP: MKP LXP GP LLC (0%) LP: MK Equity Partners VI L.P. (50%) LP: LRA Limited L.P. (50%)
LRA TEXAS GENERAL PARTNER LLC	DE	Limited Liability Company	Lexington Realty Advisors, Inc. (100%)
LRA TEXAS L.P.	DE	Limited Partnership	GP: LRA Texas General Partner LLC (0%) LP: Lexington Realty Advisors, Inc. (100%)
LSAC CROSSVILLE LLC	DE	Limited Liability Company	LSAC Operating Partnership L.P. (99.99%)Lepercq Corporate Income Fund L.P. (.01%) MGR: LXP Manager Corp. (0%)
LSAC GENERAL PARTNER LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LSAC MORRIS COUNTY L.P.	DE	Limited Partnership	GP: LSAC Morris County Manager LLC (0%) LP: LSAC Operating Partnership L.P. (100%)
LSAC MORRIS COUNTY MANAGER LLC	DE	Limited Liability Company	LSAC Operating Partnership L.P. (100%)
LSAC OPERATING PARTNERSHIP L.P.	DE	Limited Partnership	GP: LSAC General Partner LLC (0%) LP: Lexington Realty Trust (100%)
LSAC ORLANDO L.P.	DE	Limited Partnership	GP: LSAC Orlando Manager LLC (0%) LP: LSAC Operating Partnership L.P. (100%)
LSAC ORLANDO MANAGER LLC	DE	Limited Liability Company	LSAC Operating Partnership L.P. (100%)
LSAC PASCAGOULA L.P.	DE	Limited Partnership	GP: LSAC Pascagoula Manager LLC (0%) LP: Net Lease Strategic Assets Fund L.P. (100%)
LSAC PASCAGOULA MANAGER LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P. (100%) MGR: LXP Manager Corp. (0%)
LSAC PLYMOUTH L.P.	DE	Limited Partnership	GP: LSAC Plymouth Manager LLC (0%) LP: Net Lease Strategic Assets Fund L.P. (100%)

Schedule 6.1(b) - 15

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)
LSAC PLYMOUTH MANAGER LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P. (100%)
LXP CAPITAL TRUST I	DE	Statutory Trust	Lexington Realty Trust (100%)
LXP CHICAGO LLC	DE	Limited Liability Company	Lexington Realty Advisors, Inc. (100%)
LXPDK GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LXP GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
LXP HUMBLE GP LLC	DE	Limited Liability Company	Lexington Realty Advisors, Inc. (100%) MGR: LRA Manager Corp. (0%)
LXP LIMITED L.P.	DE	Limited Partnership	GP: LXP Limited GP LLC (0%) LP: Lexington Realty Trust (100%)
LXP LIMITED GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%)
LXP MANAGER CORP.	DE	Corporation	Lexington Realty Trust (100%)
NET 1 HENDERSON L.P.	DE	Limited Partnership	LP: Lexington Realty Trust (100%) GP: LXP Manager Corp. (0%)
NET 1 PHOENIX L.L.C.	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
NET 2 COX LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P. (100%) MGR: LXP Manager Corp. (0%)
NET 2 HAMPTON LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
NET LEASE STRATEGIC ASSETS FUND L.P.	DE	Limited Partnership	GP – LMLP GP LLC (0%) LP – Lepercq Corporate Income Fund L.P. (2%) LP – Lexington Realty Trust (98%)
NEWKIRK ALTENN LLC	DE	Limited Liability Company	Lexington Realty Trust (99.99%) Lepercq Corporate Income Fund L.P. (.01%) MGR: LXP Manager Corp (0%)
NEWKIRK AVREM LLC	DE	Limited Liability Company	Lexington Realty Trust (99.99%) Lepercq Corporate Income Fund L.P. (.01%) MGR: LXP Manager Corp (0%)
NEWKIRK ELPORT LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P. (99.99%) Lexington Realty Trust (.01%) MGR: LXP Manager Corp. (0%)
NEWKIRK GP LLC	DE	Limited Liability Company	Lexington Realty Trust (Member) Newkirk RE Associates LLC(Manager)

Schedule 6.1(b) - 16

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)
NEWKIRK JLE WAY L.P.	DE	Limited Partnership	GP – Newkirk JLE Way GP LLC (0%) LP – Lexington Realty Trust (100%)
NEWKIRK JLE WAY GP LLC	DE	Limited Liability Company	Lex GP Holding LLC (100%) MGR: LXP Manager Corp. (0%)
NEWKIRK MLP UNIT LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
NEWKIRK ORPER GP LLC	DE	Limited Liability Company	Lex GP Holding LLC (100%) MGR: LRA Manager Corp. (0%)
NEWKIRK ORPER L.P.	DE	Limited Partnership	GP - Newkirk Orper GP LLC (1%) LP – Lexington Realty Trust (99%)
NEWKIRK SALISTOWN GP LLC	DE	Limited Liability Company	Lex GP Holding LLC (100%) MGR: LXP Manager Corp. (0%)
NEWKIRK SALISTOWN L.P.	DE	Limited Partnership	GP - Newkirk Salistown GP LLC (0%) LP – Lexington Realty Trust (100%)
NEWKIRK SEGUINE GP LLC	DE	Limited Liability Company	Lex GP Holding LLC (100%) MGR: LRA Manager Corp. (0%)
NEWKIRK SEGUINE L.P.	DE	Limited Partnership	GP - Newkirk Seguine GP LLC (0%) LP – Lexington Realty Trust (100%)
NEWKIRK SUPERWEST GP LLC	DE	Limited Liability Company	Lex GP Holding LLC (100%) MGR: LXP Manager Corp. (0%)
NEWKIRK SUPERWEST L.P.	DE	Limited Partnership	GP - Newkirk Superwest GP LLC (0%) LP – Lexington Realty Trust (100%)
NEWKIRK SYRCAR LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P (99.99%) Lexington Realty Trust (.01%) MGR: LXP Manager Corp.
NEWKIRK WALANDO GP LLC	DE	Limited Liability Company	Lex GP Holding LLC (100%) MGR: LXP Manager Corp. (0%)
NEWKIRK WALANDO L.P.	DE	Limited Partnership	GP - Newkirk Walando GP LLC (0%) LP – Lexington Realty Trust (100%)
NK-850/950 CORPORETUM PROPERTY LLC	DE	Limited Liability Company	Lex-Property Holdings LLC (99%) NK-850/950 Corporetum Property Manager LLC (1%)
NK-850/950 CORPORETUM PROPERTY MANAGER LLC	DE	Limited Liability Company	Lex-Property Holdings LLC (100%)
NK-CINN HAMILTON PROPERTY LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
NK-GLENWILLOW PROPERTY LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
NK-LOMBARD STREET MANAGER LLC	DE	Limited Liability Company	Lex-Property Holdings LLC (100%)

Schedule 6.1(b) - 17

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)
NK-LUMBERTON PROPERTY L.P.	DE	Limited Partnership	LP: Lexington Realty Trust (99%) GP: NK-Lumberton Property Manager LLC (1%)
NK-LUMBERTON PROPERTY MANAGER LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
NK-MCDONOUGH PROPERTY LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
NK-ODW/COLUMBUS PROPERTY LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
NK-REMAINDER INTEREST LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
NK-ROCKFORD PROPERTY LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
NK-STATESVILLE PROPERTY L.P.	DE	Limited Partnership	LP: Lexington Realty Trust (99%) GP: NK-Statesville Property Manager LLC (1%)
NK-STATESVILLE PROPERTY MANAGER LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp., (0%)
NK-TCC PROPERTY LLC	DE	Limited Liability Company	Lex-Property Holdings LLC (99%) NK-TCC Property Manager LLC (1%)
NK-TCC PROPERTY MANAGER LLC	DE	Limited Liability Company	Lex-Property Holdings LLC (100%)
NLSAF LP1 LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P. (100%)
NLSAF MARSHALL GP LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P. (100%) MGR: LXP Manager Corp. (0%)
NLSAF MARSHALL L.P.	DE	Limited Partnership	GP – NLSAF Marshall GP LLC (0%) LP – Net Lease Strategic Assets Fund L.P. (100%)
NLSAF MCDONOUGH L.P.	DE	Limited Partnership	GP: NLSAF McDonough Manager LLC (0%) LP: Net Lease Strategic Assets Fund L.P.
NLSAF MCDONOUGH MANAGER LLC	DE	Limited Liability Company	Net Lease Strategic Assets Fund L.P. (100%) MGR: LXP Manager Corp. (0%)
PHOENIX HOTEL ASSOCIATES LIMITED PARTNERSHIP	DE	Limited Partnership	LP: Lepercq Corporate Income Fund L.P (100%). GP: Lex Phoenix Assoc LLC (0%)
RAZAR MANAGER LLC	CT	Limited Liability Company	Newkirk GP LLC (100%)

Schedule 6.1(b) - 18

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)
SANZAR MANAGER LLC	CT	Limited Liability Company	Sue LLC Sanzar Corp. (unaffiliated third party)
SIX PENN CENTER ASSOCIATES	PA	General Partnership	GP: Six Penn Center L.P. (99%) LP: . Lex Miami Lakes L.P. (1%)
SIX PENN CENTER L.P.	DE	Limited Partnership	GP: Lexington Six Penn LLC (0%) LP: Lexington Philadelphia Trust (99%) LP: Lepercq Corporate Income Fund L.P. (1%)
SUE LLC	DE	Limited Liability Company	Newkirk GP LLC (100%) MGR: LXP Manager Corp. (0%)
TRIPLE NET INVESTMENT COMPANY LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
TRIPLE NET INVESTMENT L.P.	DE	Limited Partnership	GP: Triple Net Investment Company LLC (0%) LP: Lexington Realty Trust (100%)
UHA LP2 LLC	DE	Limited Liability Company	Union Hills Associates (100%)
UNION HILLS ASSOCIATES	AZ	General Partnership	Lepercq Corporate Income Fund L.P. (99%) Union Hills Associates II (1%)
UNION HILLS ASSOCIATES II	AZ	General Partnership	Lepercq Corporate Income Fund L.P. (99%) Lexington Realty Trust (1%)
XEL 201 N. CHARLES LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
XEL 201 N. CHARLES FEE OWNER LLC	DE	Limited Liability Company	Xel 201 N. Charles LLC (100%)
XEL-EP 70 REIT LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
XEL-EP 70 TRS LLC	DE	Limited Liability Company	Lexington Realty Advisors, Inc. (100%) MGR: LRA Manager Corp. (0%)
XEL FLORENCE GP LLC	DE	Limited Liability Company	Lexington Realty Trust (100%) MGR: LXP Manager Corp. (0%)
XEL FLORENCE L.P.	DE	Limited Partnership	GP: Xel Florence GP LLC (0%) LP: Lexington Realty Trust (100%)

Schedule 6.1(b) - 19

Part II - Unconsolidated Affiliates

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)
ACQUIPORT INT'L PARKWAY L.P.	DE	Limited Partnership	GP: Acquiport Int’l Parkway Manager LLC (0.1%) LP: NNN Office JV L.P. (99.9%)
ACQUIPORT INT'L PARKWAY MANAGER LLC	DE	Limited Liability Company	NNN Office JV L.P. (100%)
ACQUIPORT MCDONOUGH L.P.	DE	Limited Partnership	GP: Acquiport McDonough Manager LLC (0.1%) LP: NNN Office JV L.P. (99.9%)
ACQUIPORT MCDONOUGH MANAGER LLC	DE	Limited Liability Company	NNN Office JV L.P. (100%)
ADGOLD ASSOCIATES LLC	NY	Limited Liability Company	Adgold Manager LLC – managing member (1%) Unaffiliated third parties (99%)
BP LESSEE L.P.	DE	Limited Partnership	GP: BP Lessee GP LLC (0%) LP: LEX OCDES III LLC (25%) LP: BP Investor Corp (75%)
BP LESSEE, LLC	DE	Limited Liability Company	BP Lessee L.P. (100%)
BSH LESSEE L.P.	DE	Limited Partnership	GP: BSH Lessee GP LLC (0%) LP: LEX OCDES IV LLC (25%) LP: Unaffiliated third party (75%)
BSH LESSEE II GP LLC	DE	Limited Liability Company	BSH Lessee Mezz L.P.
BSH LESSEE II L.P.	DE	Limited Partnership	GP: BSH Lessee II GP LLC (0%) LP: BSH Lessee Mezz L.P. (100%)
BSH LESSEE MEZZ GP LLC	DE	Limited Liability Company	LXP Manager Corp.
BSH LESSEE MEZZ L.P.	DE	Limited Partnership	GP BSH Lessee Mezz GP LLC (0%) LP: BSH Lessee L.P. (100%)
CHADAN ASSOCIATES LLC	NY	Limited Liability Company	Chadan Manager LLC – managing member (1%) Unaffiliated third parties (99%)
ETNA PARK 70, LLC	DE	Limited Liability Company	Xel-EP 70 TRS LLC and Xel-EP 70 REIT LLC – (90%) Unaffiliated third party – (10%)
GAN PALM BEACH LESSEE L.P.	DE	Limited Partnership	GP: Lex Palm Beach GP LLC (0%) LP: LEX OCDES I LLC (15%) LP: Unaffiliated third party (85%)
GAN PALM BEACH LESSEE SUB LLC	DE	Limited Liability Company	GAN Palm Beach Lessee L.P. (100%)
LEX CHARLOTTE AXC GP LLC	DE	Limited Liability Company	Lex Charlotte AXC Mezz L.P. (100%)
LEX CHARLOTTE AXC L.P.	DE	Limited Partnership	GP: Lex Charlotte AXC GP LCC (.5%) LP: Lex Charlotte AXC Mezz L.P. (99.5%)
LEX CHARLOTTE AXC MEZZ GP LLC	DE	Limited Liability Company	NNN Office JV L.P. (100%)
LEX CHARLOTTE AXC MEZZ L.P.	DE	Limited Partnership	GP: Lex Charlotte AXC Mezz GP LLC (0%) LP: NNN Office JV L.P. (100%)
LEX HUNTINGTON GP LLC	DE	Limited Liability Company	NNN Office JV L.P. (100%)
LEX HUNTINGTON L.P.	DE	Limited Partnership	GP: Lex Huntington GP LLC (0.1%) LP: NNN Office JV L.P. (99.9%)

Schedule 6.1(b) - 20

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)
LEX JESSUP GP LLC	DE	Limited Liability Company	NNN Jessup L.P. (100%)
LEX JESSUP L.P.	DE	Limited Partnership	GP: Lex Jessup GP LLC (0.1%) LP: NNN Jessup L.P. (99.9%)
LEX MERIDIAN GP LLC	DE	Limited Liability Company	NNN Office JV L.P. (100%)
LEX MERIDIAN L.P.	DE	Limited Partnership	GP: Lex Meridian GP LLC (0.1%) LP: NNN Office JV L.P. (99.9%)
LEX PARACHUTE GP LLC	DE	Limited Liability Company	NNN Office JV L.P. (100%)
LEX PARACHUTE L.P.	DE	Limited Partnership	GP: Lex Parachute GP LLC (0.1%) LP: NNN Office JV L.P. (99.9%)
LEX RICHMOND GP LLC	DE	Limited Liability Company	NNN Office JV L.P. (100%)
LEX RICHMOND L.P.	DE	Limited Partnership	GP: Lex Richmond GP LLC (.5%) LP: NNN Office JV L.P. (99.5%)
LEX RICHMOND TENANT GP LLC	DE	Limited Liability Company	NNN Office JV L.P. (100%)
LEX RICHMOND TENANT L.P.	DE	Limited Partnership	GP: Lex Richmond Tenant GP LLC (.5%) LP: NNN Office JV L.P. (99.5%)
LEX ST. JOSEPH L.P.	DE	Limited Partnership	GP: Lex St. Joseph GP LLC (0.1%) LP: NNN Office JV L.P. (99.9%)
LEX ST. JOSEPH GP LLC	DE	Limited Liability Company	NNN Office JV L.P. (100%)
LEX TW GP LLC	DE	Limited Liability Company	NNN Office JV L.P. (100%)
LEX TEXAN WESTERN L.P.	DE	Limited Partnership	GP: Lex TW GP LLC (0.1%) LP: NNN Office JV L.P. (99.9%)
LEX WESTERVILLE GP LLC	DE	Limited Liability Company	NNN Office JV L.P. (100%)
LEX WESTERVILLE L.P.	DE	Limited Partnership	GP: Lex Westerville GP LLC (0.1%) LP: NNN Office JV L.P. (99.9%)
LEXINGTON ACQUIPORT COLINAS L.P.	DE	Limited Partnership	GP: Lexington Acquiport Sierra LLC (0.1%) LP: NNN Office JV L.P. (99.9%)
LEXINGTON ACQUIPORT SIERRA LLC	DE	Limited Liability Company	NNN Office JV L.P. (100%)
LEXINGTON ALLEN L.P.	DE	Limited Partnership	GP: Lexington Allen Manager LLC (0.1%) LP: NNN Office JV L.P. (99.9%)
LEXINGTON ALLEN MANAGER LLC	DE	Limited Liability Company	NNN Office JV L.P. (100%)
LEXINGTON CENTENNIAL LLC	DE	Limited Liability Company	NNN Office JV L.P. (100%)
LEXINGTON CHICAGO LENDER LLC	DE	Limited Liability Company	NNN Office JV L.P. (100%)
LEXINGTON GEARS 810 L.P.	DE	Limited Partnership	GP: Lexington Gears 810 Manager LLC (0.1%) LP: NNN Office JV L.P. (99.9%)
LEXINGTON GEARS 810 MANAGER LLC	DE	Limited Liability Company	NNN Office JV L.P. (100%)
LEXINGTON LAS VEGAS (VEGPOW) L.P.	DE	Limited Partnership	GP – Lexington Las Vegas (Vegpow) Manager LLC (0.1%) LP – NNN Office JV L.P. (99.9%)
LEXINGTON LAS VEGAS (VEGPOW) MANAGER LLC	DE	Limited Liability Company	NNN Office JV L.P. (100%)
LEXINGTON LOUISVILLE L.P.	DE	Limited Partnership	GP: Lexington Louisville Manager LLC (0.1%) LP: NNN Office JV L.P.(99.9%)

Schedule 6.1(b) - 21

Name	Jurisdiction of Organization	Nature of Equity Interests	Person Holding Equity Interests and Percentage of Ownership Interest (100% unless noted otherwise)
LEXINGTON LOUISVILLE MANAGER LLC	DE	Limited Liability Company	NNN Office JV L.P. (100%)
LEXINGTON MLP WESTERVILLE L.P.	DE	Limited Partnership	GP: Lexington MLP Westerville Manager LLC (0.1%) LP: NNN Office JV L.P. (99.9%)
LEXINGTON MLP WESTERVILLE MANAGER LLC	DE	Limited Liability Company	NNN Office JV L.P. (100%)
LEXINGTON TNI IRVING L.P.	DE	Limited Partnership	GP: Lexington TNI Irving Manager LLC (0.1%) LP: NNN Office JV L.P. (99.9%)
LEXINGTON TNI IRVING MANAGER LLC	DE	Limited Liability Company	NNN Office JV L.P. (100%)
NK-ROCKAWAY PROPERTY LLC	DE	Limited Liability Company	NNN Office JV L.P. (100%)
NNN JESSUP L.P.	DE	Limited Partnership	GP: NNN Office JV L.P. (0%) LP: NNN JLP LLC (100%)
NNN JLP LLC	DE	Limited Liability Company	NNN Office JV L.P. (100%)
NNN OFFICE JV L.P.	DE	Limited Partnership	GP: LXPDK GP LLC (0%) LP: NLSAF LP1 LLC and UHA LP2 LLC (20%) LP: Unaffiliated third party (80%)
RAZAR GROUP LLC	CT	Limited Liability Company	Razar Manager LLC – managing member (1%) Unaffiliated third parties (99%)
REHAB HUMBLE LESSEE L.P.	DE	Limited Partnership	GP: LXP Humble GP LLC (0%) LP: Lex Ocdes LLC (15%) LP: Unaffiliated third party (85%)
SANZAR ASSOCIATES	CT	General Partnership	Sanzar I Limited Partnership (49.2585%) Sanzar II Limited Partnership (50.7425%)
SANZAR I LIMITED PARTNERSHIP	DE	Limited Partnership	GP - Sanzar Manager LLC (1%) LP - Unaffiliated third parties (99%)
SANZAR II LIMITED PARTNERSHIP	DE	Limited Partnership	GP - Sanzar Manager LLC (1%) LP - Unaffiliated third parties (99%)

Schedule 6.1(b) - 22

SCHEDULE 6.1.(f) Title to Properties; Liens

Part I

LEXINGTON CONSOLIDATED PORTFOLIO PROPERTY CHART INDUSTRIAL

Property Location	City	State
Single-tenant properties:
2415 U.S. Hwy 78 East	Moody	AL
318 Pappy Dunn Blvd.	Anniston	AL
4801 North Park Dr.	Opelika	AL
16811 W. Commerce Dr.	Goodyear	AZ
2455 Premier Row	Orlando	FL
3102 Queen Palm Dr.	Tampa	FL
359 Gateway Dr.	Lavonia	GA
490 Westridge Pkwy.	McDonough	GA
1420 Greenwood Rd.	McDonough	GA
3301 Stagecoach Rd. NE	Thomson	GA
3931 Lakeview Corporate Dr.	Edwardsville	IL
4015 Lakeview Corporate Dr.	Edwardsville	IL
1001 Innovation Rd.	Rantoul	IL
3686 S. Central Ave.	Rockford	IL
749 Southrock Dr.	Rockford	IL
1020 W. Airport Rd.	Romeoville	IL
5352 Performance Way	Whitestown	IN
1285 W. State Road 32	Lebanon	IN
1621 Veterans Memorial Pkwy E	Lafayette	IN
27200 West 157th St.	New Century	KS
10000 Business Blvd.	Dry Ridge	KY
730 North Black Branch Rd.	Elizabethtown	KY
750 North Black Branch Rd.	Elizabethtown	KY
301 Bill Bryan Blvd.	Hopkinsville	KY
4010 Airpark Dr.	Owensboro	KY
1901 Ragu Dr.	Owensboro	KY
5001 Greenwood Rd.	Shreveport	LA
5417 Campus Dr.	Shreveport	LA

Schedule 6.1(f) - 1

LEXINGTON CONSOLIDATED PORTFOLIO PROPERTY CHART INDUSTRIAL

Property Location	City	State
113 Wells St.	North Berwick	ME
2860 Clark St.	Detroit	MI
6938 Elm Valley Dr.	Kalamazoo	MI
904 Industrial Rd.	Marshall	MI
43955 Plymouth Oaks Blvd.	Plymouth	MI
16950 Pine Dr.	Romulus	MI
26700 Bunert Rd.	Warren	MI
1700 47th Ave North	Minneapolis	MN
549 Wingo Rd.	Byhalia	MS
1550 Hwy 302	Byhalia	MS
554 Nissan Pkwy.	Canton	MS
11624 S. Distribution Cv.	Olive Branch	MS
7670 Hacks Cross Rd.	Olive Branch	MS
8500 Nail Rd.	Olive Branch	MS
2880 Kenny Biggs Rd.	Lumberton	NC
671 Washburn Switch Rd.	Shelby	NC
2203 Sherrill Dr.	Statesville	NC
121 Technology Dr.	Durham	NH
5625 North Sloan Ln.	North Las Vegas	NV
29-01 Borden Ave. / 29-10 Hunters Point Ave.	Long Island City	NY
736 Addison Rd.	Erwin	NY
351 Chamber Dr.	Chillicothe	OH
10590 Hamilton Ave.	Cincinnati	OH
1650 - 1654 Williams Rd.	Columbus	OH
7005 Cochran Rd.	Glenwillow	OH
191 Arrowhead Dr.	Hebron	OH
200 Arrowhead Dr.	Hebron	OH
10345 Philipp Pkwy.	Streetsboro	OH
27255 SW 95th Ave.	Wilsonville	OR
250 Rittenhouse Cir.	Bristol	PA
100 Ryobi Dr.	Anderson	SC
590 Ecology Ln.	Chester	SC

Schedule 6.1(f) - 2

LEXINGTON CONSOLIDATED PORTFOLIO PROPERTY CHART INDUSTRIAL

Property Location	City	State
101 Michelin Dr.	Laurens	SC
5795 North Blackstock Rd.	Spartanburg	SC
1520 Lauderdale Memorial Hwy.	Cleveland	TN
900 Industrial Blvd.	Crossville	TN
633 Garrett Pkwy.	Lewisburg	TN
120 Southeast Pkwy Dr.	Franklin	TN
201 James Lawrence Rd.	Jackson	TN
3350 Miac Cove Rd.	Memphis	TN
3820 Micro Dr.	Millington	TN
200 Sam Griffin Rd.	Smyrna	TN
1501 Nolan Ryan Expy.	Arlington	TX
7007 F.M. 362 Rd.	Brookshire	TX
2115 East Belt Line Rd.	Carrollton	TX
4005 E I-30	Grand Prairie	TX
13863 Industrial Rd.	Houston	TX
13901/14035 Industrial Rd.	Houston	TX
13930 Pike Rd.	Missouri City	TX
10535 Red Bluff Rd.	Pasadena	TX
16407 Applewhite Rd.	San Antonio	TX
2601 Bermuda Hundred Rd.	Chester	VA
80 Tyson Dr.	Winchester	VA
291 Park Center Dr.	Winchester	VA
901 East Bingen Point Way	Bingen	WA
2800 Polar Way	Richland	WA
111 West Oakview Pkwy.	Oak Creek	WI
Multi-tenant/vacant properties:
2935 Van Vactor Dr.	Plymouth	IN
1133 Poplar Creek Rd.	Henderson	NC
50 Tyger River Dr.	Duncan	SC
6050 Dana Way	Antioch	TN
3456 Meyers Ave.	Memphis	TN

Schedule 6.1(f) - 3

LEXINGTON CONSOLIDATED PORTFOLIO PROPERTY CHART OFFICE

Property Location	City	State
Single-tenant properties:
19019 North 59th Ave.	Glendale	AZ
8555 South River Pkwy.	Tempe	AZ
1440 East 15th St.	Tucson	AZ
3333 Coyote Hill Rd.	Palo Alto	CA
5600 Broken Sound Blvd.	Boca Raton	FL
9200 South Park Center Loop	Orlando	FL
3500 N. Loop Rd.	McDonough	GA
3265 E. Goldstone Dr.	Meridian	ID
500 Jackson St.	Columbus	IN
10475 Crosspoint Blvd.	Indianapolis	IN
9601 Renner Blvd.	Lenexa	KS
11201 Renner Blvd.	Lenexa	KS
4455 American Way	Baton Rouge	LA
133 First Park Dr.	Oakland	ME
2800 High Meadow Cir.	Auburn Hills	MI
9201 Stateline Rd.	Kansas City	MO
3943 Denny Ave.	Pascagoula	MS
1415 Wyckoff Rd.	Wall	NJ
29 S. Jefferson Rd.	Whippany	NJ
2999 Southwest 6th St.	Redmond	OR
1701 Market St.	Philadelphia	PA
1362 Celebration Blvd.	Florence	SC
3476 Stateview Blvd.	Fort Mill	SC
3480 Stateview Blvd.	Fort Mill	SC
2401 Cherahala Blvd.	Knoxville	TN
1401 Nolan Ryan Expy.	Arlington	TX
820 Gears Rd.	Houston	TX
270 Abner Jackson Pkwy.	Lake Jackson	TX
3711 San Gabriel	Mission	TX
2050 Roanoke Rd.	Westlake	TX

Schedule 6.1(f) - 4

LEXINGTON CONSOLIDATED PORTFOLIO PROPERTY CHART OFFICE

Property Location	City	State
13651 McLearen Rd.	Herndon	VA
2800 Waterford Lake Dr.	Midlothian	VA

Multi-tenant/vacant properties:
13430 North Black Canyon Fwy	Phoenix	AZ
5200 Metcalf Ave.	Overland Park	KS
1460 Tobias Gadson Blvd.	Charleston	SC
11511 Luna Rd.	Farmers Branch	TX
1311 Broadfield Blvd.	Houston	TX

LEXINGTON CONSOLIDATED PORTFOLIO PROPERTY CHART OTHER

Property Location	City	State
Single-tenant properties:
499 Derbyshire Dr.	Venice	FL
30 Light St.	Baltimore	MD
201-215 N. Charles St.	Baltimore	MD
10287 Hazelton-Etna Rd.	Pataskala	OH
B.E.C. 45th St/Lee Blvd.	Lawton	OK
1053 Mineral Springs Rd.	Paris	TN
175 Holt Garrison Pkwy.	Danville	VA
Multi-tenant/vacant properties:
832 N. Westover Blvd.	Albany	GA
King St./1042 Fort St. Mall	Honolulu	HI
21082 Pioneer Plaza Dr.	Watertown	NY
97 Seneca Trail	Fairlea	WV

Schedule 6.1(f) - 5

Part II

Liens related to the Secured Indebtedness set forth on Schedule 6.1.(g) below, which Schedule 6.1.(g) is incorporated into this Part II of this Schedule 6.1.(f).

Schedule 6.1(f) - 6

SCHEDULE 6.1.(g) Indebtedness and Guaranties

(i)

LEXINGTON REALTY TRUST
Consolidated Properties: Mortgages and Notes Payable
9/30/2018

Property	Debt Balance ($000)	Interest Rate (%)	Maturity (a)	Current Estimated Annual Debt Service ($000) (c)	Balloon Payment ($000)
INDUSTRIAL
North Berwick, ME	$883	3.560%	04/2019	$894	$ -
Streetsboro, OH	16,688	5.749%	09/2019	1,306	16,338
Lavonia, GA	6,740	5.460%	12/2020	741	5,895
Chester, SC	6,764	5.380%	08/2025	1,144	362
Richland, WA	110,000	4.000%	01/2026	4,400	99,492
Long Island City, NY	40,862	3.500%	03/2028	4,879	-
Warren, MI	25,850	5.380%	11/2032	1,391	22,037
	$207,787	4.304%	7.8	$14,755	$144,124

OFFICE
Overland Park, KS	$32,297	5.891%	05/2019	$1,705	$31,812
Kansas City, MO	15,388	5.883%	05/2019	813	15,179
Columbus, IN	8,826	2.210%	07/2019	3,971	4,993
Meridian, ID	8,077	6.010%	08/2019	650	7,675
Lenexa, KS	8,265	6.270%	12/2019	774	7,770
Boca Raton, FL	18,862	6.470%	02/2020	1,542	18,414
Oakland, ME	8,202	5.930%	10/2020	750	7,660
Wall, NJ	8,847	6.250%	01/2021	3,774	-
Whippany, NJ	12,297	6.298%	11/2021	1,344	10,400
Palo Alto, CA	33,624	3.970%	12/2023	7,059	-
Lenexa, KS	32,112	3.700%	11/2027	3,106	10,000
Lake Jackson, TX	189,145	4.040%	10/2036	12,347	11,305
	$375,942	4.577%	10.7	$37,835	$125,208
OTHER

Schedule 6.1(g) - 1

LEXINGTON REALTY TRUST
Consolidated Properties: Mortgages and Notes Payable
9/30/2018

Property	Debt Balance ($000)	Interest Rate (%)	Maturity (a)	Current Estimated Annual Debt Service ($000) (c)	Balloon Payment ($000)
Charleston, SC	$6,906	5.850%	02/2021	$520	$6,632
	$6,906	5.850%	2.3	$520	$6,632

Total/Wtg. Avg./Years Remaining (i)	$590,635	4.496%	9.6	$53,110	$275,964

Schedule 6.1(g) - 2

Joint Venture Mortgage Principal at 09/30/18

Mortgage Debt:	Maturity Date	Interest Rate	Principal Balance 9,30,18

At 100%
LS Humble Lessor Corp.	05,05,2019	5.120%	13,633,906
LS Humble Lessor Corp.	05,05,2019	5.120%	52,959
		Subtotal	13,686,866
Blue Pearl Lessee LLC	11,06,2018	4.010%	18,791,100	Property sold in 4q 18 and debt satisfied
BS Lessee	12,06,2022	5.130%	49,274,733
		Subtotal	68,065,833

NNN Office JV (Pool A)	09,01,2021	2.104%	192,900,000
NNN Office JV (Pool B)	09,01,2021	2.104%	169,900,000
Lex Richmond	02,06,2031	5.191%	57,500,000
Lex Charlotte	01,06,2033	5.298%	37,400,000
Lex Charlotte	12,08,2022	5.000%	8,500,000
			466,200,000

			$547,952,699

Proportionate share:		Ownership Percentage
LS Humble Lessor Corp.		15.000%	2,045,086
LS Humble Lessor Corp.		15.000%	7,944
		Subtotal	2,053,030
Blue Pearl Lessee LLC		15.000%	2,818,665
BS Lessee		25.000%	12,318,683
		Subtotal	15,137,348
NNN Office JV (Pool A)		20.000%	38,580,000
NNN Office JV (Pool B)		20.000%	33,980,000
Lex Richmond		20.000%	11,500,000
Lex Charlotte		20.000%	7,480,000
Lex Charlotte		20.000%	1,700,000
		Subtotal	93,240,000

			$110,430,378

Schedule 6.1(g) - 3

(ii)

At 100%
BS Lessee	12,06,2022	0.250%	8,500,000

Proportionate share:		Ownership Percentage
BS Lessee		25.000%	$2,125,000

Schedule 6.1(g) - 4

SCHEDULE 6.1.(h) Existing Derivatives Contracts

None.

Schedule 6.1(h) - 1

SCHEDULE 6.1.(i) Litigation

Cummins Inc. v. Lexington Columbus (Jackson Street) L.P. and Wells Fargo Bank, N.A. (State of Indiana, County of Bartholomew, in the Bartholomew Superior Court).

Schedule 6.1(i) - 1

SCHEDULE ELC KeyBank Existing LCs

None.

Schedule ELC - 1

SCHEDULE EUP - Existing Eligible Unencumbered Properties

Part 1 – LCIF Properties

Owned by	Street Address	City	State	Property Type
LCIF	2415 US Hwy	Moody	AL	Industrial
LCIF	3102 Queen Palm Drive	Tampa	FL	Industrial
LCIF	832 N. Westover Blvd	Albany	GA	Retail
LCIF	4455 American Way	Baton Rouge	LA	Office
LCIF	7670 Hacks Cross Road	Olive Branch	MS	Industrial
LCIF	671 Washburn Switch Road	Shelby	NC	Industrial
LCIF	200 Arrowhead Drive	Hebron	OH	Industrial
LCIF	191 Arrowhead	Hebron	OH	Industrial
LCIF	250 Rittenhouse Circle	Bristol	PA	Industrial
LCIF	3476 Stateview Blvd	Fort Mill	SC	Office
LCIF	3480 Stateview Blvd	Fort Mill	SC	Office
LCIF	2050 Roanoke Rd	Westlake	TX	Office
LCIF	13651 McLearen Road	Herndon	VA	Office
LCIF	King St./ 1042 Fort Street Mall	Honolulu	HI	Office
LCIF	549 Wingo Road	Byhalia	MS	Industrial
LCIF	1020 W Airport Road	Romeoville	IL	Industrial
LCIF	4005 E I-30	Grand Prairie	TX	Industrial
LCIF	4015 Lakeview Corporate Drive	Edwardsville	IL	Industrial
LCIF	10535 Red Bluff Road	Pasadena	TX	Industrial

Part 2 – Net Lease Strategic Assets Fund L.P. and Six Penn Center L.P. Properties

Owned by	Street Address	City	State	Property Type
NLS	1440 E 15th Street	Tucson	AZ	Office
NLS	19019 N. 59th Ave	Glendale	AZ	Office
NLS	8555 South River Parkway	Tempe	AZ	Office
NLS	3500 N Loop	McDonough	GA	Office
NLS	904 Industrial Rd	Marshall	MI	Industrial
NLS	1700 47th Ave North	Minneapolis	MN	Industrial
NLS	3943 Denny Ave	Pascagoula	MS	Office
NLS	2999 Southwest 6th Street	Redmond	OR	Office
NLS	120 S E Parkway Dr	Franklin	TN	Industrial
NLS	2401 Cherahala Blvd	Knoxville	TN	Office
NLS	1401/1501 Nolan Ryan Pkwy	Arlington	TX	Office
NLS	2800 High Meadow Circle	Auburn Hills	MI	Office
NLS	6938 Elm Valley Drive	Kalamazoo	MI	Industrial
Six Penn	1701 Market Street	Philadelphia	PA	Office
NLS	3711 San Gabriel	Mission	TX	Office

Schedule EUP - 1

NLS	2935 Van Vactor Drive	Plymouth	IN	Industrial
NLS	27200 W 157th Street	New Century	KS	Industrial
NLS	16407 Applewhite Road	San Antonio	TX	Industrial
NLS	16950 Pine Drive	Romulus	MI	Industrial
NLS	736 Addison Rd	Erwin	NY	Industrial
NLS	3265 E Goldstone Dr	Meridian	ID	Office
Part 3 – Other Eligible Unencumbered Properties

Owned by	Street Address	City	State	Property Type
LXP	13430 N. Black Canyon Freeway	Phoenix	AZ	Office
LXP	2455 Premier Drive	Orlando	FL	Industrial
LXP	1001 Innovation Road	Rantoul	IL	Industrial
LXP	749 Southrock Drive	Rockford	IL	Industrial
LXP	3686 South Central Avenue	Rockford	IL	Industrial
LXP	10475 Crosspoint Blvd	Indianapolis	IN	Office
LXP	1901 Ragu Drive	Owensboro	KY	Industrial
LXP	5417 Campus Dr	Shreveport	LA	Industrial
LXP	201 N. Charles Street	Baltimore	MD	Land
LXP	43955 Plymouth Oaks Blvd	Plymouth	MI	Industrial
LXP	1133 Poplar Creek Road	Henderson	NC	Industrial
LXP	2880 Kenny Biggs Road	Lumberton	NC	Industrial
LXP	2203 Sherrill Drive	Statesville	NC	Industrial
LXP	121 Technology Drive	Durham	NH	Industrial
LXP	5625 N. Sloan Lane	N. Las Vegas	NV	Industrial
LXP	351 Chamber Drive	Chillicothe	OH	Industrial
LXP	1650-1654 William Road	Columbus	OH	Industrial
LXP	10590 Hamilton Ave	Cincinnati	OH	Industrial
LXP	N.E.C. 45th St./Lee Blvd.	Lawton	OK	Retail
LXP	50 Tyger River Drive	Duncan	SC	Industrial
LXP	101 Michelin Drive	Laurens	SC	Industrial
LXP	1362 Celebration Blvd	Florence	SC	Office
LXP	3350 Miac Cove Road	Memphis	TN	Industrial
LXP	900 Industrial Boulevard	Crossville	TN	Industrial
LXP	1053 Mineral Springs road	Paris	TN	Retail
LXP	3456 Meyers Avenue	Memphis	TN	Industrial
LXP	3820 Micro Drive	Millington	TN	Industrial
LXP	6050 Dana Way	Antioch	TN	Industrial
LXP	633 Garrett Parkway	Lewisburg	TN	Industrial
LXP	13930 Pike Rd	Missouri City	TX	Industrial
LXP	13901/14035 Industrial Rd	Houston	TX	Industrial
LXP	1311 Broadfield Blvd	Houston	TX	Office
LXP	291 Park Center Drive	Winchester	VA	Industrial
LXP	175 Holt Garrison Parkway	Danville	VA	Retail
LXP	2800 Waterford Lake Drive	Midlothian	VA	Office
LXP	901 East Bingen Point Way	Bingen	WA	Industrial

Schedule EUP - 2

LXP	318 Pappy Dunn Boulevard	Anniston	AL	Industrial
LXP	499 Derbyshire Drive	Venice	FL	Specialty
LXP	13863 Industrial Road	Houston	TX	Industrial
LXP	7007 F.M. 362	Brookshire	TX	Industrial
LXP	544 Nissan Parkway	Canton	MS	Industrial
LXP	111 W. Oakview Parkway	Oak Creek	WI	Industrial
LXP	301 Bill Bryan Rd	Hopkinsville	KY	Industrial
LXP	4010 Airpark Drive	Owensboro	KY	Industrial
LXP	730 North Black Branch Rd	Elizabeth	KY	Industrial
LXP	750 North Black Branch Rd	Elizabeth	KY	Industrial
LXP	10000 Business Blvd	Dry Ridge	KY	Industrial
LXP	3301 Stagecoach Road, NE	Thomson	GA	Industrial
LXP	2860 Clark Street	Detroit	MI	Industrial
LXP	11511 Luna Road	Farmers Branch	TX	Office
LXP	7005 Cochran Road	Glenwillow	OH	Industrial
LXP	27255 SW 95th Avenue	Wilsonville	OR	Industrial
LXP	3931 Lakeview Corporate Drive	Edwardsville	IL	Industrial
LXP	5001 Greenwood Rd	Shreveport	LA	Industrial
LXP	1285 West State Road 32	Lebanon	IN	Industrial
LXP	1520 Lauderdale Memorial Hwy.	Cleveland	TN	Industrial
LXP	490 Westridge Parkway	McDonough	GA	Industrial
LXP	4701 North Park Drive	Opelika	AL	Industrial
LXP	200 Sam Griffin Drive	Smyrna	TN	Industrial
LXP	201 James Lawrence Road	Jackson	TN	Industrial
LXP	1550 Highway 3021	Byhalia	MS	Industrial
LXP	1420 Greenwood Road	McDonough	GA	Industrial
LXP	1621 Veterans Memorial Pkwy E	Lafayette	IN	Industrial
LXP	80 Tyson Drive	Wichester	VA	Industrial
LXP	9200 South Park Center Loop	Orlando	FL	Office
LXP	8500 Nail Road	Olive Branch	MS	Industrial
LXP	11624 S Distribution Cove	Olive Branch	MS	Industrial
LXP	5795 N Blacksock Rd	Spartanburg	SC	Industrial
LXP	2115 East Belt Line Road	Carrollton	TX	Industrial
LXP	21082 Pioneer Plaza Dr	Watertown	NY	Retail
LXP	97 Seneca Trail	Fairlea	WV	Retail
LXP	16811 W. Commerce Drive	Goodyear	AZ	Industrial
LXP	2601 Bermuda hundred Rd	Chester	VA	Industrial
LXP	10287 Hazelton-Etna Rd	Pataskala	OH	Land
LXP	820 Gears Rd	Houston	TX	Office
LXP	5352 Performance Way	Whitestown	IN	Industrial

Schedule EUP - 3

EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the] [any] Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.
____________________________
1 For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
2 For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
3 Select as appropriate.
4 Include bracketed language if there are either multiple Assignors or multiple Assignees.

1.    Assignor[s]: ______________________________

______________________________
[Assignor [is] [is not] a Defaulting Lender]

2.    Assignee[s]: ______________________________

______________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]

3.    Borrower:        Lexington Realty Trust

4.	Administrative Agent: KeyBank National Association, as the administrative agent under the Credit Agreement

5.
Credit Agreement:    The Amended and Restated Credit Agreement dated as of February 6, 2019 among Lexington Realty Trust, the Lenders parties thereto, KeyBank National Association, as Administrative Agent, and the other parties thereto

6.     Assigned Interest[s]:

Assignor[s][5]	Assignee[s][6]	Class Assigned[7]	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned[8]	Percentage Assigned of Commitment/ Loans	CUSIP Number
			$	$	%
			$	$	%
			$	$	%

[7.    Trade Date:        ______________]10

[Page break]
____________________________
5 List each Assignor, as appropriate.
6 List each Assignee, as appropriate.
7 Fill in the appropriate terminology for the types of Classes under the Credit Agreement that are being assigned under this Assignment (e.g., “Revolving Loan Commitment,” “Term Loan Commitment,” etc.)
8 Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
9 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
10 To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]
[NAME OF ASSIGNOR]

By:______________________________
Name: _________________________
Title: __________________________

[NAME OF ASSIGNOR]

By:______________________________
Name: _________________________
Title: __________________________

ASSIGNEE[S]
[NAME OF ASSIGNEE]

By:______________________________
Name: _________________________
Title: __________________________

[NAME OF ASSIGNEE]

By:______________________________
Name: _________________________
Title: __________________________

____________________________
11 Add additional signature blocks as needed.
12 Add additional signature blocks as needed.

[Consented to and] Accepted:

KEYBANK NATIONAL ASSOCIATION, as
Administrative Agent

By: _________________________________
Name: _____________________________
Title: ______________________________

[Consented to:]

[NAME OF RELEVANT PARTY]

By: _________________________________
Name: _____________________________
Title: ______________________________

____________________________
13 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
14 To be added only if the consent of the Borrower and/or other parties (e.g. Swingline Lender) is required by the terms of the Credit Agreement.

ANNEX 1

AMENDED AND RESTATED CREDIT AGREEMENT DATED AS OF FEBRUARY 6, 2019 BY AND AMONG LEXINGTON REALTY TRUST, THE LENDERS PARTY THERETO AND KEYBANK NATIONAL ASSOCIATION AS ADMINISTRATIVE AGENT

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1    Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2.     Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an Eligible Assignee as defined in the Credit Agreement (subject to such consents, if any, as may be required under such definition), (iii) from and after the Effective Date specified for this Assignment and Assumption, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the financial statements referenced in Section 5.1.(a) thereof or of the most recent financial statements delivered pursuant to Sections 8.1. or 8.2. thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.     Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date specified for this Assignment and Assumption. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to such Effective Date or with respect to the making of this assignment directly between themselves.

3.     General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

EXHIBIT B
FORM OF NOTICE OF BORROWING
____________, 20__

KeyBank National Association, as Agent
Rosemarie M. Borrelli
4910 Tiedeman Road, 3rd Floor, Brooklyn OH 44144
Mail Code: OH-01-51-0311
Phone: 216-813-4787
Fax: 216-357-6383
Email: Rosemarie_Borrelli@KeyBank.com

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement dated as of February 6, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Lexington Realty Trust (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), KeyBank National Association, as Agent (the “Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.
The Borrower hereby requests that the Lenders make Loans to the Borrower in an aggregate principal amount equal to $___________________ pursuant to Section 2.1. or Section 2.2. of the Credit Agreement.

2.	The Borrower requests that such Loans be made available to the Borrower on ____________, 201_.

3.	The Borrower hereby requests that the requested Loans all be of the following Class and Type:
[Check one box only]
☐ Term Loans
☐ Revolving Loans
[Check one box only]

☐ Base Rate Loans
☐ LIBOR Loans, each with an initial Interest Period for a duration of:

[Check one box only]	☐ 1 month
☐ 2 months

☐ 3 months

4.	The Borrower requests that the proceeds of this borrowing of Loans be made available to the Borrower by ____________________________.

5.	The principal amount of such Loans subject to a Derivatives Contract is $__________________________.

6.
The Derivatives Contract(s) to which such Loans is/are subject: _______________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________.

The Borrower hereby certifies to the Agent and the Lenders that as of the date hereof and as of the date of the making of the requested Loans and after giving effect thereto, (a) no Default or Event of Default exists or will exist immediately after giving effect to the requested Loans, and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party are and shall be true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty is and shall be true and correct in all respects), except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty is and shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents. In addition, the Borrower certifies to the Agent and the Lenders that all conditions to the making of the requested Loans contained in Article V of the Credit Agreement will have been satisfied (or waived in accordance with the applicable provisions of the Loan Documents) at the time such Loans are made.
If notice of the requested borrowing of Loans was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.1. or Section 2.2. of the Credit Agreement.
[Signature on next page]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Borrowing as of the date first written above.

LEXINGTON REALTY TRUST

By:
Name:
Title:

EXHIBIT C
FORM OF NOTICE OF CONTINUATION
____________, 20__

KeyBank National Association, as Agent
Rosemarie M. Borrelli
4910 Tiedeman Road, 3rd Floor, Brooklyn OH 44144
Mail Code: OH-01-51-0311
Phone: 216-813-4787
Fax: 216-357-6383
Email: Rosemarie_Borrelli@KeyBank.com

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement dated as of February 6, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Lexington Realty Trust (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), KeyBank National Association, as Agent (the “Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
Pursuant to Section 2.10. of the Credit Agreement, the Borrower hereby requests a Continuation of a borrowing of LIBOR Loans under the Credit Agreement, and in that connection sets forth below the information relating to such Continuation as required by such Section of the Credit Agreement:

1.	The proposed date of such Continuation is ____________, 201__.

2.	The Class of Loans subject to such Continuation is:

☐ Revolving Loans
☐ Term Loans

3.	The aggregate principal amount of the Class of Loans subject to the requested Continuation is $________________________ and was originally borrowed by the Borrower on ____________, 201_.

4.	The current Interest Period for the Loans subject to such Continuation ends on ________________, 201_.

5.	The portion of the principal amount of such Loans subject to a Derivatives Contract is $__________________________.

C-1

6.
The Derivatives Contract(s) to which such Loan is/are subject: _______________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________.

7.	The duration of the new Interest Period for each of such Loans or portion thereof subject to such Continuation is:

[Check one box only]	☐ 1 month
☐ 2 months
☐ 3 months

If notice of the requested Continuation was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.10. of the Credit Agreement.
IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Continuation as of the date first written above.

LEXINGTON REALTY TRUST

By:
Name:
Title:

C-2

EXHIBIT D
FORM OF NOTICE OF CONVERSION
____________, 20__

KeyBank National Association, as Agent
Rosemarie M. Borrelli
4910 Tiedeman Road, 3rd Floor, Brooklyn OH 44144
Mail Code: OH-01-51-0311
Phone: 216-813-4787
Fax: 216-357-6383
Email: Rosemarie_Borrelli@KeyBank.com

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement dated as of February 6, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Lexington Realty Trust (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), KeyBank National Association, as Agent (the “Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
Pursuant to Section 2.11. of the Credit Agreement, the Borrower hereby requests a Conversion of a borrowing of Loans of one Type into Loans of another Type under the Credit Agreement, and in that connection sets forth below the information relating to such Conversion as required by such Section of the Credit Agreement:

1.	The proposed date of such Conversion is ______________, 201_.

2.	The Class of Loans to be Converted pursuant hereto are currently:

[Check one box only]	☐ Revolving Loans
☐ Term Loans

3.	The Type of Loans to be Converted pursuant hereto is currently:

[Check one box only]	☐ Base Rate Loan
☐ LIBOR Loan

3.	The aggregate principal amount of the Class and Type of Loans subject to the requested Conversion is $_____________________ and was originally borrowed by the Borrower on ____________, 201_.

D-1

5.	The amount of such Class of Loans to be so Converted is to be converted into Loans of the following Type:
[Check one box only]

☐ Base Rate Loans
☐ LIBOR Loans, each with an initial Interest Period for a duration of:

[Check one box only]	☐ 1 month
☐ 2 months
☐ 3 months

6.	The amount of such Loans to be so Converted subject to a Derivatives Contract is $__________________________.

7.	The Derivatives Contract(s) to which such Loans to be so Converted is/are subject:
______________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________.

If notice of the requested Conversion was given previously by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.11. of the Credit Agreement.
IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Conversion as of the date first written above.

LEXINGTON REALTY TRUST

By:
Name:
Title:

D-2

EXHIBIT E

FORM OF REVOLVING NOTE

$____________________    _______, 2019

FOR VALUE RECEIVED, the undersigned, LEXINGTON REALTY TRUST, a real estate investment trust formed under the laws of the State of Maryland (the “Borrower”), hereby promises to pay to ____________________ or its registered assignees (the “Lender”), in care of KeyBank National Association, as Agent (the “Agent”) at KeyBank National Association, 225 Franklin Street, Boston, Massachusetts 02110, or at such other address as may be specified in writing by the Agent to the Borrower, the principal sum of ________________ AND ____/100 DOLLARS ($____________) (or such lesser amount as shall equal the aggregate unpaid principal amount of Revolving Loans made by the Lender to the Borrower under the Credit Agreement (as herein defined)), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.
The date and amount of each Revolving Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender either on the schedule attached hereto or on its books and records, and, prior to any transfer of this Revolving Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder.
This Revolving Note is one of the Revolving Notes referred to in the Amended and Restated Credit Agreement dated as of February 6, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), the Agent, and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
The Credit Agreement provides for the acceleration of the maturity of this Revolving Note upon the occurrence of certain events and for prepayments of Revolving Loans upon the terms and conditions specified therein.
Except as permitted by Section 12.5. of the Credit Agreement, this Revolving Note may not be assigned by the Lender to any Person.
THIS REVOLVING NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.
Time is of the essence for this Revolving Note.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Revolving Note under seal as of the date first written above.

LEXINGTON REALTY TRUST

By:
Name:	Joseph Bonventre
Title:

SCHEDULE OF LOANS

This Revolving Note evidences Revolving Loans made under the within-described Credit Agreement to the Borrower, on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:

Date of Loan	Principal Amount of Loan	Amount Paid or Prepaid	Unpaid Principal Amount	Notation Made By

EXHIBIT F
FORMS OF OPINION OF COUNSEL

[See attached.]

F-1

EXHIBIT G
FORM OF COMPLIANCE CERTIFICATE
_____________ __, 20__

KeyBank National Association, as Agent
Attn: Tayven Hike
1200 Abernathy Rd NE, Suite 1550
Atlanta, GA 30328

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement dated as of February 6, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Lexington Realty Trust (“Borrower”), the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), KeyBank National Association, as Agent (the “Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
Pursuant to Section 8.3. of the Credit Agreement, the undersigned hereby certifies, solely in his/her official capacity and not in any individual capacity, to the Agent and the Lenders as follows:
(1)    The undersigned is the _____________________ of the Borrower.
(2)    The undersigned has examined the books and records of the Borrower and has conducted such other examinations and investigations as are reasonably necessary to provide this Compliance Certificate.
(3)    To the best of the undersigned’s knowledge, information and belief after due inquiry, no Default or Event of Default exists [if such is not the case, specify such Default or Event of Default and its nature, when it occurred and whether it is continuing and the steps being taken by the Borrower with respect to such event, condition or failure].
(4)    The representations and warranties made or deemed made by the Borrower and the other Loan Parties in the Loan Documents to which any is a party, are true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty is and shall be true and correct in all respects) on and as of the date hereof except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality, in which case such representation or warranty is and shall be true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents.
(5)    Attached hereto as Schedule 1 are reasonably detailed calculations establishing whether or not the Borrower and its Subsidiaries were in compliance with the covenants contained in Section 9.1. of the Credit Agreement.
IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first above written.

Name:
Title:

Schedule 1

[Calculations to be Attached]

EXHIBIT H
FORM OF GUARANTY

This GUARANTY dated as of________ __, 20__ (this “Guaranty”), executed and delivered by each of the undersigned and the other Persons from time to time party hereto pursuant to the execution and delivery of an Accession Agreement in the form of Annex I hereto (all of the undersigned, together with such other Persons each a “Guarantor” and collectively, the “Guarantors”) in favor of KEYBANK NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”) for the Lenders under that certain Amended and Restated Credit Agreement dated as of February 6, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Lexington Realty Trust (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), the Administrative Agent, and the other parties thereto, for its benefit and the benefit of the Lenders (the Administrative Agent and the Lenders, each individually a “Guarantied Party” and collectively, the “Guarantied Parties”).
WHEREAS, pursuant to the Loan Agreement, the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Loan Agreement;
WHEREAS, each Guarantor is owned or controlled by the Borrower, or is otherwise an Affiliate of the Borrower;
WHEREAS, the Borrower, each Guarantor and the Subsidiaries of the Borrower, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Lenders through their collective efforts;
WHEREAS, each Guarantor acknowledges that it will receive direct and indirect benefits from the Lenders making such financial accommodations available to the Borrower under the Loan Agreement, and, accordingly, each Guarantor is willing to guarantee the Borrower’s obligations to the Administrative Agent and the Lenders on the terms and conditions contained herein; and
WHEREAS, each Guarantor’s execution and delivery of this Guaranty is a condition to the Guarantied Parties’ making, and continuing to make, such financial accommodations to the Borrower.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Guarantor, each Guarantor agrees as follows:
Section 1. Guaranty. Each Guarantor hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guarantied Obligations”): (a) all indebtedness and obligations owing by the Borrower or any other Loan Party to any Lender or the Administrative Agent under or in connection with the Loan Agreement and any other Loan Document to which the Borrower or such other Loan Party is a party, including, without limitation, the repayment of all principal of the Loans and the payment of all interest, fees, charges, reasonable attorneys’ fees and other amounts payable to any Lender or the Administrative Agent thereunder or in connection therewith; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (c) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by the Administrative Agent or any other Guarantied Party in the enforcement of any of the foregoing or any obligation of such Guarantor hereunder; and (d) all other Obligations.

Section 2. Guaranty of Payment and Not of Collection. This Guaranty is a guaranty of payment, and not of collection, and a debt of each Guarantor for its own account. Accordingly, the Guarantied Parties shall not be obligated or required before enforcing this Guaranty against any Guarantor: (a) to pursue any right or remedy the Guarantied Parties may have against the Borrower, any other Loan Party or any other Person or commence any suit or other proceeding against the Borrower, any other Loan Party or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Borrower, any other Loan Party or any other Person; or (c) to make demand of the Borrower, any other Loan Party or any other Person or to enforce or seek to enforce or realize upon any collateral security held by the Guarantied Parties which may secure any of the Guarantied Obligations.

Section 3. Guaranty Absolute. Each Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Guarantied Parties with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation, the following (whether or not such Guarantor consents thereto or has notice thereof):
(a)    (i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Loan Agreement, any other Loan Document, or any other document or instrument evidencing or relating to any Guarantied Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Loan Agreement, any of the other Loan Documents, or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;
(b)    any lack of validity or enforceability of the Loan Agreement or any of the other Loan Documents or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;
(c)    any furnishing to the Guarantied Parties of any security for the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Guarantied Obligations;
(d)    any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of the Borrower or any other Loan Party;
(e)    any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Guarantor, the Borrower, any other Loan Party or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;
(f)    any act or failure to act by the Borrower, any other Loan Party or any other Person which may adversely affect such Guarantor’s subrogation rights, if any, against the Borrower to recover payments made under this Guaranty;

(g)    any nonperfection or impairment of any security interest in or other Lien on any collateral, if any, securing in any way any of the Guarantied Obligations;

(h)    any application of sums paid by the Borrower, any Guarantor or any other Person with respect to the liabilities of the Borrower to the Guarantied Parties, regardless of what liabilities of the Borrower remains unpaid;

(i)    any defect, limitation or insufficiency in the borrowing powers of the Borrower or in the exercise thereof;

(j)    any defense, set off, claim or counterclaim (other than payment and performance in full) which may at any time be available to or be asserted by the Borrower, any other Loan Party or any other Person against the Administrative Agent or any Lender;

(k)    any change in corporate existence, structure or ownership of the Borrower or any other Loan Party;

(l)    any statement, representation or warranty made or deemed made by or on behalf of the Borrower, any Guarantor or any other Loan Party under any Loan Document, or any amendment hereto or thereto, proves to have been incorrect or misleading in any respect; or

(m)    any other circumstance which might otherwise constitute a defense available to, or a discharge of, a Guarantor hereunder (other than payment and performance in full), including, without limitation, suretyship defenses, all of which are hereby expressly WAIVED by each Guarantor.

Section 4. Action with Respect to Guarantied Obligations. The Guaranteed Parties may, at any time and from time to time, without the consent of, or notice to, any Guarantor, and without discharging any Guarantor from its obligations hereunder, take any and all actions described in Section 3 of this Guaranty and, in accordance with the terms of the Loan Agreement and this Guaranty, may otherwise: (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Loan Agreement or any other Loan Document; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Guarantied Obligations; (d) release any Loan Party or other Person liable in any manner for the payment or collection of any of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against the Borrower, any other Loan Party or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Guarantied Parties shall elect.

Section 5. Representations and Warranties. Each Guarantor hereby makes to the Administrative Agent and the other Guarantied Parties all of the representations and warranties made by the Borrower with respect to or in any way relating to such Guarantor in the Loan Agreement and the other Loan Documents, as if the same were set forth herein in full.

Section 6. Covenants. Each Guarantor will comply with all covenants with which the Borrower is to cause such Guarantor to comply under the terms of the Loan Agreement or any of the other Loan Documents.

Section 7. Waiver. Each Guarantor, to the fullest extent permitted by Applicable Law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Guarantor or which otherwise might operate to discharge such Guarantor from its obligations hereunder.

Section 8. Inability to Accelerate. If the Guarantied Parties or any of them are prevented under Applicable Law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Administrative Agent and/or the other Guarantied Parties shall be entitled to receive from each Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

Section 9. Reinstatement of Guarantied Obligations. If claim is ever made on the Administrative Agent or any other Guarantied Party for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and the Administrative Agent or such other Guarantied Party repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by the Administrative Agent or such other Guarantied Party with any such claimant (including the Borrower or a trustee in bankruptcy for the Borrower), then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Loan Agreement, any of the other Loan Documents, or any other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the Administrative Agent or such other Guarantied Party for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to the Administrative Agent or such other Guarantied Party.

Section 10. Subrogation. Upon the making by any Guarantor of any payment hereunder for the account of the Borrower, such Guarantor shall be subrogated to the rights of the payee against the Borrower; provided, however, that such Guarantor shall not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action such Guarantor may have against the Borrower arising by reason of any payment or performance by such Guarantor pursuant to this Guaranty, unless and until all of the Guarantied Obligations (other than contingent indemnification obligations for which no claims have been made, Letters of Credit that have been Cash Collateralized in accordance with the terms of the Loan Agreement, and other obligations permitted to survive the termination of the Loan Agreement) have been paid and performed in full. If any amount shall be paid to such Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, such Guarantor shall hold such amount in trust for the benefit of the Guarantied Parties and shall forthwith pay such amount to the Administrative Agent to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Loan Agreement or to be held by the Administrative Agent as collateral security for any Guarantied Obligations existing.

Section 11. Payments Free and Clear. All sums payable by each Guarantor hereunder, whether of principal, interest, fees, expenses, premiums or otherwise, shall be paid in full, without set-off or counterclaim or any deduction or withholding whatsoever (including any Taxes), and if such Guarantor is required by Applicable Law or by any Governmental Authority to make any such deduction or withholding such Guarantor shall pay to the Administrative Agent and the Lenders such additional amount as will result in the receipt by the Administrative Agent and the Lenders of the full amount payable hereunder had such deduction or withholding not occurred or been required.

Section 12. Set-off. In addition to any rights now or hereafter granted under any of the other Loan Documents or Applicable Law and not by way of limitation of any such rights, each Guarantor hereby authorizes each Guarantied Party and each Participant, at any time while an Event of Default exists, without any prior notice to such Guarantor or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender or a Participant subject to receipt of the prior written consent of the Requisite Lenders, exercised in their sole discretion, to set-off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, such Lender, or such Participant to or for the credit or the account of such Guarantor against and on account of any of the Guarantied Obligations, although such obligations shall be contingent or unmatured. Each Guarantor agrees, to the fullest extent permitted by Applicable Law, that any Participant may exercise rights of setoff or counterclaim and other rights with respect to its participation as fully as if such Participant were a direct creditor of such Guarantor in the amount of such participation. Any amounts received by Administrative Agent, a Lender or a Participant under this Section 12 shall be subject to Section 3.3 of the Loan Agreement. Notwithstanding anything to the contrary in this Section, if any Defaulting Lender shall exercise any such right of setoff, all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 3.11. of the Loan Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders.

Section 13. Subordination. Each Guarantor hereby expressly covenants and agrees for the benefit of the Guarantied Parties that all obligations and liabilities of any other Loan Party to such Guarantor of whatever description, including, without limitation, all intercompany receivables of such Guarantor from any other Loan Party (collectively, the “Junior Claims”) shall be subordinate and junior in right of payment to all Guarantied Obligations. If an Event of Default shall exist, no Guarantor shall accept any direct or indirect payment (in cash, property or securities, by setoff or otherwise) from any other Loan Party on account of or in any manner in respect of any Junior Claim until all of the Guarantied Obligations (other than contingent indemnification obligations for which no claims have been made, Letters of Credit that have been Cash Collateralized in accordance with the terms of the Loan Agreement, and other obligations permitted to survive the termination of the Loan Agreement) have been paid in full.

Section 14. Avoidance Provisions. It is the intent of each Guarantor, the Administrative Agent and the other Guarantied Parties that in any Proceeding, such Guarantor’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Guarantied Parties) to be avoidable or unenforceable against such Guarantor in such Proceeding as a result of Applicable Law, including, without limitation, (a) Section 548 of the Bankruptcy Code and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise. The Applicable Laws under which the possible avoidance or unenforceability of the obligations of such Guarantor hereunder (or any other obligations of such Guarantor to the Guarantied Parties) shall be determined in any such Proceeding are referred to as the “Avoidance Provisions”. Accordingly, to the extent that the obligations of any Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guarantied Obligations for which such Guarantor shall be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of any Guarantor hereunder (or any other obligations of such Guarantor to the Guarantied Parties), to be subject to avoidance under the Avoidance Provisions. This Section is intended solely to preserve the rights of the Administrative Agent and the other Guarantied Parties hereunder to the maximum extent that would not cause the obligations of any Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Guarantor or any other Person shall have any right or claim under this Section as against the Guarantied Parties that would not otherwise be available to such Person under the Avoidance Provisions.

Section 15. Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Borrower and the other Loan Parties, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that neither of the Administrative Agent nor any other Guarantied Party shall have any duty whatsoever to advise any Guarantor of information regarding such circumstances or risks.

Section 16. Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

SECTION 17. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION; VENUE.

(a)    EACH GUARANTOR, AND EACH OF THE ADMINISTRATIVE AGENT AND THE OTHER GUARANTIED PARTIES BY ACCEPTING THE BENEFITS HEREOF, ACKNOWLEDGES THAT ANY DISPUTE OR CONTROVERSY BETWEEN SUCH GUARANTOR, THE ADMINISTRATIVE AGENT OR ANY OF THE OTHER GUARANTIED PARTIES WOULD BE BASED ON DIFFICULT AND COMPLEX ISSUES OF LAW AND FACT AND WOULD RESULT IN DELAY AND EXPENSE TO THE PARTIES. ACCORDINGLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE GUARANTORS, AND THE ADMINISTRATIVE AGENT AND THE OTHER GUARANTIED PARTIES BY ACCEPTING THE BENEFITS HEREOF HEREBY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT OR TRIBUNAL IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO ARISING OUT OF THIS GUARANTY.

(b)    EACH OF THE GUARANTORS, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY AGREES THAT THE FEDERAL DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK AND ANY STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, NEW YORK, NEW YORK, SHALL HAVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG THE GUARANTORS, THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOANS AND LETTERS OF CREDIT, THE NOTES OR ANY OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING HEREFROM OR THEREFROM. THE GUARANTORS AND EACH OF THE LENDERS EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS WITH RESPECT TO SUCH CLAIMS OR DISPUTES. EACH PARTY FURTHER WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM, AND EACH AGREES NOT TO PLEAD OR CLAIM THE SAME. THE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE BRINGING OF ANY ACTION BY THE AGENT OR ANY LENDER OR THE ENFORCEMENT BY THE AGENT OR ANY LENDER OF ANY JUDGMENT OBTAINED IN SUCH FORUM IN ANY OTHER APPROPRIATE JURISDICTION.

(c)    THE PROVISIONS OF THIS SECTION HAVE BEEN CONSIDERED BY EACH PARTY WITH THE ADVICE OF COUNSEL OF ITS OWN SELECTION AND WITH A FULL UNDERSTANDING OF THE LEGAL CONSEQUENCES THEREOF, AND SHALL SURVIVE THE PAYMENT OF THE LOANS AND ALL OTHER AMOUNTS PAYABLE HEREUNDER OR UNDER THE

OTHER LOAN DOCUMENTS, THE TERMINATION OR EXPIRATION OF ALL LETTERS OF CREDIT AND THE TERMINATION OF THIS GUARANTY.

Section 18. Loan Accounts. The Administrative Agent and each Lender may maintain books and accounts setting forth the amounts of principal, interest and other sums paid and payable with respect to the Guarantied Obligations arising under or in connection with the Loan Agreement, and in the case of any dispute relating to any of the outstanding amount, payment or receipt of any of such Guarantied Obligations or otherwise, the entries in such books and accounts shall constitute prima facie evidence of amounts and other matters set forth therein. The failure of the Administrative Agent or any Lender to maintain such books and accounts shall not in any way relieve or discharge any Guarantor of any of its obligations hereunder.

Section 19. Waiver of Remedies. No delay or failure on the part of the Administrative Agent or any other Guarantied Party in the exercise of any right or remedy it may have against any Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by the Administrative Agent or any other Guarantied Party of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other such right or remedy.

Section 20. Termination. This Guaranty shall remain in full force and effect with respect to each Guarantor until (i) termination of the Loan Agreement in accordance with Section 12.10. thereof or (ii) following the release of a Guarantor or Guarantors in accordance with Section 7.12.(b) of the Loan Agreement, no Person is a Guarantor; provided that the provisions of Section 9 of this Guaranty shall continue in full force and effect after such termination.

Section 21. Successors and Assigns. Each reference herein to the Administrative Agent or any other Guarantied Party shall be deemed to include such Person’s respective successors and assigns (including, but not limited to, any holder of the Guarantied Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to each Guarantor shall be deemed to include such Guarantor’s successors and permitted assigns, upon whom this Guaranty also shall be binding. In accordance with Section 12.5. of the Loan Agreement, the Guarantied Parties may, in accordance with the applicable provisions of the Loan Agreement, assign, transfer or sell any Guarantied Obligation, or grant or sell participations in any Guarantied Obligations, to any Person without the consent of, or notice to, any Guarantor and without releasing, discharging or modifying any Guarantor’s obligations hereunder. Subject to Section 12.8. of the Loan Agreement, each Guarantor hereby consents to the delivery by the Administrative Agent and any other Guarantied Party to any Assignee or Participant (or any prospective Assignee or Participant) of any financial or other information regarding the Borrower or any Guarantor. No Guarantor may assign or transfer its obligations hereunder to any Person without the prior written consent of all Lenders, which consent may be withheld, conditioned, or delayed in the Lenders’ sole and exclusive discretion, except as permitted under Section 9.7. of the Loan Agreement, and any such assignment or other transfer to which all of the Lenders have not so consented or which is not permitted under Section 9.7. of the Loan Agreement shall be null and void. A Guarantor may be released from its obligations hereunder only if expressly permitted by Section 7.12.(b) of the Loan Agreement or with the consent of each Lender pursuant to Section 12.6.(b)(xi) of the Loan Agreement.

Section 22. JOINT AND SEVERAL OBLIGATIONS. THE OBLIGATIONS OF THE GUARANTORS HEREUNDER SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH GUARANTOR CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE “GUARANTIED OBLIGATIONS” AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER GUARANTORS HEREUNDER.

Section 23. Amendments. This Guaranty may not be amended except in writing signed by the Administrative Agent and each Guarantor, subject to Section 12.6. of the Loan Agreement.

Section 24. Payments. All payments to be made by any Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Administrative Agent at its Principal Office, not later than 2:00 p.m. prevailing Eastern time, on the date one Business Day after demand therefor.

Section 25. Notices. All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to each Guarantor at its address set forth below its signature hereto, (b) to the Administrative Agent or any other Guarantied Party at its address for notices provided for in the Loan Agreement, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties. All such notices, and other communications shall be effective: (i) if mailed, when received; (ii) if telecopied, when transmitted; (iii) if hand delivered or sent by overnight courier, when delivered; or (iv) if delivered in accordance with Section 12.14. of the Loan Agreement to the extent applicable; provided, however, that, in the case of the immediately preceding clauses (i), (ii) and (iii), non-receipt of any communication as the result of any change of address of which the sending party was not notified or as the result of a refusal to accept delivery shall be deemed receipt of such communication.

Section 26. Severability. In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 27. Headings. Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

Section 28. Limitation of Liability.    Neither the Administrative Agent nor any other Guarantied Party, nor any affiliate, officer, director, employee, attorney, agent, or representative of the Administrative Agent or any other Guarantied Party, shall have any liability with respect to, and each Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by a Guarantor in connection with, arising out of, or in any way related to, this Guaranty or any of the other Loan Documents or any of the transactions contemplated by this Guaranty, the Loan Agreement, any of the other Loan Documents or any of the other documents, instruments and agreements evidencing any of the Guarantied Obligations. Each Guarantor hereby waives, releases, and agrees not to sue the Administrative Agent or any other Guarantied Party or any of the Administrative Agent’s or any other Guarantied Party’s affiliates, officers, directors, employees, attorneys, agents, or representatives for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Guaranty, the Loan Agreement or any of the other Loan Documents, or any of the transactions contemplated by thereby.

Section 29. Electronic Delivery of Certain Information. Each Guarantor acknowledges and agrees that information regarding the Guarantor may be delivered electronically pursuant to Section 12.14. of the Loan Agreement.

Section 30. Counterparts. To facilitate execution, this Guaranty and any amendments, waivers, consents or supplements may be executed in any number of counterparts as may be convenient or required (which may be effectively delivered by facsimile, in portable document format (“PDF”) or other similar electronic means). It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single document. It shall not be necessary in making proof of this document to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto.

Section 31. Right of Contribution. The Guarantors hereby agree as among themselves that, if any Guarantor shall make an Excess Payment, such Guarantor shall have a right of contribution from each other Guarantor in an amount equal to such other Guarantor’s Contribution Share of such Excess Payment. The payment obligations of any Guarantor under this Section shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been indefeasibly paid and performed in full and the Commitments have expired or terminated, and none of the Guarantors shall exercise any right or remedy under this Section against any other Guarantor until such Obligations have been indefeasibly paid and performed in full and the Commitments have expired or terminated. Subject to Section 10 of this Guaranty, this Section shall not be deemed to affect any right of subrogation, indemnity, reimbursement or contribution that any Guarantor may have under Applicable Law against the Borrower in respect of any payment of Guarantied Obligations. Notwithstanding the foregoing, all rights of contribution against any Guarantor shall terminate from and after such time, if ever, that such Guarantor shall cease to be a Guarantor in accordance with the applicable provisions of the Loan Documents.

Section 32. Definitions. (a) For the purposes of this Guaranty:

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights.

“Contribution Share” means, for any Guarantor in respect of any Excess Payment made by any other Guarantor, the ratio (expressed as a percentage) as of the date of such Excess Payment of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of the Loan Parties other than the maker of such Excess Payment exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties) of the Loan Parties other than the maker of such Excess Payment; provided, however, that, for purposes of calculating the Contribution Shares of the Guarantors in respect of any Excess Payment, any Guarantor that became a Guarantor subsequent to the date of any such Excess Payment shall be deemed to have been a Guarantor on the date of such Excess Payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such Excess Payment.

“Excess Payment” means the amount paid by any Guarantor in excess of its Ratable Share of any Guarantied Obligations.

“Proceeding” means any of the following: (i) a voluntary or involuntary case concerning any Guarantor shall be commenced under the Bankruptcy Code; (ii) a custodian (as defined in such Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any Guarantor; (iii) any other proceeding under any Applicable Law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding‑up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to any Guarantor; (iv) any Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Guarantor makes a general assignment for the benefit of creditors; (vii) any Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) any Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Guarantor for the purpose of effecting any of the foregoing.

“Ratable Share” means, for any Guarantor in respect of any payment of Guarantied Obligations, the ratio (expressed as a percentage) as of the date of such payment of Guarantied Obligations of (i) the amount by which the aggregate present fair salable value of all of its assets and properties exceeds the amount of all debts and liabilities of such Guarantor (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder) to (ii) the amount by which the aggregate present fair salable value of all assets and other properties of all of the Loan Parties exceeds the amount of all of the debts and liabilities (including contingent, subordinated, unmatured, and unliquidated liabilities, but excluding the obligations of the Loan Parties hereunder) of the Loan Parties; provided, however, that, for purposes of calculating the Ratable Shares of the Guarantors in respect of any payment of Guarantied Obligations, any Guarantor that became a Guarantor subsequent to the date of any such payment shall be deemed to have been a Guarantor on the date of such payment and the financial information for such Guarantor as of the date such Guarantor became a Guarantor shall be utilized for such Guarantor in connection with such payment.

(b)    Terms not otherwise defined herein are used herein with the respective meanings given them in the Loan Agreement.

[Signatures on Following Page]

IN WITNESS WHEREOF, each Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

[GUARANTOR]

By:
Name:
Title:

Address for Notices for all Guarantors:

c/o Lexington Realty Trust
One Penn Plaza, Suite 4015
New York, New York 10119
Attention:    Patrick Carroll
Telecopier:    (212) 594-6600
Telephone:    (212) 692-7215

Accepted:

KEYBANK NATIONAL ASSOCIATION

By:
Name:
Title:

ANNEX I

FORM OF ACCESSION AGREEMENT

This ACCESSION AGREEMENT dated as of ____________, ____ (this “Agreement”), executed and delivered by ______________________, a _____________ (the “New Guarantor”) in favor of KEYBANK NATIONAL ASSOCIATION, in its capacity as Administrative Agent (the “Administrative Agent”) for the Lenders under that certain Amended and Restated Credit Agreement dated as of February 6, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), by and among Lexington Realty Trust (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), the Administrative Agent, and the other parties thereto, for its benefit and the benefit of the Lenders (the Administrative Agent and the Lenders, each individually a “Guarantied Party” and collectively, the “Guarantied Parties”).

WHEREAS, pursuant to the Loan Agreement, the Lenders have agreed to make available to the Borrower certain financial accommodations on the terms and conditions set forth in the Loan Agreement;

WHEREAS, the New Guarantor is owned or controlled by the Borrower, or is otherwise an Affiliate of the Borrower;

WHEREAS, the Borrower, the New Guarantor and the other Subsidiaries of the Borrower, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests to obtain financing from the Lenders through their collective efforts;

WHEREAS, the New Guarantor acknowledges that it will receive direct and indirect benefits from the Lenders making such financial accommodations available to the Borrower under the Loan Agreement, and, accordingly, the New Guarantor is willing to guarantee the Borrower’s obligations to the Administrative Agent and the Lenders on the terms and conditions contained herein; and
WHEREAS, the New Guarantor’s execution and delivery of this Agreement is a condition to the Lenders continuing to make such financial accommodations to the Borrower.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Guarantor, the New Guarantor agrees as follows:
Section 1. Accession to Guaranty. The New Guarantor hereby agrees that it is a “Guarantor” under the Guaranty dated as of [______________], 20__ (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”), made by the Guarantors party thereto in favor of the Administrative Agent, for its benefit and the benefit of the other Guarantied Parties and assumes all obligations of a “Guarantor” thereunder, all as if the New Guarantor had been an original signatory to the Guaranty. Without limiting the generality of the foregoing, the New Guarantor hereby:
(a)    irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all Guarantied Obligations (as defined in the Guaranty);
(b)    makes to the Administrative Agent and the other Guarantied Parties as of the date hereof each of the representations and warranties contained in Section 5 of the Guaranty and agrees to be bound by each of the covenants contained in Section 6 of the Guaranty; and

(c)    consents and agrees to each provision set forth in the Guaranty.

SECTION 2. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 3. Definitions. Capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Loan Agreement.

[Signatures on Next Page]

IN WITNESS WHEREOF, the New Guarantor has caused this Accession Agreement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

[NEW GUARANTOR]

By:
Name:
Title:

(CORPORATE SEAL)

Address for Notices:

c/o Lexington Realty Trust
One Penn Plaza, Suite 4015
New York, New York 10119
Attention:    Patrick Carroll
Telecopier:    (212) 594-6600
Telephone:    (212) 692-7215

Accepted:

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

EXHIBIT I
FORM OF BID RATE NOTE

____________, 20__

FOR VALUE RECEIVED, the undersigned, LEXINGTON REALTY TRUST, a real estate investment trust formed under the laws of the State of Maryland (the “Borrower”), hereby promises to pay to ________________ or its registered assignees (the “Lender”), in care of KeyBank National Association, as Administrative Agent (the “Administrative Agent”) to KeyBank National Association, 225 Franklin Street, Boston, Massachusetts 02110, or at such other address as may be specified in writing by the Administrative Agent to the Borrower, the aggregate unpaid principal amount of Bid Rate Loans made by the Lender to the Borrower under the Credit Agreement (defined below), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Bid Rate Loan, at such office at the rates and on the dates provided in the Credit Agreement.

The date, amount, interest rate and maturity date of each Bid Rate Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Bid Rate Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder.

This Bid Rate Note is one of the Bid Rate Notes referred to in the Amended and Restated Credit Agreement dated as of February 6, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), the Administrative Agent, and the other parties thereto, and evidences Bid Rate Loans made by the Lender thereunder. Terms used but not otherwise defined in this Bid Rate Note have the respective meanings assigned to them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Bid Rate Note upon the occurrence of certain events and for prepayments of Bid Rate Loans upon the terms and conditions specified therein.

Except as permitted by Section 12.5. of the Credit Agreement, this Bid Rate Note may not be assigned by the Lender to any other Person.

THIS BID RATE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non‑payment, protest, notice of protest and all other similar notices.

Time is of the essence for this Bid Rate Note.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Bid Rate Note under seal as of the date first written above.

LEXINGTON REALTY TRUST

By:
Name:	Joseph Bonventre
Title:	Executive Vice President

SCHEDULE OF BID RATE LOANS

This Note evidences Bid Rate Loans made under the within-described Credit Agreement to the Borrower, on the dates, in the principal amounts, bearing interest at the rates and maturing on the dates set forth below, subject to the payments and prepayments of principal set forth below:

Date of Loan	Principal Amount of Loan	Interest Rate	Maturity Date of Loan	Amount Paid or Prepaid	Unpaid Principal Amount	Notation Made By

EXHIBIT J

FORM OF NOTICE OF SWINGLINE BORROWING

____________, 20__

KeyBank National Association, as Administrative Agent
Rosemarie M. Borrelli
4910 Tiedeman Road, 3rd Floor, Brooklyn OH 44144
Mail Code: OH-01-51-0311
Phone: 216-813-4787
Fax: 216-357-6383
Email: Rosemarie_Borrelli@KeyBank.com

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement dated as of February 6, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Lexington Realty Trust (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), KeyBank National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.	Pursuant to Section 2.4.(b) of the Credit Agreement, the Borrower hereby requests that the Swingline Lender make a Swingline Loan to the Borrower in an amount equal to $___________________.

2.	The Borrower requests that such Swingline Loan be made available to the Borrower on ____________, 20__.

3.	The Borrower requests that the proceeds of such Swingline Loan be made available to the Borrower by wire transfer as follows ______________________________.

The Borrower hereby certifies to the Administrative Agent, the Swingline Lender and the Lenders that as of the date hereof, as of the date of the making of the requested Swingline Loan, and after making such Swingline Loan, (a) no Default or Event of Default exists or will exist, and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party are and shall be true and correct in all material respects (except to the extent otherwise qualified by materiality, in which case such representation or warranty are and shall be true and correct in all respects), except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except to the extent otherwise qualified by materiality, in which case such representation or warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in

J-1

factual circumstances not prohibited under the Loan Documents. In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Swingline Loan contained in Article V. of the Credit Agreement will have been satisfied at the time such Swingline Loan is made.

If notice of the requested borrowing of this Swingline Loan was previously given by telephone, this notice is to be considered the written confirmation of such telephone notice required by Section 2.4.(b) of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Notice of Swingline Borrowing as of the date first written above.

LEXINGTON REALTY TRUST

By:
Name:
Title:

J-2

EXHIBIT K

FORM OF SWINGLINE NOTE

$40,000,000    ____________, 2019

FOR VALUE RECEIVED, LEXINGTON REALTY TRUST, a real estate investment trust formed under the laws of the State of Maryland (the “Borrower”), hereby promises to pay to KEYBANK NATIONAL ASSOCIATION or its registered assignees (the “Swingline Lender”), to its address at 225 Franklin Street, Boston, Massachusetts 02110, or at such other address as may be specified in writing by the Swingline Lender to the Borrower, the principal sum of FORTY MILLION AND 00/100 DOLLARS ($40,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of Swingline Loans made by the Swingline Lender to the Borrower under the Credit Agreement (as defined below)), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.

The date, amount of each Swingline Loan, and each payment made on account of the principal thereof, shall be recorded by the Swingline Lender on its books and, prior to any transfer of this Swingline Note, endorsed by the Swingline Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Swingline Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder in respect of the Swingline Loans.

This Swingline Note is the Swingline Note referred to in the Amended and Restated Credit Agreement dated as of February 6, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto and their assignees under Section 12.5. thereof, KeyBank National Association, as Administrative Agent, and the other parties thereto, and evidences Swingline Loans made to the Borrower thereunder. Terms used but not otherwise defined in this Swingline Note have the respective meanings assigned to them in the Credit Agreement.

The Credit Agreement provides for the acceleration of the maturity of this Swingline Note upon the occurrence of certain events and for prepayments of Swingline Loans upon the terms and conditions specified therein.

THIS SWINGLINE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non‑payment, protest, notice of protest and all other similar notices.

Time is of the essence for this Swingline Note.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Swingline Note under seal as of the date first written above.

LEXINGTON REALTY TRUST

By:
Name:	Joseph Bonventre
Title:

SCHEDULE OF SWINGLINE LOANS

This Note evidences Swingline Loans made under the within-described Credit Agreement to the Borrower, on the dates and in the principal amounts set forth below, subject to the payments and prepayments of principal set forth below:

Date of Loan	Principal Amount of Loan	Amount Paid or Prepaid	Unpaid Principal Amount	Notation Made By

EXHIBIT L

RESERVED

L-1

EXHIBIT M

FORM OF TERM NOTE

$____________________    ___________, 2019

FOR VALUE RECEIVED, LEXINGTON REALTY TRUST, a real estate investment trust formed under the laws of the State of Maryland (the “Borrower”), hereby promises to pay to ____________________ or its registered assignees (the “Lender”), in care of KeyBank National Association, as Agent (the “Agent”) at KeyBank National Association, 225 Franklin Street, Boston, Massachusetts 02110, or at such other address as may be specified in writing by the Agent to the Borrower, the principal sum of ________________ AND ____/100 DOLLARS ($____________) (or such lesser amount as shall equal the aggregate unpaid principal amount of Term Loans made by the Lender to the Borrower under the Credit Agreement (as herein defined)), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.
The date and amount of each Term Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender either on the schedule attached hereto or on its books and records, and, prior to any transfer of this Term Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Credit Agreement or hereunder.
This Term Note is one of the Term Notes referred to in the Amended and Restated Credit Agreement dated as of February 6, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), the Agent, and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.
The Credit Agreement provides for the acceleration of the maturity of this Term Note upon the occurrence of certain events and for prepayments of Term Loans upon the terms and conditions specified therein.
Except as permitted by Section 12.5. of the Credit Agreement, this Term Note may not be assigned by the Lender to any Person.
THIS 2021 TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.
The Borrower hereby waives presentment for payment, demand, notice of demand, notice of non-payment, protest, notice of protest and all other similar notices.

Time is of the essence for this Term Note.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Term Note under seal as of the date first written above.

LEXINGTON REALTY TRUST

By:
Name:	Joseph Bonventre
Title:

EXHIBIT N

FORM OF BID RATE QUOTE REQUEST

______________, 20__

KeyBank National Association, as Agent
Rosemarie M. Borrelli
4910 Tiedeman Road, 3rd Floor, Brooklyn OH 44144
Mail Code: OH-01-51-0311
Phone: 216-813-4787
Fax: 216-357-6383
Email: Rosemarie_Borrelli@KeyBank.com

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement dated as of February 6, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Lexington Realty Trust (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), KeyBank National Association, as Agent (the “Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

1.	The Borrower hereby requests Bid Rate Quotes for the following proposed Bid Rate Borrowings:

Borrowing Date	Amount[1]	Type[2]	Interest Period[3]
______________, 20__	$____________	____________	______ days

2.	The Borrower’s Debt Rating, as applicable, as of the date hereof is:

S&P        _______
Moody’s    _______
Fitch        _______

___________________
1 Minimum amount of $10,000,000 and integral multiples of $1,000,000 in excess thereof.
2 Insert either Absolute Rate (for Absolute Rate Loan) or LIBOR Margin (for LIBOR Margin Loan).
3 No less than 7 days and up to 180 days after the borrowing date and must end on a Business Day.

N-1

3.	After giving effect to the Bid Rate Borrowing requested herein, the total amount of Bid Rate Loans outstanding shall be $______________.[4]

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Bid Rate Quote Request as of the date first written above.

LEXINGTON REALTY TRUST

By:
Name:
Title:

___________________
4 Must not be in excess of one-half of the aggregate amount of all existing Revolving Loan Commitments.

N-2

EXHIBIT O

FORM OF BID RATE QUOTE

________________, ____

KeyBank National Association, as Agent
Rosemarie M. Borrelli
4910 Tiedeman Road, 3rd Floor, Brooklyn OH 44144
Mail Code: OH-01-51-0311
Phone: 216-813-4787
Fax: 216-357-6383
Email: Rosemarie_Borrelli@KeyBank.com

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement dated as of February 6, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Lexington Realty (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), KeyBank National Association, as Agent (the “Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

In response to Borrower’s Bid Rate Quote Request dated _____________, 20__, the undersigned hereby makes the following Bid Rate Quote(s) on the following terms:

1.	Quoting Lender:____________________________

2.	Person to contact at quoting Lender:____________________________

3.	The undersigned offers to make Bid Rate Loan(s) in the following principal amount(s), for the following Interest Period(s) and at the following Bid Rate(s):

Borrowing Date	Amount	Type	Interest Period	Bid Rate

__________, 20__	$_____________	__________	______days	______%
__________, 20__	$_____________	__________	______days	______%
__________, 20__	$_____________	__________	______days	______%
______________________
1 Minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof.
2 Insert either Absolute Rate (for Absolute Rate Loan) or LIBOR Margin (for LIBOR Margin Loan).
3 No less than 7 days and up to 180 days after the borrowing date and must end on a Business Day.

O-1

The undersigned understands and agrees that the offer(s) set forth above, subject to satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate[s] the undersigned to make the Bid Rate Loan(s) for which any offer(s) [is/are] accepted, in whole or in part.

[Name of Quoting Lender]

By:
Name:
Title:

O-2

EXHIBIT P

FORM OF BID RATE QUOTE ACCEPTANCE

__________________, 20__

KeyBank National Association, as Agent
Rosemarie M. Borrelli
4910 Tiedeman Road, 3rd Floor, Brooklyn OH 44144
Mail Code: OH-01-51-0311
Phone: 216-813-4787
Fax: 216-357-6383
Email: Rosemarie_Borrelli@KeyBank.com

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement dated as of February 6, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Lexington Realty Trust (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), KeyBank National Association, as Agent (the “Agent”), and the other parties thereto. Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Credit Agreement.

Borrower hereby accepts the following Bid Rate Quotes relating to Bid Rate Loans to be made to the Borrower on ____________, 20__:

Quote Date	Interest Period	Absolute Rate/LIBOR Margin	Quoting Lender	Amount Accepted

__________, 20__	___________	_____%	_______________	$___________
__________, 20__	___________	_____%	_______________	$___________
__________, 20__	___________	_____%	_______________	$___________

The Borrower hereby certifies to the Administrative Agent and the Lenders that as of the date hereof, as of the date of the making of the requested Bid Rate Loans, and after making such Bid Rate Loans, (a) no Default or Event of Default exists or will exist, and (b) the representations and warranties made or deemed made by the Borrower and each other Loan Party in the Loan Documents to which any of them is a party are and shall be true and correct in all material respects (except to the extent otherwise qualified by materiality, in which case such representation or warranty are and shall be true and correct in all respects), except to the extent that such representations and

P-1

warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (except to the extent otherwise qualified by materiality, in which case such representation or warranty shall have been true and correct in all respects) on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents. In addition, the Borrower certifies to the Administrative Agent and the Lenders that all conditions to the making of the requested Bid Rate Loans contained in Article V. of the Credit Agreement will have been satisfied at the time such Bid Rate Loans are made.

IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Bid Rate Quote Acceptance as of the date first written above.

LEXINGTON REALTY TRUST

By:
Name:
Title:

P-2

EXHIBIT Q

FORM OF DESIGNATION AGREEMENT

THIS DESIGNATION AGREEMENT dated as of ___________, _____ (the “Agreement”) by and among _________________________ (the “Designating Lender”), _________________________ (the “Designated Lender”) and KEYBANK NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”).
WHEREAS, the Designating Lender is a Lender under that certain Amended and Restated Credit Agreement dated as of February 6, 2019 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among LEXINGTON REALTY TRUST (the “Borrower”), the financial institutions party thereto and their assignees under Section 12.5. thereof (the “Lenders”), KeyBank National Association, as Administrative Agent (the “Administrative Agent”), and the other parties thereto;
WHEREAS, pursuant to Section 12.5.(h), the Designating Lender desires to designate the Designated Lender as its “Designated Lender” under and as defined in the Credit Agreement; and
WHEREAS, the Administrative Agent consents to such designation on the terms and conditions set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged by the parties hereto, the parties hereto hereby agree as follows:
Section 1. Designation. Subject to the terms and conditions of this Agreement, the Designating Lender hereby designates the Designated Lender, and the Designated Lender hereby accepts such designation, to have a right to make Bid Rate Loans on behalf of the Designating Lender pursuant to Section 2.3. of the Credit Agreement. Any assignment by the Designating Lender to the Designated Lender of rights to make a Bid Rate Loan shall only be effective at the time such Bid Rate Loan is funded by the Designated Lender. The Designated Lender, subject to the terms and conditions hereof, hereby agrees to make such accepted Bid Rate Loans and to perform such other obligations as may be required of it as a Designated Lender under the Credit Agreement.
Section 2. Designating Lender Not Discharged. Notwithstanding the designation of the Designated Lender hereunder, the Designating Lender shall be and remain obligated to the Borrower, the Administrative Agent and the Lenders for each and every obligation of the Designating Lender and its related Designated Lender with respect to the Credit Agreement and the other Loan Documents, including, without limitation, any indemnification obligations under Section 11.7. of the Credit Agreement and any sums otherwise payable to the Borrower by the Designated Lender.
Section 3. No Representations by Designating Lender. The Designating Lender makes no representation or warranty and, except as set forth in Section 8 below, assumes no responsibility pursuant to this Agreement with respect to (a) any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument and document furnished pursuant thereto and (b) the financial condition of the Borrower, any other Loan Party or any other Subsidiary of the Borrower or the performance or observance by the Borrower or any other Loan Party of any of its obligations under any Loan Document to which it is a party or any other instrument or document furnished pursuant thereto.

Section 4. Representations and Covenants of Designated Lender. The Designated Lender makes and confirms to the Administrative Agent, the Designating Lender, and the other Lenders all of the representations, warranties and covenants of a Lender under Article XI of the Credit Agreement. Not in limitation of the foregoing, the Designated Lender (a) represents and warrants that it (i) is legally authorized to enter into this Agreement; (ii) is an “accredited investor” (as such term is used in Regulation D of the Securities Act) and (iii) meets the requirements of a “Designated Lender” contained in the definition of such term contained in the Credit Agreement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information (including without limitation the Loan Documents) as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c)  confirms that it has, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent, or any of their respective officers, directors, employees, agents or counsel, and based on such financial statements and such other documents and information, made its own credit analysis and decision to become a Designated Lender under the Credit Agreement; (d) appoints and authorizes the Administrative Agent to take such action as contractual representative on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof together with such powers as are reasonably incidental thereto; and (e) agrees that it will become a party to and shall be bound by the Credit Agreement, the other Loan Documents to which the other Lenders are a party on the Effective Date (as defined below) and will perform in accordance therewith all of the obligations which are required to be performed by it as a Designated Lender. The Designated Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Lender or counsel to the Administrative Agent or any of their respective officers, directors, employees and agents, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any Note or pursuant to any other obligation. The Designated Lender acknowledges and agrees that except as expressly required under the Credit Agreement, the Administrative Agent shall have no duty or responsibility whatsoever, either initially or on a continuing basis, to provide the Designated Lender with any credit or other information with respect to the Borrower, any other Loan Party or any other Subsidiary or to notify the Designated Lender of any Default or Event of Default.
Section 5. Appointment of Designating Lender as Attorney‑In‑Fact. The Designated Lender hereby appoints the Designating Lender as the Designated Lender’s agent and attorney‑in‑fact, and grants to the Designating Lender an irrevocable power of attorney, to receive any and all payments to be made for the benefit of the Designated Lender under the Credit Agreement, to deliver and receive all notices and other communications under the Credit Agreement and other Loan Documents and to exercise on the Designated Lender’s behalf all rights to vote and to grant and make approvals, waivers, consents of amendments to or under the Credit Agreement or other Loan Documents. Any document executed by the Designating Lender on the Designated Lender’s behalf in connection with the Credit Agreement or other Loan Documents shall be binding on the Designated Lender. The Borrower, the Administrative Agent and each of the Lenders may rely on and are beneficiaries of the preceding provisions.
Section 6. Acceptance by the Administrative Agent. Following the execution of this Agreement by the Designating Lender and the Designated Lender, the Designating Lender will (i) deliver to the Administrative Agent a duly executed original of this Agreement for acceptance by the Administrative Agent and (ii) pay to the Administrative Agent the fee, if any, payable under the applicable provisions of the Credit Agreement whereupon this Agreement shall become effective as of the date of such acceptance or such other date as may be specified on the signature page hereof (the “Effective Date”).

Section 7. Effect of Designation. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, the Designated Lender shall be a party to the Credit Agreement with a right to make Bid Rate Loans as a Lender pursuant to Section 2.3. of the Credit Agreement and the rights and obligations of a Lender related thereto; provided, however, that the Designated Lender shall not be required to make payments with respect to such obligations except to the extent of excess cash flow of the Designated Lender which is not otherwise required to repay obligations of the Designated Lender which are then due and payable. Notwithstanding the foregoing, the Designating Lender, as agent for the Designated Lender, shall be and remain obligated to the Borrower, the Administrative Agent and the Lenders for each and every of the obligations of the Designated Lender and the Designating Lender with respect to the Credit Agreement.

Section 8. Indemnification of Designated Lender. The Designating Lender unconditionally agrees to pay or reimburse the Designated Lender and save the Designated Lender harmless against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed or asserted by any of the parties to the Loan Documents against the Designated Lender, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Designated Lender hereunder or thereunder, provided that the Designating Lender shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Designated Lender’s gross negligence or willful misconduct.

Section 9. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 10. Counterparts. This Agreement may be executed in any number of counterparts each of which, when taken together, shall constitute one and the same agreement.

Section 11. Headings. Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.

Section 12. Amendments; Waivers. This Agreement may not be amended, changed, waived or modified except by a writing executed by all parties hereto.

Section 13. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 14. Definitions. Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Designation Agreement as of the date and year first written above.

EFFECTIVE DATE:

DESIGNATING LENDER:
[NAME OF DESIGNATING LENDER]

By:
Name:
Title:

DESIGNATED LENDER:
[NAME OF DESIGNATED LENDER]

By:
Name:
Title:

Accepted as of the date first written above.

ADMINISTRATIVE AGENT:

KEYBANK NATIONAL ASSOCIATION, as Administrative Agent

By:
Name:
Title:

EXHIBIT R-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of February 6, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among LEXINGTON REALTY TRUST (the “Borrower”), each of the financial institutions initially a signatory thereto together with their assignees under Section 12.5. thereof (the “Lenders”), KeyBank National Association, as the Administrative Agent (the “Administrative Agent”), and the other parties thereto.

Pursuant to the provisions of Section 3.12. of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate or in such IRS Form W-8BEN or such IRS Form W-8BEN-E changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:	________ ___, 20___

R-1-1

EXHIBIT R-2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of February 6, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among LEXINGTON REALTY TRUST (the “Borrower”), each of the financial institutions initially a signatory thereto together with their assignees under Section 12.5. thereof (the “Lenders”), KeyBank National Association, as the Administrative Agent (the “Administrative Agent”), and the other parties thereto.

Pursuant to the provisions of Section 3.12. of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate or in such IRS Form W-8BEN or such IRS Form W-8BEN-E changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	________ ___, 20___

R-2-1

EXHIBIT R-3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of February 6, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among LEXINGTON REALTY TRUST (the “Borrower”), each of the financial institutions initially a signatory thereto together with their assignees under Section 12.5. thereof (the “Lenders”), KeyBank National Association, as the Administrative Agent (the “Administrative Agent”), and the other parties thereto.

Pursuant to the provisions of Section 3.12. of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate or in such IRS Form W-8IMY, such IRS Form W-8BEN or such IRS Form W-8BEN-E changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

Date:	________ ___, 20___

R-3-1

EXHIBIT R-4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement dated as of February 6, 2019 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among LEXINGTON REALTY TRUST (the “Borrower”), each of the financial institutions initially a signatory thereto together with their assignees under Section 12.5. thereof (the “Lenders”), KeyBank National Association, as the Administrative Agent (the “Administrative Agent”), and the other parties thereto.

Pursuant to the provisions of Section 3.12. of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate or in such IRS Form W-8IMY, such IRS Form W-8BEN or such IRS Form W-8BEN-E changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:	________ ___, 20___

R-4-1